 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1997

                                                 REGISTRATION NO. 333-35873
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                      EQUITY RESIDENTIAL PROPERTIES TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

        MARYLAND                    6513                    13-3675988
    (STATE OR OTHER          (PRIMARY STANDARD            (IRS EMPLOYER
    JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR         CLASSIFICATION CODE
     ORGANIZATION)                 NUMBER)

                      TWO NORTH RIVERSIDE PLAZA, SUITE 400
                               CHICAGO, IL 60606
                                 (312) 474-1300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               DOUGLAS CROCKER II
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      TWO NORTH RIVERSIDE PLAZA, SUITE 400
                               CHICAGO, IL 60606
                                 (312) 474-1300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
        ERROL R. HALPERIN, ESQ.                KENNETH M. DORAN, ESQ.
          HAL M. BROWN, ESQ.                 GIBSON, DUNN & CRUTCHER LLP
            RUDNICK & WOLFE                    333 SOUTH GRAND AVENUE
 203 NORTH LASALLE STREET, SUITE 1800       LOS ANGELES, CALIFORNIA 90071
        CHICAGO, ILLINOIS 60601                    (213) 229-7000
            (312) 368-4000                   (213) 229-7520 (TELECOPIER)
      (312) 236-7516 (TELECOPIER)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                  Revised Preliminary Copy

                                     LOGO
                           TWO NORTH RIVERSIDE PLAZA
                            CHICAGO, ILLINOIS 60606

                                                         November 14, 1997

Dear Shareholder:

  You are cordially invited to attend a special meeting of shareholders of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), to be held at One North Franklin, Chicago, Illinois, on December 17, 1997, at 10:00 a.m., local time (the "EQR Special Meeting").

  At the EQR Special Meeting, you will be asked to approve the acquisition of the multifamily property business of Evans Withycombe Residential, Inc., a Maryland corporation ("EWR"), by EQR through the tax-free merger of EWR into EQR (the "Merger"). In the Merger, each outstanding share of common stock of EWR will be converted into 0.5 of a common share of beneficial interest of EQR.

  Details of the proposed Merger and information regarding EQR and EWR are contained in the attached Joint Proxy Statement/Prospectus, which you are encouraged to read carefully. Special note should be taken of the risk factors relating to the proposed Merger, which are discussed beginning on page 15 of the attached Joint Proxy Statement/Prospectus.

  Your Board of Trustees believes that the proposed acquisition of EWR by EQR will benefit EQR by (i) acquiring a high quality portfolio of approximately 16,000 apartment units, (ii) making the resulting company better equipped to meet competitive challenges by increasing its size and achieving greater economics of scale, (iii) improving its access to capital and (iv) improving its capability to expand and monitor EQR's relationships with third-party developers who build multifamily properties for EQR to purchase upon completion.

  Your Board of Trustees has carefully reviewed and considered the terms and conditions of the Merger and has received and considered the opinion of J.P. Morgan Securities Inc. ("J.P. Morgan") dated August 27, 1997 to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration to be paid by EQR in connection with the Merger was fair to EQR from a financial point of view. A copy of the written opinion of J.P. Morgan is included as Appendix C to the Joint Proxy Statement/Prospectus and should be read carefully in its entirety. Your Board of Trustees has approved the Merger and believes the Merger is in the best interests of EQR and its shareholders, and recommends that all shareholders vote FOR approval of the Merger.

  The Merger requires the affirmative vote of EQR shareholders owning a majority of the outstanding shares of EQR Common. Accordingly, whether or not you plan to attend the EQR Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it has been voted at the EQR Special Meeting. If you attend the EQR Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated. This solicitation is made on behalf of the Board of Trustees of EQR.

                                      Sincerely,
                                      LOGO
                                      Douglas Crocker II,
                                      Chief Executive Officer, President and
                                       Trustee

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

  NOTICE IS HEREBY GIVEN that a special meeting of shareholders ("EQR Special Meeting") of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), will be held at One North Franklin, Chicago, Illinois, on December 17, 1997 at 10:00, a.m. local time, to consider and vote on a proposal to approve the merger of Evans Withycombe Residential, Inc., a Maryland corporation ("EWR"), into EQR, pursuant to an Agreement and Plan of Merger entered into by EQR and EWR on August 27, 1997.

  Only holders of record of common shares of beneficial interest, $.01 par value per share, of EQR at the close of business on November 7, 1997 will be entitled to vote at the EQR Special Meeting.

                                      By Order of the Board of Trustees,

                                      Bruce C. Strohm
                                      Executive Vice President,
                                      Secretary and General Counsel

Chicago, Illinois

November 14, 1997


 PLEASE DATE, SIGN AND RETURN YOUR EQR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                  Revised Preliminary Copy

                      EVANS WITHYCOMBE RESIDENTIAL, INC.
                           6991 EAST CAMELBACK ROAD
                                  SUITE A-200
                           SCOTTSDALE, ARIZONA 85251

Dear Shareholder:

  You are cordially invited to attend a special meeting of shareholders of Evans Withycombe Residential, Inc. ("EWR") to be held at
      , Scottsdale, Arizona, on December 17, 1997, at 9:00 a.m., Arizona time (the "EWR Special Meeting").

  At the EWR Special Meeting, you will be asked to approve the merger (the "Merger") of the multifamily property business of EWR with and into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"). In the Merger, each outstanding share of Common Stock of EWR ("EWR Common") will be converted into 0.5 of a common share of beneficial interest of EQR ("EQR Common").

  Details of the proposed Merger and information regarding EWR and EQR are contained in the attached Joint Proxy Statement/Prospectus, which you are encouraged to read carefully. Special note should be taken of the risk factors relating to the proposed Merger, which are discussed beginning on page 15 of the attached Joint Proxy Statement/Prospectus and which include the following risks:

 . Conflicts of interest due to the fact that certain members of the Board of Directors and management of EWR have certain interests that arise in connection with the Merger that are in addition to the interests of shareholders of EWR generally including, among other things, consulting and employment agreements between EQR and certain executives of EWR; payments in cash by EQR for the value of certain options to purchase EWR Common and for certain bonuses and the issuance of options to purchase EQR Common to certain officers of EWR.

 . EQR is subject to the risks associated with debt or preferred equity financings, including the risk that EQR's cash flow will be insufficient to meet required payments of principal, interest and distributions, the risk that existing indebtedness may not be refinanced or that the terms of such refinancing will not be as favorable as the terms of certain indebtedness, and the risk that necessary capital expenditures for such purposes as renovations and other improvements may not be financed on favorable terms or at all.

 . A substantial portion of EQR's debt was issued pursuant to indentures which restrict the amount of indebtedness (including acquisition financing) that EQR may incur.

 . Immediately following consummation of the Merger, EQR will own properties and bonds collateralized by properties that are subject to restrictive covenants or deed restrictions.

 . Risks associated with (a) a potential change in the relative stock prices of EQR Common and EWR Common prior to the effective time of the Merger and
   (b) a possible reduction in the market price of EQR Common following the Merger.

 . Expectations that the distributions payable with respect to each share of EQR Common will be $2.50 per annum compared to $3.18 per annum with respect to two shares of EWR Common (based upon the distributions per share of EQR Common and EWR Common declared for the four fiscal quarters ending September 30, 1997).

 . Shareholders of EWR and shareholders of EQR are not entitled to dissenting shareholders' appraisal rights under Maryland law.

 . The obligation of EWR to pay a substantial break-up fee and/or break-up expenses under certain circumstances may adversely affect the ability of EWR to engage in another transaction in the event the Merger is not consummated.

 . Upon consummation of the Merger, holders of shares of EWR Common will own approximately 12% of EQR Common and will not have separate approval rights with respect to any actions or decisions of EQR.

 . EQR and EWR are large enterprises with operations in a number of different states. There can be no assurance that costs or other factors associated with the integration of the two companies would not adversely affect future combined results of operations or the benefits of expected cost savings.

  Your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger and has received and considered the written opinion of Morgan Stanley Realty Incorporated ("Morgan Stanley") dated August 27, 1997 to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, matters considered, and limits on the review as stated therein, the proposed consideration to be received by the holders of shares of EWR Common pursuant to the Merger was fair from a financial point of view to such holders. A copy of the written opinion of Morgan Stanley dated August 27, 1997 is included as Appendix D to the Joint Proxy Statement/Prospectus and should be read carefully in its entirety. Your Board of Directors has approved the Merger and believes the Merger is in the best interests of EWR and its shareholders, and recommends that all shareholders vote FOR approval of the Merger.

  The Merger requires the affirmative vote of EWR shareholders holding a majority of the outstanding shares of EWR Common. Accordingly, whether or not you plan to attend the EWR Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it has been voted at the EWR Special Meeting. If you attend the EWR Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated. This solicitation is made on behalf of the Board of Directors of EWR.

                                      Sincerely,

                                      Stephen O. Evans
                                      Chairman of the Board and Chief
                                       Executive Officer

                      EVANS WITHYCOMBE RESIDENTIAL, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

  NOTICE IS HEREBY GIVEN that a special meeting of shareholders ("EWR Special Meeting") of Evans Withycombe Residential, Inc., a Maryland corporation
("EWR"), will be held at               , Scottsdale, Arizona, on December 17,
1997 at 9:00 a.m., Arizona time, to consider and vote on a proposal to approve the merger of EWR into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), pursuant to an Agreement and Plan of Merger entered into by EWR and EQR on August 27, 1997.

  Only holders of record of shares of Common Stock, $.01 par value per share, of EWR at the close of business on November 7, 1997 will be entitled to vote at the EWR Special Meeting.

                                      By Order of the Board of Directors

                                      Paul R. Fannin
                                      Senior Vice President, Chief Financial
                                       Officer and Secretary

Scottsdale, Arizona

November 14, 1997


 PLEASE DATE, SIGN AND RETURN YOUR EQR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                                      AND

                      EVANS WITHYCOMBE RESIDENTIAL, INC.

                             JOINT PROXY STATEMENT

                                ---------------

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                                  PROSPECTUS

  This Joint Proxy Statement/Prospectus is being furnished to the shareholders of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), in connection with the solicitation of proxies on behalf of the Board of Trustees of EQR ("EQR Board of Trustees") for use at a special meeting of the holders of common shares of beneficial interest, $.01 par value per share, of EQR ("EQR Common") to be held on December 17, 1997 and at any adjournments or postponements thereof ("EQR Special Meeting"). At the EQR Special Meeting, holders of EQR Common ("EQR Common Shareholders") will be asked to approve the merger of Evans Withycombe Residential, Inc., a Maryland corporation ("EWR"), into EQR (the "Merger") pursuant to an Agreement and Plan of Merger dated as of August 27, 1997 by and between EQR and EWR (the "Merger Agreement"). A copy of the Merger Agreement is attached hereto as Appendix A. Certain capitalized terms herein are defined in the glossary beginning on page G-1.

  This Joint Proxy Statement/Prospectus also is being furnished to the shareholders of EWR in connection with the solicitation of proxies on behalf of the Board of Directors of EWR ("EWR Board of Directors") for use at a special meeting ("EWR Special Meeting" and, together with the EQR Special Meeting, the "Meetings of Shareholders") of the holders of Common Stock, $.01 par value per share, of EWR ("EWR Common") to be held on December 17, 1997 and at any adjournments or postponements thereof. At the EWR Special Meeting, holders of EWR Common ("EWR Common Shareholders") will be asked to approve the Merger.

  In considering whether to approve the Merger, the shareholders of EQR and EWR voting on the Merger should consider, in addition to the other information in the Joint Proxy Statement/Prospectus, the matters discussed under "Risk Factors" on page 15. Such matters include:

  . The inability of EQR to maintain the growth rate which it has experienced since 1993.

  . Adverse consequences associated with debt or preferred equity financing, including the risk that EQR's cash flow will be insufficient to meet required payments of principal and interest, the risk that existing indebtedness may not be refinanced or that the terms of such refinancing will not be as favorable as the terms of current indebtedness, and the risk that necessary capital expenditures for such purposes as renovations and other improvements may not be financed on favorable terms or at all.

  . Possible change in share prices of EQR Common and EWR Common prior to the time the Merger becomes effective.

  . Possible payment of liquidated damages and expenses: the Merger Agreement provides for a "Break-Up Fee" of $14 million (the "Break-Up Fee") plus "Break-Up Expenses" of up to $2.5 million (the "Break-Up Expenses") payable by EWR to EQR if the Merger Agreement is terminated by either EQR or EWR under certain circumstances and if EWR enters into an agreement regarding an "Acquisition Proposal," as defined herein in "The Merger--Termination Provisions", which is consummated. If the Merger Agreement is terminated by either EQR or EWR under certain other circumstances, either EQR or EWR will be required to pay the other party's Break-Up Expenses of up to $2.5 million. See "The Merger-- Termination Provisions."

  . Shareholders of EQR and EWR do not have appraisal rights in connection with the Merger under Maryland law.

  In addition to the matters discussed above, shareholders of EWR should also consider the matters discussed under "Risk Factors" on page 15, including:

  . Possible conflicts of interest due to the fact that certain directors and members of management of EWR, pursuant to existing agreements, have certain interests that arise in connection with the Merger that are in addition to the interests of shareholders of EWR generally including, among other things, consulting and employment agreements between EQR and certain executives of EWR; payments in cash by EQR for the value of certain options to purchase EWR stock and for certain bonuses and the issuance of options to purchase EQR stock to certain officers of EWR.

  . The expectation that the distributions with respect to each share of EQR Common will be $2.50 per annum compared to $3.18 per annum with respect to two shares of EWR Common (based upon the distributions per share of EQR Common and EWR Common declared for the four quarters ending September 30, 1997).

  This Joint Proxy Statement/Prospectus also relates to the shares of EQR Common issuable to the EWR Common Shareholders upon consummation of the Merger. On September 12, 1997, the last reported sales price of a share of EQR Common on the NYSE was $51 1/16. On September 12, 1997, the last reported sales price of a share of EWR Common on the NYSE was $25 1/8.

  This Joint Proxy Statement/Prospectus and the forms of proxy are first being mailed to all EQR Common Shareholders and EWR Common Shareholders on or about November 14, 1997.

  SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY SHAREHOLDERS OF EQR AND EWR.

                                --------------

 THE SECURITIES TO  WHICH THIS  JOINT PROXY  STATEMENT/PROSPECTUS RELATE HAVE
  NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
   OR  BY ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE SECURITIES  AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR  ADEQUACY OF THIS JOINT  PROXY STATEMENT/PROSPECTUS. ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The date of this Joint Proxy Statement/Prospectus is November 14, 1997.

                             AVAILABLE INFORMATION

  EQR has filed a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of EQR Common to be issued in connection with the Merger. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

  EQR, EQR's operating partnership subsidiary, ERP Operating Limited Partnership, an Illinois limited partnership ("ERP Operating Partnership"), EWR, and EWR's operating partnership subsidiary, Evans Withycombe Residential, L.P., a Delaware limited partnership ("EWRLP") are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by EQR and EWR can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at its Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov. EQR Common and EWR Common are currently listed on the New York Stock Exchange ("NYSE") and such reports, proxy statements and other information concerning EQR and EWR can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  All information contained in this Joint Proxy Statement/Prospectus with respect to EWR and its subsidiaries, including EWRLP, has been supplied by EWR, and all information with respect to EQR and its subsidiaries, including ERP Operating Partnership, has been supplied by EQR.

  No person is authorized to give any information or to make any representation not contained in this Joint Proxy Statement/Prospectus, or incorporated in it by reference, and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction where or from any person to whom it is unlawful to make such offer, or solicitation of an offer, or proxy solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of the securities offered pursuant to this Joint Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of EQR or EWR since the date of this Joint Proxy Statement/Prospectus.

  All documents that are incorporated by reference in this Joint Proxy Statement/Prospectus but which are not delivered herewith are available without charge (other than exhibits to such documents which are not specifically incorporated by reference therein) upon request from, in the case of documents relating to EQR, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, Attention: Cynthia McHugh, telephone (312) 474-1300, and, in the case of documents relating to EWR, 6991 East Camelback Road, Suite A200, Scottsdale, Arizona 85251, Attention: Secretary, telephone (602) 840-1040. In order to insure timely delivery of the documents, any request should be made by December 7, 1997.

                     INFORMATION INCORPORATED BY REFERENCE
                   IN THIS JOINT PROXY STATEMENT/PROSPECTUS

  The following documents filed with the Commission by EQR or by EWR pursuant to the
Exchange Act are hereby incorporated in this Joint Proxy Statement/Prospectus by reference:

 1. EQR's current report on Form 8-K dated May 23, 1996

 2. EQR's current report on Form 8-K dated November 15, 1996

 3. EQR's current report on Form 8-K/A dated May 23, 1996

 4. EQR's current report on Form 8-K/A dated November 15, 1996

 5. EQR's current report on Form 8-K dated January 16, 1997

 6. EQR's current report on Form 8-K dated March 12, 1997

 7. EQR's current report on Form 8-K dated March 17, 1997

 8. EQR's current report on Form 8-K dated March 19, 1997

 9. EQR's current report on Form 8-K dated March 20, 1997

10. EQR's current report on Form 8-K, dated March 24, 1997

11. EQR's annual report on Form 10-K for the year ended December 31, 1996

12. EQR's Amendment No. 1 to the annual report on Form 10-K for the year ended December 31, 1996 filed April 3, 1997

13. EQR's quarterly report on Form 10-Q dated for the quarter ended March 31,
    1997

14. EQR's current report on Form 8-K dated May 16, 1997

15. EQR's current report on Form 8-K dated May 20, 1997

16. EQR's current report on Form 8-K dated May 30, 1997, filed June 5, 1997

17. EQR's current report on Form 8-K dated May 30, 1997, filed June 9, 1997


18. EQR's current report on Form 8-K dated June 10, 1997

19. EQR's current report on Form 8-K dated June 23, 1997

20. EQR's quarterly report on Form 10-Q for the quarter ended June 30, 1997

21. EQR's current report on Form 8-K dated August 15, 1997

22. EQR's current report on Form 8-K dated August 27, 1997

23. EQR's current report on Form 8-K dated September 10, 1997

24. EQR's current report on Form 8-K dated September 11, 1997

25. EQR's current report on Form 8-K dated September 17, 1997

26. EQR's current report on Form 8-K dated September 18, 1997

27. EQR's current report on Form 8-K dated October 9, 1997

28. The information prescribed by Items 12, 13, 14, 15 and 16 of Form S-11 contained in EQR's Registration Statement on Form S-11 (No. 33-80420) dated July 20, 1994, as amended

29. The description of EQR Common contained in EQR's Registration Statement on Form 8-A/A dated August 10, 1993

30. EQR's Amendment No. 1 to Form 8-A dated May 30, 1997

31. EQR's Joint Proxy Statement/Prospectus dated April 25, 1997

32. EQR's definitive Proxy Statement relating to EQR's Annual Meeting of the Shareholders dated June 17, 1997

33. EWR's current report on Form 8-K dated February 14, 1997

34. EWR's Amendment No. 1 to the annual report on Form 10-K for the year ended December 31, 1996, dated March 11, 1997

35. EWR's Amendment No. 2 to the annual report on Form 10-K for the year ended December 31, 1996, dated March 20, 1997

36. EWR's Amendment No. 3 to the annual report on Form 10-K for the year ended December 31, 1996, dated March 25, 1997

37. EWR's Amendment No. 4 to the annual report on Form 10-K for the year ended December 31, 1996, dated March 26, 1997

38. EWR's proxy statement filed May 7, 1997

39. EWR's quarterly report on Form 10-Q for the quarter ended March 31, 1997

40. EWR's quarterly report on Form 10-Q for the quarter ended June 30, 1997

41. EWR's current report on Form 8-K dated August 26, 1997

42. EWR's current report on Form 8-K dated August 27, 1997

43. All documents subsequently filed by EQR or EWR pursuant to Section 13(a), 13(d), 14 or 15(d) of the Exchange Act prior to the date of the Meetings of Shareholders.

  Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                        JOINT PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................   1
RISK FACTORS..............................................................  15
  Conflicts of Interest...................................................  15
  Size and Rapid Growth of EQR............................................  15
  Decrease in Distributions Per Share to EWR Shareholders.................  15
  Potential Change in Relative Stock Prices...............................  15
  Termination Payments if Merger Fails to Occur...........................  16
  Potential Adverse Effects of Combining the Companies....................  16
  Adverse Consequences of Debt Financing and Preferred Shares.............  16
  Control and Influence by Significant Shareholders.......................  17
  Potential Environmental Liability.......................................  17
  General Real Estate Investment Considerations; Changes in Laws..........  17
  Ownership Limit and Limits on Changes in Control........................  18
  Consequences of Failure to Qualify as a REIT............................  19
  Dependence on Key Personnel.............................................  20
  No Appraisal Rights under Maryland Law..................................  20
  Distribution Requirements Potentially Increasing Indebtedness of EQR....  20
  Exemptions for Mr. Zell and Others from Maryland Business Combination
   Law which Tend to Inhibit Takeovers....................................  20
THE MEETINGS OF SHAREHOLDERS..............................................  21
  EQR.....................................................................  21
  EWR.....................................................................  21
THE MERGER................................................................  22
  Terms of the Merger.....................................................  22
  Transactions Relating to the ERP Operating Partnership..................  22
  Background of the Merger................................................  23
  Reasons for the Merger; Recommendation of the EQR Board of Trustees.....  25
  Reasons for the Merger; Recommendation of the EWR Board of Directors....  27
  Opinion of Financial Advisor--EQR.......................................  28
  Opinion of Financial Advisor--EWR.......................................  31
  Effective Time of the Merger............................................  34
  Representations and Warranties; Conditions to the Merger................  34
  No Appraisal Rights.....................................................  35
  Regulatory Matters......................................................  35
  Termination Provisions..................................................  35
  Termination Fee and Expenses............................................  36
  No Solicitation of Other Transactions...................................  36
  Conversion of Shares....................................................  37
  Appointment of Exchange Agent...........................................  37
  Exchange of Certificates................................................  37
  Conduct of Business Pending the Merger..................................  37
  Limitations on the Sale or Refinancing of Certain Properties............  39
  Waiver and Amendment....................................................  39
  Stock Exchange Listing..................................................  39
  Anticipated Accounting Treatment........................................  40
  Shares Available for Resale.............................................  40
FEDERAL INCOME TAX CONSEQUENCES...........................................  40
  Federal Income Tax Consequences of Merger...............................  40
  Qualification of EQR as a REIT..........................................  41
  Tax Aspect of EQR's Investments in Partnerships.........................  44
  Taxation of Shareholders................................................  46

                                                                           PAGE
                                                                           ----
INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS..........................  49
  Consulting Agreement....................................................  49
  Employment Agreement....................................................  49
  Senior Officers.........................................................  49
  Change in Control Agreements............................................  49
  Restricted Share Grants.................................................  50
  EWR Options.............................................................  50
  EQR Options.............................................................  50
  Unit Contribution Agreement.............................................  50
  Sale of Stock...........................................................  50
EQR SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA AND OTHER
 REQUIRED FINANCIAL STATEMENTS............................................  51
POLICIES OF EQR WITH RESPECT TO CERTAIN ACTIVITIES........................  68
MANAGEMENT AND OPERATION OF EQR AFTER THE MERGER..........................  70
SECURITY OWNERSHIP OF MANAGEMENT..........................................  71
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS..............................  73
COMPARISON OF RIGHTS OF SHAREHOLDERS......................................  74
LEGAL MATTERS.............................................................  77
EXPERTS...................................................................  77
AUDITORS..................................................................  78
SHAREHOLDER PROPOSALS.....................................................  78
GLOSSARY.................................................................. G-1
APPENDIX AAGREEMENT AND PLAN OF MERGER.................................... A-1
APPENDIX BARTICLES OF MERGER.............................................. B-1
APPENDIX COPINION OF J.P. MORGAN SECURITIES INC........................... C-1
APPENDIX DOPINION OF MORGAN STANLEY REALTY INCORPORATED................... D-1

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  Certain statements in the Summary and under captions "Risk Factors," "The Merger-Reasons for the Merger; Recommendation of the EQR Board of Trustees," "Reasons for the Merger; Recommendation of the EWR Board of Directors," "Opinion of Financial Advisor-EQR," "Opinion of Financial Advisor-EWR" and elsewhere in this Joint Proxy Statement/Prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of EQR or EWR or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, which will, among other things, affect demand for multifamily properties, availability and credit worthiness of prospective tenants, lease rents and the availability of financing; adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate development and acquisition; governmental actions and initiatives; environmental/safety requirements; ability to achieve anticipated cost savings and operating efficiencies from the Merger; and other changes and factors referenced in this Joint Proxy Statement/Prospectus and the documents incorporated herein by reference.

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements contained in this Joint Proxy Statement/Prospectus, the Appendices hereto and the documents incorporated by reference herein.

  Certain capitalized terms used in this summary are defined elsewhere in this Joint Proxy Statement/Prospectus. As used in this Joint Proxy Statement/Prospectus, except where the context requires otherwise, "EQR" means Equity Residential Properties Trust, a Maryland real estate investment trust, and its subsidiaries, including ERP Operating Partnership (as defined in the following clause) as the survivor of the merger between Wellsford Residential Property Trust ("Wellsford") and Equity Residential Properties Trust and both Equity Residential Properties Trust and Wellsford as predecessors to EQR; "ERP Operating Partnership" means ERP Operating Limited Partnership, an Illinois limited partnership of which EQR is the general partner, and its subsidiaries; "EWR" means Evans Withycombe Residential, Inc., a Maryland corporation, and its subsidiaries, including EWRLP (as defined in the following clause); and "EWRLP" means Evans Withycombe Residential, L.P., a Delaware limited partnership of which EWR is the general partner, and its subsidiaries.

PARTIES TO THE MERGER

  EQR. EQR, one of the largest publicly traded REITs (based on the aggregate market value of its outstanding equity capitalization), is a self-administered and self-managed equity REIT. EQR was organized in March 1993 and commenced operations as a publicly traded company on August 18, 1993 upon the completion of its initial public offering (the "EQR IPO"). EQR was formed to continue the multifamily property business objectives and acquisition strategies of certain affiliated entities controlled by Mr. Samuel Zell, Chairman of the Board of Trustees of EQR. These entities had been engaged in the acquisition, ownership and operation of multifamily properties since 1969. EQR's senior executives average over 23 years of experience in the multifamily property business.

  EQR is the largest publicly traded REIT owner of multifamily properties (based on the number of apartment units owned and total revenues earned). As of June 30, 1997, EQR owned or had interests in a portfolio of 346 multifamily properties containing 100,636 apartment units and managed approximately 9,573 additional units owned by affiliated entities. As of June 30, 1997, the properties EQR owned or had interests in had an average occupancy rate of approximately 95%. These properties are located in the following 32 states:
Arizona, Arkansas, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Michigan, Minnesota, Missouri, New Hampshire, New Jersey, New Mexico, Nevada, North Carolina, Ohio, Oklahoma, Oregon, South Carolina, Tennessee, Texas, Utah, Virginia, Washington and Wisconsin.

  All of EQR's interests in its properties are held directly or indirectly by, and substantially all of its operations relating to the properties are conducted through, ERP Operating Partnership. EQR controls ERP Operating Partnership as the sole general partner and, as of June 30, 1997, owned approximately 91% of ERP Operating Partnership's outstanding common partnership interests ("ERP OP Units"), which may be exchanged by the holders thereof for either shares of EQR Common, on a one-for-one basis or, at EQR's option, the cash equivalent thereof.

  EQR's corporate headquarters and executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and its telephone number is (312) 474-1300. In addition, EQR has regional operations centers in Chicago, Illinois; Dallas, Texas; Denver, Colorado; Seattle, Washington; Tampa, Florida; and Bethesda, Maryland; and area offices in Atlanta, Georgia; Las Vegas, Nevada; Phoenix, Arizona; Portland, Oregon; San Antonio and Houston, Texas; Irvine and Stockton, California; Ypsilanti, Michigan; Raleigh, North Carolina; Ft. Lauderdale, Florida; Nashville, Tennessee; and Kansas City, Kansas.

  EWR. EWR is a publicly traded, self-administered and self-managed equity REIT, which commenced operations as a publicly traded company in August 1994. As of June 30, 1997, EWR owned or had interests in a portfolio of 52 multifamily properties containing 15,443 apartment units (including communities stabilized and under development) and managed 1,759 additional units owned by affiliated entities. As of June 30, 1997, the properties EWR owned or had interests in had an average occupancy rate of 87.7%. These properties are located in Arizona and Southern California.

  All of EWR's interests in its properties are held directly or indirectly by, and all of EWR's operations are conducted through, EWRLP. EWR is the sole general partner and also a limited partner of EWRLP and as of August 31, 1997 owned approximately 81.7% of EWRLP's outstanding partnership interests ("EWR OP Units").

  EWR's corporate headquarters and executive offices are located at 6991 East Camelback Road, Suite A200, Scottsdale, Arizona 85251, and its telephone number is (602) 840-1040.

RISK FACTORS

  In considering whether to approve the Merger, the shareholders of EQR and EWR voting on the Merger should consider, in addition to the other information in this Joint Proxy Statement/Prospectus, the matters discussed under "Risk Factors". Such matters include:

  . Possible conflicts of interest due to the fact that certain members of management of EWR, pursuant to existing agreements, have certain interests that arise in connection with the Merger that are in addition to the interests of shareholders of EWR generally including, among other things, consulting and employment agreements between EQR and certain executives of EWR; payments in cash by EQR for the value of certain options to purchase EWR stock and for certain bonuses and the issuance of options to purchase EQR stock to certain officers of EWR.

  . The inability of EQR to maintain the growth rate which it has experienced since 1993.

  . Expectations that the distributions payable to former EWR shareholders with respect to each share of EQR Common will be $2.50 per annum compared to $3.18 per annum with respect to two shares of EWR Common (based upon the distributions per share of EQR Common and EWR Common declared for the four quarters ending September 30, 1997).

  . Adverse consequences associated with debt or preferred equity financing, including the risk that EQR's cash flow will be insufficient to meet required payments of principal and interest, the risk that existing indebtedness may not be refinanced or that the terms of such refinancing will not be as favorable as the terms of current indebtedness, and the risk that necessary capital expenditures for such purposes as renovations and other improvements may not be financed on favorable terms or at all.

  . Share prices of EQR Common and EWR Common may change prior to the time the Merger becomes effective.

  . Possible payment of liquidated damages and expenses: the Merger Agreement provides for a "Break-Up Fee" of $14 million (the "Break-Up Fee") plus "Break-Up Expenses" of up to $2.5 million (the "Break-Up Expenses") payable by EWR to EQR if the Merger Agreement is terminated by either EQR or EWR under certain circumstances and, if EWR, within one year thereafter, enters into an agreement regarding an "Acquisition Proposal," as defined herein in "The Merger--Termination Provisions", which is consummated. If the Merger Agreement is terminated by either EQR or EWR under certain other circumstances, either EQR or EWR will be required to pay the other party's Break-Up Expenses of up to $2.5 million. See "The Merger--Termination Provisions."

  . Shareholders of neither EQR nor EWR have appraisal rights in connection with the Merger under Maryland law.

TERMS OF THE MERGER

  The Merger Agreement provides that, upon satisfaction or waiver of the conditions set forth therein, EWR will be merged into EQR. The EQR Board of Trustees and EWR Board of Directors have each approved the Merger upon the terms

                             Pre-Merger Structure
                             --------------------

         -------------------------            -------------------------
            Public Shareholders                  Public Shareholders
         -------------------------            -------------------------


         -------------------------            -------------------------
            Equity Residential                    Evans Withycombe
             Properties Trust                     Residential, Inc.
         -------------------------            -------------------------


                     General                  General Partner
                     Partner 91%                  and Limited
                                                 Partner 82%*

     Limited                                                      Limited
   Partners 9%                                                  Partners 18%

                    ERP                                Evans
                 Operating                           Withycombe
            Limited Partnership                   Residential, L.P.


                  100,636                              15,443
             Apartment Units**                    Apartment Units**


*    Owns 1% as General Partner and approximately 81% as a limited partner.
** As of June 30, 1997. Includes stabilized communities and communities under development.

                             Merger Transactions
                             -------------------


         -------------------------            -------------------------
            Equity Residential       Merger       Evans Withycombe
             Properties Trust                     Residential, Inc.
         -------------------------            -------------------------


     Limited                                                      Limited
   Partners                                                      Partners*

                    ERP          Contribution**        Evans
                 Operating          ERP Units        Withycombe
            Limited Partnership                   Residential, L.P.


                  100,636                              15,443
             Apartment Units***                   Apartment Units***


* Immediately following the effectiveness of the Merger, each Limited Partner of EWRLP may contribute and certain limited partners of EWRLP have agreed to contribute their limited partnership units in EWRLP to ERP in exchange for ERP OP Units based on the Exchange Ratio.

** It is the intention of ERP that the Contribution will occur when permitted under the Asset Contribution Agreement. Subsequent to the effectiveness of the Merger and consummation of the Contribution, EQR and ERP will be co-general partners of EWRLP.

***  As of June 30, 1997.

                      Post-Merger Transactions Structure
                      ----------------------------------


Equity Residential Properties Trust            Former Evans Withycombe
    Public Shareholders 88%**        Residential, Inc. Public Shareholders 12%**


                              Equity Residential
                               Properties Trust
                              General Partner 90%

                                                       Former Evans
           ERP Operating                                Withycombe
        Limited Partnership                          Residential, L.P.
       Limited Partners 8%**                       Limited Partners 2%**


                                      ERP
                                   Operating
                              Limited Partnership



                                    116,079
                               Apartment Units*


*    As of June 30, 1997.
**   Assuming all contemplated transactions are consummated.

and conditions set forth in the Merger Agreement. Upon consummation of the Merger (the "Effective Time"), each outstanding share of EWR Common will be converted into 0.5 (the "Exchange Ratio") of a share of EQR Common. At the Effective Time, approximately 2.3% of the outstanding shares of EQR Common will be beneficially owned by affiliates of EQR (assuming that no outstanding options are exercised and no ERP OP Units are exchanged for shares of EQR Common).

TRANSACTIONS RELATING TO ERP OPERATING PARTNERSHIP

  By separate prospectus ERP Operating Partnership is offering to each holder of limited partnership interests in EWRLP (other than EWR) (each an "EWR Unit Holder") the right to contribute all the EWR OP Units owned by it to ERP Operating Partnership in exchange for ERP OP Units (the "Unit Exchange Offer"). The number of ERP OP Units to be received by each EWR Unit Holder who elects to exchange will be equal to the number of EWR OP Units contributed by such EWR Unit Holder multiplied by the Exchange Ratio. Such offer shall be terminated if not accepted by the Closing Date of the sale of assets of EWR to ERP described herein. If such offer is accepted prior to the Effective Time, consummation of each unit contribution shall be conditioned upon the occurrence of, and shall not occur until, the Effective Time.

  Pursuant to an Asset Contribution Agreement (the "Asset Contribution Agreement"), dated as of August 27, 1997, between EWRLP and ERP Operating Partnership, EWRLP agreed, subject to certain conditions, to contribute all of its assets to ERP Operating Partnership (the "Contribution") in exchange for ERP OP Units following the Merger. The number of ERP OP Units to be received by EWRLP in consideration for the Contribution shall equal the number of EWR OP Units outstanding immediately prior to the Contribution multiplied by the Exchange Ratio. The Contribution shall occur upon ERP Operating Partnership giving notice to EWRLP at any time following the first to occur of (i) the date twelve months after the consummation of the Merger, (ii) the date on which EQR receives an opinion of a nationally recognized tax counsel satisfactory to it or a ruling from the Internal Revenue Service (the "IRS") that the Contribution may be effected without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), or (iii) the date on which regulations are promulgated by the Department of the Treasury which, in the opinion of a nationally recognized tax counsel satisfactory to EQR, would permit the Contribution to occur without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Code. If ERP Operating Partnership fails to give such notice by December 31, 1999, the Asset Contribution Agreement shall terminate and EWRLP shall have no further obligations thereunder. ERP Operating Partnership has no obligation to give such notice. The failure of ERP Operating Partnership to give such notice will have no effect on the Merger. The Contribution is also subject to the approval of the limited partners of EWRLP. EWRLP will be dissolved promptly following the consummation of the Contribution and such ERP OP Units will be distributed to the partners of EWRLP in complete liquidation of their partnership interests in EWRLP. The approval by the EWRLP limited partners of the Contribution is not a condition to the consummation of the Merger. EWR is a holder of a majority of the EWR OP Units and has agreed to approve the Contribution.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF EQR AND EWR

  The EQR Board of Trustees believes that the Merger, including the consideration to be paid by EQR, is fair and in the best interests of EQR and its shareholders. The EQR Trustees who voted on the Merger unanimously approved the Merger and unanimously recommend that the EQR Common Shareholders vote FOR the Merger.

  The EQR Board of Trustees considered certain potentially negative factors which could arise from the Merger. These negative factors included the following: (i) the significant costs involved in connection with consummating the Merger and the substantial management time and effort required to effectuate the Merger and integrate the businesses of EQR and EWR, (ii) the Merger would increase the debt of EQR by the assumption of all of EWR's outstanding debt of approximately $445,441,000 at June 30, 1997, (iii) the increase in outstanding debt could adversely affect the ability of EQR to obtain debt financing for additional growth and would subject EQR to the risks of higher leverage, (iv) the possible adverse effects upon the market for EQR Common and upon EQR's ability to raise capital and issue equity in both the public and private markets which might result if the Merger was not consummated, (v) the risk that the anticipated benefits of the Merger might not be fully realized and (vi) the capacity of EQR to manage approximately 16,000 additional apartment units.

  The favorable factors the EQR Board of Trustees considered in reaching the foregoing conclusions were the beliefs that (a) the Merger would solidify EQR's leadership position in the multifamily property industry and EQR as the largest publicly traded REIT (based on the aggregate market value of its outstanding equity capitalization) through the acquisition of a high quality portfolio of approximately 16,000 apartment units, (b) the Merger would increase operating efficiencies through economies of scale, (c) the Merger would provide greater access to the public equity and debt markets, (d) EQR would be a larger and financially stronger company, which would facilitate combinations with other entities, (e) the combination of the EWR properties with those of EQR would expand EQR's operations in Arizona and Southern California, (f) the Merger would provide EQR with the capability to supervise third-party development projects and (g) the Merger could be effectuated through the issuance of new equity rather than through the use of cash or a public offering of equity or debt securities. The EQR Board of Trustees also received the written opinion, dated August 27, 1997, of J.P. Morgan Securities Inc. ("J.P. Morgan") to the effect that, as of such date and based upon and subject to certain matters stated therein, the consideration to be paid by EQR in connection with the Merger was fair, from a financial point of view, to EQR. See "The Merger--Reasons for the Merger; Recommendation of the EQR Board of Trustees" and "Opinion of Financial Advisor--EQR."

  The EWR Board of Directors believes that the Merger is fair to, and in the best interests of, EWR and its shareholders. By unanimous vote, the EWR Board of Directors approved the Merger, and the transactions contemplated thereby, and unanimously recommends that the EWR Common Shareholders vote FOR the Merger.

  The EWR Board of Directors reached its decision after careful consideration of a wide variety of factors, including certain potentially negative factors. These negative factors consisted of the following: (i) after the Merger, the distributions payable to former EWR shareholders with respect to each share of EQR Common will be $2.50 per annum compared to $3.18 per annum with respect to two shares of EWR Common based upon the distributions per share of EQR Common and EWR Common declared for the four quarters ending September 30, 1997, (ii) the possibility that EWR may be required, if the Merger Agreement is terminated under certain circumstances, to pay EQR a Break-Up Fee (as defined herein in "Summary--Risk Factors") of $14 million and to reimburse EQR for Break-Up Expenses (as defined herein in "Summary--Risk Factors") of up to $2.5 million and (iii) the substantial management time and effort required to effectuate the Merger.

  In making its determination with respect to the Merger the EWR Board of Directors also considered, among other things, the following advantages: (a) the Exchange Ratio was more favorable than the then-current market price of EWR Common, (b) the Merger would afford shareholders of EWR Common a significant participation in a much larger and more geographically diversified REIT with greater potential for long-term appreciation and improved access to capital markets, (c) the Merger was the best alternative reasonably available to EWR Common Shareholders, providing the greatest feasibility and potential to maximize shareholder value, (d) the market capitalization of EQR following the Merger is expected to be approximately $6,639,000,000 greater than the then-current market capitalization of EWR, (e) the Exchange Ratio fairly reflected the relative contributions of both companies to the combined entity and (f) the Merger would be tax-free. The EWR Board of Directors also received the written opinion of Morgan Stanley Realty Incorporated ("Morgan Stanley"), dated August 27, 1997, to the effect that, as of such date and based upon certain assumptions and considerations set forth therein, the consideration to be received by EWR Common Shareholders pursuant to the Merger was fair from a financial point of view to such holders. See "The Merger--Reasons for the Merger" and "Opinion of Financial Advisor--EWR."

OPINIONS OF FINANCIAL ADVISORS

  EQR. At the meeting of the Board of Trustees of EQR on August 27, 1997, J.P. Morgan rendered its oral opinion to the Board of Trustees of EQR that, as of such date, the consideration to be paid by EQR in connection with the proposed Merger was fair from a financial point of view to EQR. J.P. Morgan delivered its written opinion to the Board of Trustees of EQR, dated August 27, 1997, that, as of such date and subject to the assumptions made, procedures followed, matters considered and the limits of its review, as set forth in such opinion, the consideration to be paid by EQR in connection with the proposed merger was fair from a financial point of view to EQR. No limitations were imposed by EQR's Board of Trustees upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinion. See "The Merger-- Opinion of Financial Advisor--EQR."

  EWR. At the meeting of the Board of Directors of EWR on August 27, 1997, Morgan Stanley delivered its written opinion to the Board of Directors of EWR, dated August 27, 1997, that as of such date and based upon the assumptions made, matters considered and the limits of its review, as set forth in such opinion, the proposed consideration to be received by the holders of EWR Common pursuant to the Merger was fair to such shareholders from a financial point of view. No limitations were imposed by EWR's Board of Directors upon Morgan Stanley with respect to the investigations made or procedures followed by it in rendering its opinion. See "The Merger--Opinion of Financial Advisor--EWR."

INTERESTS OF CERTAIN PERSONS

  In considering whether to approve the Merger, shareholders should be aware that certain members of the management of EWR and certain members of the EWR Board of Directors have certain interests that arise in connection with the Merger that are in addition to the interests of shareholders of EWR generally. The Board of Directors of EWR considered these interests and deliberated upon any resulting conflicts of interest, unanimously concluding that the advantages of the Merger and the benefits thereof to the shareholders outweighed any conflicts of interest. These additional interests arise under existing agreements with, and annual compensation awards from EWR and agreements relating to, among other things, (i) the Consulting Agreement dated August 27, 1997 between Equity Residential Properties Management Limited Partnership, an Illinois limited partnership and an affiliate of EQR ("EQR Properties Management LP"), and Stephen O. Evans, which shall become effective upon completion of the Merger pursuant to which Mr. Evans will be elected as a Trustee and Executive Vice President--Strategic Investments of EQR and will provide consulting services to EQR Properties Management LP until December 31, 1999, subject to certain early termination provisions provided therein, (ii) the appointment of Richard G. Berry, President, Chief Operating Officer and Director of EWR, to the office of Executive Vice President--Development of EQR upon completion of the Merger, pursuant to the terms of an Employment Agreement which will expire on December 31, 2000, (iii) termination of Change in Control Agreements between EWR and each of Messrs. Evans and Berry, (iv) amendments to the Change in Control Agreements between EWR and six officers of EWR which provide that (a) a payment obligation will arise as of the Closing Date notwithstanding the fact that each officer may perform services for a transitional period thereafter, (b) payment be made within five days after termination of employment (or earlier if required by law) unless such termination occurs during the last two months of a calendar year in which case payment will be made on January 2 of the immediately following calendar year (or earlier if required by law), (c) payments of money will be made in lieu of the vesting of employer contributions to such executives' accounts in the EWR 401(k) plan, and (d) the definition of "change in control" in the Change in Control Agreements will be amended to refer only to the Merger of EWR into EQR and not to any future transactions involving EQR, (v) an amendment to the Change in Control Agreement between EWR and a certain officer which provides that, (a) payment of money shall be made in lieu of the vesting of employer contributions to such executive's account in the EWR 401(k) plan, (b) the definition of "change in control" in the Change in Control Agreement shall be amended to refer only to the Merger of EWR into EQR and not to any future transactions involving EQR and (c) the officer's new position with EQR will not trigger payments under his Change in Control Agreement and (vi) EQR's agreement that all restricted share grants of EWR Common previously made by EWR will become vested and will participate in the Merger on the same basis as all other shares of EWR Common.

  Certain directors, executive officers and employees of EWR who hold options to purchase shares of EWR Common will be allowed to exercise those options which constitute vested incentive share options and will agree not to exercise their other options in exchange for a cash payment equal to the difference between (i) the Exchange Ratio multiplied by the closing price of a share of EQR Common on the New York Stock Exchange ("NYSE") on the Closing Date (the "Closing Price") and (ii) the applicable exercise price of the option, multiplied by the number of shares of EWR Common Shares subject to the option (whether or not vested). After the Effective Date, all employees of EWR who (1) become employees of EQR, and (2) exercise vested incentive share options to purchase shares of EWR Common and/or receive a cash payment in exchange for agreeing not to exercise outstanding options to purchase shares of EWR Common, will receive a nonqualified option to purchase the number of shares of EQR Common equal to (a) the number of shares of EWR Common received upon exercise of vested incentive share options to purchase shares of EWR Common, plus (b) the number of shares of EWR Common subject to each employee's respective EWR options which they agreed not to exercise for cash, multiplied by (c) the Exchange Ratio. Each such option to purchase shares of EQR Common will vest in three equal annual installments with an exercise price per share equal to the Closing Price. See "Interests of Certain Persons in the Merger."

  In addition, pursuant to the terms of the Merger Agreement, EQR has agreed to pay 1997 bonuses to certain employees of EWR under the existing bonus plan of EWR on the date such 1997 bonus would have been paid by EWR had the Merger not occurred; provided, however, that EQR shall have no obligation to pay such bonus to (i) any person who voluntarily terminated his or her employment with EWR prior to the effectiveness of the Merger or (ii) any person who received payment of a pro rata bonus under the terms and conditions set forth under any of the Change in Control Agreements described above.

  EQR will indemnify each director and officer of EWR for all actions taken by such persons on or prior to the Effective Time to the same extent such individuals were indemnified by EWR prior to the Effective Time and expects to obtain "tail insurance" providing for the extension of the directors and officers liability insurance currently maintained by EWR for a period of six years after the Closing Date.

EFFECTIVE TIME OF THE MERGER AND CLOSING DATE

  The closing ("Closing") of the Merger will take place at 10:00 a.m. on the date to be specified by EQR and EWR, which will be no later than the third business day after satisfaction or waiver of the conditions set forth in the Merger Agreement (the "Closing Date"), at the offices of Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, unless another date or place is agreed to in writing by the parties. The Merger will become effective at the Effective time, or at such time as EQR and EWR agree should be specified in the Articles of Merger (not to exceed 30 days after the Articles of Merger are accepted for record by the Department). It is currently anticipated that the Merger will become effective on or about December 19, 1997.

CONDITIONS TO THE MERGER

  The obligations of EQR and EWR to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including, among others, (i) obtaining the requisite approval of the holders of EQR Common and the EWR Common Shareholders, (ii) the absence of any material adverse change in the financial condition, business or operations of EWR or EQR, (iii) the receipt of certain legal opinions, including opinions with respect to the tax consequences of the Merger, (iv) the receipt of all material consents, authorizations, orders and approvals of governmental agencies and third parties and (v) the execution of certain agreements between each of EWR and EQR and their respective affiliates. Each of EQR and EWR has the right to waive any conditions to its obligations to consummate the Merger. See "The Merger-- Conditions of the Merger."

NO APPRAISAL RIGHTS

  Neither the shareholders of EWR nor shareholders of EQR are entitled to dissenting shareholders' appraisal rights under Maryland law. Maryland law does not provide appraisal rights to shareholders of a REIT or corporation in connection with a merger if their respective shares are listed on a national securities exchange, such as the NYSE, on the record date for determining shareholders entitled to vote on such merger. All of the shares of EQR Common and EWR Common outstanding on the record date for determining the shareholders entitled to vote on the Merger were listed on the NYSE.

FEDERAL INCOME TAX CONSEQUENCES OF MERGER

  Rudnick & Wolfe, special counsel to EQR in connection with the Merger, has rendered an opinion to EQR that on the basis of the facts, representations and assumptions set forth in such opinion (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and EQR and EWR will each be a party to such reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by EQR as a result of the Merger; and (iii) no gain or loss will be recognized by either the holders of EQR Common or EQR Preferred as a result of the Merger. Gibson, Dunn & Crutcher LLP, special counsel to EWR in connection with the Merger, has rendered an opinion to EWR that on the basis of the facts, representations and assumptions set forth in such opinion: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and EQR and EWR will each be a party to such reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss for federal income tax purposes will be recognized by EWR as a result of the Merger; (iii) no gain or loss will be recognized by the holders of EWR Common upon the exchange of their EWR Common solely for EQR Common pursuant to the Merger; (iv) the tax basis of the EQR Common received by any holder of EWR Common in exchange for EWR Common pursuant to the Merger will be the same as the tax basis of such EWR Common exchanged therefor; (v) the holding period for EQR Common received in exchange for EWR Common pursuant to the Merger will include the period that such shares of EWR Common were held by the holder, provided that such EWR Common is held as a capital asset by such holder at the Effective Time; and (vi) a holder of EWR Common who receives cash in lieu of a fractional share of EWR Common pursuant to the Merger will recognize gain or loss equal to the difference, if any, between such shareholder's basis in the fractional share and the amount of cash received. For a more detailed discussion of the material U.S. Federal income tax consequences of the Merger and certain other matters related thereto, see "Federal Income Tax Consequences."

TERMINATION

  The Merger Agreement provides that it may be terminated under a number of circumstances at any time prior to the Effective Time, whether before or after the approval of the Merger by the shareholders of EQR and shareholders of EWR. See "The Merger--Termination Provisions."

TERMINATION FEES

  Depending on the reason for the termination of the Merger Agreement, EWR may be required to pay EQR the Break-Up Fee and/or Break-Up Expenses, or EQR may be required to pay EWR Break-Up Expenses. See "The Merger--Termination Fees and Expenses."

ANTICIPATED ACCOUNTING TREATMENT

  The Merger will be treated as a purchase in accordance with Accounting Principles Board Opinion No. 16.

NO SOLICITATION OF OTHER TRANSACTIONS

  EWR has agreed that it (and its subsidiaries) will not permit its officers, directors, employees, agents or financial advisors to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transactions involving all or any significant portion of the assets or any equity securities of it or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement. The Merger Agreement does not, however, prohibit EWR from entering into discussions with respect to an unsolicited proposal if the Board of Directors of EWR determines that such action is required by its fiduciary duties to its shareholders imposed by law.

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

  Each share of EWR Common outstanding immediately prior to the Effective Time will be converted into 0.5 validly issued, fully paid and nonassessable share of EQR Common at the Effective Time.

  All shares of EWR Common, when converted pursuant to the Merger, will no longer be outstanding and will automatically be canceled and retired and each holder of a certificate representing shares of EWR Common will cease to have any rights with respect thereto, except the right to receive certificates representing shares of EQR Common, and cash in lieu of any fractional shares of EQR Common, as well as any distributions declared with respect thereto with a record date after the Effective Time. EWR Common Shareholders should not tender their certificates representing shares of EWR Common with their proxies. As promptly as practicable after the Effective Time, Boston EquiServe LLP, an affiliate of First National Bank of Boston, as the exchange agent ("Exchange Agent"), will mail to the shareholders of EWR transmittal materials for use in exchanging certificates representing shares of EWR Common for certificates evidencing shares of EQR Common. See "The Merger--Exchange of Certificates."

THE MEETINGS OF SHAREHOLDERS

  EQR. The EQR Special Meeting has been called to consider and vote on the approval of the Merger. The EQR Special Meeting will be held on December 17, 1997 at 10 a.m., local time, at One North Franklin, Chicago, Illinois. Only holders of record of EQR Common at the close of business on November 7, 1997 will be entitled to vote at the EQR Special Meeting. Each holder of EQR Common is entitled to one vote per share on the Merger as proposed in the notice of the EQR Special Meeting. EQR had outstanding 74,212,865 shares of EQR Common as of the close of business on October 15, 1997, of which 1,184,989 shares (or approximately 1.6% of the outstanding shares of EQR Common) (including 653,259 shares with respect to which beneficial ownership is disclaimed) were owned beneficially by the officers and trustees of EQR, and such persons have indicated their intention to vote such shares in favor of the Merger. Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of EQR Common. EQR Common Shareholders may revoke their proxies at any time prior to the voting thereof by giving written notice of such revocation to EQR, by executing and delivering a proxy bearing a later date or attending the EQR Special Meeting and voting in person.

  EWR. The EWR Special Meeting has been called to consider and vote on the approval of the Merger. The EWR Special Meeting will be held on December 17,
1997, at 9 a.m., Arizona time, at                   , Scottsdale, Arizona. Only
holders of record of EWR Common at the close of business on November 7 will be entitled to notice of and to vote at the EWR Special Meeting. Each holder of EWR Common is entitled to one vote per share as proposed in the notice of the EWR Special Meeting. EWR had outstanding 20,434,247 shares of EWR Common as of
the close of business on October 30, 1997, of which           shares (or
approximately     % of the outstanding shares of EWR Common) (excluding
shares with respect to which beneficial ownership is disclaimed) were owned beneficially by the officers and directors of EWR, and such persons have indicated their intention to vote such shares in favor of the Merger. Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of EWR Common. EWR Common Shareholders may revoke their proxies at any time prior to the voting thereof by giving written notice of such revocation to EWR, by executing and delivering a proxy bearing a later date or by attending the EWR Special Meeting and voting in person.

  Pursuant to the terms and conditions of that certain Voting Agreement dated August 27, 1997 by and among EQR and Stephen O. Evans, F. Keith Withycombe, EW Investments Limited Partnership and The Evans Family Limited Liability Company (the "Voting Agreement"), each of such persons and entities as the beneficial owners of an aggregate of 5,863,221 shares of EWR Common, representing 22.6% of the outstanding shares of EWR Common has agreed, among other things, to vote his or its shares of EWR Common in favor of the Merger.

EQUITY RESIDENTIAL PROPERTIES TRUST SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following tables set forth the summary unaudited pro forma combined financial data for EQR, giving effect to the Merger as if it had occurred on the dates indicated herein, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma financial statements included elsewhere in the Joint Proxy Statement/Prospectus.

  The summary unaudited pro forma combined operating data are presented as if the Merger had been consummated at the beginning of the period presented.

  The summary unaudited pro forma combined balance sheet is presented as if the Merger had occurred on June 30, 1997. The Merger has been accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger have been made.

  The summary pro forma financial information should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of EQR and EWR incorporated by reference into the Joint Proxy Statement/Prospectus and the unaudited pro forma financial statements and notes thereto included elsewhere in the Joint Proxy Statement/Prospectus.

  The summary unaudited pro forma operating and balance sheet data are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of EQR and EWR would have been for the period and dates presented. Nor does such data purport to represent the results of future periods.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                                                 PRO FORMA         PRO FORMA
                                              SIX MONTHS ENDED    YEAR ENDED
                                               JUNE 30, 1997   DECEMBER 31, 1996
OPERATING DATA:                               ---------------- -----------------
                                                    (AMOUNTS IN THOUSANDS
                                                    EXCEPT PER SHARE DATA)
REVENUES:
Rental Income...............................     $  456,695        $813,142
Fee and asset management....................          3,340           7,906
Interest income-investment in mortgage
 notes......................................          8,011          12,819
Interest and other income...................          9,102          14,314
                                                 ----------        --------
    Total revenues..........................        477,148         848,181
                                                 ----------        --------
EXPENSES:
Property and maintenance....................        117,571         230,219
Real estate taxes and insurance.............         45,075          77,208
Property management.........................         16,772          28,376
Fee and asset management....................          1,569           3,837
Depreciation................................        103,247         187,125
Interest:
  Expense incurred..........................         85,800         148,873
  Amortization of deferred financing costs..          1,220           4,242
General and administrative..................          8,196          11,363
                                                 ----------        --------
    Total expenses..........................        379,450         691,243
                                                 ----------        --------
Income before gain on disposition of
 properties, (loss) on joint venture
 communities, extraordinary items and
 allocation to Minority Interests...........         97,698         156,938
 Gain on disposition of properties..........          8,885          22,336
 (Loss) on joint venture communities........            (19)            (58)
                                                 ----------        --------
Income before extraordinary items and
 allocation to Minority Interests...........        106,564         179,216
Extraordinary Items:
 Write-off of unamortized costs on
 refinanced debt............................            --           (3,512)
 (Loss) on early extinguishment of debt.....         (1,500)            --
                                                 ----------        --------
Income before allocation to Minority
 Interests..................................        105,064         175,704
 (Income) allocated to Minority Interests...        (10,821)        (18,097)
                                                 ----------        --------
Net income..................................         94,243         157,607
Preferred distributions.....................        (20,939)        (41,563)
                                                 ----------        --------
Net income available to Common Shares.......     $   73,304        $116,044
                                                 ==========        ========
Net income per weighted average Common Share
 outstanding................................     $     0.96        $   1.83
                                                 ==========        ========
Weighted average Common Shares outstanding..         76,283          63,484
                                                 ==========        ========
                                                 PRO FORMA
                                               JUNE 30, 1997
                                               -------------
                                                (AMOUNTS IN
                                                 THOUSANDS)
BALANCE SHEET DATA:
(at end of period)
Real Estate, after accumulated depreciation.     $5,724,218
                                                 ==========
Total assets................................     $6,071,043
                                                 ==========
Total debt..................................     $2,252,046
                                                 ==========
Minority Interests..........................     $  297,087
                                                 ==========
Shareholders' Equity........................     $3,312,749
                                                 ==========

COMPARATIVE PER SHARE DATA

  The following summary presents selected comparative unaudited per share information for EQR on an historical basis adjusted for additional properties acquired in 1997 and EQR and EWR on a pro forma combined basis assuming the combination had been effective throughout the periods presented. EWR pro forma equivalent per share amounts are presented with respect to pro forma information. Such per share amounts allow comparison of historical information, as adjusted, with respect to the value of one share of EWR Common to the corresponding information with respect to the projected value of one share of EQR Common as a result of the Merger by multiplying the pro forma amounts by the Exchange Ratio of .50 to 1.

                                                                  SIX
                                                                 MONTHS
                                                                 ENDED    YEAR
                                                                  JUNE   ENDED
                                                                  30,   DECEMBER
                                                                  1997  31, 1996
                                                                 ------ --------
        Net Income Per Common Share
          EQR................................................... $  .86  $ 1.70
          EWR...................................................    .52     .84
          EQR pro forma combined (A)............................    .96    1.83
          EWR pro forma equivalent (B)..........................    .48     .92
        Cash Distributions Declared Per Common Share
          EQR................................................... $ 1.25  $ 2.40
          EWR...................................................    .81    1.58
          EQR pro forma combined (A)............................   1.25    2.40
          EWR pro forma equivalent (B)..........................    .63    1.20
        Shareholders' Equity Per Common Share
          EQR................................................... $36.16  $28.52
          EWR...................................................  12.84   12.46
          EQR pro forma combined (A)............................  39.67     N/A
          EWR pro forma equivalent (B)..........................  19.83     N/A

-------

(A) The pro forma combined Net Income Per Common Share data for EQR has been prepared assuming that in the Merger each share of EWR Common is converted into .50 of a share of EQR Common resulting in total weighted average outstanding shares of EQR Common of 63,484,000 for the year ended December 31, 1996 and 76,283,000 for the six months ended June 30, 1997. For the Shareholder's Equity Per Common Share data, total outstanding shares of EQR Common was 83,800,000 for the year and six months ended June 30, 1997.

(B) The EWR pro forma equivalent is determined by multiplying the Exchange Ratio (.50) by the EQR pro forma combined per share amounts so that the per share amounts are equated to the comparative values for each share of EWR Common.
COMPARATIVE SHARE PRICES

  EQR. The EQR Common has been traded on the NYSE under the symbol "EQR" since August 11, 1993. The following table sets forth the quarterly high and low sales prices per share of EQR Common reported on the NYSE, as well as the quarterly distributions declared per share of EQR Common, from January 1, 1995 through October 30, 1997.

                                                   HIGH     LOW   DISTRIBUTIONS
                                                 -------- ------- -------------
        1995
        First Quarter........................... $29 1/8  $25 5/8     $ .53
        Second Quarter..........................  29 3/4   24 7/8       .53
        Third Quarter...........................  31 3/4   27 3/4       .53
        Fourth Quarter..........................  31 7/8     28         .59
        1996
        First Quarter...........................  33 3/4   28 1/4       .59
        Second Quarter..........................  33 1/2   30 7/8       .59
        Third Quarter...........................  36 1/8   32 7/8       .59
        Fourth Quarter..........................  43 3/8   35 5/8      .625
        1997
        First Quarter...........................  48 7/8   39 3/4      .625
        Second Quarter..........................  47 1/2   41 1/4      .625
        Third Quarter...........................  54 9/16  47 1/8      .625
        Fourth Quarter (through October 30,
         1997)..................................  54 1/4   47 3/8       --

  On October 30, 1997, the last reported sale price of a share of EQR Common on the NYSE was $50 3/8 per share. On August 27, 1997, the last full trading day prior to the public announcement of the Merger, the last reported sale price of a share of EQR Common on the NYSE was $50 3/8 per share. As of September 10, 1997, EQR's transfer agent reported 1,039 record holders of EQR Common and, as of July, 1997, certain depository entities held shares of EQR Common on behalf of approximately 24,000 beneficial owners at such date.

  EWR. The EWR Common has been traded on the NYSE under the symbol "EWR" since August 11, 1994. The following table sets forth the quarterly high and low sales prices per share of EWR Common reported on the NYSE, as well as the quarterly distributions declared per share of EWR Common from January 1, 1995 through October 30, 1997.

                                                   HIGH     LOW   DISTRIBUTIONS
                                                  ------- ------- -------------
        1995
        First Quarter............................ $20 7/8 $19 1/2     $ .37
        Second Quarter...........................  20 7/8  18 3/8       .37
        Third Quarter............................  20 3/8  18 1/2       .38
        Fourth Quarter...........................  21 5/8  18 7/8       .38
        1996
        First Quarter............................  23 1/4  20 3/4       .39
        Second Quarter...........................  23 1/4  20 1/4       .39
        Third Quarter............................  21 7/8  19 3/4       .40
        Fourth Quarter...........................  22 1/4  20 1/8       .40
        1997
        First Quarter............................  20 1/4  20 3/8      .405
        Second Quarter...........................  21 1/8  19 1/2      .405
        Third Quarter............................  27      20 1/2      .38*
        Fourth Quarter (through October 30,
         1997)...................................  27 3/8  24 1/4       --

-------

   *In connection with the Merger, EWR reduced its dividend for the third quarter of 1997 to $0.38 per share and is required to limit its dividends per share for the fourth quarter of 1997 and thereafter to 50% of the EQR dividend per share declared for the same quarter.

  On September 12, 1997, the last reported sale price of a share of EWR Common on the NYSE was $25 1/8 per share. On August 27, 1997, the last full trading day prior to the public announcement of the Merger, the last reported sale price of a share of EWR Common on the NYSE was $22 1/16. As of September 15, 1997, EWR's transfer agent reported 276 record holders of EWR Common and, as of September 15, 1997, The Depository Trust Company held shares of EWR Common on behalf of approximately 9,100 beneficial owners at such date.

  BECAUSE THE EXCHANGE RATIO IS FIXED AND THE MARKET PRICE OF EQR COMMON IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF EQR COMMON THAT EWR COMMON SHAREHOLDERS WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE MERGER. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR EQR COMMON AND EWR COMMON.

                                 RISK FACTORS

  In considering whether to approve the Merger, the shareholders of EQR and EWR should consider, in addition to the other information in this Joint Proxy Statement/Prospectus, the matters described below.

CONFLICTS OF INTEREST

  Shareholders should be aware that certain officers, directors and members of the management of EWR have certain interests that arise in connection with the Merger and related transactions to be entered into by EWR that are in addition to the interests of shareholders generally. These interests arise under existing agreements with, and annual compensation awards from EWR and agreements relating to, among other things, (i) the Consulting Agreement dated August 27, 1997 between EQR Properties Management LP, and Stephen O. Evans pursuant to which Stephen O. Evans will provide consulting services to EQR Properties Management LP until December 31, 1999 in exchange for $225,000 per annum and certain additional benefits (see Interests of Certain Persons in the Transaction), (ii) the appointment of Stephen O. Evans as a Trustee of EQR and Executive Vice President--Strategic Investments, (iii) the appointment of Richard G. Berry, President, Chief Operating Officer and Director of EWR, to the office of Executive Vice President--Development of EQR upon completion of the Merger pursuant to the terms of an Employment Agreement providing for a salary of $250,000 per annum and certain additional benefits (see Interests of Certain Persons in the Transaction) which shall expire on December 31, 2000,
(iv) amendments to certain Change in Control Agreements between EWR and certain of its executive officers, (v) the right to exercise options to purchase shares of EWR Common which right (a) may be exercised with respect to vested incentive Share options or terminate upon the Effective Time, and (b) will either be forfeited with respect to all other options, in exchange for a cash payment in lieu thereof, (vi) the right to receive an equivalent number (subject to adjustment to take into account the exchange ratio) of options to purchase EQR Common based on the number of vested incentive share options exercised and the number of all other options to purchase EWR Common forfeited in exchange for a cash payment, provided they become EQR employees or (vii) EQR's agreement that all restricted share grants of EWR Common previously made by EWR shall become vested and will participate in the Merger on the same basis as all other shares of EWR Common.

SIZE AND RAPID GROWTH OF EQR

  EQR has grown rapidly since the completion of the EQR IPO on August 18, 1993, at which time EQR owned or held interests in 69 multifamily properties containing 21,725 units. Upon completion of the Merger, based upon the number of properties owned by EQR and EWR as of June 30, 1997, EQR will own or have interests in and operate 398 properties, consisting of 116,079 units, and EQR will continue to be the largest publicly traded multifamily REIT. There can be no assurance that EQR will be able to continue to maintain the growth rate which it has experienced since 1993.

DECREASE IN DISTRIBUTIONS PER SHARE TO EWR SHAREHOLDERS

  Upon the completion of the Merger, it is expected that the distributions with respect to each share of EQR Common will be $2.50 per annum compared to $3.18 per annum with respect to two shares of EWR Common, based upon the distributions per share of EQR Common and EWR Common declared for the four quarters ending September 30, 1997.

POTENTIAL CHANGE IN RELATIVE STOCK PRICES

  In considering whether to approve the Merger, shareholders of EWR should consider the risks associated with (i) a potential change in the relative prices of EQR Common and EWR Common prior to the Effective Time and (ii) a possible reduction in the market price of EQR Common following the Merger, due to future sales of shares of EQR Common or the availability of such shares for future sales, government regulatory action, tax laws, interest rates, the operating performance of EQR and market conditions in general.

  Sales of a substantial number of shares of EQR Common or the perception that such sales could occur could adversely affect prevailing market prices for shares of EQR Common.

  Neither party to the Merger Agreement has the right to terminate such agreement because of any change in the prevailing market price of EQR Common or EWR Common.

TERMINATION PAYMENTS IF MERGER FAILS TO OCCUR

  The Merger Agreement provides for a Break-Up Fee payable by EWR of $14 million plus Break-Up Expenses of up to $2.5 million if the Merger Agreement is terminated by either EQR or EWR under certain circumstances and, within one year after such termination, EWR enters into an agreement regarding an "Acquisition Proposal" (as defined herein in "The Merger--Termination Provisions"), which is consummated. In addition, if the Merger Agreement is terminated for certain reasons, EQR or EWR will be required to pay the other party's Break-Up Expenses of up to $2.5 million. See "The Merger--Termination Fee and Expenses."

  The obligation to pay the Break-Up Fee and/or Break-Up Expenses may adversely affect the ability of EWR to engage in another transaction in the event the Merger is not consummated.

POTENTIAL ADVERSE EFFECTS OF COMBINING THE COMPANIES

  EQR and EWR are large enterprises with operations in a number of different states. There can be no assurance that costs or other factors associated with the integration of the two companies would not adversely affect future combined results of operations or the benefits of expected costs savings.

ADVERSE CONSEQUENCES OF DEBT FINANCING AND PREFERRED SHARES

  General Risks. As of June 30, 1997, the properties of EQR were subject to approximately $961 million of mortgage indebtedness and EQR's total debt equaled approximately $1.7 billion, $361.5 million of which was floating rate debt. In addition, in June 1995, EQR issued 6,120,000 Series A Preferred Shares pursuant to a preferred share offering; in November 1995, EQR issued 5,000,000 depository shares each representing a 1/10 fractional interest in a Series B Preferred Share pursuant to a depository share offering; in September 1996, EQR issued 4,600,000 depository shares each representing a 1/10 fractional interest in a Series C Preferred Share pursuant to a depository share offering; in May 1997, EQR issued 7,000,000 depository shares each representing a 1/10 fractional interest in a Series D Preferred Share pursuant to a depository share offering and also in May 1997, subsequent to the merger of EQR with Wellsford Residential Property Trust ("Wellsford"), Wellsford's 3,999,800 Series A Cumulative Convertible Preferred Shares of Beneficial Interest were redesignated as EQR's 3,999,800 Series E Preferred Shares, Wellsford's 2,300,000 Series B Cumulative Redeemable Preferred Shares of Beneficial Interest were redesignated as EQR's 2,300,000 Series F Preferred Shares, and the 12,650,000 7 1/4% Series G Convertible Cumulative Preferred Shares (collectively, the "Preferred Share Offerings"). EQR used the proceeds from the Preferred Share Offerings to repay indebtedness and to acquire additional properties. EQR is subject to the risks associated with debt or preferred equity financing, including the risk that EQR's cash flow will be insufficient to meet required payments of principal and interest, the risk that existing indebtedness may not be refinanced or that the terms of such refinancing will not be as favorable as the terms of current indebtedness and the risk that necessary capital expenditures for such purposes as renovations and other improvements may not be financed on favorable terms or at all. If EQR were unable to refinance its indebtedness on acceptable terms, or at all, EQR might be forced to dispose of one or more of the properties on disadvantageous terms, which might result in losses to EQR and might adversely affect the cash available for distributions to shareholders. If interest rates or other factors at the time of the refinancing result in higher interest rates upon refinancing, EQR's interest expense would increase, which would affect EQR's ability to make distributions to its shareholders. Furthermore, if a property is mortgaged to secure payment of indebtedness and EQR is unable to meet mortgage payments, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of income and asset value to EQR. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering EQR's ability to meet the REIT distribution requirements of the Code.

  Restrictions on EQR's Activities. A substantial portion of EQR's debt was issued pursuant to certain indentures (the "Indentures") which restrict the amount of indebtedness (including acquisition financing) EQR may incur. Accordingly, in the event that EQR is unable to raise additional equity or borrow money because of the debt restrictions in the indentures, EQR's ability to acquire additional properties may be limited. If EQR is unable to acquire additional properties, its ability to increase the distributions with respect to EQR Common, as it has done in the past, will be limited to management's ability to increase funds from operations, and thereby cash available for distributions, from the existing properties in EQR's portfolio at such time.

  Bond Compliance Requirements. EQR owns several properties that are subject to restrictive covenants or deed restrictions relating to current or previous tax-exempt bond financing and owns the bonds collateralized by several additional properties. EQR has retained an independent outside consultant to monitor compliance with the restrictive covenants and deed restrictions that affect these properties. The bond compliance requirements may have the effect of limiting EQR's income from certain of these properties if EQR is required to lower its rental rates to attract low or moderate income tenants, or eligible/qualified tenants.

CONTROL AND INFLUENCE BY SIGNIFICANT SHAREHOLDERS

  As of September 11, 1997, Mr. Zell, certain current holders (the "Zell Holders") of ERP OP Units issued at the time of the initial public offering of shares of EQR Common (the "EQR IPO") to certain affiliates of Mr. Zell which contributed 33 of the properties at the time of the EQR IPO (the "Zell Original Owners"), Equity Properties Management Corp. ("EPMC") and other affiliates of Mr. Zell owned in the aggregate approximately 5.8% of the shares of EQR Common (assuming that all of the partnership interests in ERP OP Units are exchanged for EQR Common), and certain entities controlled by Starwood Capital Partners L.P. ("Starwood") and its affiliates which contributed 23 of the properties at the time of the EQR IPO (the "Starwood Original Owners") owned in the aggregate approximately 2.3% of EQR Common (assuming that all of the ERP OP Units are exchanged for EQR Common). The Starwood Original Owners, together with the Zell Original Owners, shall be referred to collectively as the "Original Owners." As of September 11, 1997, EQR had options outstanding to purchase approximately 3.8 million shares of EQR Common which it has granted to certain officers, employees and trustees of EQR and consultants to EQR, some of whom are affiliated with Mr. Zell, representing in the aggregate approximately 4.5% of the shares of EQR Common (assuming that all such options are exercised for shares of EQR Common and all of the outstanding ERP OP Units are exchanged for EQR Common). Further, the consent of affiliates of Mr. Zell who are Zell Holders and of the Starwood Original Owners is required for certain amendments to the ERP OP's Fourth Amended and Restated ERP Operating Limited Partnership Agreement of Limited Partnership (the "Partnership Agreement"). Accordingly, Mr. Zell and the Starwood Original Owners may continue to have substantial influence over EQR, which influence might not be consistent with the interests of other shareholders, and on the outcome of any matters submitted to EQR's shareholders for approval. In addition, although there is no current agreement, understanding or arrangement for these shareholders to act together on any matter, these shareholders would be in a position to exercise significant influence over the affairs of EQR if they were to act together in the future.

POTENTIAL ENVIRONMENTAL LIABILITY

  Under various federal, state and local environmental laws, ordinances and regulations, an owner of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. These laws often impose environmental liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure properly to remediate such substances, may adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership (direct or indirect), operation, management and development of real properties, EQR or EWR may considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as for certain other related costs, including governmental fines and injuries to persons and property.

  All of the properties of EQR and EWR have been the subject of a Phase I and, in certain cases, a supplemental environmental assessment completed by qualified independent environmental consultant companies. The most recent environmental assessments for each of such properties were conducted within the last five years. Environmental assessments were obtained prior to the acquisition by EQR and EWR of their respective properties. These environmental assessments have not revealed, nor is EQR or EWR aware of, any environmental liability that EQR's or EWR's management believes would have a material adverse effect on EQR's or EWR's business, results of operations, financial condition or liquidity.

  No assurance can be given that existing environmental assessments with respect to any of EQR's or EWR's properties reveal all environmental liabilities, that any prior owner of a property did not create any material environmental condition not known to EQR or EWR, or that a material environmental condition does not otherwise exist as to any one or more properties.

GENERAL REAL ESTATE INVESTMENT CONSIDERATIONS; CHANGES IN LAWS

  General. Real property investments are subject to varying degrees of risk and are relatively illiquid. Income from real property investments and EQR's resulting ability to make expected distributions to shareholders may be adversely affected by the general economic climate, local conditions such as oversupply of apartment units or a reduction in demand for apartment units in the area, the attractiveness of the properties to tenants, zoning or other regulatory restrictions, the ability of EQR to provide adequate maintenance and insurance, and increased operating costs (including insurance premiums and real estate taxes). EQR's income would also be adversely affected if tenants were unable to pay rent or EQR were unable to rent apartment units on favorable terms. If EQR were unable to promptly relet units or renew the leases for a significant number of apartment units, or if the rental rates upon such renewal or reletting were significantly lower than expected rates, then EQR's funds from operations and ability to make expected distributions to shareholders may be adversely affected. In addition, certain expenditures associated with each equity investment (such as real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in income from the investment. Furthermore, real estate investments are relatively illiquid and, therefore, will tend to limit the ability of EQR to vary its portfolio promptly in response to changes in economic or other conditions.

  Changes in Laws. Increases in real estate taxes, income taxes and service or other taxes generally are not passed through to tenants under existing leases and may adversely affect EQR's funds from operations and its ability to make distributions to shareholders. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect EQR's funds from operations and its ability to make distributions to shareholders.

OWNERSHIP LIMIT AND LIMITS ON CHANGES IN CONTROL

  5% Ownership Limit; Inapplicability to Mr. Zell and Others. In order to maintain its qualification as a REIT under the Code, not more than 50% of the value of the outstanding shares of beneficial interest of EQR may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities). Certain beneficial owners of the Zell Holders and EPMC (i.e., beneficiaries of trusts established for the benefit of Mr. Zell and his family and trusts established for the benefit of the family of Mr. Robert Lurie, a deceased partner of Mr. Zell (the "Lurie Family Trusts")), of the Starwood Original Owners and Mr. Henry H. Goldberg, a trustee of EQR (through their potential ownership of EQR Common) together constitute five individuals for purposes of this test and, under the Internal Revenue Service's (the "Service") rules applicable to determining percentages of ownership, will be deemed to own approximately 6.2% of the value of the outstanding shares of beneficial interest of EQR. Due to such concentration of ownership of EQR, ownership of more than 5% of the lesser of the number or value of the outstanding shares of beneficial interest of EQR by any single shareholder has been restricted, with certain exceptions, for the purpose of maintaining EQR's qualification as a REIT under the Code. Such restrictions in EQR's Declaration of Trust do not apply to the ownership of the 5,541,331 shares of EQR Common subject to acquisition by the holders of ERP OP Units and EPMC through the exchange of Original ERP OP Units. Additionally, EQR's Declaration of Trust allows certain transfers of such shares of EQR Common without the transferees being subject to the 5% ownership limit, provided such transfers do not result in an increased concentration in the ownership of EQR. EQR's Board of Trustees, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Board of Trustees and upon such other conditions as the Board of Trustees may direct, may also exempt a proposed transferee from this restriction.

  The 5% ownership limit, as well as the ability of EQR to issue additional shares of EQR Common or other shares of beneficial interest (which may have rights and preferences senior to shares of EQR Common), may discourage a change of control of EQR and may also (i) deter tender offers for shares of EQR Common, which offers may be advantageous to shareholders, and (ii) limit the opportunity for shareholders to receive a premium for their shares of EQR Common that might otherwise exist if an investor were attempting to assemble a block of shares of EQR Common in excess of 5% of the outstanding shares of beneficial interest of EQR or otherwise effect a change of control of EQR.

  Possible Adverse Consequences of Ownership Limit. To maintain its qualification as a REIT for federal income tax purposes, not more than 50% in value of the outstanding shares of beneficial interest of EQR may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code, to include certain entities). See "Federal Income Tax Considerations--Share Ownership Test." Certain beneficial owners of the Zell Holders (i.e., beneficiaries of trusts established for benefit of Mr. Zell and his family and the family of Mr. Robert Lurie, a deceased partner of Mr. Zell) and EPMC, together with the Starwood Original Owners and Mr. Goldberg (through their potential ownership of EQR Common) together constitute five individuals for purposes of this test and, under the Service's rules applicable to determining percentages of ownership, are deemed to own approximately 6.2% of the value of the outstanding shares of beneficial interest of EQR. To facilitate maintenance of its qualification as a REIT for federal income tax purposes, EQR generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 5% of the issued and outstanding shares of EQR Common and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 5% of the issued and outstanding shares of any class or series of EQR Preferred Shares (collectively, the "Ownership Limit"). The Board of Trustees may, in its reasonable discretion, waive or modify the Ownership Limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Code if it is satisfied, based upon information required to be provided by the party seeking the waiver, that ownership in excess of this limit will not cause a person who is an individual to be treated as owning EQR

Common or EQR Preferred in excess of the Ownership Limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize EQR's status as a REIT for federal income tax purposes. EQR's Declaration of Trust also exempts from the Ownership Limit certain of the beneficial owners of the Original Owners and EPMC, who would exceed the Ownership Limit as a result of the exchange of the ERP OP Units for shares of EQR Common, which ERP OP Units were received by them at the time of the formation of EQR. Absent any such exemption or waiver, EQR Common or EQR Preferred acquired or held in violation of the Ownership Limit will be transferred to a trust for the benefit of a designated charitable beneficiary, with the person who acquired such EQR Common and/or EQR Preferred in violation of the Ownership Limit not entitled to receive any distributions thereon, to vote such EQR Common or EQR Preferred, or to receive any proceeds from the subsequent sale thereof in excess of the lesser of the price paid therefore or the amount realized from such sale. A transfer of EQR Common and/or EQR Preferred to a person who, as a result of the transfer, violates the Ownership Limit may be void under certain circumstances. See "Description of Shares of Beneficial Interest--Restrictions on Ownership and Transfer." The Ownership Limit may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect the shareholder's ability to realize a premium over the then-prevailing market price for EQR Common in connection with such transaction.

  Staggered Board. The Board of Trustees of EQR has been divided into three classes of trustees. As the term of each class expires, trustees for that class will be elected for a three-year term and the trustees in the other two classes will continue in office. The staggered terms for trustees may impede the shareholders' ability to change control of EQR even if a change in control were in the shareholders' interest.

  Preferred Shares. EQR's Declaration of Trust authorizes the Board of Trustees to issue up to 100,000,000 preferred shares of beneficial interest, $.01 par value per share ("EQR Preferred"), and to establish the preferences and rights (including the right to vote and the right to convert into EQR Common) of any EQR Preferred issued. The power to issue EQR Preferred could have the effect of delaying or preventing a change in control of EQR even if a change in control were in the shareholders' interest. As of October 15, 1997, 15,344,800 shares of EQR Preferred were issued and outstanding.

CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

  Taxation as a Corporation. EQR believes that it has qualified and will continue to qualify as a REIT under the Code, commencing with its taxable year ended December 31, 1993. However, no assurance can be given that EQR was organized and has been operated and will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within EQR's control.

  If EQR were to fail to qualify as a REIT in any taxable year, EQR would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. Moreover, unless entitled to relief under certain statutory provisions, EQR also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of EQR available for investment or distribution to shareholders because of the additional tax liability to EQR for the years involved. In addition, distributions to shareholders would no longer be required to be made. See "Federal Income Tax Considerations."

  Other Tax Liabilities. Even if EQR qualifies as a REIT, it will be subject to certain federal, state and local taxes on its income and property. See "Federal Income Tax Considerations--Other Tax Considerations--State and Local Taxes." In addition, EQR's management operations, which are conducted through EQR Properties Management LP and Equity Residential Properties Management Limited Partnership II (collectively, the "EQR Properties Management Partnerships") generally will be subject to federal income tax at regular corporate rates. See "Federal Income Tax Considerations--Other Tax Considerations."

  Consequences of Failure to Qualify as Partnerships. EQR believes that the ERP Operating Partnership, the EQR Properties Management Partnerships and each of the other partnership and limited liability company subsidiaries have been organized as partnerships and will qualify for treatment as such under the Code. If any of such subsidiaries fails to qualify for such treatment under the Code, EQR would cease to qualify as a REIT, and such subsidiary would be subject to federal income tax (including any alternative minimum tax) on its income at corporate rates. See "Federal Income Tax Considerations--Tax Aspects of EQR's Investments in Partnerships."

  Each of EQR and EWR believes it has operated in a manner so as to qualify as a REIT under the Code for all taxable years ending on or before December 31, 1996 and for the period beginning January 1, 1997 and ending on the date hereof.

DEPENDENCE ON KEY PERSONNEL

  EQR is dependent on the efforts of its executive officers. While EQR believes that it could find replacements for these key personnel, the loss of their services may have a temporary adverse effect on the operations of EQR. Except for the Consulting Agreement between Stephen O. Evans and EQR Properties Management LP and the Employment Agreement between Richard G. Berry and EQR Properties Management LP, none of these officers has entered into employment agreements with EQR or any affiliate.

NO APPRAISAL RIGHTS UNDER MARYLAND LAW

  Neither shareholders of EQR nor shareholders of EWR are entitled to appraisal rights in connection with the Merger under Maryland law. Maryland law does not provide appraisal rights to shareholders of a REIT or a corporation in connection with a merger if their shares are listed on a national securities exchange, such as the NYSE, on the record date for determining shareholders entitled to vote on such merger. All of the shares of EQR Common and EWR Common outstanding on the record date for determining the shareholders entitled to vote on the Merger were listed on the NYSE.

DISTRIBUTION REQUIREMENTS POTENTIALLY INCREASING INDEBTEDNESS OF EQR

  EQR may be required from time to time, under certain circumstances, to accrue as income for tax purposes interest and rent earned but not yet received. In such event, or upon the repayment by EQR of principal on debt, EQR could have taxable income without sufficient cash to enable EQR to meet the distribution requirements of a REIT. Accordingly, EQR could be required to borrow funds or liquidate investments on adverse terms in order to meet such distribution requirements. See "Federal Income Tax Considerations-- Distributions from EQR."

EXEMPTIONS FOR MR. ZELL AND OTHERS FROM MARYLAND BUSINESS COMBINATION LAW WHICH TEND TO INHIBIT TAKEOVERS

  Under the Maryland General Corporation Law, as amended ("MGCL"), as applicable to real estate investment trusts, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the trust's shares of beneficial interest or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the trust's then outstanding shares of beneficial interest (an "Interested Shareholder"), or an affiliate of such Interested Shareholder, are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of beneficial interest of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, (unless, among other conditions, the holders of the EQR Common of the trust receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its EQR Common. As permitted by the MGCL, EQR has exempted any business combination involving Mr. Zell, the Zell Original Owners, EPMC and their respective affiliates and associates, present or future, or any other person acting in concert or as a group with any of the foregoing persons and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination between any of them and EQR. As a result, Mr. Zell, the Zell Original Owners, EPMC, any present or future affiliate or associate of theirs or any other person acting in concert or as a group with any of the foregoing persons may be able to enter into business combinations with EQR, which may not be in the best interest of the shareholders, without compliance by EQR with the super-majority vote requirements and other provisions of the MGCL.

                         THE MEETINGS OF SHAREHOLDERS

EQR

  The EQR Special Meeting has been called by the EQR Board of Trustees for the purpose of approving the Merger. The EQR Special Meeting will be held on December 17, 1997, at 10:00 a.m., local time, at One North Franklin, Chicago, Illinois. Only shareholders of record of EQR Common at the close of business on November 7, 1997 will be entitled to vote at the EQR Special Meeting. EQR had outstanding 74,212,865 shares of EQR Common as of the close of business on October 15, 1997. No shares of beneficial interest of EQR other than EQR Common are entitled to vote on the Merger. Each holder of EQR Common is entitled to one vote per share on the Merger. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted in accordance with any direction on the proxy form and, in the absence of a direction, they will be voted FOR the Merger. The shareholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to Bruce C. Strohm, Executive Vice President, Secretary, and General Counsel of EQR, Two North Riverside Plaza, Suite 400, Chicago, IL 60606, by executing and delivering a proxy bearing a later date or by attending the EQR Special Meeting and voting in person.

  The expenses of the solicitation of shareholders of EQR Common will be paid by EQR. In addition to the use of the mail, proxies may be solicited by trustees, officers or regular employees of EQR in person, by telecopy or by telephone. EQR has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. The fee of such firm is estimated to be $6,000, plus reimbursement for out-of-pocket costs and expenses. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares of EQR Common held of record by such persons, and EQR will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

  The presence at the EQR Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of EQR Common is necessary to constitute a quorum under Maryland law and the Second Amended and Restated Bylaws of EQR (the "EQR Bylaws"). Votes cast by proxy or in person at the meeting will be tabulated by election inspectors appointed for such purpose and will determine whether or not a quorum is present. The election inspectors will treat abstentions and "broker non-votes" (i.e., proxies of brokers who have limited authority to vote on specified proposals) as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting. Under the EQR Declaration of Trust, the affirmative vote of the holders of a majority of the outstanding shares of EQR Common is required to approve the Merger.

  Shareholders of EQR Common may mark the accompanying EQR proxy to vote their shares FOR or AGAINST, or to ABSTAIN with respect to, the Merger. An abstention or a broker non-vote will have the effect of a vote against approval of the Merger.

  THE EQR TRUSTEES WHO VOTED ON THE MERGER UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF EQR COMMON VOTE FOR THE MERGER.

  Pursuant to the EQR Bylaws, no business may be transacted at the EQR Special Meeting except that referred to in the accompanying notice of the EQR Special Meeting.

EWR

  The EWR Special Meeting has been called by the EWR Board of Directors for the purpose of approving the Merger. The EWR Special Meeting will be held on
December 17, 1997, at 9 a.m., Arizona time, at          , Scottsdale, Arizona.
Only shareholders of record of EWR Common at the close of business on November 7, 1997 will be entitled to vote at the EWR Special Meeting. EWR had
outstanding            shares of EWR Common as of the close of business on
October 15, 1997, of which           shares (or approximately     % of the
outstanding shares of EWR Common) (excludes         shares where beneficial
ownership is disclaimed) were owned beneficially by the officers and directors of EWR, and such persons have indicated their intention to vote such shares in favor of the Merger. Only shares of EWR Common are entitled to vote on the matters set forth in the notice of the EWR Special Meeting. Each holder of EWR Common is entitled to one vote per share on the matters set forth in the notice of the EWR Special Meeting. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted in accordance with any direction on the proxy form, or in the absence of a direction, they will be voted FOR the Merger. The shareholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to Paul R. Fannin, Senior Vice President, Chief Financial Officer and Secretary of EWR, 6991 East Camelback Road, Suite A-200, Scottsdale, Arizona 85251, by executing and delivering a proxy bearing a later date or by attending the EWR Special Meeting and voting in person.

  The expenses of the solicitation of EWR Common Shareholders will be paid by EWR. In addition to the use of the mail, proxies may be solicited by directors, officers or regular employees of EWR in person, by telecopy or by telephone. EWR has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. The fee of such firm is estimated to be $6,000, plus reimbursement for out-of-pocket costs and expenses. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares of EWR Common held of record by such persons, and EWR will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

  The presence at the EWR Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of EWR Common is necessary to constitute a quorum under Maryland law and EWR's Amended and Restated Bylaws (the "EWR Bylaws"). Votes cast by proxy or in person at the EWR Special Meeting will be tabulated by election inspectors appointed for such purpose who will determine whether or not a quorum is present. The election inspectors will treat abstentions and "broker non-votes" (i.e., proxies of brokers who have limited authority to vote on specified proposals) as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting. Under Maryland law and EWR's Articles of Amendment and Restatement (the "EWR Articles"), the affirmative vote of the holders of a majority of the outstanding shares of EWR Common is required to approve the Merger.

  EWR Common Shareholders may mark the accompanying EWR proxy to vote their shares FOR or AGAINST, or to ABSTAIN from voting with respect to, the Merger. An abstention or a broker non-vote will have the effect of a vote against approval of the Merger.

  THE EWR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EWR COMMON SHAREHOLDERS VOTE FOR THE MERGER.

  The EWR Bylaws provide that no business will be transacted at the EWR Special Meeting except that referred to in the accompanying notice of the EWR Special Meeting.

                                  THE MERGER

  The description of the Merger contained in this Joint Proxy
Statement/Prospectus is qualified in its entirety by reference to the Merger Agreement, the full text of which is attached as Appendix A, and is incorporated herein by reference.

TERMS OF THE MERGER

  The Merger Agreement provides that, upon satisfaction or waiver of the conditions set forth therein, EWR will be merged into EQR. At the Effective Time, each outstanding share of EWR Common will be converted into 0.5 of a share of EQR Common.

  At the Effective Time, each outstanding share of EQR Common will remain unchanged.

  No fractional shares of EQR Common will be issued in connection with the Merger. In lieu thereof, holders of EWR Common will receive a cash payment equal to the average per share closing price of EQR Common on the NYSE for the five trading days immediately preceding the Effective Time, multiplied by the fraction of a share of EQR to which the holder would otherwise be entitled under the Merger Agreement.

TRANSACTIONS RELATING TO THE ERP OPERATING PARTNERSHIP

  By separate prospectus ERP Operating Partnership is offering to each EWR Unit Holder the right to contribute all the EWR OP Units owned by it to ERP Operating Partnership in exchange for ERP OP Units. The number of ERP OP Units to be received by each EWR Unit Holder who elects to exchange will be equal to the number of EWR OP Units contributed by such EWR Unit Holder multiplied by the Exchange Ratio. Such offer shall be terminated if not accepted by the Closing Date of the sale of assets of EWR to ERP described herein. If such offer is accepted prior to the Effective Time, consummation of each unit contribution shall be conditioned upon the occurrence of, and shall not occur until, the Effective Time.

  Pursuant to the Asset Contribution Agreement between EWRLP and ERP Operating Partnership, EWRLP agreed, subject to certain conditions, to contribute all of its assets to ERP Operating Partnership (the "Contribution") in exchange for ERP OP Units following the Merger. The number of ERP OP Units to be received by EWRLP in consideration for the Contribution shall equal the number of EWR OP Units outstanding immediately prior to the Contribution multiplied by the Exchange Ratio. The Contribution shall occur upon ERP Operating Partnership giving notice to EWRLP at any time following the first to occur of (i) the date twelve months after the consummation of the Merger, (ii) the date on which EQR receives an opinion of a nationally recognized tax counsel satisfactory to it or a ruling from the IRS that the Contribution may be effected without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Code or (iii) the date on which regulations are promulgated by the Department of the Treasury which, in the opinion of a nationally recognized tax counsel satisfactory to EQR, would permit the Contribution to occur without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of
Section 368 of the Code. If ERP Operating Partnership fails to give such notice by December 31, 1999, the Asset Contribution Agreement shall terminate and EWRLP shall have no further obligations thereunder. ERP Operating Partnership has no obligation to give such notice. The failure of ERP Operating Partnership to give such notice will have no effect on the Merger. The Contribution is also subject to the approval of the limited partners of EWRLP. EWRLP will be dissolved promptly following consummation of the Contribution and such ERP OP Units shall be distributed to the partners of EWRLP in complete liquidation of their partnership interests in EWRLP. The failure of the EWRLP limited partners to approve the Contribution is not a condition to the consummation of the Merger. EWR is a holder of a majority of the EWR OP Units has agreed to approve the Contribution, subject to the approval of the Merger, by the holders of EWR Common.

BACKGROUND OF THE MERGER

  Since 1993, Douglas Crocker, the President and Chief Executive Officer of EQR and Stephen O. Evans, the Chairman of the Board and Chief Executive Officer of EWR, have had a personal relationship arising out of their participation in the multifamily property business. Since 1994, Mr. Crocker and Mr. Evans have discussed the general status of the multifamily property industry. Messrs. Crocker and Evans each presumed that the multifamily property industry would be the subject of combinations of existing companies in the future and separately considered whether their respective companies should explore a combination with other companies.

  On April 16, 1997, Mr. Evans met with Samuel Zell, Chairman of EQR, Mr. Crocker and Gerald Spector, EQR's Chief Operating Officer, to discuss preliminarily the possibility of a business combination.

  On May 6, 1997, at a regular quarterly meeting of the EWR Board of Directors, Mr. Evans reported to the Directors on multifamily industry consolidation trends and his meeting with Mr. Zell, Mr. Crocker and Mr. Spector on April 16, 1997.

  Pursuant to an engagement letter dated May 7, 1997, EWR retained Morgan Stanley to assist them in a review of strategic alternatives.

  On June 10, 1997, at a meeting of EWR's Board of Directors, Morgan Stanley presented a review of potential strategic alternatives available to EWR. These alternatives included the continuation of EWR's existing strategy of property operation and of pursuing acquisition and development opportunities in its existing markets in Arizona and Southern California, as well as the possibility of a so-called "merger of equals" or the merger of EWR into a larger company. Strategic alternatives were analyzed in light of various characteristics including geographic fit and portfolio quality, as well as the resulting effect on EWR's cost of capital.

  Through early July 1997, Mr. Evans had conversations with members of the EWR Board of Directors to review the possibility of approaching EQR to assess EQR's preliminary interest in pursuing a business combination with EWR on mutually acceptable terms.

  On July 7, 1997, Messrs. Crocker and Spector and David J. Neithercut, Chief Financial Officer of EQR, met with Mr. Evans specifically to discuss each company's interest in pursuing merger discussions. During such meeting, Mr. Crocker and Mr. Evans considered whether a merger would be in the best interests of both companies and their respective shareholders. Among the issues considered were whether a merger would combine the talents of their respective companies, reduce corporate overhead by eliminating redundancies, create a larger company which might be attractive to institutional investors and increase access to public equity and debt markets and provide EQR with access to proven development expertise. Concluding that a merger might be in the best interests of both companies and their shareholders, Mr. Crocker and Mr. Evans decided to pursue merger discussions.

  Subsequent to the meeting on July 7, 1997, Mr. Evans updated the EWR Board of Directors regarding his discussions with EQR. Members of the EWR Board of Directors encouraged Mr. Evans to continue these discussions.

  On July 24, 1997, Mr. Evans contacted Mr. Crocker and indicated a willingness to commence substantive discussions of a business combination, which would occur pursuant to a confidentiality agreement with a 30-day exclusivity provision. A Confidentiality and Exclusivity Agreement was executed on July 25, 1997.

  On July 31 and August 1, 1997, Mr. Crocker, Mr. Evans, Paul Fannin, Chief Financial Officer of EWR, Bruce C. Strohm, General Counsel of EQR, Mr. Neithercut, David Lee, Senior Vice President--Capital Markets of EQR and representatives of Morgan Stanley and legal representatives of both EQR and EWR met at Morgan Stanley's offices in New York to discuss the structure of a possible merger transaction, and the possible pricing matrix for the EWR
Common and EWR OP Units. General terms were discussed. The tentative exchange ratio was determined by establishing relative values for the EQR Common and EWR Common. The value for EQR Common was based on its then market value of $51.25 per share. No one specific valuation method was utilized in connection with the determination of the value of the EWR Common. The value for EWR Common was negotiated based upon, among other things, (a) its then market price of $21.125 per share and each party's evaluation of the value of EWR's assets to be acquired in the merger, which were estimated at approximately $1.1 billion, (b) the budgeted net operating income, earnings before interest, taxes, depreciation and amortization and funds from operations for 1997 estimated to be generated from the assets to be acquired by EQR in the merger which were approximately $80.1 million, $82.7 million and $53.9 million, respectively, and
(c) the cost savings anticipated from the Merger which were estimated at $1.1 million per year and the costs associated with the Merger, including employee severance and retention costs, which were estimated at $17.2 million. It was tentatively agreed, subject to satisfactory resolution of the material issues and completion of due diligence, that the exchange ratio would be determined based upon a value of $26.00 per share for the EWR Common and EWR OP Units and $52.00 per share for the EQR Common, subject to adjustment in the event of a decline in the market price of EQR Common. Although discussions were still ongoing, EQR and EWR requested their legal counsel to prepare a draft of a merger agreement and other related documents so that management of the companies could focus on the issues that required resolution.

  Reciprocal due diligence commenced on August 4, 1997 and was completed the week of August 25, 1997 to the satisfaction of both parties.

  From August 4, 1997 through August 20, 1997, the management of EQR and EWR and each company's respective counsel had numerous discussions regarding various business and legal issues. At a regular meeting of the EWR Board of Directors on August 6, 1997, the Merger was discussed and the Directors were advised of the status of negotiation progress to date.

  On August 21, 1997, Mr. Crocker, Mr. Neithercut, Mr. Strohm and Fred Tuomi, Executive Vice President of EQR, met with Mr. Evans, Richard Berry, President and Chief Operating Officer of EWR, and Tony Pusateri, Senior Vice President-- Operations of EWR, at EQR's corporate offices. The parties discussed the structure of the transaction, the current operations of the companies, potential synergies expected by management to result from the proposed transaction, the structure of existing and future development transactions, certain governance, tax and employee transition matters and the time table for completion of the transaction.

  On August 22, 1997, Messrs. Crocker and Evans discussed by telephone certain open issues in connection with the Merger, including the employment arrangements with certain key employees of EWR after the completion of the proposed merger.

  On August 22, 1997, a special meeting of the EQR Board of Directors was held at which members of management and representatives of EQR's financial and legal advisors were present in person or by conference telephone call. At such meeting, the EQR Trustees were informed of the status of discussions with EWR's management and the reasons that a combination with EWR would be beneficial to EQR. In addition, the trustees discussed with management and EQR's legal advisors the current operations of EQR and EWR, the form of consideration payable in the proposed transaction, the valuation methodologies to be utilized by J.P. Morgan for purposes of its opinion (see "The Merger--Opinion of Financial Advisor--EQR"), potential synergies expected by management to result from the proposed transaction, certain governance, tax and due diligence matters and the time table for completion of the transaction. The EQR Board of Trustees also reviewed the tentative terms of the proposed merger between EQR and EWR.

  Mr. Crocker provided the EQR Board of Trustees with a discussion of the background and events leading up to the meeting with respect to the proposed merger with EWR and set forth in detail the reasons he believed a possible business combination with EWR would be appropriate for EQR. The reasons discussed included (i) the resulting size of the combined entity as compared to other REITs, (ii) the combined market capitalization would increase to approximately $7.6 billion and would not significantly alter EQR's existing Debt to Total Market Capitalization Ratio, (iii) the merger would improve access to the public debt and equity markets to support EQR's continued growth and (iv) the merger would allow EQR access to proven development expertise.

  EQR's legal counsel presented and explained the terms of the Merger Agreement to the EQR Board of Trustees including closing conditions, termination rights and liquidated damages and expense reimbursement provisions, and advised the EQR Board of Trustees of its fiduciary obligations.

  A discussion among the EQR Board of Trustees followed concerning the advantages and disadvantages of the proposed merger, including the factors raised by Mr. Crocker. The principal negative factors considered by the EQR Board of Trustees were the significant cost involved in connection with consummating the merger and the substantial management time and effort required to effectuate the merger and integrate the businesses of EQR and EWR. The EQR Board of Trustees did not find the negative factors sufficient to outweigh advantages of the merger, particularly in light of the expected lower payout ratio that EQR would have following the merger based upon funds from operations and the similar expected Debt to Total Market Capitalization Ratio that EQR would have following the merger as compared with EQR's current ratios.

  From August 23, 1997 through August 27, 1997, representatives of management of EQR and EWR and their respective counsel discussed and resolved the remaining open business and legal issues.

  On August 27, 1997, a special meeting of the EQR Board of Trustees was held. Representatives of J.P. Morgan made a detailed presentation regarding the proposed merger with EQR. J.P. Morgan's presentation included a discussion of
(i) the fairness from a financial point of view to EQR of the consideration to be paid by EQR in the proposed merger, (ii) a summary of the financial terms of the proposed merger, (iii) a valuation analysis and (iv) a discussion of the impact of the proposed merger on EQR. Also included in J.P. Morgan's oral presentation of its fairness opinion were (a) an outline of J.P. Morgan's fairness opinion process, (b) a pro forma merger analysis, (c) a fully loaded share price analysis, (d) a public trading multiples analysis, (e) a selected transactions analysis, (f) a share trading history analysis, (g) an historical exchange ratio analysis and (h) a net asset value analysis.

  Following J.P. Morgan's presentation, and after extensive discussion, the Board of Trustees of EQR concluded that the advantages of the merger outweighed the potential risks and the EQR Trustees who voted on the merger unanimously approved the Merger Agreement and the related agreements contemplated thereby, and authorized EQR management to enter into such agreements. J.P. Morgan rendered its oral opinion to the effect that, as of the date and subject to the assumptions made, procedures followed, matters considered and limits of its review, the consideration to be paid by EQR in connection with the merger was fair, from a financial point of view to EQR. J.P. Morgan's written opinion confirming its oral opinion was delivered on August 27, 1997.

  On August 27, 1997, the EWR Board of Directors held a special meeting at which members of management, representatives of Morgan Stanley and legal counsel were present. At the meeting, the EWR Board of Directors was updated on the status of discussions with EQR regarding the potential merger transaction between EWR and EQR. Mr. Evans and Morgan Stanley reviewed with the Board of Directors (i) the background of the proposed merger, (ii) the status of EWR's financial and business plans with and without the proposed merger, (iii) due diligence findings with respect to EQR and (iv) the potential benefits as well as the risks of the proposed merger transaction as described below under "-- Reasons for the Merger; Recommendation of the EWR Board of Directors."

  EWR's legal counsel made a presentation to the EWR Board of Directors in which it explained the material terms of the proposed merger, briefed the Board of Directors on certain legal issues raised by the proposed merger transaction and advised the Board of Directors of its fiduciary duties in connection with such transaction.

  Morgan Stanley presented its financial analysis of the merger transaction. Morgan Stanley concluded its presentation by orally advising the EWR Board of Directors that as of that date and subject to the assumptions made, factors considered and limits on the review, the consideration to be received by the holders of EWR Common, pursuant to the Merger, was fair from a financial point of view to such holders.

  Following such presentations, and after extensive discussion of the advantages and disadvantages of the proposed merger transaction as described under "--Reasons for the Merger; Recommendations of the EWR Board of Directors," the Board of Directors of EWR concluded that the advantages of the Merger outweighed the potential risks, and unanimously approved the Merger, the Merger Agreement and all transactions contemplated thereby.

  EQR and EWR did not believe that the Merger would have a material adverse effect on the results of operations, liquidity or capital resources of EQR and believed that the advantages of such transactions outweighed the disadvantages.

  The Merger Agreement was executed on August 27, 1997.

REASONS FOR THE MERGER; RECOMMENDATION OF THE EQR BOARD OF TRUSTEES

  The Board of Trustees of EQR believes that the Merger, including the consideration, is fair and in the best interests of EQR and its shareholders. Accordingly, the EQR Trustees who voted on the Merger unanimously approved the Merger. In reaching this determination, the EQR Board of Trustees consulted with EQR management, as well as its financial advisors, J.P. Morgan, legal counsel and accountants, and considered a number of factors. The material factors that the EQR Board of Trustees considered in approving the Merger and unanimously recommending approval of the Merger are that:

    (i) the EQR Board of Trustees believes that the Merger would solidify EQR's leadership position in the multifamily property industry. The EQR Board of Trustees viewed this as favorable because, based upon the number of properties owned by EQR and EWR as of June 30, 1997, EQR would own or have interests in and operate approximately 398 multifamily properties consisting of approximately 116,079 apartment units; would have FFO (as such term is defined "Opinion of Financial Advisor--EQR" herein) on a pro forma basis for the six months ended June 30, 1997 of approximately $134.9 million and would have a combined market capitalization, as of the Effective Time, of approximately $7.6 billion with an initial Debt to Total Market Capitalization Ratio of approximately 28%.

    (ii) the EQR Board of Trustees believes that the Merger would increase operating efficiency through economies of scale, which the EQR Board of Trustees viewed as favorable as the combined entity would realize significant savings in overhead and expenses (such savings are initially estimated to be approximately $1.1 million per annum).

    (iii) the EQR Board of Trustees believed that the Merger would provide greater access to the public equity and debt markets. The EQR Board of Trustees viewed this favorably because of management's belief, based in part on discussions with advisors, investment banking firms and lenders, that it would provide holders of EQR Common with enhanced liquidity and make EQR Common a more attractive investment for institutional investors.

    (iv) the EQR Board of Trustees believes that as a result of the Merger, EQR would be a larger and financially stronger company, which would facilitate combinations with other public or private entities. The EQR Board of Trustees viewed this as favorable because it would provide another efficient and attractive means of growth.

    (v) the EQR Board of Trustees believes that the combination of the EWR properties (15,443 units as of June 30, 1997) with those of EQR will expand EQR's ownership and operation of properties and enhance EQR's operations in the areas of Arizona and Southern California. The EQR Board of Trustees viewed this as favorable particularly because the EQR Board of Trustees believes that the properties located in these markets should increase in value.

    (vi) the EQR Board of Trustees believes that the Merger will enhance EQR's ability to supervise development projects undertaken by third-party developers because the EWR executive officers joining EQR have substantial experience in the area of property development.

    (vii) the Merger could be effectuated through the issuance of new equity valued at $595 million (based upon a market price of $50.44 per share of EQR Common on August 25, 1997), rather than through the use of cash or a public offering of equity or debt securities, which the EQR Board of Trustees viewed as favorable.

    (viii) J.P. Morgan delivered a written opinion dated August 27, 1997 to the effect that, as of such date and based upon and subject to certain matters stated therein, the consideration to be paid by EQR in connection with the Merger was fair, from a financial point of view, to EQR. The EQR Board of Trustees viewed such opinion as favorable not only because of the conclusion reached by J.P. Morgan, but also because such conclusion was consistent with the opinion of EQR's management.

    (ix) the EQR Board of Trustees believes the terms of the Merger to be fair to EQR and its shareholders.

    (x) Under generally accepted accounting principles, the Merger will be accounted for as a purchase, and for federal income tax purposes the Merger will be a tax-free transaction, which the EQR Board of Trustees viewed as favorable because, with certain possible exceptions, no gain or loss will be recognized by EQR, EWR or shareholders of EWR who receive shares of EQR Common for shares of EWR Common exchanged therefor (except with respect to any cash received in lieu of a fractional interest in a share of EQR Common).

  The EQR Board of Trustees also considered certain potentially negative factors which could result from the Merger. These included, among others, the significant costs involved in connection with consummating the Merger and the substantial management time and effort required to effectuate the Merger and integrate the businesses of EQR and EWR. The EQR Board of Trustees considered that the Merger would increase the debt of EQR. EQR will assume all of EWR's outstanding debt which, at June 30, 1997, was approximately $445,441,000. The EQR Board of Trustees recognized this increase could adversely affect the ability of EQR to obtain debt financing for additional growth and would subject EQR to the risks of higher leverage. Overall, however, the EQR Board of Trustees concluded that the increase in debt and increase the ratio of Debt to Total Market Capitalization for EQR as of June 30, 1997 from approximately 26% to approximately 28% on pro forma basis would be within EQR's policies with respect to the incurrence of debt. In addition, the EQR Board of Trustees considered the possible adverse effects upon the market for EQR Common and upon EQR's ability to raise capital and issue equity in both the public and private markets which might result if the Merger was not consummated. The EQR Board of Trustees also considered the risk that the anticipated benefits of the Merger might not be fully realized. Finally, the EQR Board of Trustees considered the ability of EQR to manage approximately 16,000 additional apartment units. The EQR Board of Trustees did not believe that the negative factors were sufficient, either individually or collectively, to outweigh the advantages of the Merger.

  The EQR Board of Trustees viewed as adequate the conditions to the closing in the Merger Agreement, including the condition that no change in the financial condition, business or operations of EWR will have occurred that would have a material adverse effect, other than a change which affects EQR and EWR in a substantially similar manner.

  In view of the wide variety of factors considered in connection with its evaluation of the Merger, the EQR Board of Trustees did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determination.

  The EQR Board of Trustees view the indemnification provisions relating to EWR directors and officers as a continuing responsibility and approved of the continuation of the indemnification of the EWR directors and officers as part of the negotiated transaction.

  The EQR Board of Trustees believes that the Merger is fair to and in the best interests of EQR and its shareholders.

  In the event the Merger is not consummated for any reason, EQR will continue to pursue its business objectives.

REASONS FOR THE MERGER; RECOMMENDATION OF THE EWR BOARD OF DIRECTORS

  At a special meeting of the EWR Board of Directors held on August 27, 1997, members of EWR management, representatives of Morgan Stanley and legal counsel made presentations concerning the business and prospects of EWR and EQR. As part of its deliberations, the EWR Board of Directors considered, among other factors, the age, condition and geographic diversification of EQR's assets, the depth and experience of its management and its credit rating and analyzed its capital structure, funds from operations and Debt to Total Market Capitalization Ratio, as well as its future prospects and opportunities for growth as a combined company with EWR. The EWR Board of Directors also reviewed the terms of the Merger Agreement with EWR's management and EWR's financial and legal advisors. By unanimous vote, the EWR Board of Directors determined that the Merger was fair to, and in the best interests of, EWR and its shareholders, approved and adopted the Merger Agreement and the transactions contemplated thereby and resolved to recommend that EWR's shareholders approve the Merger.

  The EWR Board of Directors believes that the Merger offers EWR's shareholders an opportunity to take advantage of the general trend in the real estate industry towards consolidation, by affording shareholders a significant participation in a much larger and more geographically diversified REIT with greater potential for long-term appreciation and improved access to capital markets.

  In making its determination with respect to the Merger, the EWR Board of Directors also considered, among other things:

    (i) that the Merger represents offers the greatest potential to maximize shareholder value. In this regard, the Board considered the discussions management conducted with its advisor, Morgan Stanley, other investment banking firms and other publicly traded REITs regarding industry consolidation, as well as EQR's size, financial, resources, geographic diversification and credit rating and the expertise and experience of EQR's management;

    (ii) that after reviewing the Company's strategic alternatives, the Merger was the best alternative reasonably available to EWR's shareholders. The Board believed that, after management's discussions with investment banking firms and other publicly traded REITs, there were no other prospective purchasers that had both the financial ability to complete the transaction and would be willing to pay an aggregate consideration greater than that to be paid by EQR in the Merger;

    (iii) the terms of the Merger Agreement, which the EWR Board of Directors viewed as favorable because it believed them to be fair to EWR and its shareholders and because the terms were reached through extensive arms-length negotiations. In this regard, the EWR Board of Directors noted that the Exchange Ratio represented an attractive opportunity for shareholders to continue their investment and maintain their receipt of quarterly dividends (albeit at a reduced level), but with significantly expanded geographic diversification;

    (iv) that the structure of the Merger, particularly the fact that the Merger, as a "stock-for-stock" transaction, rather than a "cash-for-stock" transaction, will provide an opportunity for EWR's shareholders to participate in any future appreciation of EQR; and

    (v) the opinion, analyses and presentations of Morgan Stanley, including the opinion that, subject to certain considerations, the consideration to be received by EWR Common Shareholders pursuant to the Merger was fair from a financial point of view to such holders.

  The EWR Board of Directors also considered certain potentially negative factors in its deliberations concerning the Merger, including, among others:

    (i) the risk that the anticipated benefits of the Merger might not be fully realized;

    (ii) the significant costs involved in connection with consummating the Merger;

    (iii) the substantial management time and effort required to effectuate the Merger;

    (iv) the possibility that EWR may be required, if the Merger Agreement is terminated under certain circumstances, to pay EQR a Break-Up Fee of $14.0 million and to reimburse EQR Break-Up Expenses of up to $2.5 million; and

    (v) that the dividend rate payable with respect to the EQR Common is less than the dividend rate payable with respect to the EWR Common.

  In addition to the above factors, the Board of Directors was mindful of and evaluated the actual and potential conflicts of interest. In view of the wide variety of factors considered by the EWR Board of Directors, the Board of Directors did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination. However, after due consideration of its fiduciary obligations, in the unanimous view of the EWR Board of Directors, the potential conflicts of interest and potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors considered by it in its deliberations relating to the Merger.

OPINION OF FINANCIAL ADVISOR--EQR

  At the meeting of the Board of Trustees of EQR on August 27, 1997, J.P. Morgan rendered its oral opinion to the Board of Trustees of EQR that, as of such date, the consideration to be paid by EQR in connection with the proposed Merger was fair from a financial point of view to EQR. J.P. Morgan confirmed its August 27, 1997 oral opinion by delivering its written opinion to the Board of Trustees of EQR, dated August 27, 1997, that, as of such date, the consideration to be paid by EQR in connection with the proposed merger was fair from a financial point of view to EQR. J.P. Morgan did not make a recommendation to EQR with respect to the amount of consideration to be paid by EQR in connection with the proposed merger. J.P. Morgan has not been requested to, and will not, update its opinion prior to the Closing Date. No limitations were imposed by EQR's Board of Trustees upon J.P. Morgan, and no instructions were given by EQR's Board of Trustees to J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

  The full text of the written opinion of J.P. Morgan, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Shareholders of EQR Common are urged to read the opinion in its entirety. J.P. Morgan's written opinion is addressed to the Board of Trustees of EQR, is directed only to the consideration to be paid in connection with the Merger and does not constitute a recommendation to any shareholder of EQR as to how such shareholder should vote at the EQR Special Meeting. The summary of the opinion of J.P. Morgan set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. The summary of the opinion of J.P. Morgan set forth in this Joint Proxy Statement/Prospectus also constitutes a summary of the material analyses presented by J.P. Morgan at the meeting of the Board of Trustees of EQR on August 27, 1997. In the opinion of EQR, no events or significant changes in information have occurred that would have altered the opinion of J.P. Morgan.

  In arriving at its opinion, J.P. Morgan reviewed, among other things, the Merger Agreement, certain publicly available information concerning the business of EWR and of certain other companies engaged in businesses comparable to those of EWR, and the reported market prices for certain other companies' securities deemed comparable; publicly available terms of certain transactions involving companies comparable to EWR and the consideration received for such companies; current and historical market prices of the EQR Common and EWR Common; the audited financial statements contained in the Annual Report on Form 10-K of EQR and EWR for the fiscal year ended December 31, 1996, and the unaudited financial statements contained in the Quarterly Report on Form 10-Q of EQR and EWR for the six months ended June 30, 1997; certain agreements with respect to outstanding indebtedness or obligations of EQR and EWR; certain internal financial analyses and estimates of budgeted 1998 funds from operations ("FFO") and net operating income ("NOI") prepared by EQR and EWR and their respective managements; and the terms of other business combinations deemed relevant by J.P. Morgan. J.P. Morgan also held discussions with certain members of the managements of EQR and EWR with respect to certain aspects of the Merger, and the past and current business operations of EQR and EWR, the financial condition and future prospects and operations of EQR and EWR, and certain other matters believed necessary or appropriate to J.P. Morgan's inquiry. In addition, J.P. Morgan reviewed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

  J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to it by EQR and EWR or otherwise reviewed by J.P. Morgan, and J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to J.P. Morgan. In relying on financial analyses and forecasts provided to J.P. Morgan, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of EQR and EWR to which such analyses or forecasts relate. J.P. Morgan has also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of EQR, and that the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement.

  The projections of (i) total rental revenues, (ii) NOI, (iii) earnings before interest, taxes, depreciation and amortization ("EBITDA") and (iv) FFO utilized by J.P. Morgan in connection with its opinion were, in the case of EQR, based on estimates prepared by J.P. Morgan's equity research department, as augmented by discussions with management of EQR, and, in the case of EWR, based on estimates prepared by EQR. The projections of FFO per share for EQR were provided by First Call, an online data service available to subscribers which compiles earnings estimates by research analysts and, in the case of EWR, based on estimates prepared by EQR. This resulted in projected 1998 total rental revenues, NOI, EBITDA, FFO and FFO per share of approximately $1,089.5 million, $648.9 million, $666.3 million, $379.2 million, and $4.10 per share, respectively, for EQR, and approximately $117.5 million, $78.4 million, $80.0 million, $49.3 million and $1.98 per share, respectively, for EWR.

  No representation or warranty was or is made by any party with respect to these projections. Financial projections are subject to contingencies beyond management's control, and realization of the projections depends on numerous factors, including among other things, the cost of integrating the companies, the completion of pending developments, the actual cost in relation to such projects and decisions by management to modify business plans to address changing needs and a changing operating environment. All material events and circumstances cannot be predicted and unanticipated events and circumstances are likely to occur. Accordingly, there may be differences between the projected results of operations and the actual results of operations of the respective companies, and such differences could be material. In the event that the financial projections prove to be materially different, the conclusions reached in the opinion of J.P. Morgan could be materially affected.

  J.P. Morgan's opinions are based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinions. Subsequent developments may affect the written opinion dated August 27, 1997, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan expressed no opinion as to the price at which the EQR Common or EWR Common will trade at any future time.

  In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material analyses utilized by J.P. Morgan in connection with providing its opinion.

  Pro Forma Merger Analysis. J.P. Morgan analyzed the effect of the Merger on, among other things, the estimated First Call FFO per share of EQR Common for the year ended December 31, 1998. In doing so, J.P. Morgan combined the estimated 1998 operating results for EWR and EQR and assumed certain savings in accounting and general and administrative expense per estimates provided by the management of EQR. J.P. Morgan observed a total projected post-Merger incremental accretion of 0.5% to EQR's First Call 1998 FFO estimates of $4.10 per share. The analysis assumed the August 25, 1997 closing price of $50.44 per share for EQR Common in calculating the purchase price for EWR Common.

  J.P. Morgan also analyzed the effect of the Merger on EQR's pro forma equity market capitalization and total capitalization immediately following the Merger. In this regard, J.P. Morgan noted that the pro forma equity market capitalization for EQR would be approximately $4.72 billion, assuming a share price of $50.44 (EQR's closing share price on August 25, 1997) and 93.6 million shares of EQR Common outstanding after completion of the Merger, and a total post-transaction pro forma capitalization of approximately $7.63 billion. J.P. Morgan further analyzed EQR's 1998 pro forma leverage ratios and dividend payout ratio and noted that (i) EQR's ratio of debt to total capitalization would increase slightly, upon completion of the Merger, from 26.3% prior to the Merger to 28.6% after the assumption of EWR's outstanding debt plus the incremental debt incurred from the payment of certain transaction costs and
(ii) the ratio of debt plus preferred stock to total capitalization would also increase from 37.4% to 38.1%.

  Fully-Loaded Share Price. J.P. Morgan calculated the fully-loaded share price being paid by EQR for EWR Common. The fully-loaded share price adjusts the implied share price of $25.22 (calculated as the August 25, 1997 closing price of $50.44 per share for EQR Common multiplied by the 0.5 exchange ratio) for certain additional amounts being paid by EQR for share options. These additional payments are more particularly described in the Merger Agreement. J.P. Morgan calculated that these additional amounts create a fully-loaded price of $25.43 per share of EWR Common. Based on the fully-loaded share price, J.P. Morgan calculated a range of estimated FFO multiples being paid for EWR from a high of 12.9x (excluding synergies and accounting) to a low of 11.9x (including synergies and accounting).

  Public Trading Multiples Analysis. Using publicly available information, J.P. Morgan compared selected financial and stock market data of EWR with similar data for selected publicly traded companies (each, a "Comparable Company" and, collectively, the "Comparable Companies") engaged in businesses which J.P. Morgan judged to be analogous to that of EWR's. The companies selected by J.P. Morgan were Security Capital Pacific Trust, United Dominion Realty Trust, Inc., Post Properties, Inc., Avalon Properties, Inc., Merry Land & Investment Company, Inc., Security Capital Atlantic, Inc., Gables Residential Trust, Camden Property Trust, Irvine Apartment Communities, Inc., Summit Properties, Inc., and Oasis Residential, Inc. These companies were selected, among other reasons, because of their specialization in the multifamily REIT sector.

  For each Comparable Company, publicly available financial performance data through the six months ended June 30, 1997 was measured. J.P. Morgan calculated the multiples of current stock price, as of August 25, 1997, to analysts' estimates for 1998 consensus FFO as reported by First Call for each of the Comparable Companies to determine the 1998 FFO trading multiples. J.P. Morgan's calculations resulted in a range of 1998 FFO multiples from 9.3x to 13.0x. These multiples were then applied to EWR's 1998 FFO per share estimate prepared by EQR, yielding a range of implied trading values for EQR's common stock of approximately $18.34 to $25.76 per share.

  Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined selected multi-family REIT transactions with respect to purchase price per share to calculate FFO transaction multiples. Specifically, J.P. Morgan reviewed the following eight transactions (collectively, the "Transaction Comparables") that it deemed relevant: Post Properties, Inc./Columbus Realty Trust, Equity Residential Properties Trust/Wellsford Residential Property Trust, Camden Property Trust/Paragon Group, Inc., United Dominion Realty Trust, Inc./South West Property Trust, Inc., BRE Properties, Inc./California Real Estate Investment Trust, Mid-America Apartment Communities, Inc./America First REIT, Inc., Property Trust of America/Security Capital Pacific Trust, and Wellsford Residential Property Trust/Holly Residential Properties, Inc. J.P. Morgan observed a range of transaction multiples from 8.3x to 12.4x based on consensus First Call FFO estimates for the acquired companies. This range was then applied to EQR's estimate of EWR's 1998 FFO per share, resulting in a range of equity values for EWR's common stock of between $16.41 and $24.53 per share. J.P. Morgan noted that this range was below both the implied and fully-loaded prices for EWR Common.

  J.P. Morgan also noted that when certain other transactions from REIT sectors other than the multi-family REIT sector were included in the transaction analysis, the range of FFO multiples became 8.2x to 13.4x, resulting in a range of $16.32 to $26.47 per share for EWR's common stock. These additional transactions were Highwoods Properties Inc./Crocker Realty Investors, Inc., Simon Property Group, Inc./DeBartolo Realty Corporation, Horizon Outlet Centers, Inc./McArthur/Glen Realty Corp., and Omega Healthcare Investors, Inc./Health Equity Properties, Inc.

  Average Transaction Premia Analysis. J.P. Morgan reviewed mergers and acquisitions of U.S. public companies in negotiated transactions with values over $50 million to derive a range of premia paid over the public trading prices per share five days prior to the announcement of such transactions for the periods from 1988 to 1992 and from 1993 to 1996. J.P. Morgan noted that the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse and that premia fluctuate among different industry sectors and based on perceived growth, synergies, strategic value and the type of consideration utilized in the transaction.

  The analyses indicated that the medians of premia paid over the public trading prices were 46.7% in the period from 1988-1992 and 29.2% in the period from 1993 to 1996. J.P. Morgan applied these median premia to EWR's closing price of $20.50 on August 25, 1997, to derive implied prices per EWR share of $30.07 and $26.49, respectively.

  Historical Exchange Ratio Analysis. J.P. Morgan reviewed the historical exchange ratio of the daily closing price per share of EWR Common to the daily closing price per share of EQR Common for the period from August 22, 1996 to August 25, 1997. J.P. Morgan noted a one-year low to high range of between 0.40 and 0.61, and an average one-year exchange ratio of 0.49. In addition, such analysis implied a one-year historical share price range for EWR of $20.18 to $30.77, as calculated by multiplying EQR's Common August 25, 1997 closing price of $50.44 by the 52-week low and high values for the exchange ratios, respectively.

  Net Asset Value Analysis. Using the publicly available unaudited results for each company for the period ending June 30, 1997, J.P. Morgan calculated the Net Asset Value ("NAV") per share for both EWR Common and EQR Common. In so doing, J.P. Morgan applied a range of capitalization rates from 8.0% to 9.0% to projections for the stabilized 1997 NOI of the properties, in order to calculate a gross real estate value, to which was added the book value of other assets, less each company's respective outstanding debt and liabilities, to arrive at an equity NAV. The equity NAV per share was then calculated by dividing the equity NAV by the number of common shares outstanding for each company as of June 30, 1997. This analysis indicated an NAV exchange ratio range for the two companies of between 0.43 to 0.53, and an implied range for the price of EWR Common of $21.82 to $26.67 per share, assuming an August 25, 1997 closing price of $50.44 per share for EQR Common.

  Discounted Cash Flow Analysis. J.P. Morgan performed discounted cash flow analysis (i.e., an analysis of the present value of the projected levered cash flows for the periods and using the discount rates indicated) of EWR based upon projections provided by management of EQR of EWR's funds available for distribution ("FAD") for the years 1998 through 2002, inclusive, using discount rates reflecting an equity cost of capital ranging from 14.0% to 16.0% and terminal value multiples of calendar year 2003 FAD ranging from 11.5x to 13.0x. Based upon EQR's projection of EWR's FAD per share of $1.86 in 1998 increasing gradually to $2.88 in 2003, the range of present values per EWR share was $23.90 to $27.35.

  Contribution Analysis. J.P. Morgan reviewed certain estimated future operating and financial information (including, among other things, total rental revenues, NOI, EBITDA and FFO) for EQR and EWR for 1997 and 1998. Financial statistics for 1997 were derived, for EQR, by annualizing EQR pro forma results for the six months ended June 30, 1997 from EQR's Quarterly Report on Form 10-Q, as supplemented by EQR, and, for EWR, from financial results for the six months ended June 30, 1997, from EWR's Quarterly Report on Form 10-Q, as supplemented by EWR's budget for the third and fourth quarters of 1997. J.P. Morgan analyzed the relative contributions of EWR and EQR to the combined entity based upon these time periods. These analyses indicated that, based upon EQR's and EWR's contribution in 1997, excluding synergies and accounting adjustments, EWR would contribute 13.8% of total rental revenues, 14.2% of NOI, 14.6% of EBITDA, and 12.3% of FFO, while having a 13.3% equity ownership in the combined entity. Based upon 1998 contribution, including synergies and accounting adjustments, EWR would contribute 9.4% of total rental revenues, 10.9% of NOI, 11.0% of EBITDA and 12.3% of FFO, while maintaining an 11.9% equity ownership in the combined entity.

  The summary set forth above does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

  As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to deliver an opinion to EQR's Board of Trustees with respect to the Merger on the basis of such experience and its familiarity with EQR.

  For the delivery of its opinion, J.P. Morgan received a fee of $500,000 from EQR. In addition, EQR reimbursed J.P. Morgan for its reasonable expenses incurred in connection with its services, including the fees and disbursements of counsel, and agreed to indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

  J.P. Morgan and its affiliates (including Morgan Guaranty Trust Company of New York) maintain banking and other business relationships with EQR and its affiliates pursuant to which J.P. Morgan has received an aggregate of approximately $1,374,000 in fees over the past two years, and with EWR and its affiliates pursuant to which J.P. Morgan has received an aggregate of approximately $300,000 in fees over the past two years. In the ordinary course of their businesses, affiliates of J.P. Morgan may actively trade the debt and equity securities of EQR or EWR for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

OPINION OF FINANCIAL ADVISOR--EWR

  EWR retained Morgan Stanley to act as EWR's financial advisor in connection with the Merger and related matters based upon Morgan Stanley's qualifications, reputation and expertise. At the Board of Directors meeting of EWR on August 27, 1997, Morgan Stanley rendered its oral opinion to the EWR Board of Directors, subsequently confirmed in writing on August 27, 1997 (the "Morgan Stanley Opinion"), that as of such date, the consideration to be received by the holders of EWR Common pursuant to the Merger Agreement is fair from a financial point of view to such holders. No instructions were given by the EWR Board of Directors regarding the preparation of the Morgan Stanley Opinion. Morgan Stanley did not make a recommendation with respect to the amount of consideration to be paid to holders of EWR Common in connection with the proposed merger. Morgan Stanley has not been requested to, and will not, update its opinion prior to the Closing Date.

  THE FULL TEXT OF THE MORGAN STANLEY OPINION DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF EWR COMMON ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. THE MORGAN STANLEY OPINION IS ADDRESSED TO THE EWR BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF EWR COMMON PURSUANT TO THE MERGER AGREEMENT AND DOES NOT CONSTITUTE, A RECOMMENDATION TO ANY HOLDER OF EWR COMMON AS TO HOW SUCH HOLDER SHOULD VOTE AT THE EWR SPECIAL MEETING. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION ATTACHED AS APPENDIX D.

  For purposes of the Morgan Stanley Opinion, Morgan Stanley, among other things: (i) analyzed certain publicly available financial statements and other information relating to EWR and EQR; (ii) analyzed certain internal financial statements and other financial and operating data concerning EWR and EQR prepared by the managements of EWR and EQR; (iii) discussed the past and current operations and financial condition and the prospects of EWR and EQR and certain of the real property assets of each company with senior executives of EWR and EQR; (iv) reviewed the reported prices and trading activity of EWR Common and EQR Common; (v) compared the financial performance of EWR and the prices and trading activity of EWR Common with that of certain other comparable publicly-traded companies and their securities; (vi) compared the financial performance of EQR and the prices and trading activity of EQR Common with that of certain other comparable publicly-traded companies and their securities;
(vii) discussed with senior management of each of EWR and EQR their estimates for the synergies and other cost savings to be realized pursuant to the Merger;
(viii) participated in discussions and negotiations among representatives of EWR and EQR and their financial and legal advisors; (ix) reviewed drafts of the Merger Agreement and drafts of certain related documents; and (x) performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

  In rendering the Morgan Stanley Opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that such information has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of EWR and of EQR. Further, Morgan Stanley relied upon EWR's and EQR's estimates of the synergies and other cost savings to be realized pursuant to the Merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of EWR or of EQR, nor was Morgan Stanley provided with any such appraisals. The Morgan Stanley Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, such date. In the opinion of EWR, no events or significant changes in information have occurred that would have altered the opinion of Morgan Stanley.

  At the meeting of the EWR Board held on August 27, 1997, Morgan Stanley presented certain financial analyses accompanied with written materials in connection with the delivery of the Morgan Stanley Opinion. The following is a summary of the material financial and comparative analyses performed by Morgan Stanley in arriving at its August 27, 1997 opinion.

  Stock Trading History. Morgan Stanley reviewed the historical trading prices for the common stock of EWR and noted that the average of the daily closing prices of the company since the time of EWR's initial public offering (the "EWR IPO") through August 22, 1997 was $20.47, with a low and a high of $18.00 and $23.25, respectively, and that the average for the 12 months ended August 22, 1997 was $20.91, with a low and high of $18.375 and $23.25, respectively. Morgan Stanley also reviewed the historical trading prices for the common stock of EQR and noted that the average of the daily closing prices of the company from the EWR IPO through August 22, 1997 was $33.72, with a low and a high of $25.00 and $52.50, respectively, and that the average for the 12 months ended August 22, 1997 was $43.24, with a low and a high of $28.00 and $52.50, respectively.

  Morgan Stanley reviewed the premium obtained by computing the percentage excess of the product of the closing prices of EQR Common and 0.5 over the closing prices of EWR Common for each day of the six-month period ended August 22, 1997 and computed the average values of these premia for the entire period and for the last one and three months of this period. This premium ranged from approximately 4% to 24% and averaged 20.5%, 16.1% and 12.9% for the one, three and six months ended on August 22, 1997, and was 23.0% on August 27, 1997.

  Historical Implied Exchange Ratios. Morgan Stanley computed the historical ratios of the closing share prices of EWR to EQR from the beginning of 1995 through August 22, 1997 and noted that the approximate averages of such ratios were 0.70 in 1995, 0.63 in 1996 and 0.46 in 1997 through August 22, 1997 as compared to the Exchange Ratio of 0.5.

  Analyses of Selected Comparable Publicly Traded Companies. Morgan Stanley reviewed the trading statistics of selected comparable publicly traded apartment REITs, selected on the basis of size, portfolio characteristics and geographic diversity. For EWR, comparable companies selected consisted of Bay Apartment Communities, BRE Properties, Gables Residential, Irvine Apartment Communities, Oasis Residential, Post Properties and Summit Properties. Based on consensus security analyst estimates for 1998, as reported by First Call, and August 22, 1997 closing share prices, the trading multiples of 1998 projected FFO per share ranged from 9.5x to 13.4x, with an average of 11.4x. Morgan Stanley selected a range of multiples of 1998 FFO of 9.5x to 12.5x, noting that all multiples in excess of 11.3x represented California-based apartment companies. Applying this range of multiples to the First Call consensus 1998 FFO for EWR of $2.03 resulted in a range of values for each share of EWR Common from $19.29 to $25.38.

  For EQR, comparable companies selected consisted of Security Capital Pacific Trust and Security Capital Atlantic Trust. Based on consensus security analyst estimates for 1998, as reported by First Call, and August 22, 1997 closing share prices, the trading multiples of 1998 projected FFO per share ranged from 11.4x to 12.4x, with an average of 11.9x. Applying this range of multiples to the First Call consensus 1998 FFO for EQR of $4.10, and multiplying this result by the Exchange Ratio, resulted in a range of values from $23.58 to $25.63.

  Analyses of Selected Comparable Transactions. Morgan Stanley compared the principal terms of the Merger with those of selected other comparable transactions. These transactions, all involving combinations of two public apartment REITs, were the mergers of REIT of California with BRE Properties in 1996, of South West Property Trust with United Dominion Realty in 1996, of Paragon Group with Camden Property Trust in 1996, of Wellsford Residential with EQR in 1997, and the pending merger of Columbia Realty with Post Properties. Based on the average trading prices for the ten trading days ending five trading days before the public announcement of each of these transactions, the average premium paid for the company being acquired by the surviving company was 11.7%, and ranged from 7.0% to 14.2% for the selected transactions. On the same computation basis, the premium to be paid by EQR pursuant to the Merger for EWR is 20.7%.

  No transaction utilized as a comparison in a comparable transaction analysis is identical to the Merger in both timing and size and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgements concerning financial and operating characteristics of EWR and other factors that would affect the acquisition value of companies to which it is being compared. In evaluating the selected comparable transactions, Morgan Stanley made judgements and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of EWR, such as the absence of any adverse material change in the financial conditions and prospects of EWR or the industry or in the financial markets in general.

  Discounted Cash Flow. Morgan Stanley performed discounted cash flow analyses of EQR based upon projections and assumptions provided by EQR's management of EQR's FFO and dividends per share of EQR Common for the years ending December 31, 1998 through December 31, 2002, using discount rates reflecting an expected equity total return of 12.0% to 16.0% and terminal multiples of 2002 FFO of 12.0x to 15.0x. The range of present values per EQR share, multiplied by the Exchange Ratio was $22.28 to $31.19, with a present value at the midpoint of the discount rate and multiple ranges of $26.42.

  Pro Forma Merger Analysis. Morgan Stanley performed an analysis of the effect of the Merger on EQR's Pro Forma FFO per share for the projected years ended December 31, 1997 and December 31, 1998, which assumed that the Merger had been consummated on January 1, 1997. Morgan Stanley combined the projected operating results of EWR and EQR and estimated cost savings, based on internal estimates provided by each company, to arrive at the pro forma projected FFO. Morgan Stanley's analysis was based upon the exchange ratio of 0.5 and estimated annual expense savings resulting from the Merger and expected to arise primarily from savings in duplicative public company and general and administrative expenses. Morgan Stanley then compared this result with the stand-alone FFO per share to determine the projected pro forma impact of the Merger on the pro forma FFO per share of EQR Common per share. This analysis indicated that the pro forma EQR FFO per share in each of 1997 and 1998 would be higher than the stand-alone projections for EQR of FFO for each such year were the Merger not to occur.

  Morgan Stanley noted that the Merger resulted in a slight increase in the leverage ratios and slight decrease in the debt service coverage ratios for EQR, and an improvement in these ratios for EWR shareholders in the surviving entity. Specifically, EQR's ratio of debt to total market capitalization as of June 30, 1997 increased from 26.1% to 28.0% on a pro forma basis. On a pro forma basis, EWR's debt to total market capitalization decreased from 46.1% to 28.0%.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Morgan Stanley believes that its analyses must be taken as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting for a particular analysis described above should not be taken to be Morgan Stanley's view of EWR and EQR.

  In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of EWR and EQR. The analyses performed by Morgan Stanley are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of whether the consideration to be received by the holders of EWR Common pursuant to the Merger is fair from a financial point of view to such holders, and were conducted in connection with the delivery of the Morgan Stanley Opinion. The analyses do not purport to be appraisals or to reflect the prices at which EWR might actually be sold. Because such estimates are inherently subject to uncertainty, none of EWR, Morgan Stanley or any other person assumes responsibility for their accuracy. The Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the EWR Board of Directors or the management of EWR with respect to the value of EWR or of whether Morgan Stanley would have rendered an opinion of fairness with respect to, or the EWR Board of Directors or the management of EWR would have been willing to agree to, any consideration other than the consideration to be received by EWR's shareholders pursuant to the Merger.

  The EWR Board of Directors retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. In the ordinary course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of EWR and EQR for their own account and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities or senior loans.

  Pursuant to the terms of a May 7, 1997 letter agreement, as amended, Morgan Stanley is entitled to total fees for its representation of EWR in the Merger of approximately $5.15 million, which is payable upon consummation of the Merger, as well as to reimbursement for reasonable expenses. In addition, EWR has agreed to indemnify Morgan Stanley and certain related persons against certain liabilities arising out of or in conjunction with its rendering of services under its engagement, including liabilities under federal securities laws.

EFFECTIVE TIME OF THE MERGER

  If the Merger is approved by the requisite vote of shareholders of EWR and shareholders of EQR, and the other conditions to the Merger are satisfied or waived, the Merger will become effective at the time the Department accepts the Articles for record or at a different time established in the Articles, not to exceed 30 days after the Articles are accepted for record by the Department. It is presently anticipated that such filing and acceptance will be made on or about December 19, 1997, and that the Effective Time of the Merger will occur on such date unless a different date is specified in the Articles, as discussed above, although there can be no assurance as to whether or when the Merger will occur. The Articles are attached hereto as Appendix B. See "--Representations and Warranties; Conditions to the Merger."

REPRESENTATIONS AND WARRANTIES; CONDITIONS TO THE MERGER

  The Merger Agreement contains representations and warranties by EQR and EWR regarding, among other things, their organization and good standing, capitalization, ownership and capitalization of their subsidiaries, qualification to do business, authority to enter into the Merger Agreement and related agreements, filings with the Commission, reliability of financial statements, compliance with applicable laws and regulations, taxation and qualification as a REIT, properties, development rights (with respect to EWR only), environmental matters, contracts, debt instruments, employee benefit plans (with respect to EWR only), undisclosed liabilities and the absence of certain legal proceedings and other events, including material adverse changes in the parties' businesses, financial condition or results of operations. These representations and warranties will not survive the Effective Time.

  The respective obligations of EQR and EWR to effect the Merger are subject to the following conditions: (i) approval of the Merger Agreement, and the transactions contemplated therein, by the shareholders of EWR and EQR, (ii) approval by the NYSE of the listing of the shares of EQR Common to be issued in connection with the Merger, (iii) the Registration Statement shall not be the subject of any stop order or proceeding by the Commission seeking a stop order, (iv) no injunctions or restraints issued by any court of competent jurisdiction preventing the consummation of the Merger shall be in effect on the Closing Date, (v) all necessary state securities permits or authorizations shall have been received by EQR, (vi) delivery of the opinion of Ballard Spahr Andrews and Ingersoll to the effect that the Merger Agreement and Articles of Merger are enforceable under Maryland law.

  The obligations of EQR to effect the Merger are subject to the following additional conditions: (i) the voting shares of Evans Withycombe Management, Inc. shall have been transferred in accordance with the Stock Purchase Agreement dated August 27, 1997 among Stephen O. Evans ("Evans") and F. Keith Withycombe ("Withycombe") and David Neithercut ("Neithercut") and Bruce C. Strohm ("Strohm") (collectively, the "Stock Purchase Agreement"), (ii) the Consulting Agreement between EQR Properties Management LP and Evans, currently an employee and owner of direct and indirect equity interest in EWR shall remain in full force and effect, (iii) the Employment Agreement by and between EQR Properties Management LP and Richard G. Berry ("Berry"), currently an employee and owner of direct and indirect equity interest in EWR and EWRLP shall remain in full force and effect, (iv) the Voting Agreement shall remain in full force and effect and no default shall have occurred thereunder, (v) the amendment of certain Change in Control Agreements and (vi) the delivery of the Affiliates Letter from each of the affiliates of EWR.

  The obligations of EWR and EQR to effect the Merger are subject to the following additional conditions: (i) all representations and warranties made by the parties shall be true and correct in all material respects as of the Closing Date, (ii) each party shall have performed in all material respects its obligations under the Merger Agreement, (iii) as of the Closing Date, neither party will have suffered a material adverse change in its business, financial condition or results of operations taken as a whole (a "Material Adverse Change"), (iv) EWR shall have received an opinion of counsel from EQR's counsel stating that commencing with its taxable year ended December 31, 1993, EQR was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, (v) EQR shall have received an opinion of counsel from EWR's counsel stating that commencing with its taxable year end December 31, 1994, EWR was organized and has operated in conformity with the requirements for REIT under the Code, (vi) each party shall have received an opinion of counsel dated as of the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code, (vii) each party shall have received an opinion from counsel to the other party addressing certain issues as set forth in the Merger Agreement, and
(viii) the receipt of all consents and waivers from third parties necessary to consummate the transactions contemplated by the Merger Agreement.

NO APPRAISAL RIGHTS

  Neither shareholders of EWR nor shareholders of EQR are entitled to dissenting shareholders' appraisal rights under Maryland law. Maryland law does not provide appraisal rights to shareholders of a real estate investment trust or corporation in connection with a merger if their respective shares are listed on a national securities exchange, such as the NYSE, on the record date for determining shareholders entitled to vote on such merger. All of the shares of EQR Common and EWR Common outstanding on the record date for determining the shareholders entitled to vote on the Merger were listed on the NYSE.

REGULATORY MATTERS

  EQR and EWR believe that the Merger may be consummated without notification being given or certain information being furnished to the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and that no waiting period requirements under the HSR Act are applicable to the Merger. However, at any time before or after the Effective Time, either the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the Merger. EQR and EWR believe that consummation of the Merger would not violate any antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, what the result will be.

TERMINATION PROVISIONS

  The Merger Agreement provides that it may be terminated at any time prior to the filing of the Articles with the Department, whether before or after approval of the Merger by the shareholders of EWR and EQR, by mutual written consent, duly authorized by the Board of Trustees of EQR and the Board of Directors of EWR. In addition, the Merger Agreement may be terminated by either EQR or EWR (i) if the Merger has not been consummated before February 15, 1998 (provided the terminating party will not have breached in any material respect its obligations under the Merger Agreement in any manner that will have proximately contributed to the occurrence of such failure), (ii) upon a breach of any representation, warranty, covenant, obligation or agreement on the part of the non-terminating party set forth in the Merger Agreement, such that certain conditions set forth in the Merger Agreement would be incapable of being satisfied by February 15, 1998, (iii) if the requisite vote of the shareholders of EQR or EWR will not have been obtained at the meeting of such shareholders, or (iv) if a judgment, injunction, order, decree, ruling or other action by a governmental entity of competent jurisdiction pertaining to the consummation of the Merger will have become final and non-appealable.

  The Merger Agreement may be terminated by EWR, if prior to the EWR Special Meeting, the EWR Board of Directors withdraws or modifies its approval or recommendation of the Merger or Merger Agreement in connection with, or approves or recommends, a Superior Acquisition Proposal (as defined in the following paragraph). The Merger Agreement may be terminated by EQR if (i) prior to the EWR Special Meeting, the EWR Board of Directors withdraws or modifies in any manner adverse to EQR its approval or recommendation of the Merger or the Merger Agreement in connection with, or approves or recommends, a Superior Acquisition Proposal or (ii) EWR enters into a definitive agreement with respect to any Acquisition Proposal (as defined in the following paragraph). The Merger Agreement may also be terminated by EQR if (i) Stephen
O. Evans terminates his Consulting Agreement (other than by his death) (ii) Richard G. Berry terminates his Employment Agreement (other than by his death), or (iii) any of Stephen O. Evans, F. Keith Withycombe or their respective affiliates defaults in the performance of his or its obligations under the Voting Agreement.

  The Merger Agreement defines an "Acquisition Proposal" as a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of EWR or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement. The Merger Agreement defines a "Superior Acquisition Proposal" as a bona fide Acquisition Proposal by a third party which a majority of the members of the EWR Board of Directors determines in good faith to be more favorable to EWR's shareholders from a financial point of view than the Merger and which the Board of Directors of EWR determines is reasonably capable of being consummated.

TERMINATION FEE AND EXPENSES

  The Merger Agreement provides for certain payments by EWR or EQR in connection with the termination of the Merger Agreement. These payments include
(i) a Break-Up Fee of $14 million plus Break-Up Expenses (as defined in the following clause) and/or (ii) Break-Up Expenses equal to the recipient's out-of-pocket expenses incurred in connection with the Merger Agreement and the transactions contemplated thereunder, up to a maximum of $2.5 million. If the Merger Agreement is terminated because, prior to the EWR Special Meeting, the EWR Board of Directors withdraws or modifies its approval or recommendation of the Merger or the Merger Agreement in connection with, or approve or recommends, a Superior Acquisition Proposal, or if EWR enters into a definitive agreement with respect to any Acquisition Proposal, EWR is obligated to pay EQR the Break-Up Fee and Break-Up Expenses. Additionally, if the Merger Agreement is terminated due to a breach of any representation, warranty, covenant, obligation or agreement by EWR or EQR set forth in the Merger Agreement, or failure by either EWR or EQR to obtain the required shareholder approval of the Merger, then the breaching party, or the party which failed to obtain such shareholder approval shall pay to the other party an amount equal to the Break-Up Expenses. If the Merger is not consummated (other than due to the termination of the Merger Agreement by (i) mutual written consent duly authorized by the Board of Trustees of EQR and Board of Directors of EWR, (ii) either party, upon the failure by EQR to obtain the required shareholder approval of the Merger, or (iii) EWR, upon a material breach of the representations, warranties, covenants, obligations or agreements of EQR) as set forth in the Merger Agreement and at the time of the termination of the Merger Agreement an Acquisition Proposal has been received by EWR and either prior to the termination of the Merger Agreement or within 12 months thereafter, EWR or any of its subsidiaries enters into any written Acquisition Proposal which is subsequently consummated, EWR is required to pay the Break-Up Fee and Break-Up Expenses to EQR. The payment of the Break Up Fee shall be compensation and liquidated damages for the loss suffered by EQR as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances. Neither party shall have any liability to the other after payment of the Break-Up Fee.

  Except as described above, each party shall assume their own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.

NO SOLICITATION OF OTHER TRANSACTIONS

  EWR has agreed that (i) it and its subsidiaries will not, and it will not permit its officers, employees, agents or financial advisors to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to an Acquisition Proposal,
(ii) it will not engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate an effort or attempt to make or implement an Acquisition Proposal and (iii) it will notify EQR immediately if it receives any such inquiries or proposals, or any requests for such information, or if any negotiations or discussions are sought to be initiated or continued with it with respect to any of the foregoing. The Merger Agreement does not, however, prohibit EWR from furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited proposal if the Board of Directors of EWR determines that such action is required by its fiduciary duties to its shareholders imposed by law provided that EWR provides written notice to EQR prior to engaging in such activities and keeps EQR informed of the status of such discussions or negotiations.

CONVERSION OF SHARES

  Each share of EWR Common outstanding immediately prior to the Effective Time will at the Effective Time be converted into 0.5 of a share of EQR Common. All such shares of EWR Common, when so converted, will cease to be outstanding and will automatically be cancelled and retired and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive certificates representing the shares of EQR Common and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with the Merger Agreement, as well as dividends and distributions declared with a record date after the Effective Time.

  The issuance, terms and conditions of EQR Common will be governed by EQR's Declaration of Trust. For a detailed description of the provisions of EQR's Declaration of Trust, see "The Second Amended and Restated Declaration of Trust of EQR."

APPOINTMENT OF EXCHANGE AGENT

  In order to facilitate the distribution of certificates representing shares of EQR Common to EWR shareholders, EQR will appoint Boston EquiServe LLP, an affiliate of First National Bank of Boston, to act as Exchange Agent in connection with the Merger. The Exchange Agent will enter into an agreement with EQR and EWR pursuant to which it will agree to act as agent for purposes of distributing the certificates representing shares of EQR Common to EWR shareholders.

EXCHANGE OF CERTIFICATES

  EWR shareholders should not tender their certificates representing shares of EWR Common with their proxy. Promptly after the Effective Time, the Exchange Agent will mail to all EWR shareholders transmittal materials, including a letter of transmittal (the "Letter of Transmittal") for use in exchanging certificates evidencing shares of EWR Common for certificates evidencing shares of EQR Common. As soon as practicable after the Letter of Transmittal is properly completed and returned, along with the certificates evidencing shares of EWR Common, to the Exchange Agent, the person specified in the Letter of Transmittal will receive certificates for the number of whole shares of EQR Common and, to the extent applicable, any cash in lieu of fractional shares of EQR Common, to which such person is entitled as a result of the Merger. The Letter of Transmittal will provide instructions for shareholders who have lost or misplaced their certificates and wish to tender their shares.

  Each share of EQR Common for which shares of EWR Common are exchanged in the Merger will be deemed to have been issued at the Effective Time. Accordingly, EWR shareholders who receive shares of EQR Common in the Merger will be entitled to receive any dividends or other distributions which may be payable to all holders of record of EQR Common with respect to any record date after the Effective Time. No holder of EWR Common will be entitled to receive shares of EQR Common or cash in lieu of fractional shares of EQR Common, and no dividends or other distributions will be paid with respect to any shares of EQR Common, until the certificate or certificates formerly representing such holder's shares of EWR Common have been surrendered in accordance with the procedures described above. At the time such surrender has been accomplished, a certificate representing the appropriate number of shares of EQR Common will be issued and accrued dividends and other distributions on such shares of EQR Common will be paid without interest.

  Existing shareholders of EQR are not required to tender their certificates representing their shares of EQR Common. After the Merger, certificates for shares of EQR Common will represent the same number and type of shares of EQR Common as they did prior to the Merger.

CONDUCT OF BUSINESS PENDING THE MERGER

  EWR. Prior to the Effective time except as (i) contemplated by the Merger Agreement, (ii) disclosed to EQR or (iii) consented to in writing by EQR, EWR will, and will cause each of its subsidiaries to: (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as before the date of the Merger Agreement and take all actions necessary to continue to qualify as a REIT, (b) preserve intact its business organizations and goodwill and use its reasonable efforts to keep available the services of its officers and employees, (c) confer on a regular basis with one or more representatives of EQR to report operational matters of materiality and, subject to certain qualifications, any proposals to engage in material transactions, (d) promptly notify EQR of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), (e) promptly deliver to EQR true and correct copies of any report, statement or schedule filed with the Commission subsequent to the date of the Merger Agreement, (f) maintain its books and records in accordance with generally accepted accounting principles ("GAAP") consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the "Financial Statement Date" (as defined in the Merger Agreement), except as may be required by the Commission, applicable law or GAAP, (g) duly and timely file all reports, tax returns and other documents required to be filed with Federal, state, local and other authorities, subject to extensions permitted by law, provided EWR notifies EQR that it is availing itself of such extensions and provided such extensions do not adversely affect EWR's status as a qualified REIT under the Code, (h) not make or rescind any express or deemed election relative to taxes (unless required by law or necessary to preserve EWR's status as a REIT or the status of any EWR subsidiaries as a partnership for Federal income tax purposes), (i) not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness except for working capital under its revolving line(s) of credit, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects, except in the ordinary course of business, which shall include all activities necessary to proceed with the acquisition, ownership and construction of the multi-family residential projects described in the EWR SEC Documents as being under development as well as projects which have been budgeted and previously disclosed in the EWR Capital Budget, as defined in the Merger Agreement, in accordance with the agreements in existence on the date of the Merger Agreement and previously furnished to EQR, (j) not amend its Charter or Bylaws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement or joint venture agreement or comparable charter or organization document of any subsidiary; provided that EQR will not unreasonably withhold or delay its consent to non-material amendments to organizational documents of such subsidiaries, (k) make no change in the number of shares of or capital stock, membership interests of units of limited partnership interest issued and outstanding other than pursuant to (A) the exercise of outstanding options, (B) the conversion of EWR OP Units pursuant to the EWRLP Partnership Agreement dated August 17, 1994 (the "EWRLP Partnership Agreement") for shares of EWR Common and (C) the issuance of shares of EWR Common to Paul Fannin in payment of the bonus to which he is entitled as approved by the Compensation Committee of the Board of Directors of EWR on July 11, 1997, (l) grant no options or other right or commitment relating to its shares capital stock, of membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of its general creditors and not amend or waive any rights under any of the EWR Options, (m) except as provided in the Merger Agreement and in connection with the use of shares of EWR Common to pay the exercise price or tax withholding in connection with equity-based employee benefit plans, not (A) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its EWR Common or EWR OP Units, (B) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of limited partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests or units of partnership interest, except for redemptions of shares of EWR Common in order to preserve the status of EWR as a REIT under the Code, (n) not sell, lease, mortgage, subject to lien or otherwise dispose of any of its properties except the sale of properties which are the subject of binding contracts to sell in existence on the date of the Merger Agreement and disclosed to EQR, (o) not sell, lease, mortgage subject to lien or otherwise dispose of any of its personal or intangible property, except sales equipment which are not material and which are made in the ordinary course of business, (p) not make loans, advances or capital contributions to or investments in any other person or entity, other than loans, advances and capital contributions to subsidiaries,
(q) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to EQR or incurred in the ordinary course of business consistent with past practice, (r) not enter into any commitment, contractual obligation, capital expenditure or transaction (each, a "Commitment") which may result in total payments or liability by or to it in excess of $500,000 or aggregate Commitments in excess of $1 million, except (A) purchases of real estate necessary to complete a like kind exchange, provided such purchase has been approved by EQR, and (B) capital expenditures disclosed in the EWR Capital Budget, as defined in the Merger Agreement, (s) not guarantee the indebtedness of another person or entity, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of any of the foregoing, (t) not enter into any Commitment with any officer, director, consultant or affiliate of EWR or any of EWR's subsidiaries, (u) not increase any compensation or enter into or amend any employment agreement with any of its officers, directors or employees earning more than $50,000 per annum, other than waivers by employees of benefits under such agreements, (v) not adopt any new employee benefit plan or amend any existing plans or rights, except for changes which are required by law and changes which are not more favorable to participants than provisions presently in effect, (w) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by the Merger Agreement, (x) not change the ownership of any of its subsidiaries, except changes which arise as a result of the conversion of EWR OP Units into shares of EWR Common and (y) not accept a promissory note in payment of the exercise price payable under any option to purchase shares of EWR Common.

  The Merger Agreement provides that any contract, transaction or other event will be deemed to be material if it would result or is expected to result in a net impact on EWR's consolidated income statement in excess of $500,000, or on EWR's consolidated balance sheet in excess of $1 million.

  EQR. Prior to the Effective Time, except as (i) contemplated by the Merger Agreement or (ii) consented to in writing by EWR, EQR will, and will cause each of its subsidiaries to: (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees, (b) confer on a regular basis with one or more representatives of EWR to report operational matters of materiality which could have an EQR Material Adverse Effect (as defined in the Merger Agreement), (c) promptly notify EWR of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), (d) promptly deliver to EWR true and correct copies of any report, statement or schedule filed with the Commission subsequent to the date of the Merger Agreement, (e) maintain its books and records in accordance with GAAP consistently applied, and (f) duly and timely file all reports, tax returns and other documents required to be filed with Federal, state, local and other authorities.

  For purposes of this Section, an emergency, change, complaint, investigation or hearing shall be deemed material if it would reasonably be expected to have an EQR Material Adverse Effect.

LIMITATIONS ON THE SALE OR REFINANCING OF CERTAIN PROPERTIES

  The Merger Agreement provides that EQR will not sell, transfer or otherwise dispose of any of 42 EWR properties (or any property acquired in a like-kind exchange under Section 1031 or 1033 of the Code in replacement of any such properties) in a transaction resulting in the recognition of gain for federal income tax purposes on or before January 1, 2003, unless and until the first to occur of (a) the date on which an aggregate of at least 50% of the ERP OP Units issued to EWRLP Unitholders have been transferred in taxable transactions or
(b) the date on which an amendment to the Code is enacted which eliminates tax-free transfers, exchanges, conveyances or other dispositions of real property under Section 1031 or 1033 of the Code. EQR has also agreed that it will not voluntarily prepay the securitized debt of EWR Finance Partnership L.P. or the fixed rate loan from Northwestern Mutual Life Insurance Company to EWR Partnership (each a "EWR Debt") until the date the EWR Debt in question can be prepaid without penalty or premium.

WAIVER AND AMENDMENT

  The Merger Agreement provides that, at any time prior to the Effective Time, either party may, to the extent legally allowed and set forth in a written instrument signed on behalf of such party, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto, or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement.

  The Merger Agreement provides that it may be amended by the parties in writing by action taken by the Board of Trustees of EQR and the Board of Directors of EWR, at any time before or after approval of the Merger and Merger Agreement by the shareholders of EQR or EWR and prior to the filing of the Articles of Merger with the Department. After any such approval by the shareholders of EQR or EWR, no amendment modification or supplement may be made which by law requires the further approval of shareholders or partners without obtaining such further approval.

STOCK EXCHANGE LISTING

  EQR will apply to list the EQR Common issuable in connection with the Merger on the NYSE. Approval of the listing of such shares on the NYSE, subject to official notice of issuance, is a condition to the respective obligations of the parties to consummate the Merger.

ANTICIPATED ACCOUNTING TREATMENT

  The Merger will be treated as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a merger is the same as the accounting treatment used for the acquisition of any group of assets. The fair market value of the consideration given by EQR in the Merger will be used as the valuation basis of the combination. The assets acquired and liabilities assumed of EWR will be recorded at their relative fair market values as of the Effective Date. The financial statements of EQR will reflect the combined operations of EQR and EWR from the date of the Merger.

SHARES AVAILABLE FOR RESALE

  The issuance of EQR Common upon consummation of the Merger will be registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of EWR as that term is defined in the rules and regulations promulgated pursuant to the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by or are under common control with an issuer. This Joint Proxy Statement/Prospectus does not cover any resales of EQR received by affiliates of EWR.

                      FEDERAL INCOME TAX CONSEQUENCES

  The following is a general summary of the material United States Federal income tax consequences of the Merger to EQR, EWR and their respective shareholders. The following summary is based upon current provisions of the Code, temporary and final regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change (possibly on a retroactive basis). No attempt has been made to comment on all United States Federal income tax consequences of the Merger that may be relevant to particular holders of EWR Common, EQR Common and EQR Preferred, including holders that are subject to special tax rules such as dealers in securities, mutual funds, insurance companies, tax-exempt entities, holders who do not hold their EWR Common, EQR Common or EQR Preferred as capital assets and holders that, for United States Federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts.

  THE TAX DISCUSSION SET FORTH BELOW IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF EWR COMMON, EQR COMMON OR EQR PREFERRED. BECAUSE OF THE PARTICULAR TAX ATTRIBUTES OF HOLDERS OF EWR COMMON, EQR COMMON OR EQR PREFERRED, THE MERGER MAY HAVE DIFFERING TAX IMPLICATIONS FOR SUCH HOLDERS. ACCORDINGLY, HOLDERS OF EWR COMMON, EQR COMMON OR EQR PREFERRED ARE URGED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISERS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND ANY OTHER CONSEQUENCES TO THEM OF THE MERGER UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

FEDERAL INCOME TAX CONSEQUENCES OF MERGER

  Rudnick & Wolfe, special counsel to EQR in connection with the Merger, has rendered an opinion to EQR that on the basis of the facts, representations and assumptions set forth in such opinion:

    (i) the Merger will constitute a reorganization within the meaning of
  Section 368(a) of the Code, and EQR and EWR will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

    (ii) no gain or loss will be recognized by EQR as a result of the Merger;

    (iii) no gain or loss will be recognized by either the holders of EQR Common or EQR Preferred as a result of the Merger;

    (iv) subsequent to the Merger, the proposed method of operation described in this Joint Proxy Statement/Prospectus and as represented by EQR will enable EQR to satisfy the requirements under the Code to qualify as a REIT for federal income tax purposes; and

    (v) ERP Operating Partnership will be classified as a partnership for federal income tax purposes.

  Gibson, Dunn & Crutcher LLP, special counsel to EWR in connection with the Merger, has rendered an opinion to EWR that on the basis of the facts, representations and assumptions set forth in such opinion:

    (i) the Merger will constitute a reorganization within the meaning of
  Section 368(a) of the Code, and EQR and EWR will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

    (ii) no gain or loss for federal income tax purposes will be recognized by EWR as a result of the Merger;

    (iii) no gain or loss will be recognized by the holders of EWR Common upon the exchange of their EWR Common solely for EQR Common pursuant to the Merger;

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


    (iv) the tax basis of the EQR Common received by any holder of EWR Common in exchange for EWR Common pursuant to the Merger will be the same as the tax basis of such EWR Common exchanged therefor;

    (v) the holding period for EQR Common received in exchange for EWR Common pursuant to the Merger will include the period that such shares of EWR Common were held by the holder, provided that such EWR Common is held as a capital asset by such holder at the Effective Time; and

    (vi) a holder of EWR Common who receives cash in lieu of a fractional share of EWR Common pursuant to the Merger will recognize gain or loss equal to the difference, if any, between such shareholder's basis in the fractional share and the amount of cash received.

    (vii) EWRLP will be classified as a partnership for federal tax purposes.

  Shareholders of EQR and EWR should be aware that such opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not adopt a contrary position or that such position will not be sustained by a court.

QUALIFICATION OF EQR AS A REIT

  General. EQR elected REIT status commencing with its taxable year ending December 31, 1993. In the opinion of Rudnick & Wolfe, special counsel to EQR, EQR was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled it and will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Rudnick & Wolfe has opined that, subsequent to the Merger, EQR's proposed method of operation described in this Joint Proxy Statement/Prospectus and as represented by EQR will enable it to meet the requirements for qualification and taxation as a REIT.

  EWR elected REIT status commencing with its taxable year ending December 31, 1994. In the opinion of Gibson, Dunn & Crutcher LLP which has acted as special counsel to EWR, commencing with its taxable year ended December 31, 1994, EWR was organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its method of operation has enabled it (and will enable it up to the Effective Time of the Merger) to continue to meet the requirements for qualification and taxation as a REIT under the Code.

  It must be emphasized that these opinions are based on various assumptions relating to the organization and operation of various entities. In general, Rudnick & Wolfe's opinion is based on various assumptions relating to the organization and operation of various entities, including EQR, ERP Operating Partnership, EQR Properties Management, LP, and Equity Residential Properties Management, L.P. II ("EQR Properties Management, LP II") (collectively, the "EQR Properties Management Partnerships"), Equity Residential Properties Management, Inc. ("EQR Management Corp.") and Equity Residential Properties Management, Inc. II ("EQR Management Corp. II") (collectively, the "EQR Management Corps."), the limited partnerships and limited liability companies that own the beneficial interest of certain properties encumbered by mortgage financing (the "EQR Financing Partnerships") and various qualified REIT subsidiaries wholly owned by EQR (each a "QRS Corporation") (collectively, the EQR Properties Management Partnerships, the EQR Management Corps., the EQR Financing Partnerships and the QRS Corporations may be referred to as the "Subsidiary Entities"), and is conditioned upon certain representations made by EQR and ERP Operating Partnership as to factual matters relating to the organization, operation, income, assets, distributions and share ownership of EQR and ERP Operating Partnership. EQR's qualification as a REIT depends on its having met and continuing to meet, through actual operating results, distribution levels and diversity of share ownership, the various qualifications tests imposed under the Code that are discussed below, the results of which have not been and will not be reviewed by Rudnick & Wolfe. Accordingly, no assurance can be given that the actual results of EQR's operations for any particular taxable year have satisfied or will satisfy such requirements.

  Gibson, Dunn & Crutcher's opinion is based on various assumptions relating to the organization and operation of various entities, including EWR, EWRLP, Evans Withycombe Management, Inc. ("EW Management, Inc."), Evans Withycombe Finance, Inc. ("EW Finance, Inc."), and Evans Withycombe Finance Partnership, L.P. ("EW Finance LP"), and is conditioned upon the accuracy of certain representations made by EWR and EWRLP as to factual matters relating to the organization, operation, income, assets, distributions and stock ownership of EWR and EWRLP. EWR's qualification as a REIT depends on its having met and continuing to meet, through actual operating results, distribution levels and diversity of stock ownership, the various qualifications tests imposed under the Code that are discussed below, the results of which have not been and will not be reviewed by Gibson, Dunn & Crutcher LLP. Accordingly, no assurance can be given that the actual results of EWR's operations for any particular taxable year have satisfied or will satisfy such requirements.

  An opinion of counsel is not binding on the IRS or the courts, and no assurance can be given that the IRS will not challenge EQR's or EWR's eligibility for taxation as a REIT. Further, the federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

  In any year in which EQR qualifies as a REIT, generally it will not be subject to Federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. This treatment substantially eliminates the "double taxation" that generally results from the use of corporate investment vehicles. EQR may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

  If EQR should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which it fails the 75% or the 95% test, multiplied by a fraction intended to reflect its profitability. EQR will also be subject to a 100% tax on net income derived from any "prohibited transaction," as described below. In addition, if EQR should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, EQR would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. EQR may also be subject to the corporate "alternative minimum tax," as well as tax in certain situations and on certain transactions not presently contemplated. EQR will use the calendar year both for Federal income tax purposes and for financial reporting purposes.

  In order to qualify as a REIT, EQR must meet, among others, the following requirements:

  Share Ownership Test. Shares of beneficial interest of EQR must be held by a minimum of 100 persons for at least 335 days of a taxable year that is 12 months, or during a proportionate part of a taxable year of less than 12 months. In addition, no more than 50% in value of the shares of beneficial interest of EQR may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals during the last half of each taxable year. EQR and EWR believe that they have each satisfied both of these tests, and EQR believes EQR will continue to do so. In order to comply with the second of these tests, EQR has placed certain restrictions on the transfer of the EQR Common and EQR Preferred that are intended to prevent further concentration of share ownership.

  Asset Tests. At the close of each quarter of EQR's taxable year, EQR must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of EQR's total assets must be represented by any combination of interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items and certain government securities. Second, although the remaining 25% of EQR's assets generally may be invested without restriction, securities in this class may not exceed either (i) 5% of the value of EQR's total assets as to any one issuer, or (ii) 10% of the outstanding voting securities of any one issuer. Where EQR invests in a partnership, it will be deemed to own a proportionate share of the partnership's assets. EQR believes that its investment in the properties of EWR through its interest in EWRLP and ERP Operating Partnership will constitute qualified assets for purposes of the 75% asset test.

  ERP Operating Partnership will own 1% of the voting stock of the EW Management, Inc. ERP Operating Partnership will also own 100% of the non-voting stock of EW Management, Inc., the EQR Management Corps. and Wellsford Real Properties, Inc. By virtue of its partnership interest in ERP Operating Partnership, EQR will be deemed to own its pro rata share of the assets of ERP Operating Partnership, including the stock of the EQR Management Corps., EW Management, Inc. and Wellsford Real Properties, Inc., as described above. ERP Operating Partnership has not and does not intend to own more than 10% of the voting securities of any of the above mentioned corporations.

  In addition, based upon its analysis of the estimated value of the stock of the EW Management, Inc., the EQR Management Corps. and Wellsford Real Properties, Inc. owned by ERP Operating Partnership relative to the estimated value of the other assets owned by ERP Operating Partnership, EQR believes that its pro rata share of the stock of each of the following entities, EW Management, Inc., the EQR Management Corps. and Wellsford Real Properties, Inc. held by ERP Operating Partnership will not exceed 5% of the total value of EQR's assets. No independent appraisals, however, have been obtained to support this conclusion. This 5% limitation must be satisfied not only on the date that EQR first acquires stock of EW Management, Inc., but also at the end of each quarter in which EQR increases its interest in EW Management, Inc. or any other interest in an issuer of securities (including as a result of increasing its interest in ERP Operating Partnership as the holders of operating partnership Units exercise their exchange rights). Although EQR plans to take steps to ensure that it satisfies the 5% value test for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in ERP Operating Partnership's overall interest in EW Management, Inc., the EQR Management Corps. or Wellsford Real Properties, Inc.

  EQR's indirect interest in EW Finance LP will be held through EWRLP and EW Finance, Inc., which is organized and operated as a "qualified REIT subsidiary" ("QRS") within the meaning of the Code. Qualified REIT subsidiaries are not treated as separate entities from their parent REIT. Instead, all assets, liabilities and items of income, deduction and credit of each QRS Corporation will be treated as assets, liabilities and items of EQR. The QRS Corporation, therefore, will not be subject to Federal corporate income taxation, although it may be subject to state or local taxation. In addition, EQR's ownership of the voting stock of the QRS Corporation will not violate the general restriction against ownership of more than 10% of the voting securities of any issuer.

  Gross Income Tests. There are three separate percentage tests relating to the sources of EQR's gross income which must be satisfied for each taxable year. For purposes of these tests, where EQR invests in a partnership, EQR will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of EQR as it has in the hands of the partnership.

  1. The 75% Test. At least 75% of EQR's gross income for each taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (except as modified below); (ii) interest on obligations collateralized by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of EQR's trade or business ("dealer property"); (iv) distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes;
(vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of a mortgage collateralized by such property ("foreclosure property"); (vii) commitment fees received for agreeing to make loans collateralized by mortgages on real property or to purchase or lease real property; and (viii) certain qualified temporary investment income attributable to the investment of new capital received by EQR in exchange for its shares (including the Securities offered hereby) during the one-year period following the receipt of such new capital.

  Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if EQR, or an owner of 10% or more of EQR, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person. Finally, for rents received to qualify as rents from real property, EQR generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom EQR derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by EQR are "usually or customarily rendered" in connection with the rental of space for occupancy only, and are not otherwise considered "rendered to the occupant."

  EQR, through its Management Partnerships, the EQR Management Corps. and EW Management, Inc. will provide certain services with respect to the properties of EQR and any newly acquired multifamily residential properties. EQR believes that the services provided by the EQR Properties Management Partnerships, the EQR Management Corps. and EW Management, Inc. are usually or customarily rendered in connection with the rental of space for occupancy only, and therefore the provision of such services has not caused, and will not in the future cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests.

  2. The 95% Test. At least 95% of EQR's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends (including EQR's share of dividends paid by the EQR Management Corps. and EW Management, Inc.) and interest on any obligations not collateralized by an interest in real property and any payments made on behalf of EQR by a financial institution pursuant to a rate protection agreement will be included as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% test. For purposes of determining whether EQR complies with the 75% and 95% income tests, qualifying income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property, excluding certain dealer property held by EQR for at least four years and excluding foreclosure property.

  EQR's investment in its properties, through ERP Operating Partnership, in major part will give rise to rental income qualifying under the 75% and 95% gross income tests. Gains on sales of the properties or of EQR's interest in ERP Operating Partnership and EWRLP will generally qualify under the 75% and 95% gross income tests. EQR believes that the income on its other investments, including its indirect investment in the EQR Management Corps. and EW Management, Inc., will not cause EQR to fail the 75% or 95% gross income test for any year, and EQR anticipates that this will continue to be the case.

  Even if EQR fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) EQR's failure to comply was due to reasonable cause and not to willful neglect; (ii) EQR reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, EQR, however, will still be subject to a 100% tax based upon the greater of the amount by which it fails either the 75% or 95% gross income test for that year, less certain adjustments.

  3. The 30% Test. EQR must derive less than 30% of its gross income for each taxable year from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property and involuntary conversions), (ii) stock or securities held for less than one year, and (iii) property in a prohibited transaction. EQR does not anticipate that it will have any substantial difficulty in complying with this test.

  Annual Distribution Requirements. EQR, in order to qualify as a REIT, is required to make dividend distributions (other than capital gain dividends) to its shareholders each year in an amount at least equal to (A) the sum of (i) 95% of EQR's REIT taxable income (computed without regard to the dividends paid deduction and EQR's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before EQR timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that EQR does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

  EQR has made and intends to continue to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the partnership agreements of ERP Operating Partnership and EWRLP authorize EQR, as general partner, to take such steps as may be necessary to cause ERP Operating Partnership and EWRLP, respectively, to distribute to its partners an amount sufficient to permit EQR to meet these distribution requirements. It is possible that EQR may not have sufficient cash or other liquid assets to meet the 95% dividend requirement, due to the payment of principal on debt or to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing EQR's REIT taxable income on the other hand. To avoid any problem with the 95% distribution requirement, EQR will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, will borrow funds (or cause ERP Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement.

  Failure to Qualify. If EQR fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, EQR will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which EQR fails to qualify will not be required and, if made, will not be deductible by EQR. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, EQR also will be ineligible for qualification as a REIT for the four taxable years following the year during which qualification was lost.

TAX ASPECTS OF EQR'S INVESTMENTS IN PARTNERSHIPS

  General. EQR will hold direct or indirect interests in ERP Operating Partnership, EWRLP, the EQR Properties Management Partnerships, EW Finance LP and the EQR Financing Partnerships (each individually a "Partnership" and, collectively, the "Partnerships"). EQR believes that each of the Partnerships qualifies as a partnership (as opposed to an association taxable as a corporation) for Federal income tax purposes. If any of the Partnerships were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of EQR's assets and items of gross income would change, which would preclude EQR from satisfying the asset tests and possibly the income tests (see "--Qualification of EQR as a REIT--Asset Tests" and "--Gross Income Tests"), and in turn would prevent EQR from qualifying as a REIT.

  Publicly Traded Partnerships. Code Section 7704 provides that publicly traded partnerships will be taxed as corporations, unless a certain percentage of their income consists of "qualifying income." A partnership is "a publicly traded partnership" if interests in such partnership are either traded on an established securities market or are "readily tradable on a secondary market (or the substantial equivalent thereof)." Under the Regulations promulgated under Code Section 7704, interests in a partnership are readily tradable on a secondary market or substantial equivalent thereof if, "taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market." Furthermore, interests in a partnership are tradable as such if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holder of an interest in the partnership has a readily available, regular, and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell, or exchange interests in the partnership; or (iv) prospective buyers and sellers otherwise have the opportunity to buy, sell, or exchange interests in the partnership in a time frame and with the regularity and continuity that is comparable to that described in (i), (ii) or
(iii). ERP believes that it will not be a publicly traded partnership at the Effective Time nor upon consummation of the Asset Contribution.

  Even if ERP Operating Partnership were deemed to be a publicly traded partnership, depending on circumstances at the time, it still might avoid taxation as a corporation under Code Section 7704, based on the nature of its income. A publicly traded partnership is not taxed as a corporation if at least 90% of its gross income for each taxable year consists of certain passive income, including interest, dividends, real property rents, and gains from the sale or other disposition of real property. These are predominantly the types of income that ERP Operating Partnership expects to earn. If ERP Operating Partnership satisfied the 90% gross income test but was classified as a publicly traded partnership, it would not be taxed as a corporation but would be subject to certain special rules under Code Section 469(k). In such event, a holder of ERP OP Units would be unable to use losses from other passive activities against his allocable share of ERP passive activity losses allocable to a holder of ERP OP Units could be offset only against his allocable share of ERP passive activity income or gains, and not against income or gains from other passive activities.

  If ERP Operating Partnership at any time were considered a publicly traded partnership and did not satisfy the qualifying income test, then it will be considered as having transferred its assets at that time to a corporation, and would be taxed as a corporation for federal income tax purposes, which would result in adverse consequences to the holders of ERP OP Units and would jeopardize EQR's status as a REIT for federal income tax purposes. This deemed transfer of assets to a corporation may also result in the recognition of taxable income to ERP Operating Partnership and its partners, to the extent that its liabilities at that time have exceeded the adjusted tax bases of its assets, without the receipt of any cash with which to pay the income tax liability resulting from such income.

  Tax Termination of EWRLP. Pursuant to Section 708(b)(1)(B) of the Code, if within a twelve-month period, there is a sale or exchange of 50 percent or more of the total interest in a partnership's capital and profits, the partnership terminates for federal income tax purposes. EWRLP will terminate as a result of the Merger. Recently finalized Treasury Regulations under Code Section 708(b)(1)(B) (the "Section 708 Regulations") provide that if a partnership is deemed terminated by a sale or exchange of an interest, the following is deemed to occur: (a) the partnership contributes all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and (b) immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and the other remaining partners in proportion to the respective interests in the terminated partnership in liquidation of the terminated partnership, for the continuation of the business by the new partnership. Neither EWRLP nor its partners will recognize any taxable income upon the termination of EWRLP as a result of the Merger. Also under the Section 708 Regulations the deemed contribution of assets to a new partnership and the distributions of new partnership interests to the partners of the terminated partnership are disregarded for purposes of maintaining capital accounts. Therefore, a new layer of Section 704(c) built-in gain or loss is not created by virtue of the deemed contribution. The property of the terminated partnership will be considered Section 704(c) property only to the extent the property was so treated in the hands of the terminated partnership.

  Tax Allocations with Respect to the Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as certain of the properties contributed to ERP Operating Partnership and EWRLP in connection with their initial public offering and the interests in EWRLP contributed to ERP Operating Partnership in connection with the Merger) (the "Contributed Properties") must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value and the adjusted tax basis of contributed property at the time of initial contribution (a "Book-Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The ERP Operating Partnership Agreement (as well as the EWRLP, the EQR Financing Partnerships and EW Finance LP Partnership Agreements) require such allocations to be made in a manner consistent with Section 704(c). As a result, certain limited partners of ERP Operating Partnership and EWRLP will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by these partnerships of contributed assets with Book-Tax Differences (including certain of the Contributed Properties). These allocations will tend to eliminate the Book-Tax Difference associated with such assets over the lives of these partnerships. However, the special allocation rules of Section 704(c) as applied by EQR will not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of these partnerships will cause EQR to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause EQR to recognize taxable income in excess of cash proceeds, which might adversely affect EQR's ability to comply with the REIT distribution requirements. See "--Qualification of EQR as a REIT--Annual Distribution Requirements."

  Sale of the Properties. EQR's share of any gain realized by ERP Operating Partnership and EWRLP on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "--Qualification of EQR as a REIT--Gross Income Tests--The 95% Test." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The ERP Operating Partnership, EWRLP and the EQR Financing Partnerships have held and intend to continue to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating their properties and other multifamily residential properties and to make such occasional sales of the properties as are consistent with EQR's investment objectives. Based upon such investment objectives, EQR believes that in general its properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

TAXATION OF SHAREHOLDERS

  Taxation of Taxable U.S. Shareholders.

  General. As long as EQR qualifies as a REIT, distributions made to EQR's taxable "U.S. Shareholders" (as defined in the immediately following paragraph), with respect to their shares out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for shareholders that are corporations. For purposes of determining whether distributions on the Securities are out of current or accumulated earnings and profits, the earnings and profits of EQR will be allocated first to the holders of EQR Preferred and second to the holders of EQR Common. There can be no assurance, however, that EQR will have sufficient earnings and profits to cover distributions on the EQR Preferred. Dividends that are designated as capital gain dividends will be taxed as capital gains without regard to the period for which the shareholder has held its securities. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that EQR makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's securities by the amount of such distribution (but not below zero), with distributions in excess of the shareholder's tax basis taxable as capital gains (if the Securities are held as a capital asset). In addition, any dividend declared by EQR in October, November or December of any year and payable to a shareholder of record on a specific date in any such month will be treated as both paid by EQR and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by EQR during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of EQR.

  As used herein, the term "U.S. Shareholder" means a holder of EQR Common or EQR Preferred who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) is a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Pursuant to the Taxpayer Relief Act of 1997 (the "Act"), for taxable years of EQR that begin on or after January 1, 1998, EQR may elect to retain and pay income tax on its net long-term capital gain attributable to such taxable year. If EQR makes this election, its U.S. Shareholders will be required to include in their income as long-term capital gain their proportionate share of such amount so designated by EQR. A U.S. Shareholder will be treated as having paid his or her share of the tax paid by EQR in respect of such amount so designated by EQR, for which such U.S. Shareholder will be entitled to a credit or refund. Additionally, each U.S. Shareholder's adjusted basis in EQR Common will be increased by the excess of the amount so includible in income over the tax deemed paid on such amount. EQR must pay tax on its designated long-term capital gain within 30 days of the close of any taxable year in which it designates long-term capital gain pursuant to this rule, and it must mail a written notice of its designation to its shareholders within 60 days of the close of the taxable year.

  Distributions made by EQR and gain arising from the sale or exchange by a U.S. Shareholder of EQR Common will not be treated as passive activity income, and, as a result, U.S. Shareholders will not be able to apply any "passive losses" against such income or gain. Distributions made by EQR (to the extent that they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment income limitation. Gain arising from the sale or other disposition of EQR Common (and distributions treated as such), however, will not be treated as investment income unless a U.S. Shareholder so elects, in which case such capital gains will be taxed at ordinary income rates.

  Upon any sale or other disposition of EQR Common, a U.S. Shareholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares of EQR Common for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Shareholder as a capital asset, and will be mid-term or long-term gain or loss if such shares have been held for more than one year or eighteen months, respectively. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares of EQR Common that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of capital gain dividends received by such U.S. Shareholders from EQR which were required to be treated as long-term capital gains.

  As a result of other changes made by the Act to the Code, capital gains of non-corporate taxpayers derived in respect of capital assets held for at least one year are eligible for reduced rates of taxation. Although the Act did not make conforming changes to other provisions of the Code, the Act authorizes the IRS to issue regulations coordinating these capital gains provisions with other rules involving the treatment of sales and exchanges by "pass-through" entities, such as REITs and partnerships, and of sales and exchanges of interests therein. Due to the complexity of these provisions and in the absence of the coordinating regulations, each prospective investor should consult his or her own tax advisor concerning the tax consequences to him or her of the changes made by the Act.

  Backup Withholding. EQR reports to its U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such shareholder (a) is a corporation or comes within one of the exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide EQR with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, EQR may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to EQR. See "--Taxation of Shareholders--Taxation of Foreign Shareholders".

  Taxation of Tax-Exempt Shareholders.

  Most tax-exempt employees' pension trusts are not subject to Federal income tax except to the extent of their receipt of "unrelated business taxable income" as defined in Section 512(a) of the Code ("UBTI"). Distributions by EQR to a shareholder that is a tax-exempt entity will not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its securities with "acquisition indebtedness" within the meaning of the Code and the securities are not otherwise used in an unrelated trade or business of the tax-exempt entity. In addition, for taxable years beginning on or after January 1, 1994, certain pension trusts that own more than 10% of a "pension-held REIT" must report a portion of the distribution that they receive from such a REIT as UBTI. EQR has not been and does not expect to be treated as a pension-held REIT for purposes of this rule.

  Taxation of Foreign Shareholders.

  The following is a discussion of certain anticipated U.S. Federal income tax consequences of the ownership and disposition of securities applicable to Non-U.S. Holders of such securities. A "Non-U.S. Holder" is any person other than
(i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof, or (iii) an estate or trust whose income is includible in gross income for U.S. Federal income tax purposes regardless of its source. The discussion is based on current law and is for general information only.

  1. Ordinary Dividends. The portion of dividends received by Non-U.S. Holders payable out of EQR's earnings and profits which are not attributable to capital gains of EQR or of ERP Operating Partnership and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable treaty). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of securities. In cases where the dividend income from a Non-U.S. Holder's investment in securities is (or is treated as) effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation).

  2. Non-Dividend Distributions. Distributions by EQR which are not dividends out of the earnings and profits of EQR will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of EQR's current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of EQR.

  3. Capital Gain Dividends. Under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), a distribution made by EQR to a Non-U.S. Holder, to the extent attributable to gains from dispositions of United States Real Property Interests ("USRPIs") such as the properties beneficially owned by EQR will be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and subject to U.S. income tax at the rate applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. In addition, EQR will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends constitute gains from any USRPI. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder that is not entitled to treaty exemption.

  4. Dispositions of Securities. Unless securities constitute a USRPI, a sale of securities by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The securities will not constitute a USRPI if EQR is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its securities is held directly or indirectly by Non-U.S. Holders. EQR believes that it has been and anticipates that it will continue to be a domestically controlled REIT, and therefore that the sale of securities will not be subject to taxation under FIRPTA. Because the securities will be publicly traded, however, no assurance can be given EQR will continue to be a domestically controlled REIT. If EQR does not constitute a domestically controlled REIT, a Non-U.S. Holder's sale of securities generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) the securities are "regularly traded" (as defined by applicable Treasury regulations) on an established securities market and (ii) the selling Non-U.S. Holder held 5% or less of EQR's outstanding securities at all times during a specified testing period. If gain on the sale of securities were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. Shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of securities could be required to withhold 10% of the purchase price and remit such amount to the IRS. Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder's investment in securities is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. Shareholder with respect to such gain, or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

  Tax Legislation.

  The Taxpayer Relief Act of 1997 (H.R. 2014), signed by President Clinton on August 5, 1997, will modify certain REIT-related Code provisions for tax years beginning on or after January 1, 1998.

  Some of the potentially significant changes contained in the legislation relating to REITs include: (i) the rule disqualifying a REIT for any year in which it fails to comply with certain regulations requiring the REIT to monitor its stock ownership is replaced with an intermediate financial penalty; (ii) the rule disqualifying a REIT in any year that it is "closely-held" will not apply if during such year the REIT complied with certain regulations which require the REIT to monitor its stock ownership, and the REIT did not know or have reason to know that it was closely-held; (iii) a REIT is permitted to render a de minimus amount of impermissible services to tenants in connection with the management of property and still treat amounts received with respect to such property (other than certain amounts relating to such services) as qualified rent; (iv) the 30% gross income test is repealed; (v) any corporation wholly-owned by a REIT is permitted to be treated as a qualified REIT subsidiary regardless of whether such subsidiary has always been owned by the REIT; and (vi) certain other Code provisions relating to REIT's are amended.

  Some or all of the provisions could affect both EQR's operations and its ability to maintain its REIT status for its taxable years beginning in 1998.

  Other Tax Considerations.

  EW Management, Inc. and the EQR Management Corps. A portion of the cash to be used by ERP Operating Partnership to fund distributions to its partners, including EQR, is expected to come from EW Management, Inc. and the EQR Management Corps. through payments of dividends on the stock of the EW Management, Inc. and the EQR Management Corps. held by ERP Operating Partnership. The EW Management, Inc. and the EQR Management Corps. will pay Federal and state income tax at the full applicable corporate rates on their taxable income. To the extent that such companies are required to pay Federal, state or local taxes, the cash available for distribution by EQR, among its shareholders will be reduced accordingly.

  State and Local Taxes. EQR and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of EQR and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the shares of beneficial interest of EQR.

                          INTERESTS OF CERTAIN PERSONS
                              IN THE TRANSACTIONS

  Certain executive officers, directors and key employees of EWR have been granted stock options and/or restricted shares and/or have entered agreements providing them with certain rights upon a change in control of EWR. The following sets forth the cash payments and other benefits which will be provided to key executives, directors and key employees of EWR in connection with the Merger.

CONSULTING AGREEMENT

  EQR Properties Management LP, an affiliate of EQR, has entered into a consulting agreement with Mr. Evans to be effective as of the Effective Time, which will expire on December 31, 1999 providing for cash compensation to be paid to him of $225,000 per annum. Mr. Evans will also receive an option (an "EQR Option") to purchase 115,500 shares of EQR Common. The EQR Option will vest in three equal annual installments and will have an exercise price equal to the closing price for a share of EQR Common on the Closing Date. Mr. Evans will receive the following additional benefits under his consulting agreement:
(1) consideration for an option award under EQR's Second Amended and Restated Share Option and Share Award Plan, (2) payment in shares of EQR Common valued at the time of payment equal to the value of the bonus he would have received for the 1997 calendar year under his existing employment agreement with EWR,
(3) eligibility for a performance bonus under EQR's Incentive Compensation Plan and (4) eligibility to participate in other EQR employee benefit plans in which persons in comparable positions (treating Mr. Evans as an employee) participate.

EMPLOYMENT AGREEMENT

  EQR Properties Management LP has entered into an employment agreement with Mr. Berry to be effective as of the Effective Time which will expire on December 31, 2000, providing for cash compensation to be paid to him of $250,000 per annum. Mr. Berry will also receive an EQR Option to purchase 77,500 shares of EQR Common. The EQR Option will vest in three equal annual installments and will have an exercise price equal to the closing price of a share of EQR Common on the Closing Date. Mr. Berry will also receive the following benefits under his employment agreement: (1) consideration for an option award under EQR's Second Amended and Restated Share Option and Share Award Plan, (2) payment in shares of EQR Common valued at the time of payment equal to the value of the bonus he would have received for the 1997 calendar year under his existing employment agreement with EWR, (3) eligibility for a performance bonus under EQR's Incentive Compensation Plan and (4) eligibility to participate in other EQR employee benefit plans in which persons in comparable positions participate.

SENIOR OFFICERS

  Mr. J. Donald Couvillion, a Vice President of EWR, will be the Vice President--Development of ERP upon the Effective Time. Other officers of EWR, including Mr. Anthony V. Pusateri, a Senior Vice-President of EWR, and Mr. G. Edward O'Clair, a Senior Vice President of EWR, are expected to continue as employees of ERP, but will not be subject to employment agreements.

CHANGE IN CONTROL AGREEMENTS

  Messrs. Evans, Berry, Fannin, O'Clair, Couvillion, Mr. Kevin M. Burnett, a Vice President and Controller of EWR, Mr. Gail B. Peterson, a Vice President of EWR, and Mr. G. Grant Lyon, a Vice President of EWR, have entered into agreements dated June 18, 1997 and Mr. Pusateri has entered into an agreement dated July 21, 1997 ("Change in Control Agreements") with EWR which provide that change in control payments and pro rata bonus payments shall be paid to and the vesting of certain options and restricted stock held by such individuals shall occur upon a termination of employment following a change in control (as defined in the Change in Control Agreements) of EWR. Messrs. Evans and Berry will terminate their respective Change in Control Agreements as of the Effective Date. Mr. Couvillion will amend his Change in Control Agreement to (1) eliminate vesting of employer contributions under the EWR 401(k) plan in exchange for a cash payment increased to cover income taxes on the cash payment, (2) acknowledge that his new position with EQR will not trigger the payments provision under his Change in Control Agreement and (3) acknowledge that the term "change in control" applies only to EWR. Messrs. Fannin, Burnett, Peterson, Pusateri, O'Clair and Lyon will amend their Change in Control Agreements to (1) eliminate vesting of employer contributions under the EWR 401(k) Plan in exchange for a cash payment increased to cover income taxes on the cash payment, (2) impose the payment obligation as of the Closing Date notwithstanding the fact that each officer may perform services for a transitional period thereafter, (3) acknowledge that the term "change in control" applies only to EWR and (4) require payment be made within 5 days of termination of employment (or earlier if required by law) unless such termination occurs during the last two months of a calendar year in which case payment will be made on January 2 of the immediately following calendar year (or earlier if required by law). Messrs. Fannin, Burnett, Peterson, Pusateri, O'Clair and Lyon will receive cash payments under their Change in Control Agreements of $546,000, $197,000, $206,300, $392,000, $246,990 and $190,000, respectively. Mr. Fannin will receive an estimated additional payment of $442,000 to offset any excise tax payment. Messrs. Evans and Berry will not receive a payment of cash or property under their respective Change in Control Agreements. Mr. Couvillion will only receive a payment if his employment is terminated within two years of the Effective Date.

RESTRICTED SHARE GRANTS

  Outstanding restricted share grants were previously made to Messrs. Evans, Berry, Pusateri, O'Clair, Fannin and other employees of EWR. In connection with the Merger, as of the Effective Time all restricted shares of EWR Common will become vested and will participate in the Merger on the same basis as all other shares of EWR Common.

EWR OPTIONS

  As of the Effective Time, all rights under all existing vested and nonvested options to purchase shares of EWR Common will terminate unless each holder of options to purchase shares of EWR Common shall have entered into an agreement (an "Option Cash Out Agreement") with EWR not to exercise such option in consideration for a cash payment equal to the difference between (i) the Exchange Ratio multiplied by the closing price of a share of EQR Common on the NYSE on the Closing Date and (ii) the applicable exercise price of such option, multiplied by the number of shares of EWR Common subject to such option.
  Assuming a share price of $51.0625 for EQR Common on the Closing Date, the cash payments which will be made to key executives, directors and key employees of EWR who enter into an Option Cash Out Agreement are as follows: $1,158,469 for Mr. Evans, $717,844 for Mr. Berry, $100,781 for Mr. Pusateri, $317,734 for Mr. O'Clair, $417,813 for Mr. Fannin, $182,484 for Mr. Couvillion, $47,531 for Mr. Lyon, $127,375 for Mr. Burnett, $109,531 for Mr. Peterson, $989,922 for Mr. Withycombe, $49,038 for Mr. Bidstrup, $49,038 for Mr. Theobald, $49,038 for Mr. O'Connor and $526,662 for all other employees.

EQR OPTIONS

  After the Effective Time, all employees including key employees of EWR or its subsidiaries who (1) become employees of EQR or its subsidiaries, and (2) exercise vested incentive share options, and/or receive a cash payment in consideration for their agreement not to exercise their other outstanding options to purchase shares of EWR Common will receive a nonqualified option to purchase a number of shares of EQR Common equal to (a) the number of shares of EWR Common received upon exercise of vested incentive share options to purchase shares of EWR Common, plus (b) the number of shares of EWR Common subject to their EWR Option Cash Out Agreement, multiplied by the Exchange Ratio. The new EQR option shall vest in three equal annual installments and have an exercise price per share to equal the closing price of a share of EQR Common on the Closing Date. Assuming all holders of options to purchase shares of EWR Common elect to receive a cash payment in consideration for their agreement not to exercise such options, the number of shares of EQR Common subject to option which will be issued is as follows: 115,500 for Mr. Evans pursuant to his consulting agreement, 77,500 for Mr. Berry pursuant to his employment agreement, 12,500 for Mr. Pusateri, 33,750 for Mr. O'Clair, 21,750 for Mr. Couvillion and 283,188 for all other employees.

UNIT CONTRIBUTION AGREEMENT

  Mr. Evans and Mr. Withycombe and certain of their respective affiliates hold an aggregate of 3,309,762 units of limited partnership interests in EWRLP which will be contributed to ERP Operating Partnership in exchange for 1,654,881 units of limited partnership interest in ERP Operating Partnership pursuant to a Unit Contribution Agreement.

SALE OF STOCK

  Messrs. Evans and Withycombe shall sell all their respective shares of Evans Withycombe Management Inc. to Messrs. Neithercut and Strohm for an aggregate consideration of $10,000.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

             SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following tables set forth the selected unaudited pro forma combined financial data for EQR, giving effect to the Merger as if it had occurred on the dates indicated herein, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma financial statements included elsewhere in the Joint Proxy Statement/Prospectus.

  The selected unaudited pro forma combined operating data are presented as if the Merger had been consummated at the beginning of the period presented.

  The selected unaudited pro forma combined balance sheet is presented as if the Merger had occurred on June 30, 1997. The Merger has been accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger have been made.

  The selected pro forma financial information should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of EQR and EWR incorporated by reference into the Joint Proxy Statement/Prospectus and the unaudited pro forma financial statements and notes thereto included elsewhere in the Joint Proxy Statement/Prospectus.

  The selected unaudited pro forma operating and balance sheet data are presented for comparative purposes only and are not necessarily indicative of what the actual combined results of EQR and EWR would have been for the period and dates presented. Nor does such data purport to represent the results of future periods.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

OPERATING DATA:

                                                 PRO FORMA         PRO FORMA
                                              SIX MONTHS ENDED    YEAR ENDED
                                               JUNE 30, 1997   DECEMBER 31, 1996
                                              ---------------- -----------------
                                                    (AMOUNTS IN THOUSANDS
                                                    EXCEPT PER SHARE DATA)
REVENUES:
Rental Income...............................     $  456,695        $813,142
Fee and asset management....................          3,340           7,906
Interest income-investment in mortgage
 notes......................................          8,011          12,819
Interest and other income...................          9,102          14,314
                                                 ----------        --------
    Total revenues..........................        477,148         848,181
                                                 ----------        --------
EXPENSES:
Property and maintenance....................        117,571         230,219
Real estate taxes and insurance.............         45,075          77,208
Property management.........................         16,772          28,376
Fee and asset management....................          1,569           3,837
Depreciation................................        103,247         187,125
Interest:
  Expense incurred..........................         85,800         148,873
  Amortization of deferred financing costs..          1,220           4,242
General and administrative..................          8,196          11,363
                                                 ----------        --------
    Total expenses..........................        379,450         691,243
                                                 ----------        --------
Income before gain on disposition of
 properties, (loss) on joint venture
 communities, extraordinary items and
 allocation to Minority Interests...........         97,698         156,938
 Gain on disposition of properties..........          8,885          22,336
 (Loss) on joint venture communities........            (19)            (58)
                                                 ----------        --------
Income before extraordinary items and
 allocation to Minority Interests...........        106,564         179,216
Extraordinary items:
 Write-off of unamortized costs on
 refinanced debt............................            --           (3,512)
 (Loss) on early extinguishment of debt.....         (1,500)            --
                                                 ----------        --------
Income before allocation to Minority
 Interests..................................        105,064         175,704
 (Income) allocated to Minority Interests...        (10,821)        (18,097)
                                                 ----------        --------
Net income..................................         94,243         157,607
Preferred distributions.....................        (20,939)        (41,563)
                                                 ----------        --------
Net income available to Common Shares.......     $   73,304        $116,044
                                                 ==========        ========
Net income per weighted average Common Share
 outstanding................................     $     0.96        $   1.83
                                                 ==========        ========
Weighted average Common Shares outstanding..         76,283          63,484
                                                 ==========        ========
                                                 PRO FORMA
                                               JUNE 30, 1997
                                              ----------------
                                                (AMOUNTS IN
                                                 THOUSANDS)
BALANCE SHEET DATA:
(at end of period)
Real Estate, after accumulated depreciation.     $5,724,218
                                                 ==========
Total assets................................     $6,071,043
                                                 ==========
Total debt..................................     $2,252,046
                                                 ==========
Minority Interests..........................     $  297,087
                                                 ==========
Shareholders' Equity........................     $3,312,749
                                                 ==========

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                 BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                            COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1997

  The Unaudited Pro Forma Combined Balance Sheet gives effect to the proposed Merger of Equity Residential Properties Trust ("EQR") and Evans Withycombe Residential, Inc. ("EWR") as if the Merger had occurred on June 30, 1997. The Unaudited Pro Forma Combined Balance Sheet gives effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger have been made.

  The Unaudited Pro Forma Combined Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of EQR and EWR would have been at June 30, 1997, nor does it purport to represent the future combined financial position of EQR and EWR. This Unaudited Pro Forma Combined Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the respective historical financial statements and notes thereto of EQR and EWR incorporated by reference into the Joint Proxy Statement/Prospectus.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1997
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       1997 MOST
                                         RECENT        EQR                        PRO FORMA      EQR PRO
                            EQR         ACQUIRED    PRE-MERGER       EWR           MERGER         FORMA
                         HISTORICAL  PROPERTIES (A) PRO FORMA   HISTORICAL (B) ADJUSTMENTS (C)   COMBINED
                         ----------  -------------- ----------  -------------- ---------------  ----------
ASSETS
Rental property, cost... $4,482,434     $527,157    $5,009,591     $803,861       $317,290 (D)  $6,130,742
Less: Accumulated
 Depreciation...........   (357,599)         --       (357,599)     (48,925)           --         (406,524)
Rental property, net....  4,124,835      527,157     4,651,992      754,936        317,290       5,724,218
Real Estate held for
 disposition............      3,947          --          3,947          --             --            3,947
Construction in
 progress...............        --           --            --            43            --               43
Investment in mortgage
 notes, net.............    174,764          --        174,764       15,120            --          189,884
Cash and cash
 equivalents............    311,358     (219,598)       91,760        1,051        (77,000)(E)      15,811
Rents receivable........      2,078          --          2,078          371            --            2,449
Deposits-restricted.....      6,112          --          6,112        6,787            --           12,899
Escrow deposits-
 mortgage...............     28,698          --         28,698        1,731            --           30,429
Deferred financing
 costs, net.............     14,306          --         14,306        4,489         (4,489)(F)      14,306
Other assets............     72,636          --         72,636        4,421            --           77,057
                         ----------     --------    ----------     --------       --------      ----------
   Total assets......... $4,738,734     $307,559    $5,046,293     $788,949       $235,801      $6,071,043
                         ==========     ========    ==========     ========       ========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable.. $  960,879     $146,025    $1,106,904     $277,231       $(15,166)(G)  $1,368,969
Line of credit..........        --           --            --        44,000        (44,000)(H)         --
Notes, net..............    754,508          --        754,508      124,210          4,359 (I)     883,077
Accounts payable and
 accrued expenses.......     43,001          --         43,001       13,347            --           56,348
Accrued interest
 payable................     22,210          --         22,210        2,860            --           25,070
Due to affiliates.......        649          --            649          --             --              649
Rents received in
 advance and other
 liabilities............     31,844          --         31,844          870            --           32,714
Security deposits.......     19,231          --         19,231        2,408            --           21,639
Distributions payable...     64,506          --         64,506        8,235            --           72,741
                         ----------     --------    ----------     --------       --------      ----------
   Total liabilities....  1,896,828      146,025     2,042,853      473,161        (54,807)      2,461,207
                         ----------     --------    ----------     --------       --------      ----------
Commitments and
 contingencies
Minority Interests......    179,222        5,134       184,356       54,610         58,121 (J)     297,087
                         ----------     --------    ----------     --------       --------      ----------
Shareholders' equity:
 Common shares..........        736           34           770          204           (102)(K)         872
 Preferred shares.......    725,495          --        725,495          --             --          725,495
 Employee notes.........     (5,202)         --         (5,202)         --             --           (5,202)
 Unamortized employee
  restricted stock
  compensation..........        --           --            --        (1,104)         1,104 (L)         --
 Paid in capital........  2,050,152      156,366     2,206,518      292,253        201,310 (M)   2,700,081
 Distributions in
  excess of accumulated
  earnings..............   (108,497)         --       (108,497)     (30,175)        30,175 (N)    (108,497)
                         ----------     --------    ----------     --------       --------      ----------
   Total Shareholders'
    Equity..............  2,662,684      156,400     2,819,084      261,178        232,487       3,312,749
                         ----------     --------    ----------     --------       --------      ----------
   Total liabilities and
    shareholders'
    equity.............. $4,738,734     $307,559    $5,046,293     $788,949       $235,801      $6,071,043
                         ==========     ========    ==========     ========       ========      ==========

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                 BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JUNE 30, 1997

  The Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 1997 is presented as if the Merger had occurred on January 1, 1997. The Unaudited Pro Forma Combined Statement of Operations gives effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, and the combined entity qualifying as a REIT, distributing at least 95% of its taxable income, and therefore, incurring no federal income tax liability for the period presented. In the opinion of management, all significant adjustments necessary to reflect the effects of these transactions have been made.

  The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of EQR and EWR would have been for the six months ended June 30, 1997, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and are qualified in their entirety by, the respective historical financial statements and notes thereto of EQR and EWR incorporated by reference into this Joint Proxy Statement/Prospectus.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                      ADDITIONAL     EQR PRE-                                    EQR
                             EQR     1997 ACQUIRED    MERGER         EWR         MERGER       PRO FORMA
                          HISTORICAL PROPERTIES(O)   PRO FORMA  HISTORICAL (X) ADJUSTMENTS    COMBINED
                          ---------- -------------   ---------  -------------- -----------    ---------
REVENUES
  Rental Income.........   $290,799    $111,031 (P)  $401,830      $54,865       $   --       $456,695
  Fee and asset
   management...........      3,110         --          3,110          230           --          3,340
  Interest income-
   investment in
   mortgage notes.......      8,011         --          8,011          --            --          8,011
  Interest and other
   income...............      4,404       1,169 (Q)     5,573        3,529           --          9,102
                           --------    --------      --------      -------       -------      --------
      Total revenues....    306,324     112,200       418,524       58,624           --        477,148
                           --------    --------      --------      -------       -------      --------
EXPENSES
  Property and
   maintenance..........     70,760      32,377 (R)   103,137       14,434           --        117,571
  Real estate taxes and
   insurance............     29,667      10,624 (S)    40,291        4,784           --         45,075
  Property management...     11,819       3,267 (T)    15,086        1,540           146 (Y)    16,772
  Fee and asset
   management...........      1,569         --          1,569          --            --          1,569
  Depreciation..........     62,775      24,250 (U)    87,025       12,637         3,585 (Z)   103,247
  Interest:
    Expense incurred....     50,924      20,198 (V)    71,122       14,948          (270)(AA)   85,800
    Amortization of
     deferred financing
     costs..............      1,220         --          1,220          454          (454)(BB)    1,220
  General and
   administrative.......      6,206       1,485 (W)     7,691          818          (313)(CC)    8,196
                           --------    --------      --------      -------       -------      --------
      Total expenses....    234,940      92,201       327,141       49,615         2,694       379,450
                           --------    --------      --------      -------       -------      --------
Income before gain on
 disposition of
 properties, (loss) on
 joint venture
 communities,
 extraordinary item and
 allocation to Minority
 Interests..............     71,384      19,999        91,383        9,009        (2,694)       97,698
  Gain on disposition of
   properties...........      3,632         --          3,632        5,253           --          8,885
  (Loss) on joint
   venture communities..        --          (19)          (19)         --            --            (19)
                           --------    --------      --------      -------       -------      --------
Income before
 extraordinary item and
 allocation to Minority
 Interests..............     75,016      19,980        94,996       14,262        (2,694)      106,564
Extraordinary item:
  (Loss) on early
   extinguishment of
   debt.................        --          --            --        (1,500)          --         (1,500)
                           --------    --------      --------      -------       -------      --------
Income before allocation
 to Minority Interests..     75,016      19,980        94,996       12,762        (2,694)      105,064
  (Income) loss
   allocated to Minority
   Interests............     (6,345)        --         (6,345)      (2,364)       (2,112)(DD)  (10,821)
                           --------    --------      --------      -------       -------      --------
Net income..............     68,671      19,980        88,651       10,398        (4,806)       94,243
Preferred distributions.    (20,939)        --        (20,939)         --            --        (20,939)
                           --------    --------      --------      -------       -------      --------
Net income available to
 Common Shares..........   $ 47,732    $ 19,980      $ 67,712      $10,398       $(4,806)     $ 73,304
                           ========    ========      ========      =======       =======      ========
Net income per weighted
 average Common Share
 outstanding............   $   0.86    $   1.86      $   1.02      $  0.52       $  0.50      $   0.96
                           ========    ========      ========      =======       =======      ========
Weighted average Common
 Shares outstanding.....     55,385      10,731        66,116       19,810        (9,643)(EE)   76,283
                           ========    ========      ========      =======       =======      ========

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                 BASIS OF PRESENTATION TO UNAUDITED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1996

  The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1996 is presented as if the Merger had occurred on January 1, 1996. The Unaudited Pro Forma Combined Statement of Operations gives effect to the Merger under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, and the combined entity qualifying as a REIT, distributing at least 95% of its taxable income, and therefore, incurring no federal income tax liability for the year. In the opinion of management, all significant adjustments necessary to reflect the effects of these transactions have been made.

  The Unaudited Pro Forma Combined Statement of Operations is presented for comparative purposes only and is not necessarily indicative of what the actual combined results of EQR and EWR would have been for the year ended December 31, 1996, nor does it purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Combined Statement of Operations should be read in conjunction with, and are qualified in their entirety by, the respective historical financial statements and notes thereto of EQR and EWR incorporated by reference into this Joint Proxy Statement/Prospectus.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                       ADDITIONAL     EQR PRE-                                  EQR PRO
                             EQR     1997 ACQUIRED     MERGER          EWR         MERGER        FORMA
                          HISTORICAL PROPERTIES(FF)   PRO FORMA  HISTORICAL (OO) ADJUSTMENTS    COMBINED
                          ---------- --------------   ---------  --------------  -----------    --------
REVENUES
  Rental Income.........   $454,412     $264,380 (GG) $718,792      $ 94,350       $   --       $813,142
  Fee and asset
   management...........      6,749          --          6,749         1,157           --          7,906
  Interest income-
   investment in
   mortgage notes.......     12,819          --         12,819           --            --         12,819
  Interest and other
   income...............      4,405        3,714 (HH)    8,119         6,195           --         14,314
                           --------     --------      --------      --------       -------      --------
      Total revenues....    478,385      268,094       746,479       101,702           --        848,181
                           --------     --------      --------      --------       -------      --------
EXPENSES
  Property and
   maintenance..........    127,172       77,886 (II)  205,058        25,161           --        230,219
  Real estate taxes and
   insurance............     44,128       24,959 (JJ)   69,087         8,121           --         77,208
  Property management...     17,512        7,493 (KK)   25,005         3,225           146 (PP)   28,376
  Fee and asset
   management...........      3,837          --          3,837           --            --          3,837
  Depreciation..........     93,253       61,532 (LL)  154,785        20,885        11,455 (QQ)  187,125
  Interest:.............
    Expense incurred....     81,351       44,601 (MM)  125,952        23,460          (539)(RR)  148,873
    Amortization of
     deferred financing
     costs..............      4,242          --          4,242           765          (765)(SS)    4,242
  General and
   administrative.......      9,857          496 (NN)   10,353         1,515          (505)(TT)   11,363
                           --------     --------      --------      --------       -------      --------
      Total expenses....    381,352      216,967       598,319        83,132         9,792       691,243
                           --------     --------      --------      --------       -------      --------
Income before gain on
 disposition of
 properties, (loss) on
 joint venture
 communities,
 extraordinary item and
 allocation to Minority
 Interests..............     97,033       51,127       148,160        18,570        (9,792)      156,938
 Gain on disposition of
  properties............     22,402          (66)       22,336           --            --         22,336
 (Loss) on joint venture
  communities...........        --           (58)          (58)          --            --            (58)
                           --------     --------      --------      --------       -------      --------
Income before
 extraordinary item.....    119,435       51,003       170,438        18,570        (9,792)      179,216
Extraordinary item:.....
 Write-off of
  unamortized costs on
  refinanced debt.......     (3,512)         --         (3,512)          --            --         (3,512)
                           --------     --------      --------      --------       -------      --------
Income before allocation
 to Minority Interests..    115,923       51,003       166,926        18,570        (9,792)      175,704
 (Income) loss allocated
  to Minority Interests.    (14,299)      (1,407)      (15,706)       (4,010)        1,619 (UU)  (18,097)
                           --------     --------      --------      --------       -------      --------
Net income..............    101,624       49,596       151,220        14,560        (8,173)      157,607
Preferred distributions.    (29,015)     (12,548)      (41,563)          --            --        (41,563)
                           --------     --------      --------      --------       -------      --------
Net income available to
 Common Shares..........   $ 72,609     $ 37,048      $109,657      $ 14,560       $(8,173)     $116,044
                           ========     ========      ========      ========       =======      ========
Net income per weighted
 average Common Share
 outstanding............   $   1.70     $   3.45      $   2.06      $   0.84       $  1.13      $   1.83
                           ========     ========      ========      ========       =======      ========
Weighted average Common
 Shares outstanding.....     42,586       10,731        53,317        17,410        (7,243)(VV)   63,484
                           ========     ========      ========      ========       =======      ========

                      EQUITY RESIDENTIAL PROPERTIES TRUST

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1997
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(A) Reflects the most recent multifamily property acquisitions of the following groups of properties acquired from July through October 1997 (collectively the "1997 Most Recent Acquired Properties"):

  Foxchase, La Mirage, Bay Ridge, Boynton Place, Gates of Redmond, Cambridge Village, Crosswinds, Gates of Redmond II (collectively, the properties reported on in Form 8-K dated August 15, 1997); and

  Hidden Palms, Idlewood, Riverside Park, Sycamore Creek, Blue Swan, Autumn Creek, Governor's Point, Northwoods Village, Preakness, Trinity Lakes, Larkspur Woods, Brookridge, Chantecleer Lakes, Orchard of Landen, Crescent at Cherry Creek, Jefferson at Walnut Creek, Kirby Place, Paces on the Green and Paces Station (collectively, the properties reported on in Form 8-K dated September 17, 1997).

  In connection with such acquisitions the amounts presented include: (i) the initial purchase price as well as subsequent closing costs anticipated to be incurred and capital improvements anticipated to be required as identified in the acquisition process; (ii) the assumption of $146 million of mortgage indebtedness; and (iii) the issuance of Common Shares with a value of approximately $156.4 million.

(B) Certain reclassifications have been made to EWR's historical balance sheet to conform to EQR's balance sheet presentation.

(C) Represents adjustments to record the Merger (including the consolidation of ERP) in accordance with the purchase method of accounting, based upon the assumed total purchase price of $1,101,750 assuming a market value of $48.75 per share of EQR's Common Shares, as follows:

     Issuance of 10,167 EQR Common Shares and 2,276 ERP OP Units,
      based on the .50 Exchange Ratio, in exchange for 20,335 EWR
      Common Shares and 4,551 EWRLP OP Units* .....................  $  606,596
     Assumption of EWR's liabilities...............................     473,161
     Adjustment to increase the assumed EWR debt to it's fair value
      (see Note I).................................................       4,359
     Merger costs (see calculation below)..........................      17,634
                                                                     ----------
                                                                     $1,101,750
                                                                     ==========

  *The number of ERP OP Units to be received by each EWR Unit Holder who elects to exchange will be equal to the number of EWR OP Units contributed by such EWR Unit Holder multiplied by the Exchange Ratio.

  The following is a calculation of the estimated fees and other expenses related to the Merger:

     Employee termination costs....................................  $    2,220
     Buyout of stock options.......................................       4,843
     Investment Banking Fees.......................................       5,650
     Legal and accounting fees.....................................       2,120
     Other, including printing, filing, title and transfer costs...       2,801
                                                                     ----------
       Total estimated merger costs................................  $   17,634
                                                                     ==========

(D)Represents the estimated increase in EWR's rental property, net based upon EQR's purchase price and the adjustment to eliminate the basis of EWR's net assets acquired:

     Purchase Price (see Note C)...................................  $1,101,750
     Less: Historical basis of EWR's net assets acquired
     Rental property, net..........................................     754,936
     Construction in progress......................................          43
     Investment in mortgage notes, net.............................      15,120
     Cash and cash equivalents.....................................       1,051
     Rents receivable..............................................         371
     Restricted deposits...........................................       6,787
     Escrow deposits-mortgage......................................       1,731
     Other assets..................................................       4,421
                                                                     ----------
     Step-up to record fair value of EWR's rental property.........  $  317,290
                                                                     ==========

                      EQUITY RESIDENTIAL PROPERTIES TRUST

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              AS OF JUNE 30, 1997
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(E)Decrease to Cash and cash equivalents reflects the following:

     The expected payment for Merger costs (see Note C) and
      registration costs
      (see Note M)..................................................... $17,834
     Repayment of EWR's line of credit.................................  44,000
     Repayment of two of EWR's Mortgage notes payable in July, 1997
      (see Note G).....................................................  15,166
                                                                        -------
                                                                        $77,000
                                                                        =======

(F) Decrease due to elimination of EWR's deferred loan costs in connection with the Merger.

(G) Decrease to Mortgage notes payable reflects the payoff of two of EWR's mortgage notes payable totaling $15.2 million in July, 1997.

(H) Reflects the repayment of EWR's line of credit from EQR's cash balances.

(I) Increase to Notes, net reflects the premium required to adjust EWR's notes to their estimated fair value.

(J) The pro forma allocation to the Minority Interests is based upon the percentage owned by such minority interests as follows:

     Total Shareholders' Equity and Minority Interests............. $3,609,836
     Less: Preferred shares........................................   (725,495)
                                                                    ----------
                                                                    $2,884,341
     Minority Interests percentage ownership in ERP Operating
      Partnership
      (see Note M).................................................       10.3%
                                                                    ----------
     Pro Forma Combined Minority Interests ownership in ERP
      Operating Partnership........................................    297,087
     EQR pre-merger pro forma Minority Interests ownership in ERP
      Operating Partnership........................................   (184,356)
     EWR historical Minority Interests.............................    (54,610)
                                                                    ----------
     Adjustment to Minority Interests ownership in ERP Operating
      Partnership.................................................. $   58,121
                                                                    ==========

(K) Decrease results from elimination of EWR's common shares at $.01 par value ($204) net of the issuance of EQR common shares at $.01 par value $102 (see Note C).

(L) Reflects the elimination of EWR's restricted stock as a result of the Merger.

(M) Increase to paid in capital to reflect the following:

     Issuance of EQR Common Shares and OP Units (see Note C)........ $ 606,596
     Par value of common shares issued..............................      (102)
     Registration costs incurred in connection with the Merger......      (200)
     EWR's historical Paid in capital and Minority Interests........  (346,863)
     Adjustment to Minority Interests ownership in ERP Operating
      Partnership
      (see Note J)..................................................   (58,121)
                                                                     ---------
                                                                     $ 201,310
                                                                     =========

  The 10.30% Minority Interests ownership in EQR, is calculated as follows:

                                                                 SHARES  UNITS
                                                                 ------  ------
     EWR's historical Shares outstanding........................ 20,335  24,886
                                                                 ======  ======
     EQR's Shares/Units to be issued based on the .50 Merger
      exchange ratio............................................ 10,167  12,443
     EQR's historical Shares/Units outstanding.................. 73,633  80,953
                                                                 ------  ------
     EQR's proforma Shares/Units outstanding.................... 83,800  93,396
                                                                 ======  ======
     EQR ownership percentage of ERP Operating Partnership......   89.7%
                                                                 ======
     Minority Interests ownership percentage of ERP Operating
      Partnership...............................................   10.3%
                                                                 ======

(N) Reflects the elimination of EWR's distribution in excess of accumulated earnings to paid in capital, as a result of the Merger.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(O) Reflects the historical results of operations for the properties acquired in the merger between EQR and Wellsford on May 30, 1997 as well as the following groups of properties acquired from January through October, 1997 (collectively, the "Additional 1997 Acquired Properties"):

  Town Center, Harborview, The Cardinal, Trails at Dominion, Dartmouth Woods, Rincon, Waterford at the Lakes, Junipers at Yarmouth, Lincoln Harbor, Sedona Ridge, Club at the Green, Knight's Castle, which were acquired during the first quarter of 1997, as reported on Form 8-K dated May 20, 1997; and

  Country Gables, Indigo Springs, Watermark Square, The Willows, Summit Chase, Willow Brook, Highline Oaks, Mountain Brook, Ridgemont, Preston Bend, Spinnaker Cove, Windemere, Wyndridge II and III, which were acquired during the second quarter of 1997, as reported on Form 8-K dated May 20, 1997; and

  Foxchase, La Mirage, Bay Ridge, Boynton Place, Gates of Redmond, Cambridge Village, Crosswinds, Gates of Redmond II, Cascade at Landmark, Sabal Palm Club, Tamarlane, Banyan Lake, Hunters Ridge, South Pointe, Club at Tanasbourne, Wood Creek which were reported on Form 8-K dated August 15, 1997; and,

  Hidden Palms, Idlewood, Riverside Park, Sycamore Creek, Blue Swan, Autumn Creek, Governor's Point, Northwoods Village, Preakness, Trinity Lakes, Larkspur Woods, Brookridge, Chantecleer Lakes, Orchard of Landen, Crescent at Cherry Creek, Jefferson at Walnut Creek, Kirby Place, Paces on the Green and Paces Station which were reported on Form 8-K dated September 17, 1997.

(P) Reflects rental income for the Additional 1997 Acquired Properties for the periods indicated as follows:

      Properties acquired during the first quarter of 1997 as
       reported on Form 8-K dated
       May 20, 1997 for the period from January 1, 1997 through the respective acquisition dates for each property................ $  4,645
      Properties acquired during the second quarter of 1997 as
       reported on Form 8-K dated May 20, 1997 for the three months
       ended March 31, 1997..........................................    6,586
      Properties acquired during the second quarter of 1997 as
       reported on Form 8-K dated May 20, 1997 for the period from
       April 1, 1997 through the respective acquisition dates for
       each property.................................................    2,982
      Acquired properties reported on Form 8-K dated August 15, 1997
       for the six months ended June 30, 1997........................   19,662
      Acquired properties reported on Form 8-K dated September 17,
       1997 for the six months ended June 30, 1997...................   22,438
      Properties acquired in merger between EQR and Wellsford on May
       30, 1997 for the period from January 1, 1997 through May 30,
       1997..........................................................   54,718
                                                                      --------
                                                                      $111,031
                                                                      ========

(Q) Reflects the following for the periods indicated:

      Reduction of interest income due to the use of working capital for property acquisitions as reported on Form 8-K dated
       September 17, 1997...........................................  $(2,411)
      Interest and other income in connection with the Wellsford
       merger.......................................................    3,580
                                                                      -------
                                                                      $ 1,169
                                                                      =======

                      EQUITY RESIDENTIAL PROPERTIES TRUST

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                  FOR THE SIX MONTHS ENDED JUNE 30, 1997
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(R) Reflects property and maintenance expense, which includes the elimination of third party management fees where EQR is providing onsite property management services, for the Additional 1997 Acquired Properties for the periods indicated as follows:

      Properties acquired during the first quarter of 1997 as reported on Form 8-K dated
       May 20, 1997 for the period from January 1, 1997 through the
       respective acquisition dates for each property..................  $   948
      Properties acquired during the second quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the three months ended March
       31, 1997........................................................    1,804
      Properties acquired during the second quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the period from April 1, 1997
       through the respective acquisition dates for each property......      773
      Acquired properties reported on Form 8-K dated August 15, 1997
       for the six months ended June 30, 1997..........................    5,158
      Acquired properties reported on Form 8-K dated September 17, 1997
       for the six months ended June 30, 1997..........................    6,437
      Properties acquired in merger between EQR and Wellsford on May
       30, 1997 for the period from January 1, 1997 through May 30,
       1997............................................................   17,257
                                                                         -------
                                                                         $32,377
                                                                         =======

(S) Reflects real estate tax and insurance expense for the Additional 1997 Acquired Properties for the periods indicated as follows:

      Properties acquired during the first quarter of 1997 as reported on Form 8-K dated
       May 20, 1997 for the period from January 1, 1997 through the
       respective acquisition dates for each property..................  $   517
      Properties acquired during the second quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the three months ended March
       31, 1997........................................................      557
      Properties acquired during the second quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the period from April 1, 1997
       through the respective acquisition dates for each property......      177
      Acquired properties reported on Form 8-K dated August 15, 1997
       for the six months ended June 30, 1997..........................    1,887
      Acquired properties reported on Form 8-K dated September 17, 1997
       for the six months ended June 30, 1997..........................    2,642
      Properties acquired in merger between EQR and Wellsford on May
       30, 1997 for the period from January 1, 1997 through May 30,
       1997............................................................    4,844
                                                                         -------
                                                                         $10,624
                                                                         =======

(T) Reflects incremental cost associated with self management of the Additional 1997 Acquired Properties for the periods indicated as follows:

      Properties acquired during the first quarter of 1997 as reported on Form 8-K dated
       May 20, 1997 for the period from January 1, 1997 through the
       respective acquisition dates for each property..................  $   89
      Properties acquired during the second quarter of 1997 as reported on Form 8-K dated
       May 20, 1997 for the three months ended March 31, 1997..........     159
      Properties acquired during the second quarter of 1997 as reported on Form 8-K dated
       May 20, 1997 for the period from April 1, 1997 through the
       respective acquisition dates for each property..................      75
      Acquired properties reported on Form 8-K dated August 15, 1997
       for the six months ended June 30, 1997..........................     492
      Acquired properties reported on Form 8-K dated September 17, 1997
       for the six months ended June 30, 1997..........................     561
      Properties acquired in merger between EQR and Wellsford on May
       30, 1997 for the period from January 1, 1997 through May 30,
       1997............................................................   1,891
                                                                         ------
                                                                         $3,267
                                                                         ======

                      EQUITY RESIDENTIAL PROPERTIES TRUST

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                  FOR THE SIX MONTHS ENDED JUNE 30, 1997
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(U) Reflects depreciation based on the total investment of $2.1 billion for the Additional 1997 Acquired Properties less amounts allocated to land, generally 10%, and depreciated over a 30-year life for real property for the periods indicated as follows:

      Properties acquired during the first quarter of 1997 as reported on Form 8-K dated
       May 20, 1997 for the period from January 1, 1997 through the
       respective acquisition dates for each property..................  $   972
      Properties acquired during the second quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the three months ended March
       31, 1997........................................................    1,774
      Acquired properties reported on Form 8-K dated August 15, 1997
       for the six months ended June 30, 1997..........................    4,706
      Acquired properties reported on Form 8-K dated September 17, 1997
       for the six months ended June 30, 1997..........................    5,032
      Properties acquired in merger between EQR and Wellsford on May
       30, 1997 for the period from January 1, 1997 through May 30,
       1997............................................................   11,766
                                                                         -------
                                                                         $24,250
                                                                         =======

(V) Reflects interest expense on mortgage indebtedness totaling $400 million assumed in connection with the Additional 1997 Acquired Properties and $250 million in unsecured notes assumed in connection with the Wellsford merger at various interest rates for the periods indicated as follows:

      Properties acquired during the first quarter of 1997 as reported on Form 8-K dated
       May 20, 1997 for the period from January 1, 1997 through the
       respective acquisition dates for each property..................  $   528
      Properties acquired during the second quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the three months ended March
       31, 1997........................................................    1,704
      Properties acquired during the second quarter of 1997 as reported on Form 8-K dated May 20, 1997 for the period from April 1, 1997
       through the respective acquisition dates for each property......      822
      Acquired properties reported on Form 8-K dated August 15, 1997
       for the six months ended June 30, 1997..........................      801
      Acquired properties reported on Form 8-K dated September 17, 1997
       for the six months ended June 30, 1997..........................    4,420
      Properties acquired in merger between EQR and Wellsford on May
       30, 1997 for the period from January 1, 1997 through May 30,
       1997............................................................   11,923
                                                                         -------
                                                                         $20,198
                                                                         =======

(W) Reflects historical G & A costs for Wellsford for the period from January 1 through May 30, 1997.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                  FOR THE SIX MONTHS ENDED JUNE 30, 1997
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(X) Certain reclassifications have been made to EWR's Historical Statement of Operations to conform to EQR's Statement of Operations presentation.

(Y) Increase results from additional costs expected to be incurred as a result of the Merger.

(Z) Represents the net increase in depreciation of real estate owned as a result of recording EWR's real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have a useful life of approximately 30 years.

  The calculation of the fair value of depreciable real estate assets at June 30, 1997 is as follows:

     Historical basis of EWR's rental property..................... $  754,936
     Plus: Step up to EWR's rental property, net (see Note D)......    317,290
                                                                    ----------
     Pro forma basis of EWR's rental property at fair value........  1,072,226
     Less: Fair value allocated to land............................   (107,223)
                                                                    ----------
     Pro forma basis of EWR's depreciable rental property at fair value........................................................ $  965,004
                                                                    ==========

  Calculation of depreciation of rental property for the six months ended June 30, 1997 is as follows:

     Depreciation expense based upon an estimated useful life of approximately 30 years........................................ $ 16,083
     Less: EWR's historic depreciation of rental property...........  (12,498)
                                                                     --------
     Pro forma adjustment........................................... $  3,585
                                                                     ========

(AA) Decrease results from the amortization of the premium required to record EWR's debt at its estimated fair value.

(BB)Decrease results from the elimination of amortization of EWR's deferred financing costs, which costs would be eliminated in connection with the Merger.

(CC) Decrease results from identified historic costs of certain items which are anticipated to be eliminated or reduced as a result of the Merger as follows:

     Duplication of public company expenses............................... $ 58
     Net reduction in salary, benefits and occupancy......................  255
                                                                           ----
       Total.............................................................. $313
                                                                           ====

(DD) A portion of income was allocated to minority interests representing interests in ERP Operating Partnership not owned by EQR and interests in Evans Withycombe Residential, LP not owned by EWR. The pro forma allocation to minority interests (represented by OP Units) is based upon the percentage estimated to be owned by such Minority Interests as a result of the pro forma transactions.

(EE) Decrease of Weighted Average Common Shares Outstanding is based on the conversion of EWR's common shares to EQR Common Shares at a conversion ratio of .50 EWR Common Shares per EQR Common Share.

                      EQUITY RESIDENTIAL PROPERTIES TRUST

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(FF) Reflects the historical results of operations for the properties acquired in the merger between EQR and Wellsford on May 30, 1997 as well as the following groups of properties acquired from January through October, 1997 (collectively, the "Additional 1997 Acquired Properties"):

   Town Center, Harborview, The Cardinal, Trails at Dominion, Dartmouth Woods, Rincon, Waterford at the Lakes, Junipers at Yarmouth, Lincoln Harbor, Sedona Ridge, Club at the Green, Knight's Castle, Country Gables, Indigo Springs, Watermark Square, The Willows, Summit Chase, Willow Brook, Highline Oaks, Mountain Brook, Ridgemont, Preston Bend, Spinnaker Cove, Windemere, Wyndridge II and III (collectively, the properties reported on in Form 8-K dated May 20, 1997);

   Foxchase, La Mirage, Bay Ridge, Boynton Place, Gates of Redmond, Cambridge Village, Crosswinds, Gates of Redmond II, Cascade at Landmark, Sabal Palm Club, Tamarlane, Banyan Lake, Hunters Ridge, South Pointe, Club at Tanasbourne, Wood Creek (collectively, the properties reported on in Form 8-K dated August 15, 1997) and;

   Hidden Palms, Idlewood, Riverside Park, Sycamore Creek, Blue Swan, Autumn Creek, Governor's Point, Northwoods Village, Preakness, Trinity Lakes, Larkspur Woods, Brookridge, Chantecleer Lakes, Orchard of Landen, Crescent at Cherry Creek, Jefferson at Walnut Creek, Kirby Place, Paces on the Green and Paces Station (collectively, the properties reported on in Form 8-K dated September 17, 1997).

(GG) Reflects rental income for the Additional 1997 Acquired Properties for the year ended December 31, 1996 as follows:

      Acquired properties reported on Form 8-K dated May 20, 1997..... $ 54,659
      Acquired properties reported on Form 8-K dated August 15, 1997..   40,694
      Acquired properties reported on Form 8-K dated September 17,
       1997...........................................................   44,619
      Properties acquired in merger between EQR and Wellsford on May
       30, 1997.......................................................  124,408
                                                                       --------
                                                                       $264,380
                                                                       ========

(HH) Reflects the following for the year ended December 31, 1996:

      Reduction of interest income due to the use of working capital for property acquisitions as reported on Form 8-K dated
       September 17, 1997...........................................  $(2,942)
      Interest and other income in connection with the Wellsford
       merger.......................................................    6,656
                                                                      -------
                                                                      $ 3,714
                                                                      =======

(II) Reflects property and maintenance expense, which includes the elimination of third party management fees where EQR is providing onsite property management services, for the Additional 1997 Acquired Properties for the year ended December 31, 1996 as follows:

      Acquired properties reported on Form 8-K dated May 20, 1997...... $14,310
      Acquired properties reported on Form 8-K dated August 15, 1997...  10,814
      Acquired properties reported on Form 8-K dated September 17,
       1997............................................................  12,408
      Properties acquired in merger between EQR and Wellsford on May
       30, 1997........................................................  40,354
                                                                        -------
                                                                        $77,886
                                                                        =======

(JJ) Reflects real estate tax and insurance expense for the Additional 1997 Acquired Properties for the year ended December 31, 1996 as follows:

      Acquired properties reported on Form 8-K dated May 20, 1997...... $ 5,953
      Acquired properties reported on Form 8-K dated August 15, 1997...   4,111
      Acquired properties reported on Form 8-K dated September 17,
       1997............................................................   5,013
      Properties acquired in merger between EQR and Wellsford on May
       30, 1997........................................................   9,882
                                                                        -------
                                                                        $24,959
                                                                        =======

                      EQUITY RESIDENTIAL PROPERTIES TRUST

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(KK) Reflects incremental cost associated with self management of the Additional 1997 Acquired Properties for the year ended December 31, 1996 as follows:

      Acquired properties reported on Form 8-K dated May 20, 1997.......  $1,367
      Acquired properties reported on Form 8-K dated August 15, 1997....   1,017
      Acquired properties reported on Form 8-K dated September 17, 1997.   1,115
      Properties acquired in merger between EQR and Wellsford on May 30,
       1997.............................................................   3,994
                                                                          ------
                                                                          $7,493
                                                                          ======

(LL) Reflects depreciation based on the total investment of $2.1 billion for the Additional 1997 Acquired Properties less amounts allocated to land, generally 10%, and depreciated over a 30-year life for real property for the year ended December 31, 1996 as follows:

      Acquired properties reported on Form 8-K dated May 20, 1997...... $10,569
      Acquired properties reported on Form 8-K dated August 15, 1997...   9,942
      Acquired properties reported on Form 8-K dated September 17,
       1997............................................................  10,063
      Properties acquired in merger between EQR and Wellsford on May
       30, 1997........................................................  30,958
                                                                        -------
                                                                        $61,532
                                                                        =======

(MM) Reflects interest expense on mortgage indebtedness totaling ____400$million assumed in connection with the Additional 1997 Acquired Properties and $250 million in unsecured notes assumed in connection with the Wellsford merger at various interest rates for the year ended December 31, 1996 as follows:

      Acquired properties reported on Form 8-K dated May 20, 1997...... $11,873
      Acquired properties reported on Form 8-K dated August 15, 1997...   1,701
      Acquired properties reported on Form 8-K dated September 17,
       1997............................................................   8,840
      Properties acquired in merger between EQR and Wellsford on May
       30, 1997........................................................  22,187
                                                                        -------
                                                                        $44,601
                                                                        =======

(NN) Reflects incremental G & A costs as a result of the Wellsford merger.

(OO) Certain reclassifications have been made to EWR's Historical Statement of Operations to conform to EQR's Statement of Operations presentation.

(PP) Increase results from additional costs expected to be incurred as a result of the Merger.

(QQ) Represents the net increase in depreciation of real estate owned as a result of recording EWR's real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have a useful life of approximately 30 years.

    The calculation of the fair value of depreciable real estate assets at December 31, 1996 is as follows:

      Historical basis of EWR's rental property.................... $  754,936
      Plus: Step up to EWR's rental property, net (see Note D).....    317,290
                                                                    ----------
      Pro forma basis of EWR's rental property at fair value.......  1,072,226
      Less: Fair value allocated to land...........................   (107,223)
                                                                    ----------
      Pro forma basis of EWR's depreciable rental property at fair value....................................................... $  965,004
                                                                    ==========

    Calculation of depreciation of rental property for the year ended December 31,1996 is as follows:

      Depreciation expense based upon an estimated useful life of approximately 30 years....................................... $ 32,167
      Less: EWR's historic depreciation of rental property..........  (20,712)
                                                                     --------
      Pro forma adjustment.......................................... $ 11,455
                                                                     ========

                      EQUITY RESIDENTIAL PROPERTIES TRUST

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
               (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

(RR) Decrease results from the amortization of the premium required to record EWR's debt at it's estimated fair value.

(SS) Decrease results from the elimination of amortization of EWR's deferred financing costs, which costs would be eliminated in connection with the Merger.

(TT) Decrease results from identified historic costs of certain items which are anticipated to be eliminated or reduced as a result of the Merger as follows:

      Duplication of public company expenses.............................. $ 30
      Net reduction in salary, benefits and occupancy.....................  475
                                                                           ----
      Total............................................................... $505
                                                                           ====

(UU) A portion of income was allocated to minority interests representing interests in ERP Operating Partnership not owned by EQR and interests in Evans Withycombe Residential, LP not owned by EWR. The pro forma allocation to minority interests (represented by OP Units) is based upon the percentage estimated to be owned by such Minority Interests as a result of the pro forma transactions.

(VV) Decrease of Weighted Average Common Shares Outstanding is based on the conversion of EWR's Common Shares to EQR Common Shares at a conversion ratio of .50 EWR Common Shares per EQR Common Share.

                                POLICIES OF EQR
                      WITH RESPECT TO CERTAIN ACTIVITIES

  The following section sets forth the policies implemented by EQR upon the effectiveness of the Merger with respect to certain matters. These policies may be amended or revised from time to time at the discretion of the Board of Trustees of EQR without a vote of the shareholders of EQR.

BUSINESS OBJECTIVES AND OPERATING STRATEGIES

  EQR will seek to maximize both current income and long-term growth in income. EQR will focus on acquiring multifamily properties that have strong cash flow potential with the intent to hold such properties for long-term investment and capital appreciation.

  EQR's primary business objectives are to increase distributions on a per share of EQR Common basis, to increase the value of its properties and to increase shareholders' value.

  EQR's strategies for accomplishing these objectives will be:

  . maintaining and increasing property occupancy while increasing rental rates;

  . controlling expenses, providing regular preventive maintenance, making periodic renovations and enhancing amenities;

  . maintaining a Debt to Total Market Capitalization Ratio of less than 50%;

  . pursuing acquisitions that: (i) are available at prices below estimated replacement costs; (ii) have potential for rental rate and/or occupancy increases; (iii) have attractive locations in their respective markets; and (iv) provide anticipated total returns that will increase EQR's distributions per share of EQR Common and EQR's overall market value; and

  . expanding EQR's relationships with third-party developers who will build multifamily properties for EQR to purchase upon completion.

  EQR will be committed to tenant satisfaction by striving to anticipate industry trends and implementing strategies and policies consistent with providing quality tenant services. In addition, EQR will continuously survey rental rates of competing properties and conduct satisfaction surveys of residents to determine the factors they consider most important in choosing a particular apartment unit.

ACQUISITION STRATEGIES

  EQR anticipates that future property acquisitions will be located in the continental United States. Management will use market information to evaluate acquisition opportunities. EQR's market data base will allow it to review the primary economic indicators of the markets where EQR currently manages properties and where it expects to expand its operations. Acquisitions may be financed from various sources of capital, which may include undistributed funds from operations, issuance of additional equity securities, sales of properties and collateralized and uncollateralized borrowings. In addition, EQR may acquire additional multifamily properties in transactions that include the issuance of ERP OP Units as consideration for the acquired properties. Such transactions may, in certain circumstances, partially defer the sellers' tax consequences.

  When evaluating potential acquisitions, EQR will consider: (i) the geographic area and type of community; (ii) the location, construction quality, condition and design of the property; (iii) the current and projected cash flow of the property and the ability to increase cash flow; (iv) the potential for capital appreciation of the property; (v) the terms of resident leases, including the potential for rent increases; (vi) the potential for economic growth and the tax and regulatory environment of the community in which the property is located; (vii) the occupancy and demand by residents for properties of a similar type in the vicinity (the overall market and submarket); (viii) the prospects for liquidity through sale, financing or refinancing of the property; and (ix) competition from existing multifamily properties and the potential for the construction of new multifamily properties in the area. EQR expects to purchase multifamily properties with physical and market characteristics similar to the properties.

DISPOSITION STRATEGIES

  Management will use market information to evaluate dispositions. EQR intends to dispose of its properties in cities or markets where the level of new construction is increasing or the economy is expected to decline substantially. EQR will also dispose of properties in markets where it does not intend to establish long-term concentrations. EQR will reinvest the proceeds received from property dispositions to fund property acquisitions. In addition, when feasible EQR will structure these transactions as tax deferred exchanges.

INVESTMENT POLICIES

  Investments in Real Estate or Interests in Real Estate. EQR's investment objectives will be to increase cash flow and the value of the properties, and to acquire established income-producing multifamily properties with cash flow growth potential. Additionally, where prudent and possible, EQR will seek to upgrade its existing properties and any newly acquired multifamily properties. EQR's business is focused on multifamily properties, although such properties may include retail and recreational facilities. EQR's policy will be to acquire assets primarily for current income generation and long-term value appreciation; however, where appropriate, EQR will sell certain of its properties.

  EQR expects to pursue its investment objectives through the direct and indirect ownership of properties and the ownership of interests in other entities. EQR will focus on properties in those markets where EQR currently has operations and in new markets targeted by management. Future investments, including the activities described below, will not be limited to any geographic area or to a specified percentage of EQR's assets. EQR also may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over EQR's equity interest in such property.

  Investments in Real Estate Mortgages. While EQR will emphasize equity real estate investments in multifamily properties, it may, in its discretion, invest in mortgages and other interests related to multifamily properties. EQR does not intend to invest to a significant extent in mortgages or deeds of trust, but may acquire mortgages as a strategy for acquiring a property, subject to the investment restrictions applicable to REITs. The mortgages in which EQR may invest may be either first mortgages or junior mortgages, and may or may not be insured by a governmental agency. EQR may also invest in mortgage-related securities. Furthermore, EQR may seek to issue securities representing interest in such mortgage-related securities as a method of raising additional funds.

  Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the gross income and asset tests for REIT qualification, EQR also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. EQR may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with EQR's investment policies. In any event, EQR does not intend that its investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, and EQR would intend to divest securities before any such registration would be required.

FINANCING POLICIES

  EQR intends to maintain a Debt to Total Market Capitalization Ratio of 50% or less. EQR, however, may from time to time re-evaluate this policy and decrease or increase such ratio in light of then current economic conditions, relative costs to EQR of debt and equity capital, market values of the properties, growth and acquisition opportunities and other factors. There will be no limit on EQR's Debt to Total Market Capitalization Ratio imposed by EQR's Declaration of Trust or Bylaws. To the extent that the Board of Trustees of EQR determines to obtain additional capital, EQR may issue debt or equity securities, or cause ERP Operating Partnership to issue additional ERP OP Units, or retain earnings (subject to provisions in the Code requiring distributions of income to maintain REIT status), or a combination of these methods. As long as ERP Operating Partnership is in existence, the proceeds of all equity capital raised by EQR will be contributed to ERP Operating Partnership in exchange for additional interests in ERP Operating Partnership, which will dilute the ownership interest of holders of ERP OP Units. It is EQR's policy that it shall not incur indebtedness other than short-term trade, employee compensation, dividends payable or similar indebtedness that will be paid in the ordinary course of business, and that indebtedness shall instead be incurred by the ERP Operating Partnership to the extent necessary to fund the business activities conducted by the ERP Operating Partnership.

  EQR owns several properties that are subject to restrictive covenants or deed restrictions relating to current or previous tax-exempt bond financings and owns the bonds collateralized by several additional properties. EQR has retained an independent outside consultant to monitor compliance with the restrictive covenants and deed restrictions that affect these properties. The bond compliance requirements may have the effect of limiting EQR's income from these properties if EQR is required to lower its rental rates to attract low or moderate income tenants, or eligible qualified tenants.

  To the extent that the Board of Trustees determines to obtain debt financing EQR intends to do so generally through mortgages on its properties and through lines of credit; however, EQR may also issue additional debt securities in the future.

Such indebtedness may be recourse, non-recourse or cross-collateralized and may contain cross-default provisions. EQR will not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. In the future, EQR may seek to extend, expand, reduce or renew its lines of credit, or obtain new credit facilities or lines of credit, subject to its general policy on debt capitalization, for the purpose of making acquisitions or capital improvements or providing working capital to EQR or meeting the taxable income distribution requirements for REITs under the Code if EQR has taxable income without receipt of cash sufficient to enable EQR to meet such distribution requirements.

LENDING POLICIES

  Although it is not presently contemplated, EQR may consider offering purchase money financing in connection with the sale of multifamily properties where the provision of such financing will increase the value received by EQR for the property sold.

DEVELOPMENT POLICIES

  EQR intends to expand its relationships with third-party developers who will build multifamily properties for EQR to purchase upon completion through the utilization of the skills and experience in the area of development project supervision of executives joining EQR.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

  Although it is not presently contemplated, EQR may make investments other than as previously described. All investments will be related to the multifamily residential business. EQR will have authority to offer EQR Common or other equity or debt securities in exchange for property or other REITs and to repurchase or otherwise reacquire EQR Common or any other securities and may engage in such activities in the future. Similarly, EQR may offer additional ERP OP Units or other equity interests in ERP Operating Partnership that are exchangeable into EQR Common in exchange for property. EQR may also make loans to joint ventures in which it may participate in the future. EQR will not engage in trading, underwriting or the agency distribution or sale of securities of other issuers. At all times, EQR intends to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code (or the regulations promulgated thereunder), the EQR Board of Trustees determines that it is no longer in the best interests of EQR to continue to have EQR qualify as a REIT. EQR's policies with respect to such activities may be reviewed and modified from time to time by the EQR Board of Trustees without notice to or the vote of the shareholders.

                        MANAGEMENT AND OPERATION OF EQR
                               AFTER THE MERGER

  Upon the consummation of the Merger the executive officers and trustees of EQR shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal. In addition, Stephen O. Evans shall become a trustee on the EQR Board of Trustees for a term expiring at the annual meeting of shareholders of EQR held in the year 2000 and shall be appointed as Executive Vice President--Strategic Investments and Richard G. Berry shall be appointed as Executive Vice President--Development.

  Stephen O. Evans, age 52 as of September 11, 1997, served as the Chairman of the Board and Chief Executive Officer of EWR since its formation in May 1994. Mr. Evans founded the predecessor of EWR in 1977 and served as Chairman of the Board and Chief Executive Officer. From 1973 to 1977, Mr. Evans was Investment Vice President of W.R. Schulz & Associates, at that time Arizona's largest apartment development company. He earned his Bachelor of Science in Business Administration and Masters of Business Administration degrees from Arizona State University. He also served as an officer in the United States Air Force for four years. Mr. Evans' affiliations include National Multi-Housing Council; National Association for Real Estate Investment Trusts (NAREIT); Lambda Alpha, a National Land Economic Fraternity; and the Urban Land Institute.

  Richard G. Berry, age 53 as of September 11, 1997, served as a director on the Board of Directors of EWR since EWR's formation in May 1994 and was appointed President and Chief Operating Officer of EWR on January 21, 1997. Prior to that time, Mr. Berry served as the Executive Vice President of EWR since May 1994 and served as the Executive Vice President of Evans Withycombe, Inc. since 1992. From 1983 to 1992, Mr. Berry served as Chairman of the Board of Berry and Boyle, a real estate investment and development management company. Prior to 1983, Mr. Berry served as Executive Vice President of Hutton Real Estate Services and was responsible for that firm's real estate investment and management activities. Mr. Berry earned a Bachelor of Architecture degree and a Masters of Business Administration degree from the University of Michigan. He served as an officer of a United States Navy mobile construction battalion for three years.

ANTICIPATED EFFECTS OF THE MERGER ON RESULTS OF OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES.

As a result of the Merger the Company expects to experience a significant increase in net income available to Common Shares as well as an increase in total revenues, property and maintenance expenses, real estate taxes and insurance, property management expenses depreciation expense interest expense and general and administrative expenses.

Also in connection with the Merger the Company expects to assume liabilities for financial statement purposes of approximately $418 million and issue approximately 10.2 million EQR Common Shares as well as 2.3 million ERP OP Units to consummate the Merger. The Company also anticipates to fund approximately $77 million to pay for related merger Costs and the repayment of amounts outstanding on EWR's line of credit. After the close of the Merger the Company will terminate EWR's line of credit facility but will continue to maintain EQR's line of credit facility which was recently increased to $500 million. EQR and ERP may also guarantee or assume debt obligations of EWR and EWRLP.

The Company expects to meet its short-term liquidity requirements including capital expenditures relating to maintaining its existing properties and EWR's stabilized communities generally through its working capital, net cash provided by operating activities and borrowings under its line of credit. The Company considers its cash provided by operating activities to be adequate to meet operating requirements and payments of distributions. The Company also expects to meet its long-term liquidity requirements, such as scheduled mortgage debt maturities, reduction of outstanding amounts under its line of credit, property acquisitions, financing of construction and development activities related to EWR and capital improvements through the issuance of unsecured notes and equity securities including additional OP Units as well as from undistributed FFO and proceeds received from the disposition of certain Properties.

                     SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of June 9, 1997, information regarding the beneficial ownership of EQR Common by each trustee of EQR, EQR's five most highly compensated executive officers at year end, and the trustees and named executive officers as a group.

                                                     SHARES
                                                    ISSUABLE
                                                      UPON
                                     NUMBER OF      EXERCISE            PERCENT
                                      COMMON           OF                  OF
NAME                                 SHARES(1)     OPTIONS(2) TOTAL(1)  CLASS(1)
----                                 ---------     ---------- --------- --------
John W. Alexander..................        154       18,334      18,488      *
Douglas Crocker II.................    204,969(3)   186,666     391,635      *
Henry H. Goldberg..................    396,087(4)     8,334     404,421      *
Errol R. Halperin..................      2,334(5)    18,334      20,668      *
James D. Harper, Jr................      2,150       18,334      20,484      *
Edward Lowenthal...................    127,733(6)         0     127,733      *
Jeffery H. Lynford.................    122,544(7)         0     122,544      *
Sheli Z. Rosenberg.................     15,488(8)    65,334      80,822      *
Gerald A. Spector..................     52,803(9)    90,167     142,970      *
Barry S. Sternlicht................  1,871,554(10)   18,334   1,889,888   2.84%
B. Joseph White....................      3,439       18,334      21,773      *
Samuel Zell........................  4,679,645(11)  151,667   4,831,312   7.08%
Frederick C. Tuomi.................     13,457       54,999      68,456      *
David J. Neithercut................     15,401(12)   56,332      71,733      *
Gregory Smith......................      4,475       29,999      34,474      *
All trustees and executive officers
 as a group including the above-
 named persons (18 persons)........  7,530,239      847,665   8,377,904  11.77%

-------

*  Less than 1%.

(1) The amount of EQR Common beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The percentage of EQR Common beneficially owned by a person assumes that all ERP OP Units or Series E Cumulative Convertible Preferred Shares of Beneficial Interest, $.01 par value per share, of the Trust ("Series E Preferred Shares") held by the person are exchanged for EQR Common, that none of the ERP OP Units or Series E Preferred Shares held by other persons are so exchanged, that all options exercisable within sixty days of June 9, 1997 to acquire EQR Common held by the person are exercised and that no options to acquire EQR Common held by other persons are exercised.

 (2) The amounts shown in this column reflect EQR Common subject to options granted under the Option and Award Plan, as defined in "Restrictions on the Ownership, Transfer or Issuance of Shares", which are currently exercisable or exercisable within 60 days of the date of this table.

 (3) Includes 8,825 shares of EQR Common beneficially owned by Mr. Crocker's spouse. Mr. Crocker disclaims beneficial ownership of the 8,825 EQR Common Shares. Also includes 175,000 Shares of EQR Common beneficially owned by MWC Partners, L.P., an Illinois limited partnership ("MWC"). Mr. Crocker is sole general partner of MWC. The sole limited partner is a trust created for the benefit of Mr. Crocker's wife and Mr. Crocker's children.

 (4) Includes 263,347 ERP OP Units held by Mr. Goldberg, which are exchangeable on a one-for-one basis into 263,347 Shares of EQR Common; 48,078 ERP OP Units held by Mr. Goldberg's spouse, which are exchangeable on a one-for-one basis into 48,078 shares of EQR Common and 75,714 ERP OP Units held by GGL Investment Partners #1 ("GGL"), a Maryland general partnership, which are exchangeable on a one-for-one basis into 75,714 shares of EQR Common. Mr. Goldberg is a general partner of GGL with a 66.67% percentage interest. Mr. Goldberg disclaims beneficial ownership of the interests held by his spouse and 33.33% of the interests held by GGL.

 (5) Includes 1,000 Shares of EQR Common beneficially owned by Mr. Halperin's spouse. Mr. Halperin disclaims beneficial ownership of the 1,000 shares of EQR Common.

 (6) Includes 726 Shares of EQR Common beneficially owned by Mr. Lowenthal's spouse. Also includes 374 shares of EQR Common beneficially owned by Mr. Lowenthal as custodian for his minor child. Mr. Lowenthal disclaims beneficial ownership of the 1,100 shares of EQR Common.

 (7) Includes 19,832 shares of EQR Common beneficially owned by the Lynford Family Charitable Trust. Mr. Lynford disclaims beneficial ownership of the 19,832 shares of EQR Common.

 (8) Includes 1,528 ERP OP Units which are exchangeable on a one-for-one basis into 1,528 shares of EQR Common. Ms. Rosenberg may be deemed to control or share control of the power to invest such shares of EQR Common (assuming exchange into EQR Common shares). Ms. Rosenberg is a trustee or co-trustee of certain trusts created for the benefit of Mr. Zell and his family and trusts created for the benefit of the family of Mr. Robert Lurie, a deceased partner of Mr. Zell. Such trusts are indirect owners of certain partnerships which own shares of EQR Common and indirect partners of the ERP Operating Partnership. Ms. Rosenberg disclaims beneficial ownership of all such shares of EQR Common and ERP OP Units.

 (9) Includes 33,500 shares of EQR Common beneficially owned by Mr. Spector's spouse. Also includes 2,200 Shares of EQR Common beneficially owned by Mr. Spector, as custodian for his minor children and 1,150 shares of EQR Common beneficially owned by Mr. Spector as trustee of his daughter's trust. Mr. Spector disclaims beneficial ownership of the 36,850 shares of EQR Common. Also includes 1,683 ERP OP Units which are exchangeable on a one-for-one basis into 1,683 shares of EQR Common.

(10) Includes 1,871,407 ERP OP Units which are exchangeable on a one-for-one basis into 1,871,407 shares of EQR Common. Mr. Sternlicht may be deemed to be the beneficial owner of the 1,871,407 shares of EQR Common (assuming exchange of 1,871,407 ERP OP Units) because Mr. Sternlicht controls or shares control of the power to vote and invest such shares of EQR Common. Mr. Sternlicht disclaims beneficial ownership of 1,573,122 shares of EQR Common (assuming the exchange of 1,573,122 ERP OP Units) because the economic benefits with respect to such shares of EQR Common are attributable to other persons.

(11) Includes 3,436,060 shares of EQR Common (assuming exchange of 3,436,060 ERP OP Units). Mr. Zell may be deemed to be the beneficial owner of these 3,436,060 shares of EQR Common (assuming the exchange of 3,436,060 ERP OP Units) because Mr. Zell controls or shares control of the power to vote and invest such Shares of EQR Common, either directly, or as the general partner of partners of the Operating Partnership or as a shareholder of a corporate general partner which owns shares of EQR Common. Mr. Zell disclaims beneficial ownership of 2,191,045 shares of EQR Common (assuming the exchange of 1,557,561 ERP OP Units) because the economic benefits with respect to such shares of EQR Common are attributable to other persons. See "Security Ownership of Principal Shareholders."

(12) Includes 2,000 shares of EQR Common beneficially owned by Mr. Neithercut, as custodian for his minor children. Also includes 1,112 shares of EQR Common (assuming conversion of 2,000 Series E Preferred Shares) beneficially owned by Mr. Neithercut, as custodian for his minor children. Mr. Neithercut disclaims beneficial ownership of the 3,112 shares of EQR Common.

               SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

  The following table sets forth information as of March 1, 1997 (except as otherwise noted), with respect to persons who were known by EQR to be the beneficial owner of more than 5% of outstanding EQR Common as of such date.

                                                                        PERCENT
                                                               PERCENT    OF
                                                   AMOUNT AND  OF CLASS  CLASS
                                                   NATURE OF    AS OF    AS OF
                                                   BENEFICIAL  MARCH 1, JUNE 9,
NAME AND ADDRESS OF BENEFICIAL OWNER              OWNERSHIP(1) 1997(1)  1997(2)
------------------------------------              ------------ -------- -------
FMR Corp.(3).....................................  6,551,185    11.26%  10.13%
  82 Devonshire Street
  Boston, MA 02109-3615
Samuel Zell and entities controlled by Samuel
 Zell and Ann Lurie(4)...........................  4,827,979     8.72%   7.08%
  Two North Riverside Plaza
  Chicago, IL 60606
The Prudential Insurance Company of America(5)...  3,816,500     6.56%   5.90%
  Prudential Plaza
  751 Broad Street
  Newark, NJ 07102-3777
Merrill Lynch & Co., Inc.(6).....................  3,220,425     5.54%   4.98%
  800 Scudders Mill Road
  Plainsboro, NY 08536

-------

(1) The amount of EQR Common beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The percentage of EQR Common beneficially owned by a person assumes that all ERP OP Units or Series E Preferred Shares held by the person are exchanged for EQR Common, that none of the ERP OP Units or Series E Preferred Shares held by other persons are so exchanged, that all options exercisable within sixty days of March 1, 1997 to acquire EQR Common held by the person are exercised and that no options to acquire EQR Common held by other persons are exercised.

(2) Pursuant to the Merger, on May 30, 1997 all of the outstanding common shares of beneficial interest of Wellsford ("Wellsford Common") were converted into EQR Common of EQR at the conversion ratio of .625 Shares of EQR Common for each share of Wellsford Common and, as a result, the number of shares of EQR Common outstanding increased significantly. EQR, therefore, is presenting supplementally the most recently reported ownership of each named beneficial owner as a percentage of the total EQR Common outstanding as of June 9, 1997 for informational purposes only, calculated as described in footnote (1) above. There can be no assurances that the named beneficial owner did not receive EQR Common pursuant to the Merger or that the number of EQR Common owned by each such beneficial owner has not increased or decreased between the date of the required filings made by each such beneficial owner with the SEC and June 9, 1997; these percentages, therefore, may not accurately reflect the percentage of EQR Common owned by each such beneficial owner as of such date.

(3) Pursuant to a Schedule 13G filed with the SEC, as of December 31, 1996, FMR Corp. ("FMR") may have direct or indirect voting and/or investment discretion over these EQR Common which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. FMR is reporting the combined holdings of the entities for the purpose of administrative convenience.

(4) Includes 3,436,060 ERP OP Units which are exchangeable on a one-for-one basis into 3,436,060 EQR Common. Also included are options to purchase 151,667 shares of EQR Common which are currently exercisable or exercisable within sixty days and beneficially owned by Mr. Zell. Also includes 30,000 shares of EQR Common beneficially owned by the Samuel Zell Foundation. Mr. Zell disclaims beneficial ownership of 2,191,045 shares of EQR Common (assuming the exchange of 1,557,561 ERP OP Units) because the economic benefits with respect to such shares of EQR Common are attributable to other persons. Ms. Lurie disclaims beneficial ownership of 2,518,600 shares of EQR Common (assuming the exchange of 1,878,499 ERP OP Units).

(5) Pursuant to a Schedule 13G filed with the SEC, as of December 31, 1996, The Prudential Insurance Company of America ("Prudential") may have direct or indirect voting and/or investment discretion over these shares of EQR Common which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Prudential is reporting the combined holdings of the entities for the purpose of administrative convenience.

(6) Pursuant to a Schedule 13G filed with the SEC dated February 14, 1997, Merrill Lynch and Co., Inc. ("Merrill Lynch") may have direct or indirect voting and/or investment discretion over these shares of EQR Common which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. Merrill Lynch is reporting the combined holdings of the entities for the purpose of administrative convenience.

                     COMPARISON OF RIGHTS OF SHAREHOLDERS

  At the Effective Time, the shareholders of EWR will become shareholders of EQR. The rights of EWR's shareholders are governed by the MGCL, the EWR Charter, and the EWR Bylaws. The rights of EQR's shareholders are governed by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8"), the EQR Declaration and EQR Bylaws. After the Merger the former EWR Common Shareholders will be subject to the EQR Declaration, EQR Bylaws and Title 8.

AUTHORIZED AND ISSUED SHARES

  The EWR Charter authorizes the issuance of 100,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of EWR is $1,100,000.

  The EQR Declaration authorizes the issuance of 300,000,000 shares of beneficial interest, of which 200,000,000 are EQR Common. EQR has established the following series of preferred shares: (i) 6,900,000 shares of 9 3/8% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share, (ii) 575,000 shares of 9 1/8% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share;
(iii) 460,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share, (iv) 805,000 shares of 8.60% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per value, (v) 4,600,000 shares of Series E Convertible Preferred Shares of Beneficial Interest, par value $.01 per share, (vi) 2,300,000 shares of Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share, and (vii) 12,650,000 shares of 7 1/4% Series G Convertible Cumulative Preferred Shares of Beneficial Interest, par value $.01 per share.

SPECIAL MEETINGS

  The EWR Bylaws provide that the president, the chief executive officer or Board of Directors of EWR may call a special meeting of EWR's shareholders. A special meeting shall also be called by the secretary of EWR upon the written request of holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting.

  The EQR Bylaws provide that the chairman, the president or one-third of the trustees of EQR may call a special meeting of EQR's shareholders. A special meeting shall be called by the secretary of EQR upon the written request of EQR Shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

BOARD OF DIRECTORS/TRUSTEES

  Pursuant to the EWR Charter the directors of EWR are divided into classes with terms of three years, with the term of one class of directors expiring at the annual meeting of shareholders in each year. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his resignation, removal or death. The EWR Charter provides that a director may be removed with or without cause by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, and by the vote required to elect a director, the shareholders may fill a vacancy on the Board resulting from removal. Section 2-406(b) of the MGCL permits a director to be removed with cause, but neither the MGCL nor the EWR Charter defines "cause" in connection therewith. Because the term "cause" is not defined, there may be uncertainty as to the circumstances in which shareholders have the right to remove a director.

  Pursuant to the EQR Declaration the trustees of EQR are divided into classes with terms of three years, with the term of one class of trustees expiring at the annual meeting of shareholders in each year. The EQR Declaration provides that a trustee may be removed only with cause, by the vote of the holders of not less than two-thirds of the shares of beneficial interest then outstanding and entitled to vote in the election of trustees. The EQR Declaration defines cause as (i) material theft, fraud or embezzlement or active and deliberate dishonesty by a trustee, (ii) habitual neglect of duty by a trustee having a material and adverse significance to the trust, or (iii) the conviction of a trustee of a felony or of any crime involving moral turpitude.

DECLARATION PROVISIONS

  The EQR Declaration provides that the affirmative vote of the holders of a majority of the outstanding shares of EQR Common is required to approve the Merger. The affirmative vote of the holders of a majority of the outstanding shares of EWR Common is also required to approve the Merger.

STATUTORY RESTRICTIONS

  Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland REIT or a Maryland corporation and (i) any person who beneficially owns 10% or more of the voting power of the REIT's or the corporation's shares or an affiliate of the REIT or corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of beneficial interest of the REIT or voting stock of the corporation (an "Interested Shareholder) or (ii) an affiliate of an Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the Board of Trustees or Directors of such REIT or corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of the REIT or corporation and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the REIT or corporation other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the REIT's or the corporation's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form previously paid by the Interested Shareholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of trustees of the REIT or the board of directors of the corporation prior to the time that the Interested Shareholder becomes an Interested Shareholder. EQR has exempted any business combination involving Mr. Zell, the Zell Holders, EPMC and their respective affiliates and associates, present or future, or any other person acting in concert or as a group with any of the foregoing persons and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination between any of them and EQR. As a result Mr. Zell, the Zell Holders, EPMC and their respective affiliates and associates, present or future, or any person acting in concert or as a group with any of the foregoing persons may be able to enter into business combinations with EQR that may not be in the best interest of its shareholders without compliance by EQR with the supermajority vote requirements and other provisions of the MGCL.

  In addition to the restrictions on certain business combinations, the MGCL also provides that "control shares" of a Maryland REIT or Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the REIT or corporation. "Control Shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. Despite these restrictions on Control Share acquisitions, the MGCL provides that a REIT or a corporation may effectively exempt itself from such restrictions by a provision contained in its declaration, charter or bylaws. The EQR Bylaws contain provisions stating that the restrictions regarding Control Shares will not apply to any acquisition of its shares by any person. The EWR Bylaws contain provisions stating that the restrictions regarding Control Shares will not apply to any acquisition of its shares by Evans and certain other persons.

RESTRICTIONS ON THE OWNERSHIP, TRANSFER OR ISSUANCE OF SHARES

  The EQR Declaration, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5% (the "EQR Ownership Limit") of the lesser of the number of shares or value of the issued and outstanding shares of beneficial interest of EQR. The EQR Board of Trustees, upon receipt of a ruling from the IRS, an opinion of counsel or other evidence satisfactory to the EQR Board of Trustees and upon such other conditions as the EQR Board of Trustees may direct, may also exempt a proposed transferee from the EQR Ownership Limit. As a condition of such exemption, the intended transferee must give written notice to EQR of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the EQR Ownership Limit. Any transfer of EQR Common or EQR Preferred that would (i) create a direct or indirect ownership of shares of beneficial interest in excess of the EQR Ownership Limit, (ii) result in the shares of beneficial interest being owned by fewer than 100 persons, or (iii) result in EQR being "closely held" within the meaning of Section 856(h) of the Code, will be void ab initio, and the intended transferee will acquire no rights to the shares of beneficial interest. The foregoing restrictions on transferability and ownership will not apply if the EQR Board of Trustees determines that it is no longer in the best interests of EQR to attempt to qualify, or to continue to qualify, as a REIT.

  EQR's Declaration exempts from the EQR Ownership Limit certain persons and entities who would exceed the EQR Ownership Limit as a result of the exchange of the ERP OP Units for EQR Common, which ERP OP Units were received by them at the time of the formation of EQR. These persons may also acquire additional EQR Common through EQR's Second Amended and Restated 1993 Share Option and Share Award Plan (the "Option and Award Plan"), but in no event will such persons be entitled to acquire additional shares of EQR Common such that the five largest beneficial owners of EQR Common hold more than 50% in number or value of the total outstanding EQR Common.

  Any shares of EQR Common the transfer of which would result in a person owning shares of beneficial interest in excess of the EQR Ownership Limit or cause EQR to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will automatically be transferred to a charitable trust (the "Charitable Trust"), the trustee of which shall be unaffiliated with EQR.

  The shares held in the Charitable Trust shall be issued and outstanding, but the prohibited owner shall have no rights to such shares or benefits therefrom. The shares, and any distributions or dividends paid thereon shall be held for the benefit of the charitable beneficiary. Within twenty (20) days after the shares are transferred to the Charitable Trust, the trustee shall sell the shares and pay the proceeds of such sale to the prohibited owner; provided, however, that if the price paid by the prohibited owner is less than the proceeds received by the trustee, the prohibited owner shall receive such lessor amount.

  All certificates representing shares of beneficial interest of EQR bear a legend referring to the restrictions described above or state that a copy of such restrictions may be obtained from EQR.

  All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 1/2 of 1% and 5% as provided in the rules and regulations promulgated under the Code) of the lesser of the number or value of the outstanding shares of beneficial interest of EQR must give a written notice to EQR by January 31 of each year. In addition, each shareholder will upon demand be required to disclose to EQR in writing such information with respect to the direct, indirect and constructive ownership of EQR Shares as the EQR Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

STANDARD OF CONDUCT FOR DIRECTORS AND TRUSTEES

  The MGCL requires a director of a Maryland corporation, such as EWR, to perform his duties as a director in good faith, in a manner he reasonably believes to be in the best interest of the corporation and with the care that an ordinarily prudent person in a like position would use under similar circumstances.

  Title 8 contains no statutory standard of conduct for trustees of a Maryland real estate investment trust such as EQR.

BOARD COMMITTEES

  The MGCL permits the board of directors of a Maryland corporation, such as EWR, to delegate to a committee of one or more directors any of its powers except the powers to declare dividends, issue stock in certain situations, recommend to the stockholders any action which requires stockholder approval, amend the bylaws or approve any merger or share exchange which does not require stockholder approval.

  Title 8 contains no provision for or limitation on the composition of or delegation of powers to committees of the board of trustees of a Maryland real estate investment trust, such as EQR.

AMENDMENT OF CHARTER OR DECLARATION OF TRUST

  The MGCL requires the approval of stockholders of a Maryland corporation, such as EWR, for any amendment to the charter, except for minor changes in the corporate name.

  Title 8 requires the approval of shareholders of a Maryland real estate investment trust, such as EQR, for any amendment to the declaration of trust, with certain exceptions. The declaration of trust may permit the board of trustees, without any action by the shareholders, to amend the declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that the trust has authority to issue. The EQR Declaration contains no such provision. However, as permitted by Title 8, the EQR Declaration permits the Board of Trustees, by a two-thirds vote, to amend the EQR Declaration from time to time to enable EQR to qualify as a real estate investment trust under the Code or under Title 8.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The MGCL provides that no dividend or other distribution may be paid to stockholders of a Maryland corporation, such as EWR, unless, after payment of the distribution, the corporation is able to pay its debts as they become due in the usual course of business and the corporation's total assets at least equal the sum of its liabilities and, unless the charter permits otherwise (which the charter of EWR does not), the amount that would be needed to satisfy the preferential rights on dissolution of stockholders whose preferential rights on dissolution are superior to the stockholders receiving the distribution.

  Title 8 contains no limitations on the payment of dividends or other distributions by a Maryland real estate investment trust, such as EQR.

MARYLAND ASSET REQUIREMENTS

  To maintain its qualification as a Maryland real estate investment trust, Title 8 requires that EQR hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage-related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. Title 8 also prohibits using or applying land for farming, agricultural, horticultural or similar purposes. There is no such requirement for a Maryland corporation, such as EWR.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Merger will be passed upon for EQR by Rudnick & Wolfe, Chicago, Illinois and Rosenberg & Liebentritt, P.C., Chicago, Illinois. Errol R. Halperin, a partner of Rudnick & Wolfe, is a trustee of EQR. Attorneys of Rudnick & Wolfe beneficially own less than 1% of the outstanding EQR Common, either directly or upon the exercise of options. Sheli Z. Rosenberg, a principal of Rosenberg & Liebentritt, P.C., is a trustee of EQR. Attorneys of Rosenberg & Liebentritt, P.C. beneficially own less than 1% of the outstanding EQR Common, either directly or upon the exercise of options. Certain legal matters in connection with the Merger will be passed upon for EWR by Gibson, Dunn & Crutcher LLP, Los Angeles, California. Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, will pass upon certain matters of Maryland law relating to the Merger Agreement and Articles under Maryland law.

                                    EXPERTS

  The consolidated financial statements of EWR and its subsidiaries appearing in EWR's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A, and appearing in the Current Report of EQR on Form 8-K, dated September 10, 1997; the consolidated financial statements of Wellsford Residential Property Trust and its subsidiaries incorporated by reference in EQR's Current Report on Form 8-K, dated March 17, 1997 and incorporated by reference in EQR's Joint Proxy Statement/Prospectus dated April 25, 1997; the consolidated financial statements of EQR appearing in EQR's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A, and incorporated by reference in EQR's Joint Proxy Statement/Prospectus dated April 25, 1997 at December 31, 1996 and for the year ended December 31, 1996; the Combined Statement of Revenue and Certain Expenses for the year ended December 31, 1995 of the 1996 Acquired Properties and Probable Properties, appearing in the Current Report of EQR on Form 8-K, as amended by Form 8-K/A, dated May 23, 1996; the Combined Statement of Revenue and Certain Expenses for the year ended December 31, 1995 of the 1996 Acquired Properties, appearing in the Current Report of EQR on Form 8-K, as amended by Form 8-K/A, dated November 15, 1996; the Combined Statements of Revenue and Certain Expenses of certain of the properties either acquired or which may be acquired in 1997 for the three years in the period ended December 31, 1996 and the Statements of Revenue and Certain Expenses of certain other properties acquired in 1997 for the year ended December 31, 1996, each of which appear in the Current Report of EQR on Form 8-K, dated May 20, 1997; the Statements of Revenue and Certain Expenses of certain properties acquired in 1997 for the year ended December 31, 1996, in the Current Report of EQR on Form 8-K, dated August 15, 1997; and the Combined Statements of Revenue and Certain Expenses of certain other properties either acquired or which may be acquired in 1997 for the year ended December 31, 1996, appearing in the Current Report of EQR on Form 8-K, dated September 17, 1997; have all been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon and incorporated herein by reference, and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of EQR and its subsidiaries appearing in EQR's Annual Report (on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A), at December 31, 1995 and for the years ended December 31, 1995 and 1994 incorporated herein by reference have been audited by Grant Thornton LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated in this Joint Proxy Statement/Prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

                                 AUDITORS

  Representatives of Ernst & Young LLP shall be present at the EQR Special Meeting and shall have the opportunity to make a statement to the EQR Shareholders should they so desire. In addition, the representatives of Ernst & Young LLP shall be available to respond to appropriate questions of EQR Shareholders.

  Representatives of Ernst & Young LLP shall be present at the EWR Special Meeting and shall have the opportunity to make a statement to the EWR Shareholders should they so desire. In addition, the representatives of Ernst & Young LLP shall be available to respond to appropriate questions of EWR Shareholders.

                             SHAREHOLDER PROPOSALS

  Any proposal which a shareholder of EQR intends to present at the 1998 Annual Meeting of Shareholders of EQR, if the Merger has not been consummated prior to the date such meeting is to be held, must have been received by the Secretary of EQR no later than November 26, 1997 to have been eligible for inclusion in EQR's proxy statement and proxy form relating to such meeting.

  Any proposal which a shareholder of EWR intends to present at the 1998 Annual Meeting of Shareholders of EWR, if the Merger has not been consummated prior to the date such meeting is to be held, must have been received by EWR at its principal executive offices on or before January 7, 1998 to have been eligible for inclusion in EWR's proxy statement and proxy form relating to such meeting.

                                   GLOSSARY

  The following list of capitalized terms used in this Joint Proxy Statement/Prospectus are defined as follows: See Summary, Page 1 for definition of the principals involved in the Transaction.

  "ACMS" means asbestos containing materials.

  "Act" means the Taxpayer Relief Act of 1997.

  "Acquisition Proposal" means a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of, EWR or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement.

  "Additional 1997 Acquired Properties" means the historical results of operations for the properties acquired in the merger between EQR and Wellsford on May 30, 1997 as well as the properties acquired from January through October 1997.

  "Affiliates" means persons who control, are controlled by or are under the common control with an issuer.

  "Antitrust Division" means the Antitrust Division of the Department of Justice.

  "Articles" means the Articles of Merger with respect to the Merger
Agreement.

  "Asset Contribution Agreement" means the Asset Contribution Agreement dated August 27, 1997 by and between ERP and EWRLP.

  "Berry" means Richard G. Berry, an individual.

  "Book-Tax Difference" means the difference between the fair market value of property contributed to ERP and its tax basis at the time of contribution.

  "Break-up Expenses" means the out-of-pocket expenses incurred in connection with the Merger Agreement and the transactions contemplated thereunder, up to a maximum of $2.5 million.

  "Break-up Fee" means an amount equal to the lesser of (i) $14 million plus Break-up Expenses (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to EQR without causing it to fail to meet the requirements of Section 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants of EQR, and (B) in the event EQR receives a letter from outside counsel indicating that EQR has received a ruling from the IRS holding that EQR's base receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or that the receipt by EQR of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause
(A) above.

  "Charitable Trust" means shares of EQR Common the transfer of which would result in a person owning shares of beneficial interest in excess of the EQR Ownership Limit or cause EQR to become "closely held" under section 856(h) of the Code that is not otherwise provided.

  "Change in Control Agreements" means agreements entered to by certain officers of EWR which provide severance payments, pro rata bonus, payments, vesting of stock options and restricted shares, vesting of employer contributions to the EWR 401(k) Plan, and tax payments to offset the impact of any excise tax resulting from the above payments upon a termination of employment following a change in control.

  "Closing" means the closing of the Merger as set forth in the Merger
Agreement.

  "Closing Date" means the third business day after the satisfaction or waiver of the conditions set forth in the Merger Agreement.

  "Closing Price" means the closing price of a share of EQR Common as reported on the NYSE on the Closing Date.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the Securities and Exchange Commission.

  "Commitment" means any commitment, contractual obligation, capital expenditure or transaction.

  "Comparable Companies" means companies engaged in businesses which J. P. Morgan judged to be analogous to that of EWR's.

  "Consulting Agreement" means the Consulting Agreement dated August 27, 1997 between EQR Properties Management LP and Stephen O. Evans.

  "Contribution" means that EWRLP has agreed, subject to certain conditions, to contribute all of its assets to ERP Operating Partnership.

  "Control Share Acquisition" means the acquisition of control shares, subject to certain exceptions.

  "Control Shares" means voting shares which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power in electing trustees within one of the following ranges of voting power
(i) one-fourth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power.

  "EBITDA" means earnings before interest, taxes, depreciation and amortization.

  "Effective Time" means the consummation of the Merger.

  "EMPC" means Equity Properties Management Corp.

  "EQR Board of Trustees" means the Board of Trustees of EQR.

  "EQR Bylaws" means the Second Amended and Restated Bylaws of EQR.

  "EQR Common" means common shares of beneficial interest, par value $0.01 per share, of EQR.

  "EQR Common Shareholders" means holders of EQR Common.

  "EQR Declaration"

  "EQR Financing Partnerships" means the limited partnerships and limited liability companies that own the beneficial interest of certain properties encumbered by mortgage financing.

  "EQR IPO" means the initial public offering of EQR Common by EQR.

  "EQR Management Corp." means Equity Residential Properties Management, Inc.

  "EQR Management Corp. II" means Equity Residential Properties Management, Inc. II

  "EQR Management Corps." means Equity Residential Properties Management, Inc. a Delaware corporation, and Equity Residential Properties Management, Inc. II, a Delaware corporation, collectively.

  "EQR Management Partnerships" means EQR Properties Management LP and Equity Residential Properties Management Limited Partnership II.

  "EQR Option" means Mr. Evans will receive an option to purchase 115,500 shares of EQR Common.

  "EQR Ownership Limit" means that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5% of the lesser of the number of shares or value of the issued and outstanding shares of beneficial interest of EQR.

  "EQR Preferred" means 100,000,000 preferred shares of beneficial interest, $.01 par value per share, of EQR.

  "EQR Properties Management LP" means Equity Residential Properties Management Limited Partnership, an Illinois limited partnership and affiliate of EQR.

  "EQR Properties Management, LP II" means Equity Residential Properties Management, L.P. II, an Illinois limited partnership.

  "EQR Properties Management Partnerships" means EQR Properties Management, LP, and EQR Properties Management, LP II, collectively.

  "EQR Special Meeting" means a special meeting of shareholders of EQR to be held at One North Franklin, Chicago, Illinois, on December 17, 1997, at 10 a.m., local time.

  "ERP OP Units" means ERP Operating Partnership's outstanding partnership interests (excluding preference units).

  "Evans" means Stephen O. Evans, an individual.

  "EW Finance, Inc." means Evans Withycombe Finance, Inc., a Delaware corporation.

  "EW Finance LP" means Evans Withycombe Finance Partnership, LP, a Delaware limited partnership.

  "EW Management, Inc." means Evans Withycombe Management, Inc., an Arizona corporation.

  "EWR Articles" means EWR's Articles of Amendment and Restatement.

  "EWR Bylaws" means EWR's Amended and Restated Bylaws.

  "EWR Board of Directors" means the board of directors of EWR.

  "EWR Common" means common shares of beneficial interest, par value $0.01 per share, of EWR.

  "EWR Common Shareholders" means holders of EWR Common.

  "EWR Debt" means that EQR has agreed that it will not voluntarily prepay the securitized debt of EWR Finance Partnership, L.P. or the fixed rate loan from Northwestern Mutual Life Insurance Company to EWR Partnership.

  "EWR IPO" means EWR's initial public offering.

  "EWR OP Units" means EWRLP's outstanding partnership interests.

  "EWR Unit Holder" means each holder of limited partnership interests in EWRLP.

  "EWR Special Meeting" means a special meeting of shareholders of EWR to be
held at        , Scottsdale, Arizona, on December 17, 1997, at 9:00 a.m.,
Arizona time.

  "EWRLP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of EWRLP dated as of August 17, 1994 by and among EWR and certain limited partners.

  "EWRLP Unitholder" means holders of limited partnership units in EWRLP.

  "EWRLP Units" means units of limited partnership interest in EWRLP.

  "Excess Shares" means shares of EQR Common, the transfer of which would result in a person owning shares of beneficial interest in excess of the EQR Ownership Limit or cause EQR to become "closely held" under Section 856(h) of the Code that is not otherwise permitted.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchange Agent" means Boston EquiServe LLP, an affiliate of First National Bank of Boston.

  "Exchange Ratio" means the ratio of 0.5 at which outstanding shares of EWR Common will be converted into shares of EQR Common pursuant to the Merger.

  "FAD" means funds available for distribution.

  "FFO" or "funds from operations" means net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments from unconsolidated partnerships and joint ventures.

  "FIRPTA" means the Foreign Investment in Real Property Tax Act, as amended.

  "FMR" means FMR Corp.

  "FTC" means the Federal Trade Commission.

  "GAAP" means generally accepted accounting principles.

  "HSR Act" means the Hart-Scott-Rodino Anti Trust Improvements Act of 1976, as amended.

  "Interested Shareholder" means any person who beneficially owns 10% or more of the voting power of a Maryland REIT's or corporation's shares of beneficial interest or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the REIT's shares of beneficial interest.

  "Indentures" means a substantial portion of EQR's debt issued pursuant to certain indentures which restrict the amount of indebtedness EQR may incur.

  "IRS" means the Internal Revenue Service.

  "J.P. Morgan" means J.P. Morgan Securities, Inc., EQR's financial advisor.

  "Letter of Transmittal" means the letter that the Exchange Agent will mail to all EWR shareholders, at the Effective Time, for use in exchanging certificates evidencing shares of EWR Common for Certificates evidencing shares of EQR Common.

  "Lurie Family Trusts" means trusts established for the benefit of the family of Mr. Robert Lurie, as deceased partner of Mr. Sam Zell.

  "Material Adverse Change" means a material adverse change in business, financial condition or results of operations taken as a whole.

  "Meetings of Shareholders" means the EWR Special Meeting and EQR Special Meeting, collectively.

  "MGCL" means the Maryland General Corporation Law, as amended.

  "Merger" means the acquisition of the multifamily property business of EWR by EQR through the tax-free merger of EWR into EQR.

  "Merger Agreement" means the Agreement and Plan of Merger dated August 27, 1997 by and between EQR and EWR.

  "Morgan Stanley" means Morgan Stanley Realty Incorporated.

  "Morgan Stanley Opinion" means the oral opinion of Morgan Stanley rendered to the EWR Board of Directors and confirmed in writing on August 27, 1997.

  "MWC" means MWC Partners, L.P.

  "NAV" means net asset value.

  "Neithercut" means David Neithercut, an individual.

  "Non-U.S. Holders" means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof, or (iii) an estate or trust whose income is includible in gross income for U.S. Federal income tax purposes regardless of its source.

  "NOI" means net operating income equal to total revenues less certain operating expenses.

  "NYSE" means the New York Stock Exchange.

  "Option and Award Plan" means EQR's Second Amended and Restated 1993 Share Option and Share Award Plan.

  "Option Cash Out Agreement" means an agreement entered into by the holders of options to purchase shares of EWR Common not to exercise such option in consideration for a cash payment equal to the difference between (i) the Exchange Ratio multiplied by the closing price of a share of EQR Common on the NYSE on the Closing Date and (ii) the applicable exercise price of such option, multiplied by the number of shares of EWR Common subject to such option.

  "Ownership Limit" means to facilitate maintenance of its qualification as a REIT for federal income tax purposes, EQR generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 5% of the issued and outstanding shares of EQR Common and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single shareholder of more than 5% of the issued and outstanding shares of any class or series of EQR Preferred Shares (collectively, the "Ownership Limit").

  "Partnerships" means ERP Operating Partnership, EWRLP, the EQR Properties Management Partnership, EW Finance LP, and EQR Financing Partnerships.

  "Partnership Agreement" means ERPOP's Fourth Amendment and Restated ERP Operating Limited Partnership Agreement of Limited Partnership.

  "Preferred Share Offerings" means in June 1995, EQR issued 6,120,000 Series A Preferred Shares pursuant to a preferred share offering; in November 1995, EQR issued 5,000,000 depository shares each representing a 1/10 fractional interest in a Series B Preferred Share pursuant to a depository share offering; in September 1969, EQR issued 4,600,000 depository shares each representing a 1/10 fractional interest in a Series C Preferred Share pursuant to a depository share offering; in May 1996, EQR issued 7,000,000 depository shares each representing a 1/10 fractional interest in a Series D Preferred Share pursuant to a depository share offering and also in May 1997, subsequent to the merger of EQR with Wellsford Residential Property Trust ("Wellsford"), Wellsford's 3,999,800 Series A Cumulative Convertible Preferred Shares of Beneficial Interest were redesignated as EQR's 3,999,800 Series E Preferred Shares and Wellsford's 2,300,000 Series B Cumulative Redeemable Preferred Shares of Beneficial Interest were redesignated as EQR's 2,300,000 Series F Preferred Shares.

  "Prudential" means the Prudential Insurance Company of America.

  "QRS" means qualified REIT subsidiaries.

  "QRS Corporation" means qualified REIT subsidiary.

  "Registration Statement" means the registration statement on form S-4 filed by ERP.

  "REIT" means a real estate investment trust, as such term is defined in the Code.

  "Section 708 Regulations" means Code Section 708(b)(1)B of the Treasury Regulations.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Service" means the Internal Revenue Service.

  "Starwood" means Starwood Capital Partners L.P.

  "Starwood Original Owners" means Starwood and its affiliates which contributed 23 of the properties at the time of the EQR IPO.

  "Stock Purchase Agreement" means the Stock Purchase Agreement dated August 27, 1997 among Evans, Withycombe, Neithercut and Strohm.

  "Strohm" means Bruce C. Strohm, an individual.

  "Subsidiary Entities" means the EQR Properties Management Partnerships, the EQR Management Corps., the EQR Financing Partnerships and the QRS Corporations.

  "Superior Acquisition Proposal" means a bona fide acquisition proposal by a third party in which a majority of the members of the EWR Board of Directors determines in good faith to be more favorable to EWR's shareholders from a financial point of view than the Merger and which the Board of Directors of EWR determines is reasonably capable of being consummated.

  "Title 8" means Title 8 of the Corporation and Article of the Annotated Code of Maryland.

  "Transaction Comparables" means transactions selected by J.P. Morgan with respect to purchase price per share to calculate FFO transaction multiples.

  "UBTI" means unrelated business taxable income, as defined in Section 512(a) of the Code.

  "Unit Exchange Offer" means the right to contribute all the EWR OP Units owned by it to ERP Operating Partnership in exchange for ERP OP Units.

  "USRPIs" means united States Real Property Interests.

  "U.S. Shareholder" means a holder of EQR Common or EQR Preferred (for United States federal income tax purposes).

  "Voting Agreement" means the Voting Agreement dated August 27, 1997 by and among EQR and Stephen O. Evans, F. Keith Withycombe, EW Investments Limited Partnership and the Evans Family United Liability Company.

  "Wellsford" means Wellsford Residential Property Trust.

  "Wellsford Common" means all of the outstanding common shares of beneficial interest of Wellsford.

  "Withycombe" means F. Keith Withycombe, an individual.

  "Zell Holders" means certain beneficial holders affiliated with Mr. Sam
Zell.

  "Zell Original Owners" means certain affiliates of Mr. Sam Zell which contributed 33 of the properties to EQR at the time of the EQR IPO.

                                   APPENDIX A

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                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                      EQUITY RESIDENTIAL PROPERTIES TRUST

                                      AND

                       EVANS WITHYCOMBE RESIDENTIAL, INC.

                          DATED AS OF AUGUST 27, 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

 ARTICLE                                                                    PAGE
 -------                                                                    ----
 1   The Merger............................................................  A-1
     1.1  The Merger......................................................   A-1
     1.2  Closing.........................................................   A-2
     1.3  Effective Time..................................................   A-2
     1.4  Effect of Merger on Declaration of Trust and By-Laws............   A-2
     1.5  Trustees........................................................   A-2
     1.6  Effect on Shares and Options....................................   A-2
     1.7  Exchange Ratio..................................................   A-2
     1.8  Transactions Relating To EWR Partnership........................   A-2
     1.9  No Appraisal Rights.............................................   A-3
 2   Representations and Warranties of EWR.................................  A-3
     2.1  Organization, Standing and Power of EWR.........................   A-3
     2.2  EWR Subsidiaries................................................   A-3
     2.3  Capital Structure...............................................   A-4
     2.4  Other Interests.................................................   A-5
     2.5  Authority; Noncontravention; Consents...........................   A-5
     2.6  SEC Documents; Financial Statements; Undisclosed Liabilities....   A-6
     2.7  Absence of Certain Changes or Events............................   A-6
     2.8  Litigation......................................................   A-6
     2.9  Properties......................................................   A-7
     2.10 Environmental Matters...........................................   A-8
     2.11 Related Party Transactions......................................   A-8
     2.12 Employee Benefits...............................................   A-8
     2.13 Employee Policies...............................................   A-9
     2.14 Taxes...........................................................   A-9
     2.15 No Payments to Employees, Officers or Directors.................  A-10
     2.16 Brokers; Schedule of Fees and Expenses..........................  A-10
     2.17 Compliance with Laws............................................  A-10
     2.18 Contracts; Debt Instruments.....................................  A-10
     2.19 Opinion of Financial Advisor....................................  A-11
     2.20 State Takeover Statutes.........................................  A-11
     2.21 Registration Statement..........................................  A-11
     2.22 Investment Company Act of 1940..................................  A-12
     2.23 Definition of Knowledge of EWR..................................  A-12
 3   Representations and Warranties of EQR................................. A-12
     3.1  Organization, Standing and Power of EQR.........................  A-12
     3.2  Capital Structure...............................................  A-12
     3.3  Organization, Standing and Power of ERP Operating Partnership...  A-13
     3.4  Capital Structure of ERP Operating Partnership..................  A-13
     3.5  Authority; Noncontravention; Consents...........................  A-13
     3.6  SEC Documents; Financial Statements; Undisclosed Liabilities....  A-14
     3.7  Absence of Certain Changes or Events............................  A-14
     3.8  Litigation......................................................  A-15
     3.9  Properties......................................................  A-15
     3.10 Environmental Matters...........................................  A-15
     3.11 Taxes...........................................................  A-16
     3.12 Brokers; Schedule of Fees and Expenses..........................  A-16
     3.13 Compliance with Laws............................................  A-16
     3.14 Contracts; Debt Instruments.....................................  A-16
     3.15 Opinion of Financial Advisor....................................  A-16
     3.16 State Takeover Statutes.........................................  A-16
     3.17 Registration Statement..........................................  A-17
     3.18 Investment Company Act of 1940..................................  A-17
     3.19 Employee Policies...............................................  A-17
     3.20 Definition of Knowledge of EQR..................................  A-17

 ARTICLE                                                                  PAGE
 -------                                                                  ----
     3.21 EQR Not an Interested Stockholder.............................  A-17
 4   Covenants........................................................... A-17
     4.1  Acquisition Proposals.........................................  A-17
     4.2  Conduct of EWR's Business Pending Merger......................  A-18
     4.3  Conduct of EQR's Business Pending Merger......................  A-19
     4.4  Compliance with the Securities Act............................  A-20
     4.5  Filing of Certain Reports.....................................  A-20
     4.6  Other Actions.................................................  A-20
 5   Additional Covenants................................................ A-20
     5.1  Preparation of the Registration Statement and the Proxy
           Statement; EWR Shareholders Meeting and EQR Shareholders
           Meeting......................................................  A-20
     5.2  Access to Information: Confidentiality........................  A-22
     5.3  Best Efforts; Notification....................................  A-22
     5.4  Tax Treatment.................................................  A-22
     5.5  Public Announcements..........................................  A-22
     5.6  Listing.......................................................  A-23
     5.7  Transfer and Gains Taxes......................................  A-23
     5.8  Benefit Plans and Other Employee Arrangements.................  A-23
     5.9  Indemnification...............................................  A-24
     5.10 Declaration of Dividends and Distributions....................  A-24
     5.11 Employment and Consulting Agreements..........................  A-24
     5.12 Transfer of Management Company Shares.........................  A-25
     5.13 Notices.......................................................  A-25
     5.14 Options.......................................................  A-25
     5.15 Resignations..................................................  A-25
     5.16 Third Party Management Agreements and Outside Property          A-25
           Management Agreements........................................
     5.17 Intentionally Omitted.........................................  A-25
     5.18 Restrictions on Resale of Certain EWR Properties..............  A-25
 6   Conditions.......................................................... A-25
     6.1  Conditions to Each Party's Obligation to Effect the Merger....  A-25
     6.2  Conditions to Obligations of EQR..............................  A-26
     6.3  Conditions to Obligations of EWR..............................  A-27
 7   Termination, Amendment and Waiver................................... A-27
     7.1  Termination...................................................  A-27
     7.2  Certain Fees and Expenses.....................................  A-28
     7.3  Effect of Termination.........................................  A-29
     7.4  Amendment.....................................................  A-29
     7.5  Extension; Waiver.............................................  A-29
 8   General Provisions.................................................. A-29
     8.1  Nonsurvival of Representations and Warranties.................  A-29
     8.2  Notices.......................................................  A-30
     8.3  Interpretation................................................  A-30
     8.4  Counterparts..................................................  A-30
     8.5  Entire Agreement; No Third-Party Beneficiaries................  A-30
     8.6  Governing Law.................................................  A-31
     8.7  Assignment....................................................  A-31
     8.8  Enforcement...................................................  A-31
     8.9  Severability..................................................  A-31
     8.10 Non-Recourse..................................................  A-31

                                    EXHIBITS

Exhibit
"A"         --Articles of Merger
Exhibit
"B"         --Opinion of Gibson, Dunn & Crutcher LLP
Exhibit
"C"         --Opinion of Rudnick & Wolfe

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                           SECTION
------------                                                         -----------
Acquisition Proposal................................................ 4.1(a)
Affiliate........................................................... 2.11
Affiliates.......................................................... 4.4
Agreement........................................................... Preamble
Applicable Units.................................................... 5.18
Asset Contribution.................................................. 1.8(c)
Asset Contribution Agreement........................................ 1.8(a)
Average Closing Price............................................... 5.8(c)
Base Amount......................................................... 7.2
Benefit Liabilities................................................. 2.12(g)
blue sky............................................................ 2.5(b)
Break-Up Expenses................................................... 7.2
Break-Up Fee........................................................ 7.2
Break-Up Fee Tax Opinion............................................ 7.2
Capital Expenditure Budget.......................................... 2.9(c)
CIC Agreements...................................................... 5.8(h)
Closing............................................................. 1.2
Closing Date........................................................ 1.2
Code................................................................ Recital C
Commitment.......................................................... 4.2(r)
Company Options..................................................... 5.8(c)
Confidentiality Agreement........................................... 5.2
Consent Solicitation Statement...................................... 5.1(a)(iii)
Consulting Agreement................................................ 5.11
Controlled Group Member............................................. 2.12
Corporate Registration Statement.................................... 5.1(a)
Department.......................................................... 1.3
Development Agreements.............................................. 4.2(i)
Director Designation Agreement...................................... 5.17
Effective Time...................................................... 1.3
employee benefit plan............................................... 5.8(a)
Employee Plan....................................................... 2.12
Employee Share Award and Option Plan................................ 3.2(a)
Employment Agreement................................................ 5.11
Encumbrances........................................................ 2.9(a)
EQR................................................................. Preamble
EQR Common Share.................................................... 1.7
EQR Disclosure Letter............................................... Article 3
EQR Employee Share Plans............................................ 3.2(a)
EQR Financial Statement Date........................................ 3.7
EQR Material Adverse Change......................................... 3.7
EQR Material Adverse Effect......................................... 3.1
EQR Options......................................................... 3.2(a)
EQR Preferred Shares................................................ 3.2(a)
EQR Properties...................................................... 3.9(a)
EQR SEC Documents................................................... 3.6
EQR Series A Preferred Shares....................................... 3.2(a)
EQR Series B Preferred Shares....................................... 3.2(a)
EQR Series C Preferred Shares....................................... 3.2(a)
EQR Series D Preferred Shares....................................... 3.2(a)
EQR Series E Preferred Shares....................................... 3.2(a)
EQR Series F Preferred Shares....................................... 3.2(a)
EQR Shareholder Approvals........................................... 3.5(a)
EQR Shareholders Meeting............................................ 5.1(b)
EQR Subsidiaries.................................................... 3.1

DEFINED TERM                                                           SECTION
------------                                                         -----------
ERISA............................................................... 2.12
ERP OP Units........................................................ 1.8(a)
ERP Operating Partnership........................................... Recital F
ERP Operating Partnership Agreement................................. 3.2(a)
EWR................................................................. Preamble
EWR Capital Budget.................................................. 2.9(c)
EWR Common Share.................................................... 1.7
EWR Disclosure Letter............................................... Article 2
EWR Financial Statement Date........................................ 2.7
EWR Material Adverse Change......................................... 2.7
EWR Material Adverse Effect......................................... 2.1
EWR OP Units........................................................ 1.8(a)
EWR Options......................................................... 2.3(b)
EWR Partner Approvals............................................... 1.8(e)
EWR Partnership..................................................... Recital F
EWR Partnership Agreement........................................... 1.8(a)
EWR Properties...................................................... 2.9(a)
EWR SEC Documents................................................... 2.6
EWR Shareholder Approvals........................................... 2.5(a)
EWR Shareholders Meeting............................................ 5.1(c)
EWR Subsidiaries.................................................... 2.2(a)
EWR Unit Holder..................................................... 1.8(a)
Exchange Act........................................................ 2.6
Exchange Ratio...................................................... 1.7
Flow-Through Entity................................................. 2.14(b)
GAAP................................................................ 2.6
Governmental Entity................................................. 2.5(b)
Hazardous Materials................................................. 2.10
include, includes or including...................................... 8.3
Indebtedness........................................................ 2.18(b)
Indemnified Parties................................................. 5.9(a)
Knowledge of EQR.................................................... 3.20
Knowledge of EWR.................................................... 2.23
Laws................................................................ 2.5(b)
Liens............................................................... 2.2(b)
Management Corp..................................................... Recital G
Management Corp. Stock Purchase Agreement........................... Recital G
Merger.............................................................. Recital A
Merger Agreement.................................................... Recital B
MGCL................................................................ 1.1
Non-Employee Directors Plan......................................... 2.3(a)
1940 Act............................................................ 2.22
1994 Plan........................................................... 2.3(a)
Outside Property Management Agreements.............................. 2.18(f)
Partnership Registration Statement.................................. 5.1(a)
Payor............................................................... 7.2
PBGC................................................................ 2.12(d)
Pension Plan........................................................ 2.12
Person.............................................................. 2.2(a)
prohibited transaction.............................................. 2.12(c)
Property Restrictions............................................... 2.9(a)
Property Transfer................................................... 5.18
Proxy Statement..................................................... 5.1(a)
Qualifying Income................................................... 7.2
Recipient........................................................... 7.2
Registration Rights Agreement....................................... 1.8(b)
Registration Statements............................................. 5.1(a)(iii)

DEFINED TERM                                                            SECTION
------------                                                           ---------
REIT.................................................................. 2.14(b)
REIT Requirements..................................................... 7.2
rents from real property.............................................. 2.14(b)
Reportable Event...................................................... 2.12(d)
Restricted Share Grants............................................... 2.3(b)
Retention Program..................................................... 5.8(e)
Retention Program Letter.............................................. 5.8(e)
Schedule 5.8 Employees................................................ 5.8(e)
SEC................................................................... 2.5(b)
Securities Act........................................................ 1.8(a)(i)
Shareholder Approvals................................................. 3.5(a)
Subsidiary............................................................ 2.2(a)
Superior Acquisition Proposal......................................... 4.1
Surviving Trust....................................................... 1.1
Takeover Statute...................................................... 2.20
Taxable Transaction................................................... 5.18
Taxes................................................................. 2.14(a)
Third Party Management Agreements..................................... 2.18(e)
Third Party Provisions................................................ 8.5
Title 8............................................................... 1.1
Trading Day........................................................... 5.8(c)
Transfer and Gains Taxes.............................................. 5.7
Transfer Date......................................................... 1.8(d)
Unit Contribution Agreement........................................... Recital F
Voting Agreement...................................................... Recital H
Welfare Plan.......................................................... 2.12

                         AGREEMENT AND PLAN OF MERGER

  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 27, 1997 by and between EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust ("EQR"), and EVANS WITHYCOMBE RESIDENTIAL, INC., a Maryland corporation ("EWR").

                                   RECITALS:

  A. The Board of Trustees of EQR and the Board of Directors of EWR deem it advisable and in the best interests of their respective shareholders, subject to the conditions and other provisions contained herein, that EWR shall merge with and into EQR (the "Merger").

  B. Upon the terms and conditions set forth herein, EQR and EWR shall execute Articles of Merger (the "Articles of Merger") in substantially the form attached hereto as Exhibit "A" and shall file such Articles of Merger in accordance with Maryland law to effectuate the Merger.

  C. For federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitutes a plan of reorganization under Section 368 of the Code.

  D. EQR and EWR have each received a fairness opinion relating to the transactions contemplated hereby as more fully described herein.

  E. EQR and EWR desire to make certain representations, warranties and agreements in connection with the Merger.

  F. Promptly following the execution of this Agreement, ERP Operating Limited Partnership, an Illinois limited partnership ("ERP Operating Partnership"), desires to offer to each holder of units of limited partnership interests in Evans Withycombe Residential, L.P., a Delaware limited partnership (the "EWR Partnership"), other than EWR, the right to contribute the units of limited partnership interests in EWR Partnership held by such partner to ERP Operating Partnership solely in exchange for units of limited partnership interest in ERP Operating Partnership pursuant to a Unit Contribution Agreement in the form agreed upon by the parties (the "Unit Contribution Agreement").

  G. Concurrently with the execution of this Agreement and as an inducement to EQR to enter into this Agreement, each of the holders of voting capital stock of Evans Withycombe Management, Inc., an Arizona corporation ("Management Corp."), other than EWR, has entered into a Stock Purchase Agreement (the "Management Corp. Stock Purchase Agreement") providing for the sale of all the outstanding capital stock of Management Corp. to such individuals as shall be designated by EQR.

  H. Concurrently with the execution of this Agreement and as an inducement to EQR to enter into this Agreement, each of Stephen O. Evans, F. Keith Withycombe, EW Investments Limited Partnership and The Evans Family Limited Liability Company has entered into a voting agreement (the "Voting Agreement") pursuant to which such person or entity has agreed, among other things, to vote his or its shares of EWR in favor of this Agreement, the Merger and any other matter which requires his or its vote in connection with the transactions contemplated by this Agreement, to contribute his or its limited partnership interests in EWR Partnership for units of limited partnership interest of EQR pursuant to the Unit Contribution Agreement and to vote his or its limited partnership interests in EWR Partnership in favor of the matters described in this Agreement as the EWR Partner Approvals (as hereinafter defined).

  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  The Merger

  1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), and the Maryland General Corporation Law ("MGCL"), EWR shall be merged with and into EQR, with EQR as the surviving real estate investment trust (the "Surviving Trust").

  1.2. CLOSING. The closing of the Merger ("Closing") will take place at 10:00 a.m., local time in Chicago, Illinois on the date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Article 6) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6.1(a) (the "Closing Date"), at the offices of Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, unless another date or place is agreed to in writing by the parties.

  1.3. EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6, the parties shall execute and file the Articles of Merger, executed in accordance with Title 8 and the MGCL, with the State Department of Assessments and Taxation of Maryland (the "Department"), and shall make all other filings and recordings required under Title 8 and the MGCL. The Merger shall become effective ("Effective Time") at such time as the Department accepts the Articles of Merger for record, or at such time as EQR and EWR shall agree should be specified in the Articles of Merger (not to exceed thirty (30) days after the Articles of Merger are accepted for record by the Department). Unless otherwise agreed, the parties shall cause the Effective Time to occur on the Closing Date.

  1.4. EFFECT OF MERGER ON DECLARATION OF TRUST AND BY-LAWS. The Amended and Restated Declaration of Trust, as amended, of EQR and the Amended and Restated By-laws of EQR, as in effect immediately prior to the Effective Time, shall continue in full force and effect after the Merger until further amended in accordance with applicable Maryland law.

  1.5. TRUSTEES. The trustees of the Surviving Trust shall be the trustees of EQR immediately prior to the Effective Time, who shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal, and Stephen O. Evans, for a term expiring at the annual meeting of shareholders of EQR held in the year 2000.

  1.6. EFFECT ON SHARES AND OPTIONS. The effect of the Merger on the shares, options and restricted share awards of EWR shall be as provided in the Articles of Merger. The Merger shall not change the shares of beneficial interest, options and restricted share awards of EQR outstanding immediately prior to the Merger.

  1.7. EXCHANGE RATIO. The exchange ratio to be set forth in the Articles of Merger ("Exchange Ratio") shall be 0.5 of a common share of beneficial interest of EQR, $0.01 par value per share ("EQR Common Share"), for each common share, $0.01 par value per share, of EWR ("EWR Common Share") outstanding immediately prior to the Effective Time.

  1.8.  TRANSACTIONS RELATING TO EWR PARTNERSHIP.

  (a) ERP Operating Partnership shall offer to all holders of limited partnership interests in EWR Partnership (other than EWR) (the "EWR Unit Holders") the right to contribute all the EWR OP Units (as hereinafter defined) owned by the EWR Unit Holders, respectively, to ERP Operating Partnership in exchange for units of limited partnership interest of ERP Operating Partnership ("ERP OP Units"). The exact number of ERP OP Units to be received by each EWR Unit Holder who elects to exchange will be equal to the number of EWR OP Units contributed by such EWR Unit Holder pursuant to the Unit Contribution Agreement multiplied by the Exchange Ratio. Such offer shall be terminated if not accepted by the Closing Date unless extended by ERP Operating Partnership in its sole discretion. If such offer is accepted, the consummation of each accepted Unit Contribution Agreement shall be conditioned upon the occurrence of, and shall not occur until, the Effective Time. As used in this Agreement, "EWR OP Units" shall have the same meaning as the definition of Partnership Unit set forth in the Amended and Restated Agreement of Limited Partnership dated as of August 14, 1994, of EWR (the "EWR Partnership Agreement").

  (b) At the Effective Time, EQR and each EWR Unit Holder who executed a Unit Contribution Agreement shall enter into a Registration Rights Agreement in the form previously approved by the parties hereto (the "Registration Rights Agreement") pursuant to which EQR shall agree to register for resale pursuant to the Securities Act any EQR Common Shares issued to such EWR Unit Holders upon redemption of the ERP OP Units issued to such EWR Unit Holders pursuant to the Unit Contribution Agreements.

  (c) After the Closing Date, but not sooner than the Transfer Date (as hereinafter defined), EQR may (but shall not be obligated to) cause EWR Partnership to (i) contribute or transfer all the assets of EWR Partnership, subject to the liabilities of EWR Partnership, to ERP Operating Partnership or any other existing or newly-formed EQR Subsidiary (as hereinafter defined) which is wholly-owned by either or both EQR or ERP Operating Partnership pursuant to the form of Asset Contribution Agreement in the form agreed upon by the parties (the "Asset Contribution Agreement"), subject to obtaining consents as required pursuant to the Asset Contribution Agreement, or (ii) merge or consolidate with an existing or newly-formed EQR direct or indirect Subsidiary which is wholly-owned by either or both EQR or ERP Operating Partnership. If the assets of EWR Partnership are contributed to ERP Operating Partnership, EWR Partnership shall receive in exchange for such transfer that number of ERP OP Units equal to the number of EWR OP Units then outstanding multiplied by the Exchange Ratio. It is contemplated that if such transaction consists of the contribution of the assets of EWR Partnership, subject to its liabilities, in exchange for ERP OP Units, EWR Partnership will be dissolved promptly thereafter and such ERP OP Units shall be distributed to the partners of EWR Partnership in complete liquidation of their partnership interests in EWR Partnership. If such transaction is structured as a merger or consolidation, the partners of EWR Partnership shall receive in exchange for their EWR OP Units that number of ERP OP Units equal to the number of EWR OP Units held by them multiplied by the Exchange Ratio. Prior to the Closing Date, EWR shall obtain the approval of the requisite holders of EWR Units necessary to effectuate the transactions contemplated by this subsection (c) (the transactions contemplated by this paragraph (c) being referred to as the "Asset Contribution").

  (d) As used in this Agreement, "Transfer Date" shall mean the first to occur of (i) the date twelve months after the Closing Date, (ii) the date on which EQR receives an opinion of Rudnick & Wolfe or other nationally recognized tax counsel satisfactory to it or a ruling from the Internal Revenue Service that the Asset Contribution may be effected without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of
Section 368 of the Code or (iii) the date on which regulations are promulgated by the Department of the Treasury which, in the opinion of Rudnick & Wolfe or other nationally recognized tax counsel satisfactory to EQR, would permit the Asset Contribution to occur without adversely affecting the qualification of the Merger as a tax-free reorganization within the meaning of Section 368 of the Code.

  (e) EWR shall seek the requisite approval of the partners of EWR Partnership to (i) the Merger (if required), (ii) EQR becoming the general partner of EWR Partnership, (iii) the Asset Contribution, (iv) the distribution of ERP OP Units to the partners of EWR Partnership upon dissolution of EWR Partnership,
(v) the deletion of Section 11.2(c) of the EWR Partnership Agreement and any actual or purported amendment to said Section, (vi) the amendment to the EWR Partnership Agreement to provide that 1% of the EWR OP Units contributed to ERP Operating Partnership pursuant to the Unit Contribution Agreements shall constitute units of general partnership interest in EWR, so that ERP Operating Partnership shall become a co-general partner of EWR Partnership, and (vii) any other matters reasonably requested by either party to effectuate the transactions contemplated by this Agreement (the "EWR Partner Approvals").

  1.9 NO APPRAISAL RIGHTS. The holders of EWR Common Shares shall not be entitled to appraisal rights as a result of the Merger.

                                   ARTICLE 2

                     Representations and Warranties of EWR

  Except as set forth in the letter of even date herewith signed by the Chairman of the Board or President of EWR and delivered to EQR prior to the execution hereof (the "EWR Disclosure Letter"), EWR represents and warrants to EQR as follows:

  2.1 ORGANIZATION, STANDING AND POWER OF EWR. EWR is a corporation duly organized and validly existing under the laws of Maryland. EWR has the requisite corporate power and authority to carry on its business as now being conducted. EWR is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of EWR and the EWR Subsidiaries (as defined below), taken as a whole (a "EWR Material Adverse Effect"). EWR has delivered to EQR complete and correct copies of EWR's charter and Amended and Restated Bylaws, in each case, as amended to the date of this Agreement.

  2.2 EWR SUBSIDIARIES.

  (a) Schedule 2.2 to the EWR Disclosure Letter sets forth (i) each Subsidiary (as defined below) of EWR (the "EWR Subsidiaries"), (ii) the ownership interest therein of EWR, (iii) if not wholly-owned by EWR, the identity and ownership interest of each of the other owners of such EWR Subsidiary and (iv) each apartment community owned by such Subsidiary. As used in this Agreement, "Subsidiary" of any Person (as defined below) means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns any of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

  (b) Except as set forth in Schedule 2.2 to the EWR Disclosure Letter, (i) all the outstanding shares of capital stock of each EWR Subsidiary that is a corporation have been validly issued and are (A) fully paid and nonassessable,
(B) owned by EWR or by another EWR Subsidiary and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and (ii) all equity interests in each EWR Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by EWR, by another EWR Subsidiary or by EWR and another EWR Subsidiary are owned free and clear of all Liens. Each EWR Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each EWR Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each EWR Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a EWR Material Adverse Effect. Copies of the Articles of Incorporation, Bylaws, organization documents and partnership, joint venture and operating agreements of each EWR Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to EQR. No effective amendment has been made to the EWR Partnership Agreement since August 14, 1994.

  2.3 CAPITAL STRUCTURE.

  (a) The authorized shares of stock of EWR consist of 10,000,000 shares of preferred stock, $0.01 par value per share, none of which is issued or outstanding, and 100,000,000 EWR Common Shares, of which 20,372,163 were issued and outstanding as of August 15, 1997, which includes 146,166 EWR Common Shares issued pursuant to Restricted Share Grants (as hereinafter defined), of which 54,038 EWR Common Shares have become vested. On August 15, 1997, (i) 1,830,000 EWR Common Shares have been reserved for issuance under the 1994 Stock Incentive Plan of EWR (the "1994 Plan"), under which options in respect of 1,130,775 EWR Common Shares have been granted and are outstanding on August 15, 1997, (ii) 100,000 EWR Common Shares were reserved for issuance under the Non-Employee Directors Stock Plan of EWR (the "Non-Employee Directors Plan"), under which no options have been granted, and (iii) 4,551,423 EWR Common Shares were reserved for issuance upon conversion of EWR OP Units.

  (b) Set forth in Schedule 2.3 of the EWR Disclosure Letter is a true and complete list of the following: (i) each qualified or nonqualified option to purchase EWR Common Shares granted under the 1994 Plan or any other formal or informal arrangement ("EWR Options"); (ii) each grant of EWR Common Shares to employees which are subject to any risk of forfeiture ("Restricted Share Grants"); and (iii) all other warrants or other rights to acquire stock, all limited stock appreciation rights, phantom stock, dividend equivalents, performance units and performance shares granted under the 1994 Plan which are outstanding on August 15, 1997 or on the date of this Agreement. Schedule 2.3 of the EWR Disclosure Letter sets forth for each EWR Option the name of the grantee, the date of the grant, status of the option as qualified or nonqualified under Section 422 of the Code, the number of EWR Common Shares subject to such option, the number of shares subject to options that are currently exercisable, the exercise price per share, and the number of such shares subject to share appreciation rights. For each Restricted Share Grant,
Schedule 2.3 of the EWR Disclosure Letter sets forth the name of the grantee, the date of the grant and the number of EWR Common Shares granted and the date any risk of forfeiture with respect to such shares lapses. No director of EWR has elected to receive EWR Common Shares in lieu of director's fees pursuant to the Non-Employee Directors Stock Plan. On the date of this Agreement, except as set forth in this Section 2.3 or Schedule 2.3 of the EWR Disclosure Letter, no shares of stock of EWR were outstanding or reserved for issuance.

  (c) All outstanding shares of stock of EWR are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of EWR having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of EWR may vote.

  (d) Except (i) as set forth in this Section 2.3 or in Schedule 2.3 of the EWR Disclosure Letter and (ii) EWR OP Units (as hereinafter defined), which may be redeemed for EWR Common Shares, as of August 15, 1997 and as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which EWR or any EWR Subsidiary is a party or by which such entity is bound, obligating EWR or any EWR Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of EWR or any EWR Subsidiary or obligating EWR or any EWR Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to EWR or a EWR Subsidiary).

  (e) As of the date hereof, 24,923,586 EWR OP Units are validly issued and outstanding, fully paid and nonassessable, of which 20,372,163 are owned by EWR. Schedule 2.3 of the EWR Disclosure Schedule sets forth the name of each EWR Unit Holder and the number of EWR OP Units owned by each such EWR Unit Holder as of the date of this Agreement. The EWR OP Units are subject to no restriction except as set forth in the Partnership Agreement. EWR Partnership has not issued or granted and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in EWR Partnership, whether issued or unissued, or securities convertible into interests in EWR Partnership.

  (f) All dividends on EWR Common Shares and distributions on EWR OP Units which have been declared prior to the date of this Agreement have been paid in full.

  2.4 OTHER INTERESTS. Except for interests in the Subsidiaries of EWR Partnership and certain other entities as set forth in Schedule 2.4 or 2.5 of the EWR Disclosure Letter, neither EWR nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities). With respect to such other interests, EWR or EWR Partnership is a partner or stockholder in good standing, and owns such interests free and clear of all liens, pledges, security interests, claims, options or other encumbrances. Neither EWR nor any of the EWR Subsidiaries is in breach of any provision of any agreement, document or contract governing its rights in or to the interests owned or held by it, all of which agreements, documents and contracts are (a) set forth on the EWR Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of EWR (as defined in Section 2.23), the other parties to such agreements, documents or contracts are not in breach of any of their respective obligations under such agreements, documents or contracts.

  2.5 AUTHORITY; NONCONTRAVENTION; CONSENTS.

  (a) EWR has the requisite corporate power and authority to enter into this Agreement and, subject to the requisite shareholder approval of the Merger (the "EWR Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which EWR is a party. The execution and delivery of this Agreement by EWR and the consummation by EWR of the transactions contemplated by this Agreement to which EWR is a party have been duly authorized by all necessary action on the part of EWR, except for and subject to the EWR Shareholder Approvals and the EWR Partner Approvals. This Agreement has been duly executed and delivered by EWR and constitutes a valid and binding obligation of EWR, enforceable against EWR in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

  (b) Except as set forth in Schedule 2.5 to the EWR Disclosure Letter, the execution and delivery of this Agreement by EWR do not, and the consummation of the transactions contemplated by this Agreement to which EWR is a party and compliance by EWR with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of EWR or any EWR Subsidiary under, (i) the charter or the Amended and Restated Bylaws of EWR or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any EWR Subsidiary, each as amended or supplemented, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to EWR or any EWR Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to EWR or any EWR Subsidiary, or their respective properties or assets, other than, in the case of clause
(ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have a EWR Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to EWR or any EWR Subsidiary in connection with the execution and delivery of this Agreement by EWR or the consummation by EWR of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of the Proxy Statement (as defined in Section 5.1), (ii) the acceptance for record of the Articles of Merger by the Department and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 2.5 to the EWR Disclosure Letter, (B) as may be required under (y) federal, state or local environmental laws or (z) the "blue sky" laws of various states, to the extent applicable or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent EWR from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a EWR Material Adverse Effect.

  (c) For purposes of determining compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, EWR confirms that the conduct of its business consists solely of investing in, owning, developing and operating real estate for the benefit of its shareholders.

  2.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. EWR and EWR Partnership have filed all required reports, schedules, forms, statements and other documents with the SEC since August 17, 1994 through the date hereof (the "EWR SEC Documents"). Schedule 2.6 of the EWR Disclosure Letter contains a complete list of all EWR SEC Documents filed by EWR or EWR Partnership with the SEC since January 1, 1997 and on or prior to the date of this Agreement. All of the EWR SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in each case, the rules and regulations promulgated thereunder applicable to such EWR SEC Documents. None of the EWR SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later EWR SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of EWR included in the EWR SEC Documents or of EWR Partnership included in the EWR SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of EWR and its Subsidiaries or EWR Partnership and its Subsidiaries, as the case may be, in each case taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Schedule 2.7 of the EWR Disclosure Letter, EWR has no Subsidiaries which are not consolidated for accounting purposes. Except for liabilities and obligations set forth in the EWR SEC Documents or in Schedule 2.6 to the EWR Disclosure Letter, neither EWR nor any of the EWR Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of EWR or in the notes thereto and which, individually or in the aggregate, would have a EWR Material Adverse Effect.

  2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the EWR SEC Documents or the EWR Disclosure Letter, since the date of the most recent audited financial statements included in EWR SEC Documents (the "EWR Financial Statement Date"), EWR and its Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been
(a) any material adverse change in the business, financial condition or results of operations of EWR and its Subsidiaries taken as a whole (a "EWR Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a EWR Material Adverse Change, (b) except for regular quarterly distributions not in excess of $0.41 per EWR Common Share or EWR Partnership Unit, respectively (or as necessary to maintain REIT status), in each case with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the EWR Common Shares or the EWR OP Units, (c) any split, combination or reclassification of the EWR Common Shares or the EWR OP Units or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of stock of EWR or partnership interests in EWR partnerships or any issuance of an ownership interest in, any EWR Subsidiary, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a EWR Material Adverse Effect, (e) any change in accounting methods, principles or practices by EWR or any EWR Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in EWR SEC Documents or required by a change in GAAP, (f) any amendment of any employment, consulting, severance, retention or any other agreement between EWR and any officer or director of EWR or (g) any acquisition or disposition of any real property, or any commitment to do so, made by EWR or any of its Subsidiaries.

  2.8 LITIGATION. Except as disclosed in the EWR SEC Documents or in Schedule
2.8 to the EWR Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of EWR and its Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of EWR or an EWR Subsidiary) or, to the Knowledge of EWR (as hereinafter defined), threatened in writing against or affecting EWR or any EWR Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a EWR Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any court or Governmental Entity or arbitrator outstanding against EWR or any of its Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Notwithstanding the foregoing, (y) Schedule 2.8 to the EWR Disclosure Letter sets forth each and every uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of EWR, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (z) no claim has been made under any directors' and officers' liability insurance policy maintained at any time by EWR or any of the EWR Subsidiaries.

  2.9 PROPERTIES.

  (a) Except as provided in Schedule 2.9 of the EWR Disclosure Letter, EWR or the EWR Subsidiary set forth on Schedule 2.2 of the EWR Disclosure Letter owns fee simple title to each of the real properties identified in Schedule 2.2 of the EWR Disclosure Letter (the "EWR Properties"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances"). Except as set forth in Schedule 2.2 of the EWR Disclosure Letter, no other Person has any ownership interest in any of the EWR Properties, and any such ownership interest so scheduled does not materially detract from the value of, or materially interfere with the present use of, any of the EWR Properties subject thereto or affected thereby. Except as set forth in Schedule 2.9 of the EWR Disclosure Letter, none of the EWR Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon. The EWR Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or Encumbrances, except for (i) Property Restrictions and Encumbrances set forth in the EWR Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, which do not materially adversely affect the current use of any EWR Property, (iii) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to EQR and listed in the EWR Disclosure Letter), which Property Restrictions and Encumbrances, in any event, do not materially detract from the value of, or materially interfere with the present use of, any of the EWR Properties subject thereto or affected thereby and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the EWR Property subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by EWR and the EWR Subsidiaries at such EQR Property. Except as provided in Schedule 2.9 of the EWR Disclosure Letter or as reflected in the applicable title report, a true and correct copy of which has been provided to EQR, no portion of any of the EWR Properties is located in a flood zone area "V". Schedule 2.9 lists each of the EWR Properties which are under development as of the date of this Agreement and describes the status of such development as of the date hereof.

  (b) Except as provided in Schedule 2.9 of the EWR Disclosure Letter, valid policies of title insurance have been issued insuring the applicable EWR Subsidiary's fee simple title to the EWR Properties owned by it in amounts at least equal to the purchase price therefor paid by such EWR Subsidiary, subject only to the matters disclosed above and on the EWR Disclosure Letter. Such policies are, at the date hereof, in full force and effect. No claim has been made against any such policy.

  (c) Except as provided in Schedule 2.9 of the EWR Disclosure Letter or in EWR's capital budget attached to the EWR Disclosure Letter (the "EWR Capital Budget"), EWR has no Knowledge (i) that, any certificate, permit or license from any governmental authority having jurisdiction over any of the EWR Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the EWR Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the EWR Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially and adversely affecting any of the EWR Properties issued by any governmental authority; (iii) of any material structural defects relating to any EWR Property which costs more than $100,000 to repair; (iv) of any EWR Property whose building systems are not in working order in any material respect and costs more than $100,000 to repair; (v) of any physical damage to any EWR Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration; (vi) of any current renovation or uninsured restoration to any EWR Property the cost of which exceeds $100,000; or (vii) of items referred to in Section 2.9(c)(iii)-(vi) which aggregate for EWR and its Subsidiaries more than $5,000,000.

  (d) Neither EWR nor any of the EWR Subsidiaries has received any written or published notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the EWR Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the EWR Properties or by the continued maintenance, operation or use of the parking areas. Except as set forth in Schedule 2.9 of the EWR Disclosure Letter, all work to be performed, payments to be made and actions to be taken by EWR or the EWR Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any EWR Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) have been performed, paid or taken, as the case may be, and EWR has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

  2.10 ENVIRONMENTAL MATTERS. None of EWR, any of the EWR Subsidiaries or, to EWR's Knowledge, any other Person has caused or permitted (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the EWR Properties or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the EWR Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a EWR Material Adverse Effect; and in connection with the construction on or operation and use of the EWR Properties, EWR and the EWR Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have a EWR Material Adverse Effect. EWR has previously delivered or made available to EQR complete copies of all environmental investigations and testing or analysis made by or on behalf of EWR or any of the EWR Subsidiaries that are in the possession of any of them with respect to the environmental condition of the EWR Properties, all of which are listed in the EWR Disclosure Letter.

  2.11 RELATED PARTY TRANSACTIONS. Set forth in Schedule 2.11 of the EWR Disclosure Letter is a list of all arrangements, agreements and contracts entered into by EWR or any of the EWR Subsidiaries with (a) any consultant,
(b) any person who is an officer, director or Affiliate (as defined below) of EWR or any of its Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate or (c) any person who acquired EWR Common Shares or EWR OP Units in a private placement, except those of a type available to EWR employees generally. Such documents, copies of all of which have previously been delivered or made available to EQR, are listed in Schedule 2.11 of the EWR Disclosure Letter. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

  2.12 EMPLOYEE BENEFITS. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, agreement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by EWR or its Subsidiaries (each a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee Plan). Each Employee Plan is listed on Schedule 2.12. With respect to the Employee Plans:

    (a) Except as disclosed in the EWR SEC Documents or in Schedule 2.12 of the EWR Disclosure Letter, no Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by section 4980B of the Code or Section 601 (et seq.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

    (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax-exempt under Section 501(a) of the Code and no event has occurred which would jeopardize the qualified status of any such plan or the tax exempt status of any such trust under Sections 401(a) and Section 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed or are pending and, to the Knowledge of EWR, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan. Without limiting the foregoing, the following are true with respect to each Employee Plan:

      (i) all Controlled Group Members have filed or caused to be filed every material return, report statement, notice, declaration and other document required by any law or governmental agency, federal, state and local (including, without limitation, the IRS and the Department of Labor) with respect to each such Employee Plan, each of such filings has been complete and accurate in all material respects and no Controlled Group Member has incurred any material liability in connection with such filings;

      (ii) all Controlled Group Members have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Controlled Group Member has incurred any material liability in connection with such deliveries;

      (iii) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreements or insurance contracts or arrangements or as otherwise required by ERISA or the Code;

      (iv) with respect to each such Employee Plan, to the extent applicable, EWR has delivered to or has made available to EQR true and complete copies of (A) plan documents, or any and all other documents that establish the existence of the plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Report (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contract or other funding agreements that implement each such Employee Plan.

    (c) With respect to each Employee Plan, there has not occurred, and no person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of Section 4975(c) of the Code of Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or Section 408 of ERISA.

    (d) Except as disclosed in Schedule 2.12A, no Controlled Group Member has maintained or been obligated to contribute to any Employee Plan subject to Code Section 412 or Title IV of ERISA. With respect to each Employee Plan set forth on Schedule 2.12A, EWR represents that each such Employee Plan has been completely terminated in accordance with all Code and ERISA requirements for a "standard termination" (as defined in 4041(b) of ERISA), as applicable on the termination date.

    (e) With respect to each pension plan maintained by any Controlled Group Member, such Plans provide the Plan Sponsor the authority to amend or terminate the plan at any time, subject to applicable requirements of ERISA and the Code.

  2.13 EMPLOYEE POLICIES. Schedule 2.13 of the EWR Disclosure Letter lists the employee handbooks of EWR and each of the EWR Subsidiaries currently in effect. A copy of each such employee handbook has previously been made available to EQR. Except as set forth in Schedule 2.13 of the EWR Disclosure Letter, such handbooks fairly and accurately summarize all material employee policies, vacation policies and payroll practices of EWR and the EWR Subsidiaries.

  2.14 TAXES.

  (a) Each of EWR and the EWR Subsidiaries has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or EWR has paid on its behalf) all Taxes (as defined below) shown on such returns and reports as required to be paid by it except (i) as set forth in Schedule 2.14 of the EWR Disclosure Letter or (ii) taxes that are being contested in good faith by appropriate proceedings and for which EWR or the applicable EWR Subsidiary shall have set aside on its books adequate reserves. The most recent audited financial statements contained in the EWR SEC Documents reflect an adequate reserve for all material Taxes payable by EWR and the EWR Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the EWR Financial Statement Date, EWR has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither EWR nor any EWR Subsidiary has incurred any liability for taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon EWR. To the Knowledge of EWR, no deficiencies for any Taxes have been proposed, asserted or assessed against EWR or any of the EWR Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

  (b) EWR (i) for all taxable years commencing with 1994 through December 31, 1996 has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since December 31, 1996 to the date of this representation, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending December 31, 1997 or the Closing Date, whichever is earlier, and (iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents paid by the tenants of the EWR Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2)(C) of the Code (except for certain rents derived from the rental of apartments to winter visitors and corporate clients, which, if not treated as "rents from real property", will not result in the disqualification of EWR as a REIT under Section 856 of the Code) or (B) otherwise result in a challenge to its status as a REIT, and to EWR's Knowledge, no such challenge is pending or threatened. Each EWR Subsidiary which is a partnership, joint venture or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation and (ii) has not since its formation owned any assets (including, without limitation, securities) that would cause EWR to violate Section 856(c)(5) of the Code. Each EWR Subsidiary which is a corporation (other than Management Corp.) has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code. EWR Partnership is not a publicly traded partnership within the meaning of
Section 7704 of the Code, and the interests in the EWR Partnership are not considered to be (i) traded on an established securities market or (ii) readily tradeable on a secondary market or the substantial equivalent thereof under either IRS Notice 88-75 or Treasury Regulation Section 1.7704-1. In the case of a partner of EWR Partnership that is a Flow-Through Entity (as defined below), no person owning an interest in such Flow-Through Entity (directly or through another Flow-Through Entity) is treated as a partner of the EWR Partnership under either IRS Notice 88-75 or Treasury Regulation Section 1.7704-1(h)(3). For purposes of this Section 2.14(b), "Flow-Through Entity" means an entity classified as a partnership, a grantor trust or an S corporation for federal income tax purposes.

  2.15 NO PAYMENTS TO EMPLOYEES, OFFICERS OR DIRECTORS. Schedule 2.15 of the EWR Disclosure Letter contains a true and complete list of all cash and non-cash payments which will become payable to each employee, officer or director of EWR or any EWR Subsidiary as a result of the Merger. Except as described in
Schedule 2.15 to the EWR Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any employee, officer or director of EWR or any EWR Subsidiary.

  2.16 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Morgan Stanley Realty Incorporated, the fees and expenses of which are as described in the engagement letter dated May 7, 1997 between Morgan Stanley Realty Incorporated and EWR, a true and correct copy of which has previously been given to EQR, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of EWR or any EWR Subsidiary.

  2.17 COMPLIANCE WITH LAWS. Neither EWR nor any of the EWR Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have a EWR Material Adverse Effect.

  2.18 CONTRACTS; DEBT INSTRUMENTS.

  (a) Neither EWR nor any EWR Subsidiary has received a written notice that EWR or any EWR Subsidiary is in violation of or in default under (nor to the Knowledge of EWR does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule
2.18 to the EWR Disclosure Letter, nor to the Knowledge of EWR does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not have a EWR Material Adverse Effect.

  (b) Except for any of the following expressly identified in EWR SEC Documents, Schedule 2.18 of the EWR Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness of EWR or any of EWR Subsidiaries, other than Indebtedness payable to EWR or a EWR Subsidiary is outstanding or may be incurred. For purposes of this Section 2.18, "Indebtedness" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any such indebtedness of any other person.

  (c) To the extent not set forth in response to the requirements of Section 2.18(b), Schedule 2.18 of the EWR Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which EWR or any EWR Subsidiary is a party or an obligor with respect thereto.

  (d) Except as set forth in Schedule 2.18 of the EWR Disclosure Letter, neither EWR nor any of the EWR Subsidiaries is party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the EWR Properties.

  (e) Neither EWR nor any of the EWR Subsidiaries is a party to any agreement relating to the management of any of the EWR Properties by any Person other than EWR Management, Inc., except the agreements described in Schedule 2.18 to the EWR Disclosure Letter (the "Third Party Management Agreements"). True and complete copies of the Third Party Management Agreements have previously been furnished to EQR.

  (f) Neither EWR nor any of the EWR Subsidiaries is a party to any agreement pursuant to which EWR or any EWR Subsidiary manages any real properties other than EWR Properties, except for the agreements described in Schedule 2.18 to the EWR Disclosure Letter (the "Outside Property Management Agreements").

  (g) Except for budgeted construction disclosed in the EWR Capital Budget,
Schedule 2.18 of the EWR Disclosure Letter lists all agreements entered into by EWR or any of the EWR Subsidiaries relating to the development or construction of, or additions or expansions to, any EWR Real Properties which are currently in effect and under which EWR or any of the EWR Subsidiaries currently has, or expects to incur, an obligation in excess of $250,000. True and correct copies of such agreements have previously been delivered or made available to EQR.

  (h) Schedule 2.18 of the EWR Disclosure Letter lists all agreements entered into by EWR or any of the EWR Subsidiaries providing for the sale of, or option to sell, any EWR Properties or the purchase of, or option to purchase, any real estate which are currently in effect.

  (i) Except as set forth in Schedule 2.18 of the EWR Disclosure Letter, neither EWR nor any EWR Subsidiary has any continuing contractual liability
(i) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by EWR or any EWR Subsidiary or (ii) to pay any additional purchase price for any of the EWR Properties.

  (j) The two Consulting Agreements dated 1991 between Management Corp. and Evans Western Joint Venture with respect to Phase II and Phase III of Acacia Creek have terminated and neither EWR nor any EWR Subsidiary has any liability thereunder.

  2.19 OPINION OF FINANCIAL ADVISOR. EWR has received the opinion of Morgan Stanley Realty Incorporated or an affiliate thereof, dated August 27, 1997, satisfactory to EWR, a signed copy of which will be provided to EQR, to the effect that the proposed consideration to be received by the holders of EWR Common Shares pursuant to the Merger is fair to such holders from a financial point of view.

  2.20 STATE TAKEOVER STATUTES. EWR has taken all action necessary to exempt the transactions contemplated by this Agreement between EQR and EWR and its Affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (a "Takeover Statute").

  2.21 REGISTRATION STATEMENT. The information relating to EWR and the EWR Subsidiaries included in the Registration Statement (as defined in Section 5.1) will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

  2.22 INVESTMENT COMPANY ACT OF 1940. Neither EWR nor any of EWR Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

  2.23 DEFINITION OF KNOWLEDGE OF EWR. As used in this Agreement, the phrase "Knowledge of EWR" (or words of similar import) means the knowledge of those individuals identified in Schedule 2.23 of the EWR Disclosure Letter.

                                   ARTICLE 3

                     Representations and Warranties of EQR

  Except as set forth in the letter of even date herewith signed by the President or an Executive Vice President of EQR and delivered to EWR prior to the execution hereof (the "EQR Disclosure Letter"), EQR represents and warrants to EWR as follows:

  3.1 ORGANIZATION, STANDING AND POWER OF EQR. EQR is a real estate investment trust duly organized and validly existing under the laws of Maryland and has the requisite power and authority to carry on its business as now being conducted. EQR is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of EQR and the Subsidiaries of EQR ("EQR Subsidiaries"), taken as a whole ("EQR Material Adverse Effect"). EQR has delivered to EWR complete and correct copies of its Amended and Restated Declaration of Trust and Amended and Restated Bylaws as amended or supplemented to the date of this Agreement.

  3.2 CAPITAL STRUCTURE.

  (a) The authorized shares of beneficial interest of EQR consist of 200,000,000 EQR Common Shares and 100,000,000 preferred shares of beneficial interest ("EQR Preferred Shares"), of which (i) 6,120,000 EQR Preferred Shares have been designated as 9 3/8% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the "EQR Series A Preferred Shares"), (ii) 500,000 EQR Preferred Shares have been designated as 9 1/8% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, that are represented by 5,000,000 depository shares (the "EQR Series B Preferred Shares"), (iii) 460,000 EQR Preferred Shares have been designated as 9 1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, that are represented by 4,600,000 depository shares (the "EQR Series C Preferred Shares"), (iv) 805,000 EQR Preferred Shares have been designated as 8.60% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest (Liquidation Preference $250.00 Per Share) (the "EQR Series D Preferred Shares"), (v) 4,600,000 EQR Preferred Shares have been designated as Series E Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share (the "EQR Series E Preferred Shares") and (vi) 2,300,000 EQR Preferred Shares have been designated as Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the "EQR Series F Preferred Shares"). As of August 15, 1997, (i) 73,663,502 EQR Common Shares, 6,120,000 EQR Series A Preferred Shares, 500,000 EQR Series B Preferred Shares (represented by 5,000,000 depositary shares), 460,000 EQR Series C Preferred Shares (represented by 4,600,000 depositary shares), 700,000 EQR Series D Preferred Shares (represented by 7,000,000 depositary shares), 3,999,800 EQR Series E Preferred Shares and 2,300,000 EQR Series F Preferred Shares were outstanding,
(ii) 889,288 EQR Common Shares were available for issuance under EQR's 1996 Non-Qualified Employee Share Purchase Plan (the "EQR Employee Share Plans"),
(iii) 3,804,404 EQR Common Shares were issuable upon exercise of outstanding share options (the "EQR Options") to purchase EQR Common Shares and 1,272,376 EQR Common Shares were available for grant, under EQR's Second Amended and Restated 1993 Share Option and Share Award Plan (the "Employee Share Award and Option Plan"), and (iv) 7,425,715 EQR Common Shares were reserved for issuance upon redemption of ERP OP Units (as defined below) for EQR Common Shares pursuant to the Fourth Amended and Restated Agreement of Limited Partnership (the "ERP Operating Partnership Agreement") of ERP Operating Partnership. On August 15, 1997, except as set forth in this Section 3.2, no shares of beneficial interest or other voting securities of EQR were issued, reserved for issuance or outstanding.

  (b) All outstanding shares of beneficial interest of EQR are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, except that the shareholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by EQR. There are no bonds, debentures, notes or other indebtedness of EQR having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of EQR may vote.

  (c) Except (i) for options granted under the plans described in Section 3.2(a), (ii) the units ("ERP OP Units") of partnership interest held by partners in the ERP Operating Partnership (which, subject to certain restrictions, may be exchanged by the holders thereof for either EQR Common Shares on a one-for-one basis or, at EQR's option, cash) or (iii) as set forth in Schedule 3.2 to the EQR Disclosure Letter, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which EQR or any EQR Subsidiary is a party or by which such entity is bound, obligating EQR or any EQR Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of beneficial interest, voting securities or other ownership interests of EQR or of any EQR Subsidiary or obligating EQR or any EQR Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to EQR or an EQR Subsidiary). Except as set forth on
Schedule 3.2 to the EQR Disclosure Letter or as required under the ERP Operating Partnership Agreement, there are no outstanding contractual obligations of EQR or any EQR Subsidiary to repurchase, redeem or otherwise acquire any shares of beneficial interest of EQR or any capital stock, voting securities or other ownership interests in any EQR Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than an EQR Subsidiary).

  (d) EQR owns all of its partnership interests in ERP Operating Partnership free and clear of all Liens.

  3.3 ORGANIZATION, STANDING AND POWER OF ERP OPERATING PARTNERSHIP. ERP Operating Partnership is a limited partnership duly organized and validly existing under the laws of Illinois and has the requisite power and authority to carry on its business as now being conducted. ERP Operating Partnership is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have an EQR Material Adverse Effect. EQR has delivered to EWR complete and correct copies of the ERP Operating Partnership Agreement as amended or supplemented to the date of this Agreement.

  3.4. CAPITAL STRUCTURE OF ERP OPERATING PARTNERSHIP. As of August 15, 1997, the number of outstanding units of partnership interest in ERP Operating Partnership consists of (a) 73,663,502 units of general partnership interest,
(b) 7,425,715 units of limited partnership interest, (c) 6,120,000 9 3/8% Series A Cumulative Redeemable Preference Units, (d) 500,000 9 1/8% Series B Cumulative Redeemable Preference Units, (e) 460,000 9 1/8% Series C Cumulative Redeemable Preference Units, (f) 700,000 8.60% Series D Cumulative Redeemable Preference Units, (g) 3,999,800 Series E Cumulative Convertible Preference Units and (h) 2,300,000 Series F Cumulative Redeemable Preference Units. Except for the units of limited partnership interest, all of the units of partnership interest in ERP Operating Partnership are owned by EQR.

  3.5 AUTHORITY; NONCONTRAVENTION; CONSENTS.

  (a) EQR has the requisite power and authority to enter into this Agreement and, subject to the requisite shareholder approval of the Merger (the "EQR Shareholder Approvals" and, together with the EWR Shareholder Approvals, the "Shareholder Approvals"), to consummate the transactions contemplated by this Agreement to which EQR is a party. The execution and delivery of this Agreement by EQR and the consummation by EQR of the transactions contemplated by this Agreement to which EQR is a party have been duly authorized by all necessary action on the part of EQR, except for and subject to the EQR Shareholder Approvals. This Agreement has been duly executed and delivered by EQR and constitutes a valid and binding obligation of EQR, enforceable against EQR in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

  (b) Except as set forth in Schedule 3.5 to the EQR Disclosure Letter, the execution and delivery of this Agreement by EQR do not, and the consummation of the transactions contemplated by this Agreement to which EQR is a party and compliance by EQR with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of EQR or any EQR Subsidiary under, (i) the Amended and Restated Declaration of Trust or Amended and Restated Bylaws of EQR or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other EQR Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to EQR or any EQR Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to EQR or any EQR Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have an EQR Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to EQR or any EQR Subsidiary in connection with the execution and delivery of this Agreement or the consummation by EQR of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) the Registration Statement (as defined in Section 5.1) and (y) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Articles of Merger by the Department, (iii) such filings as may be required in connection with the payment of any transfer and gains taxes and
(iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.5 to the EQR Disclosure Letter or (B) as may be required under (x) federal, state or local environmental laws or (y) the securities laws of the State of Maryland or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent EQR from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, an EQR Material Adverse Effect.

  (c) For purposes of determining compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, EQR confirms that the conduct of its business consists solely of investing in, owning and operating real estate for the benefit of its shareholders.

  3.6 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. EQR and ERP Operating Partnership have filed all required reports, schedules, forms, statements and other documents with the SEC since August 18, 1993 through the date hereof (the "EQR SEC Documents"). Schedule 3.6 of the EQR Disclosure Letter contains a complete list of all EQR SEC Documents filed by EQR under the Exchange Act since January 1, 1997 and on or prior to the date of this Agreement. All of the EQR SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such EQR SEC Documents. None of the EQR SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later EQR SEC Documents filed and publicly available prior to the date of this Agreement. The consolidated financial statements of EQR and the EQR Subsidiaries included in the EQR SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, the consolidated financial position of EQR and the EQR Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations set forth in the EQR SEC Documents or in Schedule 3.6 to the EQR Disclosure Letter, neither EQR nor any EQR Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of EQR or in the notes thereto and which, individually or in the aggregate, would have an EQR Material Adverse Effect.

  3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the EQR SEC Documents or in Section 3.7 to the EQR Disclosure Letter, since the date of the most recent audited financial statements included in the EQR SEC Documents (the "EQR Financial Statement Date"), EQR and the EQR Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of EQR and the EQR Subsidiaries taken as a whole (a "EQR Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an EQR Material Adverse Change, (b) except for regular quarterly distributions (in the case of EQR) not in excess of $.625 per EQR Common Share, $.5859 per EQR Series A Preferred Share, $5.703 per EQR Series B Preferred Share, $5.703 per EQR Series C Preferred Share, $.5375 per EQR Series D Preferred Share, $.4375 per EQR Series E Preferred Share, and $.603125 per EQR Series F Share, in each case subject to rounding adjustments as necessary and with customary record and payment dates, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of EQR's shares of beneficial interest, (c) any split, combination or reclassification of any of EQR's shares of beneficial interest, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have an EQR

Material Adverse Effect or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by EQR or any EQR Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the EQR SEC Documents or required by a change in GAAP.

  3.8 LITIGATION. Except as disclosed in the EQR SEC Documents or in Schedule
3.8 to the EQR Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of EQR and the EQR Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending (in which service of process has been received by an employee of EQR or an EQR Subsidiary) or, to the Knowledge of EQR (as defined in Section 3.20), threatened in writing against or affecting EQR or any EQR Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have an EQR Material Adverse Effect or (ii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against EQR or any EQR Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

  3.9 PROPERTIES.

  (a) EQR or one of the EQR Subsidiaries owns fee simple title to each of the real properties listed in the EQR SEC Filings as owned by it (the "EQR Properties"), except where the failure to own such title would not have an EQR Material Adverse Effect.

  (b) The EQR Properties are not subject to any Encumbrances or Property Restrictions which could cause an EQR Material Adverse Affect.

  (c) Valid policies of title insurance have been issued insuring EQR's or the applicable EQR Subsidiaries' fee simple title to the EQR Properties in amounts at least equal to the purchase price thereof paid by EQR or the applicable EQR Subsidiaries therefor, except where the failure to obtain such title insurance would not have an EQR Material Adverse Effect.

  (d) EQR has no Knowledge (i) that it has failed to obtain a certificate, permit or license from any governmental authority having jurisdiction over any of the EQR Properties where such failure would have an EQR Material Adverse Effect or of any pending threat of modification or cancellation of any of the same which would have an EQR Material Adverse Effect, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, rule, regulation or requirement affecting any of the EQR Properties issued by any governmental authorities which would have an EQR Material Adverse Effect or (iii) of any structural defects relating to EQR Properties, EQR Properties whose building systems are not in working order, physical damage to any EQR Property for which there is no insurance in effect covering the cost of restoration, any current renovation or uninsured restoration, except such structural defects, building systems not in working order, physical damage, renovation and restoration which, in the aggregate, would not have an EQR Material Adverse Effect.

  (e) Neither EQR nor any of the EQR Subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the EQR Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the EQR Properties or by the continued maintenance, operation or use of the parking areas, other than such notices which, in the aggregate, would not have an EQR Material Adverse Effect.

  (f) All work to be performed, payments to be made and actions to be taken by EQR or the EQR Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or similar action relating to any EQR Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation), has been performed, paid or taken, as the case may be, except where the failure to do so would, in the aggregate, not have an EQR Material Adverse Effect, and EQR has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements which would have an EQR Material Adverse Effect.

  3.10 ENVIRONMENTAL MATTERS. None of EQR, any of the EQR Subsidiaries or, to EQR's Knowledge, any other Person has caused or permitted (a) the unlawful presence of any Hazardous Materials on any of the EQR Properties or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the EQR Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have an EQR Material Adverse Effect; and in connection with the construction on or operation and use of the EQR Properties, EQR and the EQR Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, except to the extent such failure to comply, individually or in the aggregate, would not have an EQR Material Adverse Effect.

  3.11 TAXES.

  (a) Each of EQR and the EQR Subsidiaries has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or EQR has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it except where the failure to file such tax returns or reports and failure to pay such Taxes would not have an EQR Material Adverse Effect. The most recent audited financial statements contained in the EQR SEC Documents reflect an adequate reserve for all material Taxes payable by EQR and the EQR Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the EQR Financial Statement Date, EQR has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither EQR nor any EQR Subsidiary has incurred any liability for taxes other than in the ordinary course of business. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon EQR. To the Knowledge of EQR, no deficiencies for any Taxes have been proposed, asserted or assessed against EQR or any of the EQR Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

  (b) EQR (i) for all taxable years commencing with 1993 through the most recent December 31 has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1997 and (iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents paid by tenants to the EQR Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2) of the Code or (B) otherwise result in a challenge to its status as a REIT, and to EQR's Knowledge, no such challenge is pending or threatened. Each EQR Subsidiary which is a partnership, joint venture or limited liability company has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation.

  3.12 BROKERS; SCHEDULE OF FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than J.P. Morgan Securities Inc., the fees and expenses of which have previously been disclosed to EQR and will be paid by EQR, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of EQR or any EQR Subsidiary.

  3.13 COMPLIANCE WITH LAWS. Except as disclosed in the EQR SEC Documents, neither EQR nor any of the EQR Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have an EQR Material Adverse Effect.

  3.14 CONTRACTS; DEBT INSTRUMENTS. Neither EQR nor any EQR Subsidiary has received a written notice that EQR or any EQR Subsidiary is in violation of or in default under (nor to the Knowledge of EQR does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor to the Knowledge of EQR does such a violation or default exist, except to the extent such violation or default, individually or in the aggregate, would not have an EQR Material Adverse Effect, except as set forth in Schedule 3.14 to the EQR Disclosure Letter.

  3.15 OPINION OF FINANCIAL ADVISOR. EQR has received the opinion of J. P. Morgan Securities Inc., dated August 27, 1997, satisfactory to EQR, a signed copy of which has been provided to EWR, to the effect that the consideration to be paid by EQR in connection with the Merger is fair, from a financial point of view, to EQR and ERP Operating Partnership.

  3.16 STATE TAKEOVER STATUTES. EQR has taken all action necessary to exempt transactions between EQR and EWR and its Affiliates from the operation of Takeover Statutes.

  3.17 REGISTRATION STATEMENT. The information with respect to EQR and the EQR Subsidiaries included in the Registration Statement will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

  3.18 INVESTMENT COMPANY ACT OF 1940. Neither EQR nor any of the EQR Subsidiaries is, or at the Effective Time will be, required to be registered under the 1940 Act.

  3.19 EMPLOYEE POLICIES. Schedule 3.19 of the EQR Disclosure Letter lists the employee handbooks of EQR and each of the EQR Subsidiaries currently in effect. A copy of each such employee handbook has previously been made available to EWR. Except as set forth in Schedule 3.19 of the EQR Disclosure Letter, such handbooks fairly and accurately summarize all material employee policies, vacation policies and payroll practices of EQR and the EQR Subsidiaries.

  3.20 DEFINITION OF KNOWLEDGE OF EQR. As used in this Agreement, the phrase "Knowledge of EQR" (or words of similar import) means the knowledge of those individuals identified in Schedule 3.20 of the EQR Disclosure Letter.

  3.21 EQR NOT AN INTERESTED STOCKHOLDER. EQR is not an "interested stockholder" of EWR or an "affiliate of an interested stockholder" of EWR within the meaning of Section 3-601 of the MGCL.

                                   ARTICLE 4

                                   Covenants

  4.1 ACQUISITION PROPOSALS. Prior to the Effective Time, EWR agrees that:

    (a) neither it nor any of the EWR Subsidiaries shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of, EWR or any of the EWR Subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

    (b) it will not permit any of its officers, employees, agents or financial advisors to engage in any of the activities described in Section 4.1(a);

    (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in Section 4.1(b) of the obligations undertaken in this Section 4.1; and

    (d) it will notify EQR immediately if EWR receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Section 4.1 shall prohibit the Board of Directors of EWR from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (A) the Board of Directors of EWR determines in good faith that such action is required for the Board of Directors to comply with its duties to shareholders imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, EWR provides written notice to EQR to the effect that it is furnishing information to, or entering into discussions with, such person or entity and (C) subject to any confidentiality agreement with such person or entity (which EWR determined in good faith was required to be executed in order for the Board of Directors to comply with its duties to shareholders imposed by law), EWR keeps EQR informed of the status (not the terms) of any such discussions or negotiations; and
(ii) to the extent applicable, taking and disclosing to the EWR shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 4.1 shall
(x) permit EWR to terminate this Agreement (except as specifically provided in Article 7 hereof), (y) permit EWR to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, EWR shall not enter into an agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form executed as provided above)) or (z) affect any other obligation of EWR under this Agreement; provided, however, that the Board of Directors of EWR may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the

Merger. Any disclosure that the Board of Directors of EWR may be compelled to make with respect to the receipt of an Acquisition Proposal in order to comply with its duties to stockholders of EWR or Rule 14d-9 or 14e-2 will not constitute a violation of this Section 4.1 provided that such disclosure states that no action will be taken by the Board of Directors of EWR with respect to the withdrawal of its recommendation of the transactions contemplated hereby or the approval or recommendation of any Acquisition Proposal except in accordance with this Section 4.1. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which a majority of the members of the Board of Directors of EWR determines in good faith to be more favorable to EWR's shareholders from a financial point of view than the Merger and which the Board of Directors of EWR determines is reasonably capable of being consummated.

  4.2 CONDUCT OF EWR's BUSINESS PENDING MERGER. Prior to the Effective Time, except as consented to in writing by EQR or as expressly provided for in this Agreement, EWR shall, and shall cause each of the EWR Subsidiaries to:

    (a) conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore and take all action necessary to continue to qualify as a REIT;

    (b) preserve intact its business organizations and goodwill and use its reasonable efforts to keep available the services of its officers and employees;

    (c) confer on a regular basis with one or more representatives of EQR to report operational matters of materiality and, subject to Section 4.1, any proposals to engage in material transactions;

    (d) promptly notify EQR of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

    (e) promptly deliver to EQR true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

    (f) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

    (g) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided EWR notifies EQR that it is availing itself of such extensions and provided such extensions do not adversely affect EWR's status as a qualified REIT under the Code;

    (h) not make or rescind any express or deemed election relative to Taxes (unless required by law or necessary to preserve EWR's status as a REIT or the status of any EWR Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

    (i) not acquire, enter into any option to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness except for working capital under its revolving line(s) of credit, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, other real estate projects, except in the ordinary course of the multi-family apartment business, which shall include all activities necessary to proceed with the construction of the multi-family residential projects described in the EWR SEC Documents as being under development as well as projects which have been budgeted and previously disclosed in the EWR Capital Budget, in accordance with the agreements in existence on the date of this Agreement and previously furnished to EQR (the "Development Agreements");

    (j) not amend its charter or By-laws, or the articles or certificate of incorporation, bylaws, code of regulations, partnership agreement, operating agreement or joint venture agreement or comparable charter or organization document of any EWR Subsidiary;

    (k) make no change in the number of shares of capital stock, membership interests or units of limited partnership interest issued and outstanding, other than pursuant to (i) the exercise of options disclosed in Schedule
  2.3 to the EWR Disclosure Letter, (ii) the conversion of EWR OP Units pursuant to the EWR Partnership Agreement for EWR Common Shares and (iii) the issuance of EWR Common Shares to Paul Fannin in payment of the bonus to which he is entitled as approved by the Compensation Committee of the Board of Directors of EWR on July 11, 1997;

    (l) grant no options or other right or commitment relating to its shares of capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of capital stock, or any security subordinated to the claim of its general creditors and not amend or waive any rights under any of the EWR Options;

    (m) except as provided in Section 5.10 hereof and in connection with the use of EWR Common Shares to pay the exercise price or tax withholding in connection with equity-based employee benefit plans by the participants therein, not (i) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any EWR Common Shares or EWR OP Units or (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of capital stock, membership interests, or units of partnership interest, except for redemptions of EWR Common Shares required under Section 2(c) of Article V of the charter of EWR in order to preserve the status of EWR as a REIT under the Code;

    (n) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of the EWR Properties, except the sale of EWR Properties which are the subject of binding contracts to sell in existence on the date of this Agreement and disclosed in Schedule 2.18 of the EWR Disclosure Schedule;

    (o) not sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal property or intangible property, except sales of equipment which are not material, individually or in the aggregate, and which are made in the ordinary course of business;

    (p) not make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to EWR Subsidiaries in existence on the date hereof;

    (q) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to EQR or incurred in the ordinary course of business consistent with past practice;

    (r) not enter into any commitment, contractual obligation, capital expenditure or transaction (each, a "Commitment") for the purchase of any real estate or which may result in total payments or liability by or to it in excess of $500,000 or aggregate Commitments in excess of $1,000,000 except (i) purchases of real estate necessary to complete a like kind exchange pursuant to Section 1031 of the Code, provided such purchase has been previously approved by EQR, such approval not to be unreasonably withheld or delayed and (ii) capital expenditures disclosed in the EWR Capital Budget;

    (s) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

    (t) not enter into any Commitment with any officer, director, consultant or Affiliate of EWR or any of the EWR Subsidiaries;

    (u) not increase any compensation or enter into or amend any employment agreement with any of its officers, directors or employees earning more than $50,000 per annum, other than waivers by employees of benefits under such agreements;

    (v) not adopt any new employee benefit plan or amend any existing plans or rights, except for changes which are required by law and changes which are not more favorable to participants than provisions presently in effect;

    (w) not settle any shareholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

    (x) not change the ownership of any of its Subsidiaries, except changes which arise as a result of the conversion of EWR OP Units into EWR Common Shares; and

    (y) not accept a promissory note in payment of the exercise price payable under any option to purchase EWR Common Shares.

For purposes of this Section 4.2 only, any contract, transaction or other event shall be deemed to be material if it would result or is expected to result in a net impact on EWR's consolidated income statement in excess of $500,000, or on EWR's consolidated balance sheet in excess of $1,000,000.

  4.3 CONDUCT OF EQR's BUSINESS PENDING MERGER. Prior to the Effective Time, except as (i) contemplated by this Agreement, or (ii) consented to in writing by EWR, EQR shall, and shall cause each of the EQR Subsidiaries to:

    (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

    (b) confer on a regular basis with one or more representatives of EWR to report operational matters of materiality which would have an EQR Material Adverse Effect;

    (c) promptly notify EWR of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

    (d) promptly deliver to EWR true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

    (e) maintain its books and records in accordance with GAAP consistently applied; and

    (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities.

For purposes of this Section 4.3 only, an emergency, change, complaint, investigation or hearing shall be deemed material if it would reasonably be expected to have an EQR Material Adverse Effect.

  4.4 COMPLIANCE WITH THE SECURITIES ACT. Prior to the Effective Time, EWR shall cause to be prepared and delivered to EQR a list (reasonably satisfactory to counsel for EQR) identifying all persons who, at the time of the EWR and EQR Shareholders Meetings, may be deemed to be "affiliates" of the EWR as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). EWR shall use its best efforts to cause each person who is identified as an Affiliate in such list to deliver to EQR on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any EQR Common Shares issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with paragraph (d) of Rule
145. EQR shall be entitled to place legends as specified in such written agreements on the certificates representing any EQR Common Shares to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the EQR Common Shares, consistent with the terms of such agreements.

  4.5 FILING OF CERTAIN REPORTS. The Surviving Trust shall file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Affiliate of EWR or EQR may reasonably request, all to the extent required from time to time to enable such Affiliate to sell shares of beneficial interest of the Surviving Trust received by such Affiliate in the Merger without registration under the Securities Act pursuant to (i) Rule 145(d)(1) under the Securities Act, as such rule may be amended from to time, or (ii) any successor rule or regulation hereafter adopted by the SEC.

  4.6 OTHER ACTIONS. Each of EWR on the one hand and EQR on the other hand shall not, and shall use commercially reasonable efforts to cause their Subsidiaries not to take, any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.1, any of the conditions to the Merger set forth in
Article 6 not being satisfied.

                                   ARTICLE 5

                             Additional Covenants

  5.1 PREPARATION OF THE REGISTRTION STATEMENT AND THE PROXY STATEMENT; EWR SHAREHOLDERS MEETING AND EQR SHAREHOLDERS MEETING.

  (a) The parties shall cooperate and promptly prepare and EQR shall file with the SEC as soon as practicable a Registration Statement on Form S-4 under the Securities Act (the "Corporate Registration Statement") covering the EQR Common Shares issuable in the Merger, a portion of which registration statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of EQR and EWR in connection with the Merger (the "Proxy Statement"). The parties shall cooperate and promptly prepare and ERP Operating Partnership shall file with the SEC as soon as practicable after the date of this Agreement, a registration statement on Form S-4 ("Partnership Registration Statement") under the Securities Act covering:

    (i) ERP OP Units issuable to EWR Unit Holders upon the contribution of EWR OP Units to ERP Operating Partnership pursuant to the Unit Contribution Agreements;

    (ii) ERP OP Units which may be issued to EWR Partnership pursuant to the Asset Contribution and the distribution of such ERP OP Units to the Partners of EWR Operating Partnership (other than the ERP OP Units issued to EQR) in complete liquidation of their partnership interests; and

    (iii) A portion of the Partnership Registration Statement shall also constitute a Consent Solicitation Statement of EWR Partnership of solicitation of consents to the matters described in the definition of EWR Partner Approval (the "Consent Solicitation Statement"). The Corporate Registration Statement and the Partnership Registration Statement are referred to collectively as the "Registration Statements."

EQR shall use its best efforts to maintain the effectiveness of the Partnership Registration Statement during the period EWR OP Units can be exchanged for ERP OP Units. To the extent practicable, the parties shall utilize one document for transmittal to their respective shareholders and for transmittal to the partners of EWR Partnership to meet applicable legal requirements. EQR shall use its reasonable best efforts, and EWR shall cooperate with EQR, to (i) respond to any comments of the SEC and (ii) have the Registration Statements declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statements effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of EWR and EQR will use its reasonable best efforts to cause the Proxy Statement to be mailed to EWR's shareholders and EQR's shareholders, respectively, as promptly as practicable after the Corporate Registration Statement is declared effective under the Securities Act. EWR will use its reasonable best efforts to cause the Consent Solicitation Statement to be mailed to the EWR Unit Holders as promptly as practicable after the Partnership Registration Statement is declared effective under the Securities Act. Each party agrees to date its Proxy Statement as of the same date, which shall be the approximate date of mailing to the shareholders of the respective parties. EQR will notify EWR promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statements, the Proxy Statement or the Consent Solicitation Statement or for additional information and will supply EWR with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statements, the Proxy Statement or the Consent Solicitation Statement. The Registration Statements, the Proxy Statement and the Consent Solicitation Statement shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statements, the Proxy Statement or the Consent Solicitation Statement, EQR or EWR, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of EQR, the shareholders of EWR or the EWR Unit Holders such amendment or supplement to the Proxy Statement or the Consent Solicitation Statement. EQR shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of beneficial interest of the Surviving Trust pursuant to the Merger and the ERP OP Units pursuant to the Unit Contribution Agreement or as contemplated by the Asset Contribution, and EWR shall furnish all information concerning EWR, EWR Partnership, the holders of the EWR Common Shares and rights to acquire such shares and the EWR Unit Holders as may be reasonably requested in connection with any such action.

  (b) EQR will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of EQR), duly call, give notice of, convene and hold a meeting of its shareholders (the "EQR Shareholders Meeting") for the purpose of obtaining the EQR Shareholder Approvals. EQR will, through its Board of Trustees, recommend to its shareholders approval of this Agreement, the Merger, and the transactions contemplated by this Agreement.

  (c) EWR will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of EWR), duly call, give notice of, convene and hold a meeting of its shareholders (the "EWR Shareholders Meeting") for the purpose of obtaining EWR Shareholder Approvals. EWR will, through its Board of Directors, recommend to its shareholders approval of this Agreement, the Merger and the transactions contemplated by this Agreement; provided, that prior to the EWR Shareholders Meeting, such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a proposal constituting a Superior Acquisition Proposal, the Board of Directors of EWR determines in good faith that such withdrawal, modification or amendment is appropriate.

  (d) EQR and EWR shall use their best efforts to hold their respective shareholder meetings on the same day, which day, subject to the provisions of Sections 5.1(b) and 5.1(c), shall be a day not later than 45 days after the date the Proxy Statement is mailed.

  (e) If on the date for the EQR Shareholders Meeting and EWR Shareholders Meeting established pursuant to Section 5.1(d) of this Agreement, either EQR or EWR has not received duly executed proxies for a sufficient number of votes to approve the Merger (but less than a majority of the outstanding EWR Common Shares or EQR Common Shares, as the case may be, have voted against the Merger), then both parties shall recommend the adjournment of their respective shareholders meetings until the first to occur of (i) the date ten (10) days after the originally scheduled date of the shareholders meetings or (ii) the date on which duly executed proxies for the requisite number of votes approving the Merger have been obtained or proxies have been received representing more than a majority of its outstanding common shares of beneficial interest or more than a majority of its outstanding common stock which voted against the Merger.

  (f) EWR will present for approval by the limited partners of EWR Partnership each of the matters described in the definition of EWR Partner Approvals, at a meeting of the limited partners of EWR Partnership or through requests for written consent. Approval will be solicited through the use of the Consent Solicitation Statement. EWR hereby agrees to vote in favor of such matters and to recommend to the EWR Unit Holders that they approve such matters. If such approval is sought through a meeting, EWR shall use its best efforts to hold such partners' meeting on the same day as the EWR Shareholders Meeting.

  5.2 ACCESS TO INFORMATION: CONFIDENTIALITY. Subject to the requirements of confidentiality agreements with third parties, each of EWR and EQR shall, and shall cause each of its Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of EWR and EQR shall, and shall cause each of its Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of EWR and EQR, shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement dated as of July 22, 1997 between EWR and EQR (the "Confidentiality Agreement").

  5.3 BEST EFFORTS; NOTIFICATION.

  (a) Subject to the terms and conditions herein provided, EWR and EQR shall:
(i) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and
(B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use all reasonable best efforts (other than the payment of money) to obtain in writing any consents required from third parties to effectuate the Merger, including consents required in connection with the EWR Debt (as defined in Section 5.18 below), such consents to be in form reasonably satisfactory to EWR and EQR; and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, EWR and EQR shall take all such necessary action.

  (b) EWR shall give prompt notice to EQR, and EQR shall give prompt notice to EWR, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

  5.4 TAX TREATMENT. Each of EQR and EWR shall use its reasonable best efforts before and after the Effective Time to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(f). The EQR Partnership will use the "traditional method" under Treasury Regulations
Section 1.704-3(b) for purposes of making allocations under Section 704(c) of the Code with respect to the properties of or interests in the EWR Partnership as of the Effective Time.

  5.5 PUBLIC ANNOUNCEMENTS. EQR and EWR will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

  5.6 LISTING. EQR shall use all reasonable efforts to cause the EQR Common Shares to be issued in the Merger and the EQR Common Shares to be reserved for issuance to EWR Holders upon exchange for ERP OP Units issued pursuant to the Unit Contribution Agreements and the Asset Contribution to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

  5.7 TRANSFER AND GAINS TAXES. EQR and EWR shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Effective Time, EQR shall, or shall cause ERP Operating Partnership, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of beneficial interests in the Surviving Trust, all Transfer and Gains Taxes.

  5.8 BENEFIT PLANS AND OTHER EMPLOYEE ARRANGEMENTS.

  (a) BENEFIT PLANS. After the Effective Time, all employees of EWR who are employed by the Surviving Trust shall, at the option of the Surviving Trust, either continue to be eligible to participate in an "employee benefit plan", as defined in Section 3(3) of ERISA, of EWR which is, at the option of the Surviving Trust, continued by the Surviving Trust, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of the Surviving Trust who were formerly employees of EQR in any "employee benefit plan," as defined in Section 3(3) of ERISA, sponsored or maintained by the Surviving Trust after the Effective Time. With respect to each such employee benefit plan, service with EWR or any EWR Subsidiary (as applicable) shall be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits.

  (b) SHARE INCENTIVE PLANS. The share incentive plans of EWR shall be discontinued as specifically set forth in the Articles of Merger.

  (c) AGREEMENT OF OPTIONEES. Prior to the Closing, EWR shall use its best efforts to obtain the written agreement of each optionee holding an option to purchase EWR Common Shares described in Schedule 2.3 to the EWR Disclosure Letter ("Company Options") not to exercise such Company Option prior to the Effective Time and in consideration for such agreement, receive cash in an amount equal to the difference between (i) the Exchange Ratio multiplied by the Closing Price (as hereinafter defined) of a EQR Common Share on the Trading Day (as hereinafter defined) immediately preceding the Closing Date and (ii) the applicable exercise price set forth in such Company Option, multiplied by (iii) the number of EWR Common Shares subject to such Company Option (whether or not vested), such amount to be paid by EWR an instant prior to the Effective Time. All Company Options not so forfeited and which remain outstanding at the Effective Time shall be cancelled by virtue of the Merger and no consideration shall be paid with respect thereto. As used in this Agreement, "Average Closing Price" means the average of the daily closing prices of a EWR Common Share reported in the "New York Stock Exchange Composite Transactions" by The Wall Street Journal (Midwest Edition) during the period of five (5) consecutive Trading Days ending on the Trading Day immediately prior to the Closing Date. As used in this Agreement, "Trading Day" means a day on which the closing price of a EWR Common Share is reported in the "New York Stock Exchange Composite Transactions" by The Wall Street Journal (Midwest Edition).

  (d) WITHHOLDING. EWR shall require each employee who exercises a Company Option or who receives EWR Common Shares pursuant to any existing commitment to pay to EWR in cash or EWR Common Shares an amount sufficient to satisfy in full EWR's obligation to withhold Taxes incurred by reason of such exercise or issuance.

  (e) RETENTION PROGRAM. As of the Effective Time, the Surviving Trust shall adopt a retention program (the "Retention Program") with respect to those employees of EWR and the EWR Subsidiaries set forth in Schedule 5.8 to the EWR Disclosure Letter (the "Schedule 5.8 Employees") by issuing to such Schedule
5.8 Employees a letter substantially in the form previously agreed upon by the parties (the "Retention Program Letter"). The Surviving Trust shall maintain the Retention Program in accordance with the terms thereof. In no event shall EWR adopt or agree to any other severance or retention program in addition to the Retention Program, except as otherwise specifically set forth in this Agreement. Neither the Retention Program nor any other term of this Agreement shall require the Surviving Trust to continue the employment of any employee of EWR after the Effective Time.

  (f) TERMINATION OF EXISTING EMPLOYMENT AGREEMENTS. The Employment Agreements dated as of August 17, 1994, as amended, between EWR Management Corp. and each of Stephen O. Evans and Richard G. Berry shall be terminated as of the Effective Time. Neither Mr. Evans nor Mr. Berry shall be entitled to any of the benefits set forth in Section 7 of such Employment Agreement.

  (g) AMENDMENT TO CHANGE IN CONTROL AGREEMENTS. The Company and each of Paul Fannin, Kevin Burnett and Gail B. Peterson shall have entered into an agreement amending the Change in Control Agreement dated June 18, 1997 between EWR and such individual to (i) provide that all payments thereunder shall be due on January 2 of the year immediately succeeding the year in which termination of employment occurred if such termination occurs during the last two months of a calendar year, (ii) delete Section 3(b)(v) thereof, which provides for the vesting of employer contributions in his or her account pursuant to EWR's 401(k) plan, and to provide for a payment of money in lieu thereof, and (iii) provide that the definition of "Change in Control" set forth in such Change in Control Agreement shall apply only to EWR. The Company and each of Grant Lyon, Edward O'Clair, Donald Couvillion and Tony Pusateri shall have entered into an agreement amending the Change in Control Agreement dated June 18, 1997 between EWR and such individual in the manner described in clauses (ii) and (iii) of the immediately preceding sentence.

  (h) BONUS. EQR shall pay, or shall cause an EQR Subsidiary to pay, the bonuses for 1997 for employees of EWR and the EWR Subsidiaries under the bonus plan of EWR previously described to EQR, on the date such bonus would have been paid by EWR had the Merger not occurred; provided, however, that EQR shall have no obligation to pay such bonus to (i) any person who voluntarily terminated his or her employment with EWR and the EWR Subsidiaries prior to the Effective Time or with EQR and the EQR Subsidiaries after the Effective Time, or (ii) any person who received payments under any of the Change In Control Agreements dated June 18, 1997 with EWR (the "CIC Agreements") of a Pro Rata Bonus (as defined in the CIC Agreements). Such Pro Rata Bonus for any person who is a party to a CIC Agreement and whose employment is terminated during 1997 shall be determined based on the amount of the bonus payable to such person for 1997 under EWR's bonus plan referred to above, rather than the bonus received by such person for 1996.

  5.9 INDEMNIFICATION.

  (a) From and after the Effective Time, the Surviving Trust shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of EWR or any EWR Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by EWR and the EWR Subsidiaries immediately prior to the Effective Time in its charter and Bylaws, as in effect on the date hereof; provided, that such exculpation and indemnification covers actions on or prior to the Effective Time, including, without limitation, all transactions contemplated by this Agreement. In no event shall the Surviving Trust be obligated to provide directors' and officers' liability insurance except that the Surviving Trust shall obtain, at its expense, so-called "tail insurance" providing for the extension of the directors and officers liability insurance maintained by EWR for a period of six years after the Closing Date if available at commercially reasonable rates.

  (b) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of EQR and EWR.

  (c) In the event that the Surviving Trust or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

  5.10 DECLARATION OF DIVIDENDS AND DISTRIBUTIONS. From and after the date of this Agreement, EWR shall not make any dividend or distribution to its shareholders without the prior written consent of EQR; provided, however, the written consent of EQR shall not be required for the authorization and payment of quarterly distributions with respect to the EWR Common Shares of up to $0.41 per share for the dividend for the third quarter of 1997 and an amount per share for each quarterly dividend thereafter not to exceed 50% of the dividend on an EQR Common Share for such quarter; provided, however, the record date for each distribution with respect to the EWR Common Shares (other than the dividend for the third quarter of 1997) shall be the same date as the record date for the quarterly distribution for the EQR Common Shares as provided to EWR by notice not less than twenty (20) business days prior to the record date for any quarterly EQR distribution. From and after the date of this Agreement, EWR Partnership shall not make any distribution to the holders of EWR OP Units except a distribution per EWR OP Unit in the same amount as a dividend per EWR Common Share permitted pursuant to this Section, with the same record and payment dates as such dividend on the EWR Common Shares. The foregoing restrictions shall not apply, however, to the extent necessary for EWR to maintain REIT status.

  5.11 EMPLOYMENT AND CONSULTING AGREEMENTS. Concurrently with the execution and delivery of this Agreement, Equity Residential Properties Management Limited Partnership shall enter into an employment agreement with Richard G. Berry ("Employment Agreement") and a Consulting Agreement with Stephen O. Evans ("Consulting

Agreement"), each of which shall become effective as of the Effective Time. Such Employment Agreement and Consulting Agreement shall provide that the Change In Control Agreements dated June 18, 1997 between each such employee and EWR shall terminate as of the Effective Time.

  5.12 TRANSFER OF MANAGEMENT COMPANY SHARES. At the Closing and pursuant to the Stock Purchase Agreement, each of Stephen O. Evans and F. Keith Withycombe shall transfer to such person or persons as EQR shall designate by written notice delivered to them prior to the Closing, all of the shares of Management Corp. owned by them, constituting all the outstanding shares of the Management Corp. which are not owned by EWR or a wholly-owned subsidiary of EWR, for an aggregate consideration of $10,000.

  5.13 NOTICES. EQR shall provide such notice to its preferred shareholders of the Merger as is required under Maryland law.

  5.14 OPTIONS. After the Effective Time, EQR may grant options to certain employees of EWR and its Subsidiaries who continue to be employed by EQR after the Closing Date in accordance with EQR's standard policies and procedures.

  5.15 RESIGNATIONS. On the Closing Date, EWR shall cause the directors and officers of each of the EWR Subsidiaries to submit their resignations from such positions, effective as of the Effective Time.

  5.16 THIRD PARTY MANAGEMENT AGREEMENTS AND OUTSIDE PROPERTY MANAGEMENT AGREEMENTS. EWR will not, and will not permit any of its Subsidiaries to, amend the Third Party Management Agreements or Outside Property Management Agreements. EWR will not, and will not permit any of its Subsidiaries to, renew the Third Party Management Agreements except on terms which permit its cancellation by EWR or the applicable EWR Subsidiary on thirty days' notice or less without any charge, penalty or other cost for such cancellation. EWR will not, and will not permit any of its Subsidiaries to, renew any Outside Property Management Agreement except on terms which are the same as the existing Outside Property Management Agreement or more favorable to EWR or the applicable EWR Subsidiary than the existing Outside Property Management Agreement.

  5.17 INTENTIONALLY OMITTED.

  5.18. RESTRICTIONS ON RESALE OF CERTAIN EWR PROPERTIES. EQR agrees that neither it nor any of the EQR Subsidiaries will sell, transfer or otherwise dispose of any of the EWR Properties described on Schedule 5.18 of the EWR Disclosure Letter (or any property acquired in a like-kind exchange under Section 1031 or 1033 of the Code in replacement thereof) in a transaction resulting in the recognition of gain for federal income tax purposes on or before January 1, 2003, unless and until the first to occur of (a) the date on which an aggregate of at least 50% of the Applicable Units (as hereinafter defined) have been transferred in Taxable Transactions (as hereinafter defined) or (b) the date on which an amendment to the Code is enacted which eliminates tax-free transfers, exchanges, conveyances or other dispositions of real property under Section 1031 or 1033 of the Code. As used herein, a "Taxable Transaction" shall mean (i) a sale, transfer or other disposition of Applicable Units unless the holder of such Applicable Units presents evidence reasonably satisfactory to EQR or ERP Operating Partnership that such holder will not incur any income tax as a result of such transfer or (ii) the death of the holder of Applicable Units; provided, however, that once an Applicable Unit has been the subject of a Taxable Transaction, any subsequent transfers of such Applicable Unit or the death of any subsequent holder thereof shall not be considered in determining whether 50% or more of the Applicable Units have been transferred in Taxable Transactions. As used herein, "Applicable Units" mean the ERP OP Units issued pursuant to the Unit Contribution Agreements, the ERP OP Units issued to the EWR Unit Holders in liquidation of EWR Partnership and any ERP OP Units issued upon any subsequent transfer of such ERP OP Units (regardless of the number of transfers). EQR further covenants that it will not voluntarily prepay (y) the securitized debt arising under the Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing dated as of August 17, 1994 with EWR Finance Partnership L.P. or (z) the fixed rate loan from Northwestern Mutual Life Insurance Company to EWR Partnership (each a "EWR Debt") until the date the EWR Debt in question can be prepaid without penalty or premium.

                                   ARTICLE 6

                                  Conditions

  6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) SHAREHOLDER AND PARTNER APPROVALS. This Agreement, the Merger and the transactions contemplated by this Agreement shall have been approved and adopted by the Shareholder Approvals and the Partner Approvals shall have been obtained.

    (b) LISTING OF SHARES. The NYSE shall have approved for listing the shares of beneficial interest of the Surviving Trust to be issued in the Merger or in exchange for ERP OP Units issued pursuant to the Unit Contribution Agreements, subject to official notice of issuance.

    (c) REGISTRATION STATEMENTS. The Registration Statements shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

    (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

    (e) BLUE SKY LAWS. The Surviving Trust shall have received all state securities or "blue sky" permits and other authorizations necessary to issue shares of beneficial interest to the shareholders of EWR.

    (f) OPINION OF MARYLAND COUNSEL. EQR and EWR shall have received the opinion of Ballard Spahr Andrews & Ingersoll, which is acting at the request and with the consent of both parties as Maryland counsel, to the effect that this Agreement and the Articles of Merger are enforceable under Maryland law, that all requisite approvals of the Merger by the shareholders of EQR and EWR has been obtained, and as to such other matters as are customary in a transaction such as the Merger.

  6.2 CONDITIONS TO OBLIGATIONS OF EQR. The obligations of EQR to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by EQR:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of EWR set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and EQR shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of EWR contained herein are so qualified) signed on behalf of EWR by the chief executive officer or the chief financial officer of EWR, in such capacity, to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF EWR. EWR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and EQR shall have received a certificate signed on behalf of EWR by the chief executive officer or the chief financial officer of EWR, in such capacity, to such effect.

    (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no EWR Material Adverse Change and EQR shall have received a certificate of the chief executive officer or chief financial officer of EWR, in such capacity, certifying to such effect.

    (d) TAX OPINIONS RELATING TO REIT STATUS OF EWR AND PARTNERSHIP STATUS OF EWR PARTNERSHIP. EQR shall have received an opinion of counsel to EWR, reasonably satisfactory to EQR, that, commencing with its taxable year ended December 31, 1994, (i) EWR was organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and (ii) EWR Operating Partnership has been during and since 1994, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

    (e) TAX OPINION RELATING TO MERGER. EQR shall have received an opinion dated the Closing Date from counsel to EQR, based upon certificates and letters, which letters and certificates are in the form agreed upon by the parties and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

    (f) OPINION OF COUNSEL. EQR shall have received an opinion from Gibson, Dunn & Crutcher LLP or other counsel to EWR reasonably satisfactory to EQR dated the Closing Date in form and substance reasonably satisfactory to EQR addressing the matters set forth in Exhibit "B" hereto.

    (g) CONSENTS. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EQR Material Adverse Effect or a EWR Material Adverse Effect.

    (h) EMPLOYMENT AND CONSULTING AGREEMENTS. The Employment Agreement and Consulting Agreement shall remain in full force and effect (except due to the employee's or consultant's death), and neither Mr. Berry nor Mr. Evans shall have breached any of his obligations under his Employment Agreement or Consulting Agreement, as applicable.

    (i) SHARES OF MANAGEMENT CORP. The voting shares of Management Corp. shall have been transferred to EQR's designees in accordance with the Management Corp. Stock Purchase Agreement.

    (j) VOTING AGREEMENTS. Each of the Voting Agreements shall remain in full force and effect and the individuals and entities party thereto shall not have breached any of their obligations thereunder.

    (k) CHANGE IN CONTROL AGREEMENTS. The Change in Control Agreements dated June 18, 1997 between EWR and each of the employees named in Section 5.8 (other than Messrs. Lyon, O'Clair and Pusateri) shall have been amended as provided in Section 5.8.

    (l) AFFILIATES LETTER. Each of the Affiliates shall have delivered to EQR the written agreement contemplated by Section 4.4.

  6.3 CONDITIONS TO OBLIGATIONS OF EWR. The obligation of EWR to effect the Merger and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by EWR:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of EQR set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and EWR shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of EQR contained herein are so qualified) signed on behalf of EQR by the chief executive officer and the chief financial officer of such party, in such capacity, to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF EQR. EQR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and EWR shall have received a certificate of EQR signed on behalf of EQR by the chief executive officer or the chief financial officer of EQR, in such capacity, to such effect.

    (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no EQR Material Adverse Change and EWR shall have received a certificate of the chief executive officer or chief financial officer of EQR, in such capacity, certifying to such effect.

    (d) TAX OPINIONS RELATING TO REIT STATUS OF EQR AND PARTNERSHIP STATUS OF ERP OPERATING PARTNERSHIP. EWR shall have received an opinion of counsel to EQR, reasonably satisfactory to EWR, that, commencing with its taxable year ended December 31, 1993, (i) EQR was organized and has operated in conformity with the requirements for qualification as a REIT under the Codes and (ii) ERP Operating Partnership has been during and since 1993, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

    (e) TAX OPINION RELATING TO MERGER. EWR shall have received an opinion dated the Closing Date from counsel to EWR, based upon certificates and letters, which letters and certificates are in the form agreed upon by the parties and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

    (f) OPINION OF COUNSEL. EWR shall have received an opinion from Rudnick & Wolfe or other counsel to EQR reasonably satisfactory to EWR dated the Closing Date in form and substance reasonably satisfactory to EWR addressing the matters set forth in Exhibit "C" hereto dated the Closing Date.

    (g) CONSENTS. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an EQR Material Adverse Effect or a EWR Material Adverse Effect.

                                   ARTICLE 7

                       Termination, Amendment and Waiver

  7.1 TERMINATION. This Agreement may be terminated at any time prior to the filing of the Articles of Merger with the Department, whether before or after either of the Shareholder Approvals are obtained:

    (a) by mutual written consent duly authorized by the Board of Trustees of EQR and the Board of Directors of EWR;

    (b) by EQR, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of EWR set forth in this Agreement, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by February 15, 1998 (or as otherwise extended);

    (c) by EWR, upon a breach of any representation, warranty, covenant obligation or agreement on the part of EQR set forth in this Agreement, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by February 15, 1998 (or as otherwise extended);

    (d) by either EQR or EWR, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

    (e) by either EQR or EWR, if the Merger shall not have been consummated before February 15, 1998; provided, that a party may not terminate pursuant to this clause (e) if the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this clause;

    (f) by either EQR or EWR if, upon a vote at a duly held EWR Shareholders Meeting or any adjournment thereof, EWR Shareholder Approvals shall not have been obtained by Section 5.1 or if the Partner Approvals shall not have been obtained as contemplated by the date of the vote at the EWR Shareholders Meeting;

    (g) by either EQR or EWR if, upon a vote at a duly held EQR Shareholders Meeting or any adjournment thereof, the EQR Shareholder Approvals shall not have been obtained as contemplated by Section 5.1;

    (h) by EWR, if prior to the EWR Shareholders Meeting, the Board of Directors of EWR shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal;

    (i) by EQR if (i) prior to the EWR Shareholders Meeting, the Board of Directors of EWR shall have withdrawn or modified in any manner adverse to EQR its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, or (ii) EWR shall have entered into a definitive agreement with respect to any Acquisition Proposal; and

    (j) by EQR if Stephen O. Evans terminates his Consulting Agreement (other than by reason of his death) or Richard G. Berry terminates his Employment Agreement (other than by reason of his death) or if any of Stephen O. Evans, F. Keith Withycombe, EW Investments Limited Partnership or The Evans Family Limited Liability Company shall default in the performance of his obligations under the Voting Agreement.

  7.2 CERTAIN FEES AND EXPENSES. If this Agreement shall be terminated (i) pursuant to Section 7.1(h) or 7.1(i), then EWR will pay EQR (provided EWR was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) a fee equal to the Break-Up Fee (as defined below),
(ii) pursuant to Section 7.1(b) or 7.1(f), then EWR will pay EQR (provided EWR was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) an amount equal to the Break-Up Expenses (as defined below). If this Agreement shall be terminated pursuant to Section 7.1(c) or 7.1(g), then EQR will pay EWR (provided EQR was not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination) an amount equal to the Break-Up Expenses. If the Merger is not consummated (other than due to the termination of this Agreement pursuant to Section 7.1(a) or 7.1(g) or EQR's failure to perform its obligations under this Agreement in such a manner so as to entitle EWR to terminate this Agreement pursuant to
Section 7.1(c)) and at the time of the termination of this Agreement an Acquisition Proposal has been received by EWR, and either prior to the termination of this Agreement or within twelve (12) months thereafter EWR or any EWR Subsidiary enters into any written Acquisition Proposal which is subsequently consummated (whether or not such Acquisition Proposal is the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then EWR shall pay the Break-Up Fee to EQR. The payment of the Break Up Fee shall be compensation and liquidated damages for the loss suffered by EQR as a result of the failure of the Merger to be consummated and to avoid the difficulty of determining damages under the circumstances and neither party shall have any other liability to the other after the payment of the Break-Up Fee. The Break-Up Fee shall be paid by EWR to EQR, or the Break-Up Expenses shall be paid by EWR to EQR or EQR to EWR (as applicable), in immediately available funds within fifteen (15) days after the date the event giving rise to the obligation to make such payment occurred. As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of (i) $14,000,000 plus Break-Up Expenses (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to EQR without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to EQR, and (B) in the event EQR receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that EQR has received a ruling from the IRS holding that EQR's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by

EQR of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. EWR's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that EQR is not able to receive the full Base Amount, EWR shall place the unpaid amount in escrow and shall not release any portion thereof to EQR unless and until EWR receives either one or combination of the following: (i) a letter from EQR's independent accountants indicating the maximum amount that can be paid at that time to EQR without causing EQR to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in either of which events EWR shall pay to EQR the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. The "Break-Up Expenses" payable to EQR or EWR, as the case may be (the "Recipient"), shall be an amount equal to the lesser of
(i) $2,500,000, (ii) the Recipient's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) and (iii) the sum of (A) the maximum amount that can be paid to the Recipient without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Recipient, and (B) in the event the Recipient receives a Break Up Fee Tax Opinion indicating that the Recipient has received a ruling from the IRS holding that the Recipient's receipt of the Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by the Recipient of the remaining balance of the Break-Up Expenses following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Break-Up Expenses less the amount payable under clause (A) above. The obligation of EQR or EWR, as applicable ("Payor"), to pay any unpaid portion of the Break Up Expenses shall terminate three years from the date of this Agreement. In the event that the Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives any one or combination of the following: (i) a letter from the Recipient's independent accountants indicating the maximum amount that can be paid at that time to the Recipient without causing the Recipient to fail to meet the REIT Requirements or (ii) a Break-Up Expense Tax Opinion, in either of which events the Payor shall pay to the Recipient the lesser of the unpaid Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above.

  7.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either EWR or EQR as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of EQR, or EWR, other than the last sentence of Section 5.2, Section 7.2, this Section 7.3 and Article 8; provided that (a) if this Agreement is terminated by EQR pursuant to Section 7.1(b), EWR shall not be entitled to any of the benefits of Section 7.2, or (b) if this Agreement is terminated by EWR pursuant to Section 7.1(c), EQR shall not be entitled to any of the benefits of Section 7.2.

  7.4 AMENDMENT. This Agreement may be amended by the parties in writing by action of their respective Board of Trustees or Board of Directors at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Articles of Merger with the Department; provided, however, that, after the Shareholder Approvals are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of shareholders without obtaining such further approval. The parties agree to amend this Agreement in the manner provided in the immediately preceding sentence to the extent required to (a) continue the status of the parties as REITs or (b) preserve the Merger as a tax-free reorganization under Section 368 of the Code.

  7.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE 8

                              General Provisions

  8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations and warranties in this Agreement shall survive the Effective Time. This Section
8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

  8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

    (a) if to EQR, to:

      Equity Residential Properties Trust
      Two North Riverside Plaza, Suite 400
      Chicago, Illinois 60606
      Attention: President
      Fax No. (312) 207-5243

      with a copy to:

      Equity Residential Properties Trust
      Two North Riverside Plaza, Suite 400
      Chicago, Illinois 60606
      Attention: Bruce C. Strohm, Esq.
      Fax No. (312) 454-0039

      and:

      Rudnick & Wolfe
      203 N. LaSalle St., Suite 1800
      Chicago, Illinois 60601
      Attention: Errol R. Halperin, Esq.
      Fax No. (312) 236-7516

    (b) if to EWR, to:

      Evans Withycombe Residential, Inc.
      6991 East Camelback Road, Suite A200
      Scottsdale, Arizona 85251
      Attention: President
      Fax: (602) 941-4266

      with a copy to:

      Gibson, Dunn & Crutcher LLP
      333 South Grand Avenue
      Los Angeles, California 90071
      Attention: Kenneth M. Doran, Esq.
      Fax No. (213) 229-6537

All notices shall be deemed given only when actually received.

  8.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

  8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

  8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the EWR Disclosure Letter, the EQR Disclosure Letter, the Confidentiality Agreement and the other agreements entered into in connection with the Merger (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except as provided in Section 5.8 (with respect to the Schedule 5.8 Employees who do not receive Retention Program Letters), Section 5.9 and Section 5.18 (with respect to the partners of EWR Partnership) ("Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the directors of EWR who had been members of the Board of Directors of EWR prior to the Effective Time.

  8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

  8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

  8.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Chicago, Illinois, or Phoenix, Arizona, or in any state court located in Illinois or California, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Chicago, Illinois, or Phoenix, Arizona or any state court located in Chicago, Illinois or Phoenix, Arizona in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

  8.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

  8.10 NON-RECOURSE. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of EWR or any officer, director, employee, agent or representative of any party hereto. This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of EQR by the undersigned in his capacity as a trustee or officer of EQR, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of EQR dated as of August 10, 1993, as amended and restated, and not individually, and neither the trustees, officers nor shareholders of EQR shall be personally bound or have any personal liability hereunder. EWR shall look solely to the assets of EQR for satisfaction of any liability of EQR with respect to this Agreement and any other agreements to which it is a party. EWR will not seek recourse or commence any action against any of the shareholders of EQR or any of their personal assets, and will not commence any action for money judgments against any of the trustees or officers of EQR or seek recourse against any of their personal assets, for the performance or payment of any obligation of EQR hereunder or thereunder.

  IN WITNESS WHEREOF, EQR and EWR have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                      EQUITY RESIDENTIAL PROPERTIES TRUST, a
                                      Maryland real estate investment trust

                                        /s/ Bruce C. Strohm
                                      By: _____________________________________
                                      Name: Bruce C. Strohm
                                      Title:
                                            Executive Vice President

                                      EVANS WITHYCOMBE RESIDENTIAL, INC., a
                                      Maryland corporation

                                        /s/ Stephen O. Evans
                                      By: _____________________________________
                                      Name: Stephen O. Evans
                                      Title:
                                            Chairman & Chief Executive Officer

                                  APPENDIX B

                      EQUITY RESIDENTIAL PROPERTIES TRUST
                      EVANS WITHYCOMBE RESIDENTIAL, INC.

                              ARTICLES OF MERGER

  EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust ("EQR"), and EVANS WITHYCOMBE RESIDENTIAL, INC., a Maryland corporation ("EWR"), certify to the State Department of Assessments and Taxation of
Maryland:

  1. The Merger. EQR and EWR agree to merge in the manner hereinafter set forth. Subject to the acceptance for record of these Articles of Merger ("Articles") by the State Department of Assessments and Taxation of Maryland (the "Department"), EWR shall be merged with and into EQR in accordance with Sections 3-114 and 8-501.1 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland Code"), and the separate existence of EWR shall thereupon cease (the "Merger").

  2. Formation. EQR and EWR are formed under Titles 8 and 2 of the Maryland Code, respectively.

  3. Principal Offices. The principal office of each of EQR and EWR in the State of Maryland is located in Baltimore City.

  4. Ownership of Land Interests. EWR owns no interests in land located within the State of Maryland.

  5. Declaration of Trust. The Second Amended and Restated Declaration of Trust of EQR (the "Declaration"), as amended and restated and as in effect immediately prior to the Effective Time, shall continue in full force and effect until duly amended in accordance with its terms and applicable law.

  6. Effective Time. The Merger shall be effective at the time the Department accepts these Articles for record (the "Effective Time"). The date on which the Effective Time occurs is herein referred to as the "Effective Date."

  7. Effects. The Merger shall have the effects specified in Sections 3-114 and 8-501.1(n) of the Maryland Code. At the Effective Time all the properties, rights, privileges, powers and franchises of EWR shall vest in EQR and all debts, liabilities and duties of EWR shall become the debts, liabilities and duties of EQR. If at any time EQR shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm in EQR the title to any property or rights of EQR or EWR or otherwise to carry out the provisions hereof, the persons who are the proper officers, trustees and directors of EQR or EWR immediately prior to the Effective Time (or their successors in office) shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper, to vest, perfect or confirm title to such property or rights in EQR and otherwise to carry out the provisions hereof. EQR shall continue to be governed by the laws of the State of Maryland.

  8. Approval of Merger. The terms and conditions of the Merger were duly advised, authorized and approved by EQR in the manner and by the vote required by the laws of the State of Maryland and the Amended and Restated Declaration of Trust of EQR as follows:

    (a) The Board of Trustees of EQR, at a meeting duly called and held, adopted a resolution declaring that the terms and conditions of the Merger described herein were advisable and directing that the proposed transaction be submitted for consideration by the shareholders of EQR.

    (b) The shareholders of EQR entitled to vote on the proposed merger, at a meeting duly called and held, adopted a resolution approving the Merger.

  The terms and conditions of the Merger were duly advised, authorized and approved by EWR in the manner and by the vote required by the laws of the State of Maryland and the charter of EWR as follows:

    (a) The Board of Directors of EWR, at a meeting duly called and held, adopted a resolution declaring that the terms and conditions of the Merger described herein were advisable and directing that the proposed transaction be submitted for consideration by the shareholders of EWR.

    (b) The shareholders of EWR entitled to vote on the proposed merger, at a meeting duly called and held, adopted a resolution approving the Merger.

  The shareholders of EWR shall not be entitled to any appraisal rights in connection with the Merger.

  9. Trustees. As of the Effective Time, the trustees of EQR and their terms of office shall be as set forth on Exhibit "A" attached hereto. If any of the individuals named in Exhibit "A" are unable to serve as a trustee of EQR at the Effective Time, his successor will be nominated and elected in accordance with the laws of the State of Maryland and the Bylaws of EQR.

  10. Capital.

    (a) EWR's charter as in effect immediately prior to the Effective Time (the "Charter") authorizes the issuance of 100,000,000 shares of common stock, $.01 par value per share ("EWR Common"), and 10,000,000 shares of preferred stock, $.01 par value per share ("EWR Preferred"). The aggregate par value of all the authorized shares of EWR is $1,100,000.

    (b) EQR's Declaration authorizes the issuance of 300,000,000 shares, of which 200,000,000 are common shares, $.01 par value par share ("EQR Common"), and 100,000,000 are preferred shares. EQR has established the following series of preferred shares: (i) 6,900,000 shares of 9 3/8% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share; (ii) 575,000 shares of 9 1/8% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share; (iii) 460,000 shares of 9 1/8% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share; (iv) 805,000 shares of 8.60% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share; (v) 4,600,000 shares of Series E Convertible Preferred Shares of Beneficial Interest, par value $.01 per share; and (vi) 2,300,000 shares of Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share.

  11. Conversion. The manner of converting the shares of EWR shall be as follows:

    (a) Subject to the provisions of Section 11(c) hereof, at the Effective Time, each share of EWR Common outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be converted into 0.5 of a share of EQR Common.

    (b) At the Effective Time, each certificate representing outstanding shares of EWR Common will, without any action on the part of the holder thereof, thereafter represent the right to receive, without interest, the EQR Common as calculated pursuant to Section 11(a) above and cash in lieu of fractional shares of the EQR Common in accordance with Section 11(c), upon the surrender of such EWR certificate.

    (c) Notwithstanding any other provision hereof, no fractional shares of EQR Common shall be issued in connection with the Merger. Instead, each holder of outstanding EWR Common having a fractional interest arising upon the conversion or exchange of such shares in connection with the Merger shall, at the time of surrender of its EWR certificate, be paid an amount in cash equal to the Closing Price (as hereinafter defined) multiplied by the fraction of a share of EQR Common to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other distributions, voting rights or any other shareholder rights in respect of any fractional share. For purposes of this Section 11(c), "Closing Price" shall mean the unweighted average closing price of a share of EQR Common (as reported in the New York Stock Exchange, Inc. Composite Tape) for the five (5) Trading Days immediately preceding the Effective Date, and "Trading Day" shall mean any day on which EQR Common is traded on the New York Stock Exchange and reported on its Composite Tape.

    (d) At the Effective Time, each outstanding option to purchase EWR Common (a "EWR Stock Option" or collectively "EWR Stock Options") shall terminate and shall be of no further force or effect.

    (e) The 1994 Stock Incentive Plan of EWR and the Non-Employee Directors Stock Plan of EWR shall each terminate effective as of the Effective Time.

    (f) Each outstanding share of EWR Common which was subject to any risk of forfeiture immediately prior to the Effective Time shall, by virtue of the Merger, become fully vested immediately prior to the Merger, and shall no longer be subject to any risk of forfeiture.

  12. Exchange of Certificates.

    (a) As of the Effective Time, EQR shall deposit, or shall cause to be deposited, with an exchange agent selected by EQR (the "Exchange Agent"), for the benefit of the holders of certificates representing EWR Common (the "EWR Certificates"), for exchange in accordance with this Section 12, certificates representing the EQR Common (the "EQR Certificates") to be issued pursuant to this Section 12.

    (b) Promptly after the Effective Time, EQR shall cause the Exchange Agent to mail to each holder of record of EWR Common a letter of transmittal which shall specify (i) that delivery shall be effected, and risk of loss and title to EWR Certificates shall pass, only upon delivery of such EWR Certificates to the Exchange Agent, and shall be in such form and have such other provisions as EQR may reasonably specify, and (ii) instructions for use in effecting the surrender of such EWR Certificates in exchange for EQR Certificates and cash in lieu of fractional shares of EQR Common. Upon surrender of a EWR Certificate for cancellation to the Exchange Agent, duly executed and completed in accordance with the instructions thereto, together with such letter of transmittal, the holder of such EWR Certificate shall be entitled to receive in exchange therefor (x) an EQR Certificate representing the number of whole shares of EQR Common and (y) a check representing the amount of cash in lieu of fractional shares of EQR Common, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of Section 12(c) in respect of the EWR Certificate surrendered, after giving effect to any required withholding tax, and the EWR Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares of EQR Common and unpaid dividends and distributions, if any, payable to holders of EWR Certificates. In the event of a transfer of ownership of EWR Common which is not registered in the transfer records of EWR, an EQR Certificate representing the proper number of EQR Common, together with a check for the cash to be paid in lieu of any fractional shares of EQR Common, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to Section 12(c) in respect of the EWR Certificate so surrendered, after giving effect to any required withholding tax, may be issued to such a transferee if the EWR Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. All EWR Certificates so surrendered will be cancelled forthwith. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of EWR Common for any EQR Common or dividends or other distributions thereon, or cash in lieu of any fractional EQR Common, delivered to a public official pursuant to applicable escheat law.

    (c) Notwithstanding any other provisions of these Articles, no dividends or other distributions on EQR Common shall be paid with respect to any EWR Common represented by an EWR Certificate until such EWR Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such EWR Certificate, there shall be paid to the holder of the EQR Certificate issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of EQR Common and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of EQR Common, less the amount of any withholding taxes which may be required thereon.

    (d) At and after the Effective Time, there shall be no transfers on the share transfer books of EWR of the EWR Common which was outstanding immediately prior to the Effective Time. If, after the Effective Time, EWR Certificates are presented to EQR, they shall be cancelled and exchanged for certificates representing EQR Common and cash in lieu of fractional EQR Common, if any, and unpaid dividends and distributions deliverable in respect thereof pursuant to these Articles in accordance with the procedures set forth in this Section 12.

    (e) Any portion of the EQR Certificates made available to the Exchange Agent pursuant to Section 12(a) which remains unclaimed by the holders of EWR Common for one hundred twenty (120) days after the Effective Time shall be delivered to EQR, upon demand of EQR, and any former shareholders of EWR who have not theretofore complied with this Section 12 shall look only to EQR for payment of their shares of EQR Common, cash in lieu of fractional shares and unpaid dividends and distributions on the EQR Common deliverable in respect of each share of EWR Common such shareholder holds as determined pursuant to these Articles, in each case, without any interest thereon.

    (f) None of EWR, EQR, the Exchange Agent or any other person shall be liable to any former holder of EWR Common for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (g) In the event any EWR Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by EQR, the posting by such person of a bond in such reasonable amount as EQR may direct as indemnity against any claim that may be made against it with respect to such EWR Certificate, the Exchange Agent or EQR will issue in exchange for such lost, stolen or destroyed EWR Certificate the EQR Common and cash in lieu of fractional EQR Common, and unpaid dividends and distributions on EQR Common as provided in Section 12(c), deliverable in respect thereof pursuant to these Articles.

  13. Amendment. The parties hereto may amend, modify or supplement these Articles in whole or in part and in such manner as may be agreed upon by them in writing at any time before or after the approval of the Merger by the parties' shareholders as contemplated hereby; provided, however, that after any such shareholder approval, any such amendment will be subject to further approval of such shareholders if such further approval is required under the Declaration or Bylaws of EQR, or the Charter or Bylaws of EWR, as the case may be, or under applicable law.

  14. Waiver. Any term or provision of these Articles (other than any matter which cannot under applicable law be waived) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of these Articles, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of these Articles.

  15. Notice. Any notice or other communication required or permitted under these Articles shall be given, and shall be effective, in accordance with the provisions of the Merger Agreement.

  16. Governing Law. These Articles shall be governed by and construed in accordance with the laws of the State of Maryland.

  17. Counterparts. These Articles may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

  18. Abandonment. The Merger may be abandoned before the Effective Time by majority vote of the entire board of trustees of EQR and board of directors of EWR.

  IN WITNESS WHEREOF, these Articles have been signed on this      day of
     , 1997 by the                         of EQR and the
                       of EWR, and each of the undersigned acknowledges these Articles to be the act of the entity on whose behalf he or she has signed, and as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that to the best of his or her knowledge, information, and belief, the matters and facts are true in all material respects and such statement is made under the penalties for perjury.

Equity Residential Properties
 Trust

                                         Evans Withycombe Residential, Inc.

By: __________________________________

                                         By: __________________________________

 Its: ________________________________

                                          Its: ________________________________

Attest: ______________________________   Attest: ______________________________

                                   EXHIBIT A

                          TRUSTEES OF SURVIVING TRUST

                                                                          TERM
TRUSTEE                                                                  EXPIRES
-------                                                                  -------
Samuel Zell.............................................................  1999
Douglas Crocker II......................................................  1998
Sheli Z. Rosenberg......................................................  1998
Gerald A. Spector.......................................................  1998
James D. Harper, Jr.....................................................  1998
Errol R. Halperin.......................................................  1999
Barry S. Sternlicht.....................................................  2000
John W. Alexander.......................................................  1999
B. Joseph White.........................................................  2000
Henry H. Goldberg.......................................................  1999
Jeffrey M. Lynford......................................................  2000
Edward Lowenthal........................................................  2000
Stephen O. Evans........................................................  2000

                                   APPENDIX C
                                                                        JPMORGAN

J.P. Morgan Securities Inc.
                 August 27, 1997


60 Wall Street   The Board of Trustees
New York NY      Equity Residential Properties Trust
10260-0060       Two North Riverside Plaza
                 Chicago, Illinois 60606

                 Attention: Mr. Douglas Crocker II
                        President, Chief Executive Officer

                 Ladies and Gentlemen:

                 You have requested our opinion as to the fairness, from a financial point of view, to Equity Residential Properties Trust (together with its subsidiaries and affiliates, the "Company") of the consideration proposed to be paid by the Company in connection with the proposed merger (the "Merger") of the Company with Evans Withycombe Residential, Inc. (the "Seller"). Pursuant to the Agreement and Plan of Merger, dated as of August 27, 1997 (the "Agreement"), between the Company and the Seller, each common share of the Seller, $0.01 par value per share, will be converted into 0.50 common shares of beneficial interest of the Company, and each unit of limited partnership interest in Evans Withycombe Residential L.P. will be exchangeable for 0.50 common units of ERP Operating Limited Partnership.

                 In arriving at our opinion set forth below, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available information concerning the business of the Seller and of certain other companies engaged in businesses comparable to those of the Seller, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Seller and the consideration received for such companies; (iv) current and historical market prices of the common shares of beneficial interest of the Company and the common shares of the Seller; (v) audited financial statements of the Company and the Seller for the fiscal year ended December 31, 1996, and unaudited financial statements of the Company and the Seller for the six months ended June 30, 1997; (vi) certain agreements with respect to outstanding indebtedness or obligations of the Company and the Seller; (vii) certain internal financial analyses and estimates of budgeted 1998 funds from operations and net operating income prepared by the Company and the Seller and their respective managements; and (viii) the terms of other business combinations that we deemed relevant.

                 In addition, we have held discussions with certain members of the management of the Company and the Seller with respect to certain aspects of the Merger, and the past and current business operations of the Company and the Seller, the financial condition and future prospects and operations of the Company and the Seller, the effects of the Merger on the financial condition and future prospects of the Company and the Seller, and certain other matters we believed necessary or appropriate to our inquiry. We have reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

                 In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and the Seller or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liabilities, nor have any such valuations or appraisals been provided to us. In relying on

                                                                        JPMORGAN

                 financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Seller to which such analyses or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

                 Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company's or the Seller's shares will trade at any future time.

                 In addition, we were not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Merger, or to provide services other than the delivery of this opinion. We did not participate in negotiations with respect to the terms of the Merger and related transactions. Consequently, we have assumed that such terms are the most beneficial terms from the Company's perspective that could under the circumstances be negotiated among the parties to such transactions.

                 We will receive a fee from the Company for the delivery of this opinion. Our affiliate, Morgan Guaranty Trust Company of New York ("MGT"), is a co-arranger on the Company's revolving credit facility. We have also provided other financial advisory services to the Company and its affiliates in the past and have received fees for such services. In addition, in the past we have assisted the Seller in raising debt capital and MGT has entered into derivatives transactions with the Seller. In the ordinary course of their businesses, our affiliates may actively trade the debt and equity securities of the Company or the Seller for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

                 On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid by the Company in connection with the proposed Merger is fair, from a financial point of view, to the Company.

                 This letter is provided to the Board of Trustees of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must otherwise be treated as confidential.

                 Very truly yours,

                 J.P. MORGAN SECURITIES INC.

                   /s/ Peter E. Baccile
                 By:
                   Name: Peter E. Baccile
                   Title: Managing Director

                                  APPENDIX D


                                                                August 27, 1997

Board of Directors
Evans Withycombe Residential, Inc.
6991 East Camelback Road, Suite A200
Scottsdale, Arizona 85251

Gentlemen:

  We understand that Evans Withycombe Residential, Inc. ("Evans Withycombe") and Equity Residential Properties Trust ("Equity Residential") have entered into an Agreement and Plan of Merger, dated as of August 27, 1997 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Evans Withycombe with and into Equity Residential. Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share (the "Evans Withycombe Common Stock") of Evans Withycombe, other than shares held in treasury or by Equity Residential or any affiliate of Equity Residential, will be converted into the right to receive, subject to certain adjustments, 0.5 shares of common stock of Equity Residential, par value $0.01 per share (the "Equity Residential Common Stock"). We further understand that, pursuant to the Merger, certain units evidencing limited partnership interests in Evans Withycombe Residential, L.P. will be converted into the right to exchange each such unit into 0.5 limited partnership units of ERP Operating Limited Partnership. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

  You have asked our opinion as to whether the consideration to be received by the holders of shares of Evans Withycombe Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than Equity Residential and its affiliates).

  For the purposes of the opinions set forth herein, we have:

  (i) analyzed certain publicly available financial statements and other information of Evans Withycombe and Equity Residential;

  (ii) analyzed certain internal financial statements and other financial and operating data concerning Evans Withycombe and Equity Residential prepared by the managements of Evans Withycombe and Equity
       Residential;

  (iii) analyzed certain financial projections prepared by the managements of Evans Withycombe and Equity Residential;

  (iv) discussed the past and current operations and financial condition and the prospects of Evans Withycombe and Equity Residential and certain of the real property assets of each company with senior executives of Evans Withycombe and Equity Residential;

  (v) reviewed the reported prices and trading activity of Evans Withycombe Common Stock and Equity Residential Common Stock;

  (vi) compared the financial performance of Evans Withycombe and the prices and trading activity of Evans Withycombe Common Stock with that of certain other comparable publicly-traded companies and their securities;

  (vii) compared the financial performance of Equity Residential and the prices and trading activity of Equity Residential Common Stock with that of certain other comparable publicly-traded companies and their securities;

  (viii) discussed with senior management of each of Evans Withycombe and Equity Residential their estimates of the synergies and other cost savings to be realized pursuant to the Merger;

  (xiv) participated in discussions and negotiations among representatives of Evans Withycombe and Equity Residential and their financial and legal advisors;

  (x) reviewed drafts of the Merger Agreement and drafts of certain related documents; and

  (xi) performed such other analyses and considered such other factors as we have deemed appropriate.

  We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Evans Withycombe and of Equity Residential. Further, we have relied upon Evans Withycombe's and Equity Residential's estimates of the synergies and other cost savings to be realized pursuant to the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of Evans Withycombe or of Equity Residential, nor have we been provided with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  It is understood that this letter is for the information of the Board of Directors of Evans Withycombe and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Evans Withycombe with the Securities and Exchange Commission with respect to the Merger. We express no opinion and make no recommendation as to how the shareholders of Evans Withycombe should vote at the shareholders' meeting held in connection with the Merger.

  We have acted as financial advisor to the Board of Directors of Evans Withycombe in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley Realty Incorporated and its affiliates have provided financial advisory and financing services for Evans Withycombe and Equity Residential and have received fees for the rendering of these services.

  Based on the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Evans Withycombe Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than Equity Residential and its affiliates).

                                      Very truly yours,

                                      MORGAN STANLEY REALTY INCORPORATED

                                                  /s/ Scott M. Kelley
                                      By: _____________________________________
                                        Scott M. Kelley
                                        Managing Director

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20. INDEMNIFICATION OF TRUSTEES AND OFFICERS

  Under Maryland law, a REIT organized in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by final judgment as being material to the cause of action. The Declaration of Trust of EQR includes such a provision eliminating such liability to the maximum extent permitted by the Maryland REIT Law.

  The Maryland REIT law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The Declaration of Trust of EQR authorizes it, to the maximum extent permitted by Maryland Law, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of a final disposition of a proceeding to, (a) any individual who is a present or former shareholder, trustee or officer or (b) any individual who, while a shareholder, trustee or officer of EQR and at the express request of EQR, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against all claims and liabilities to which such person may become subject by reason of his being or having been a shareholder, trustee, or officer. In addition, the Declaration of Trust of EQR provides that, with the approval of its board of trustees, EQR shall have the power to provide such indemnification and advancement of expenses to a person who served a predecessor of EQR in any of the capacities described in (a) or (b) above and to any employee or agent of EQR or a predecessor of EQR. The Bylaws of EQR require it to indemnify (a) any trustee, officer or shareholder or any former trustee, officer or shareholder (including among the foregoing, for all purposes of the indemnification provisions of the Bylaws and without limitation, any individual who, while a trustee, officer or shareholder and at the express request of EQR, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding,
(b) any trustee or officer or any former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, EQR's Bylaws require it to pay or reimburse without requiring a preliminary determination of the ultimate entitlement to indemnification, in advance of final disposition of a proceeding, reasonable expenses incurred by a trustee, officer or shareholder or former trustee, officer or shareholder made a party to a proceeding by reason of such status, provided that, in the case of a trustee or officer, EQR shall have received
(1) a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification by EQR as authorized by its Bylaws and (2) a written undertaking by or on his behalf to repay the amount paid or reimburse (d) by EQR if it shall ultimately be determined that the applicable standard of conduct was not met. EQR's Bylaws also (x) permit EQR to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served as a predecessor of EQR or to any employee or agent of EQR or a predecessor of EQR, (y) provide that any indemnification and payment or reimbursement of the expenses permitted in the

Bylaws shall be furnished in accordance with the procedures providing for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (z) permit EQR to provide to trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses to the fullest extent permitted by the MGCL for directors of Maryland corporations.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees and officers of EQR pursuant to the foregoing provisions or otherwise, EQR has been advised that, although the validity and scope of the governing statute have not been challenged in a court of law, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In addition, indemnification may be limited by state securities law.

ITEM 21. EXHIBITS

  2.1      Agreement and Plan of Merger by and between Equity Residential
           Properties Trust and Evans Withycombe Residential, Inc. dated as of August 27, 1997 (incorporated by reference to Exhibit 10 to EQR's Current Report on Form 8-K, dated August 29, 1997--
           SEC File No. 1-12252).
  2.2      Articles of Merger by and between Equity Residential Proper-
           ties Trust and Evans Withycombe Residential Properties, Inc.
           (Included as Appendix B to the Prospectus contained in the
           Registration Statement)
  5.1*     Opinion of Ballard Spahr Andrews & Ingersoll regarding legal-
           ity of issued shares
  8.1*     Opinion of Rudnick & Wolfe regarding certain tax aspects of the Merger
  8.2*     Opinion of Rudnick & Wolfe regarding REIT qualifications of
           EQR
  8.3*     Opinion of Gibson, Dunn & Crutcher LLP regarding certain tax aspects of the Merger and REIT qualifications of EWR
 10.1      Consulting Agreement dated August 27, 1997 between Equity
           Residential Properties Management Limited Partnership and
           Stephen O. Evans
 10.2      Employment Agreement dated August 27, 1997 between Equity Res-
           idential Properties Management Limited Partnership and Richard
           G. Berry
 23.1*     Consent of Ernst & Young LLP (Chicago)
 23.2*     Consent of Ernst & Young LLP (Phoenix)
 23.3*     Consent of Grant Thornton LLP
 23.4      Consent of Rudnick & Wolfe (included in Exhibits 8.1 and 8.2 hereof)
 23.5      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibits
           8.3 and 8.4 hereof)
 23.6      Consent of Ballard Spahr Andrews & Ingersoll (included in Ex-
           hibit 5.1 hereof)
 23.7      Consent of J.P. Morgan Securities Inc.
 23.8*     Consent of Morgan Stanley Realty Incorporated
 24.1      Power of Attorney (Included as Page S-2)
 99.1      Form of Proxy Card for Special Meeting of Shareholders of Eq-
           uity Residential Properties Trust
 99.2      Form of Proxy Card for Special Meeting of Shareholders of Ev-
           ans Withycombe Residential, Inc.
 99.3      Opinion of J.P. Morgan Securities Inc. (Included as Appendix C
           to the Prospectus contained in the Registration Statement)
 99.4      Opinion of Morgan Stanley Realty Incorporated (Included as Ap-
           pendix D to the Prospectus contained in the Registration
           Statement)
 99.7      Consent of Person named to become a Trustee

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*Filed with this amendment. All other exhibits previously filed.

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, in the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (b) The registrant undertakes that every prospectus (A) that is filed pursuant to paragraph (a) immediately preceding, or (B) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporation documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (6) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON THIS 31ST DAY OF OCTOBER 1997.

                                      EQUITY RESIDENTIAL PROPERTIES TRUST

                                        /s/ Douglas Crocker II
                                      By: _____________________________________
                                        Douglas Crocker II
                                        President, Chief Executive Officer and
                                         Trustee

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----



                                     Chairman of the Board of
            Samuel Zell*              Trustees


                                     President, Chief Executive
         Douglas Crocker II*          Officer and Trustee


                                     Executive Vice President and
        David J. Neithercut*          Chief Financial Officer


                                     Senior Vice President, Chief
         Michael J. McHugh*           Accounting Officer and
                                      Treasurer

         Henry H. Goldberg*          Trustee


         Errol R. Halperin*          Trustee

                                                                    October 31, 1997
        James D. Harper, Jr.*        Trustee

         Sheli Z. Rosenberg*         Trustee
         Gerald A. Spector*          Trustee

        Barry S. Sternlicht*         Trustee

          B. Joseph White*           Trustee

   /s/ Douglas Crocker II

*By__________________________

     Douglas Crocker II

    President, Chief Executive
     Officer and Trustee

  Individually and as Attorney-
           in-fact

                                      S-2